As filed with the United States Securities and Exchange Commission on May 16, 2022.

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

____________________

FORM S-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

____________________

SOUNDHOUND AI, INC.
(Exact name of registrant as specified in its charter)

____________________

Delaware	7372	86-1286799
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

5400 Betsy Ross Drive
Santa Clara, CA 95054
Telephone: (408) 441-3200
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

____________________

Dr. Keyvan Mohajer
SoundHound AI, Inc.
5400 Betsy Ross Drive
Santa Clara, CA 95054
Telephone: (408) 441-3200
(Name, address, including zip code, and telephone number, including area code, of agent for service)

____________________

Copies of all communications, including communications sent to agent for service, should be sent to:

Douglas Ellenoff, Esq.
Jeffrey Rubin, Esq.
Ellenoff Grossman & Schole LLP
1345 Avenue of the Americas, 11th Floor
New York, New York 10105
Telephone: (212) 370-1300
Fax: (212) 370-7889

____________________

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box: ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If delivery of the Prospectus is expected to be made pursuant to Rule 434, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment that specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act, or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said section 8(a), may determine.

The information in this preliminary prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS SUBJECT TO COMPLETION	DATED MAY 16, 2022

SOUNDHOUND AI, INC.

56,834,904 Shares of Class A Common Stock

40,396,600 Shares of Class A Common Stock Underlying Shares of Class B Common Stock

208,000 Placement Warrants

6,858,000 Shares of Class A Common Stock Underlying Warrants

This prospectus relates to the offer and resale of an aggregate of up to (i) 56,834,904 shares of Class A common stock, par value $0.0001 per share (the “Class A Shares” or “Class A Common Stock”), of SoundHound AI, Inc. (“SoundHound AI,” “the Company,” “we,” “us” or “our”) held by selling securityholders named in this prospectus (each a “Selling Securityholder” and, collectively, the “Selling Securityholders”), including the PIPE Shares (as defined below) and securities held by our officers, directors, EarlyBirdCapital and their and our affiliates, including shares of Class A Common Stock exercisable under options held by certain of the Selling Securityholders, (ii) the resale by certain of our affiliates from time to time of up to 40,396,600 Class A Shares issuable upon conversion of shares of Class B common stock, par value $0.0001 per share (the “Class B Shares” or “Class B Common Stock”), (iii) the resale from time to time of up to 208,000 warrants, each exercisable for one share of Class A Common Stock at a price of $11.50, subject to adjustment (the “Placement Warrants”) and (iv) the issuance by us of up to 6,858,000 Class A Shares upon the exercise of outstanding warrants to purchase our Class A Shares (the “Warrants,” as further defined below).

On April 26, 2022, pursuant to the merger agreement (the “Merger Agreement”) dated as of November 15, 2021 by and among Archimedes Tech SPAC Partners Co. (“ATSP”), ATSPC Merger Sub, Inc. and SoundHound, Inc., the parties consummated the merger of ATSPC Merger Sub, Inc. with and into SoundHound, Inc., with SoundHound, Inc. continuing as the surviving corporation (the “Merger”), as well as the other transactions contemplated by the Merger Agreement (the Merger and such other transactions, the “Business Combination”). As a result of the Business Combination, SoundHound became a wholly owned subsidiary of ATSP and ATSP changed its name to “SoundHound AI, Inc.” SoundHound AI currently owns 100% of the outstanding common stock of SoundHound, Inc.

In connection with the Merger Agreement, ATSP entered into subscription agreements (collectively, the “Subscription Agreements”) with certain accredited investors (the “Subscribers”) pursuant to which the Subscribers agreed to purchase, and ATSP agreed to sell to the Subscribers, an aggregate of 11,300,000 shares of Class A Common Stock (“PIPE Shares”), for a purchase price of $10.00 per share and an aggregate purchase price of $113,000,000 (the “PIPE Investment”). The PIPE Shares are identical to the shares of Class A Common Stock that were held by the Company’s public stockholders at the time of the closing of the Merger Agreement, except that the PIPE Shares were not entitled to any redemption rights, were not registered under the Securities Act of 1933, as amended, and are restricted shares. The sale of PIPE Shares was consummated concurrently with the closing of the Merger Agreement.

We are also registering the issuance of shares of Class A Common Stock issuable upon exercise of certain warrants as provided in the Warrant Agreement (as defined below).

This prospectus also covers any additional shares of Class A Common Stock that may become issuable upon any anti-dilution adjustment pursuant to the terms of the Warrants by reason of stock splits, stock dividends, and other events described therein.

The Selling Securityholders, or their respective transferees, pledgees, donees or other successors-in-interest, may sell their securities through public or private transactions at prevailing market prices, at prices related to prevailing market prices or at privately negotiated prices. The Selling Securityholders may sell any, all or none of the securities offered by this prospectus, and we do not know when or in what amount the Selling Securityholders may sell their Shares or Warrant Shares hereunder following the effective date of the registration statement of which this prospectus forms a part. We provide more information about how a Selling Securityholder may sell Shares or Warrant Shares in the section titled “Plan of Distribution” on page 118.

We are registering the securities on behalf of the Selling Securityholders, to be offered and sold by them from time to time as well as on behalf of the Company with respect to the Warrant Shares. We will not receive any proceeds from the sale of our Shares or Warrants by the Selling Securityholders in the offering described in this prospectus, but we will receive proceeds resulting from any exercise of the Warrants. We cannot predict when and in what amounts or if the Warrants will be exercised. We have agreed to bear all of the expenses incurred in connection with the registration of the Shares and the Warrants. The Selling Securityholders will be responsible for the payment of all discounts, commissions and fees of underwriters, selling brokers or dealer managers and similar expenses, if any, incurred in connection with the sale of the Shares and the Warrants.

We are an “emerging growth company” and a “smaller reporting company” as such terms are defined under federal securities laws, and, as such have elected to take advantage of certain reduced public company reporting requirements for this prospectus and may elect to do so in future filings.

Our Class A Shares and Warrants are listed on The Nasdaq Global Market under the symbols “SOUN” and “SOUNW,” respectively. On May 13, 2022, the last reported sales price of the Class A Common Stock was $6.79 per share and the last reported sales price of our Warrants was $0.52 per warrant.

We may amend or supplement this prospectus from time to time by filing amendments or supplements as required. You should read this entire prospectus and any amendments or supplements carefully before you make your investment decision.

Investing in our securities involves a high degree of risk. Please read “Risk Factors” beginning on page 12 of this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is            , 2022

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-1 that we filed with the Securities and Exchange Commission (the “SEC”) using the “shelf” registration process. Under this shelf registration process, the Selling Securityholders may, from time to time, sell the securities offered by them described in this prospectus. We will not receive any proceeds from the sale by such Selling Securityholders of the securities offered by them described in this prospectus. This prospectus also relates to the issuance by us of shares of Class A Common Stock issuable upon exercise of certain warrants as provided in the Warrant Agreement (as defined below). We will receive proceeds from any exercise of the Warrants for cash.

Neither we nor the Selling Securityholders have authorized anyone to provide you with any information or to make any representations other than those contained in this prospectus or any applicable prospectus supplement or any free writing prospectuses prepared by or on behalf of us or to which we have referred you. Neither we nor any of the Selling Securityholders takes responsibility for, nor can we or they provide any assurance as to the reliability of, any other information that others may give you. Neither we nor the Selling Securityholders will make an offer to sell these securities in any jurisdiction where the offer or sale is not permitted.

We may also provide a prospectus supplement or post-effective amendment to the registration statement to add information to, or update or change information contained in, this prospectus. You should read both this prospectus and any applicable prospectus supplement or post-effective amendment to the registration statement together with the additional information to which we refer you in the sections of this prospectus entitled “Where You Can Find More Information.”

Our registration of the securities covered by this prospectus does not mean that either we or the Selling Securityholders will issue, offer or sell, as applicable, any of the securities. The Selling Securityholders may offer, sell or distribute all or a portion of the securities hereby registered publicly or through private transactions at prevailing market prices or at negotiated prices. We will not receive any of the proceeds from such sales of the securities hereunder, except with respect to amounts received by us upon the exercise of the Warrants. We will bear all costs, expenses and fees in connection with the registration of these securities, including with regard to compliance with state securities or “blue sky” laws. The Selling Securityholders will bear all commissions and discounts, if any, attributable to their sale of Shares or Warrants. See “Plan of Distribution” beginning on page 118 of this prospectus.

Neither the delivery of this prospectus nor any distribution of Shares or Warrants pursuant to this prospectus shall, under any circumstances, create any implication that there has been no change in the information set forth or incorporated by reference into this prospectus or in our affairs since the date of this prospectus. Our business, financial condition, results of operations and prospects may have changed since such date.

Unless the context indicates otherwise, the terms “SoundHound AI,” “Company,” “we,” “us” and “our” refer to SoundHound AI, Inc., a Delaware corporation, and its subsidiaries.

Frequently Used Terms

Unless otherwise stated in this prospectus, the terms, “we,” “us,” “our” “the Company” or “SoundHound AI” refer to , a Delaware corporation. Further, in this document:

•        “Amended Charter” means the Second Amended & Restated Certificate of Incorporation of the Company, which took effect upon the filing thereof in the State of Delaware. Among other things, pursuant to the Amended Charter, ATSP changed its name to SoundHound AI, Inc.

•        “Amended Bylaws” means the Amended & Restated Bylaws of the Company, which took effect upon the effectiveness of the Amended Charter.

•        “A&R Registration Rights Agreement” means the Amended and Restated Registration Rights Agreement entered into prior to the Closing by the Company, certain stockholders of the Company and certain stockholders of SoundHound, Inc. who became affiliates of the Company immediately after the Closing.

•        “Board” means the board of directors of the Company.

•        “Business Combination” means the merger contemplated by the Merger Agreement.

•        “Class A Common Stock” or “Class A Shares” mean the Class A common stock, $0.0001 par value per share, of the Company.

•        “Class B Common Stock” or “Class B Shares” mean the Class B common stock, $0.0001 par value per share, of the Company, issued at the closing to the SoundHound Founders, having the rights and terms set forth in the Amended Charter, which are generally the same as the rights and terms as shares of Class A Common Stock, except that each share of Class B Common Stock is entitled to ten votes per share and except that shares of Class B Common Stock may be converted into, or under some circumstances shall be mandatorily converted into, shares of Class A Common Stock.

•        “Class B Provisions” means the provisions contained in the Amended Charter which authorize the issuance of Class B Common Stock and set forth the rights and terms applicable to shares of Class B Common Stock.

•        “Closing” means the consummation of the Business Combination.

•        “Closing Date” means April 26, 2022, the date of the Closing.

•        “Code” means the Internal Revenue Code of 1986, as amended.

•        “Combined Company” means the Company and its subsidiaries (including SoundHound), after the Business Combination.

•        “Common Stock” or “common stock” means the shares of common stock, par value $0.0001 per share, of ATSP prior to the Closing, and the Class A Common Stock and Class B Common Stock of the Company following the Closing, as applicable.

•        “Continental” means Continental Stock Transfer & Trust Company, our transfer agent and warrant agent.

•        “Exchange Act” means the Securities Exchange Act of 1934, as amended.

•        “founder shares” means the 3,325,000 outstanding shares of common stock initially purchased by the Sponsor for an aggregate purchase price of $25,000 on January 4, 2021.

•        “GAAP” means accounting principles generally accepted in the United States of America.

•        “Initial Stockholders” means the Sponsor and other initial holders of common stock and Private Units, excluding the holders of the Representative Shares.

•        “IPO” refers to the initial public offering of 13,300,000 Units of the Company consummated in March 2021, inclusive of the partial exercise of the over-allotment option.

•        “IRS” means the United States Internal Revenue Service.

•        “Merger Agreement” means that certain Merger Agreement, dated as of November 15, 2021, by and among ATSP, Merger Sub and SoundHound, as it may be amended or supplemented

•        “Merger Sub” means ATSPC Merger Sub, Inc., a Delaware corporation, which was, prior to the Closing, a wholly-owned subsidiary of the Company.

•        “Organizational Documents” means organizational or governing documents of an applicable entity.

•        “PIPE Investment” means the issuance of 11.3 million shares of Class A Common Stock to certain investors for an aggregate purchase price of $113.0 million in a private placement immediately prior to the Closing of the Business Combination.

•        “Placement Warrants” means 175,750 Warrants sold in private placement consummated concurrently with the IPO as well as 33,250 Warrants held by EarlyBirdCapital or its transferees or designees.

•        “Private Units” mean the 416,000 Units issued to the Sponsor and EarlyBirdCapital in a private placement concurrently with the IPO.

•        “public stockholders” means holders of Public Subunits.

•        “Public Subunits” means Subunits sold in the IPO as part of the Public Units, whether they were purchased in the IPO or thereafter in the open market.

•        “Public Units” means Units sold in the IPO, whether they were purchased in the IPO or thereafter in the open market.

•        “Public Warrants” means Warrants sold as part of the securities in the IPO, whether they were purchased in the IPO or thereafter in the open market.

•        “Representative” or “EarlyBirdCapital” means EarlyBirdCapital, Inc., the representative of the underwriters in the IPO.

•        “Representative Shares” means the 420,000 shares of common stock issued to EarlyBirdCapital, the representative of the underwriters in the IPO.

•        “SEC” means the U.S. Securities and Exchange Commission.

•        “Securities Act” means the Securities Act of 1933, as amended.

•        “SoundHound” means SoundHound, Inc., a Delaware corporation, which is a wholly owned subsidiary of the Company.

•        “SoundHound Board” means the board of directors of SoundHound.

•        “SoundHound Founders” means Dr. Keyvan Mohajer, Dr. Majid Emami and James Hom.

•        “Sponsor” means Archimedes Tech SPAC Sponsors LLC., a Delaware limited liability company.

•        “Subscription Agreements” means the Subscription Agreements with investors (the “PIPE Investors”) subscribing to participate in the PIPE Investment.

•        “Subunits” means the subunits issued as part of the Units in the IPO, each consisting of one share of common stock and one-quarter of one redeemable Warrant.

•        “Trust Account” means the Company’s trust account maintained by Continental prior to the Closing.

•        “Units” means the units of the Company, each consisting of one Subunit and one-quarter of one redeemable Warrant.

•        “Warrant Agreement” refers to that certain Amended and Restated Warrant Agreement, dated as of April 26, 2022, between ATSP and Continental Stock Transfer & Trust Company, as warrant agent.

•        “Warrants” refer to the Placement Warrants and the Public Warrants, in each case redeemable and entitling the holder thereof to purchase one share of Class A Common Stock at a price of $11.50 per share (subject to adjustment).

•        “Warrant Shares” refer to the Class A Shares issuable upon exercise of the Placement Warrants and the Public Warrants,

MARKET AND INDUSTRY DATA

This prospectus includes industry position and industry data and forecasts that SoundHound AI obtained or derived from internal company reports, independent third party publications and other industry data. Some data are also based on good faith estimates, which are derived from internal company analyses or review of internal company reports as well as the independent sources referred to above.

Although SoundHound AI believes that the information on which it has based these estimates of industry position and industry data are generally reliable, the accuracy and completeness of this information is not guaranteed and SoundHound AI has not independently verified any of the data from third-party sources nor have they ascertained the underlying economic assumptions relied upon therein. Statements as to industry position are based on market data currently available. While SoundHound AI is not aware of any misstatements regarding the industry data presented herein, these estimates involve risks and uncertainties and are subject to change based on various factors, including those discussed under the heading “Risk Factors” in this prospectus.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and any accompanying prospectus supplement contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), that are forward-looking and as such are not historical facts. These forward-looking statements include, without limitation, statements regarding the benefits of the Business Combination, future financial performance, business strategies, expansion plans, future operations, future operating results, estimated revenues, losses, projected costs, prospects, plans and objectives of management. These forward-looking statements are based on our management’s current expectations, estimates, projections and beliefs, as well as a number of assumptions concerning future events, and are not guarantees of performance. Such statements can be identified by the fact that they do not relate strictly to historical or current facts. When used in this prospectus and any accompanying prospectus supplement, words such as “outlook,” “believes,” “expects,” “potential,” “continues,” “may,” “will,” “should,” “would,” “could,” “seeks,” “approximately,” “predicts,” “intends,” “plans,” “estimates,” “anticipates,” “projects” or the negative version of these words or other comparable words or phrases, may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. The following factors among others, could cause actual results and future events to differ materially from those set forth or contemplated in the forward-looking statements:

•        the ability to maintain the listing of SoundHound AI Class A Common Stock on Nasdaq;

•        the ability to recognize the anticipated benefits of the Business Combination, which may be affected by, among other things, competition and the ability of SoundHound AI to manage its growth;

•        the ability of SoundHound AI to protect intellectual property and trade secrets;

•        changes in applicable laws or regulations and extensive and evolving government regulations that impact the Company’s operations and business;

•        the ability to attract or maintain a qualified workforce;

•        level of product service failures that could lead SoundHound AI customers to use competitors’ services;

•        investigations, claims, disputes, enforcement actions, litigation and/or other regulatory or legal proceedings;

•        the effects of the COVID-19 pandemic or any similar public health developments on SoundHound AI’s business;

•        the possibility that SoundHound AI may be adversely affected by other economic, business, and/or competitive factors; and

•        other risks and uncertainties described under the section titled “Risk Factors” of this prospectus.

The forward-looking statements contained in this prospectus are based on our current expectations and beliefs concerning future developments and their potential effects on our business. There can be no assurance that future developments affecting our business will be those that we have anticipated. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond our control) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. These risks and uncertainties include, but are not limited to, those factors described in the section entitled “Risk Factors.” Moreover, we operate in a very competitive and rapidly changing environment. New risks and uncertainties emerge from time to time and it is not possible for us to predict all such risk factors, nor can we assess the effect of all such risk factors on our business or the extent to which any factor or combination of factors may cause actual results to differ materially from those contained in any forward-looking statements. Should one or more of these risks or uncertainties materialize, or should any of the assumptions prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements.

The forward-looking statements made by us in this prospectus and any accompanying prospectus supplement speak only as of the date of this prospectus and the accompanying prospectus supplement. Except to the extent required under the federal securities laws and rules and regulations of the SEC, we disclaim any obligation to update any forward-looking statement to reflect events or circumstances after the date on which the statement is made or to reflect the occurrence of unanticipated events. In light of these risks and uncertainties, there is no assurance that the events or results suggested by the forward-looking statements will in fact occur, and you should not place undue reliance on these forward-looking statements.

PROSPECTUS SUMMARY

This summary highlights selected information contained elsewhere in this prospectus, and does not contain all of the information that you should consider before investing in our common stock. This summary is qualified in its entirety by, and should be read in conjunction with, the more detailed information appearing elsewhere in this prospectus. You should read this entire prospectus carefully, including the information set forth in the sections titled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our financial statements and related notes thereto included elsewhere in this prospectus, before making an investment decision. Unless the context requires otherwise, references in this prospectus to “we,” “us,” “our,” “our company,” the “Company” or similar terminology refer to SoundHound AI, Inc..

Our Mission

SoundHound AI’s mission is to voice-enable the world with conversational intelligence through an independent AI platform enabling humans to interact with products and services like they interact with each other — by speaking naturally.

Company Overview

SoundHound AI is a leading innovator of conversational intelligence, offering an independent Voice AI platform that enables businesses across industries to deliver high quality conversational experiences to their customers. Built on proprietary Speech-to-Meaning® and Deep Meaning Understanding® technologies developed over the past 16 years, our advanced Voice AI platform provides exceptional speed and accuracy.

We envision a future where people interact with products on a daily basis through voice-enabled AI. Our technology provides a conversational voice-enabled user interface, allowing a more natural and more productive way of interacting with the products and services we use. SoundHound AI is also committed to enabling product creators to design, customize, differentiate, innovate, and monetize the voice interfaces to their own products and services, as opposed to outsourcing to a third-party assistant.

More often than not, we currently interact with voice-enabled third-party assistants using halted speech patterns, consciously dividing queries into limited, broken, and unnatural instructions. By contrast, using SoundHound AI, businesses can voice-enable their products so consumers can say things like, “Turn off the air conditioning and lower the windows,” while in their cars, “Find romantic comedies released in the last year,” while streaming on their TV, and even place food orders before arriving at a restaurant by talking to their cars, TVs, or other “internet of things” (“IoT”) devices. Additionally, SoundHound AI’s technology can address complex user queries such as, “Show me all restaurants within half a mile of the Space Needle that are open past 9pm on Wednesdays and have outdoor seating,” and follow-on qualifications such as “Okay, don’t show me anything with less than 3 stars or fast food.”

SoundHound AI’s technology is currently being used globally by customers that include Hyundai, Mercedes-Benz, Pandora, Deutsche Telekom, Snap, VIZIO, KIA, and Stellantis. We have seen significant inflection in customer adoption of our technology, as measured through monthly queries on our Houndify platform, which doubled over the first six months of 2021 and are now in excess of 100 million queries per month. Our current customers, which in many cases have contractual obligations that average multiple years (often between three to five years), span multiple industries and geographies, and together have an estimated combined reach of over two billion end users. We consider our long-term customers our “partners” and, by growing these strategic relationships, SoundHound AI’s revenues have grown by more than 50% year over year each fiscal year over the past three years. The cumulative value of contracts with our existing partners has already exceeded $100M and based on the strength of our existing customer base and strategic partnerships, we expect to be able achieve annual gross revenues in excess of $1 billion within the next five years as we expand with existing customers, scale with new products, customers, and verticals.

We support our customers by providing them access to Houndify® — an open-access platform that allows developers to leverage SoundHound AI’s Voice AI technology and a library of over 100 content domains, including commonly used domains for points of interest, weather, flight status, sports, and more. To ensure that our content domains continue to evolve and grow, our platform is built on our breakthrough Collective AI® — an architecture for connecting domain knowledge, which encourages collaboration and contribution among developers, is always learning, and is greater than the sum of its parts. This architecture allows us to improve the understanding capability of our platform super-linearly and even exponentially based on linear contributions because of how the domains interact with one another. They can be inter-connected and can learn from each other and, as developers contribute to the platform, its understanding capability can grow exponentially.

Our technology is backed by SoundHound AI’s investments in intellectual property, with over 227 patents granted or pending, spanning multiple fields including speech recognition, natural language, machine learning, monetization, and more. We have achieved this critical momentum in part thanks to a leadership team with deep expertise and proven ability to attract and retain talent.

Initial Public Offering

The Company was incorporated in Delaware on September 15, 2020 and was formed for the purpose of entering into a merger, share exchange, asset acquisition, stock purchase, recapitalization, reorganization or other similar business combination with one or more businesses or entities. On March 15, 2021, the Company closed its IPO. Following the closing of the IPO and the underwriters’ partial exercise of over-allotment option on March 19, 2021, $133,000,000 from the net proceeds of the sale of the public units in the IPO and the sale of the private units was placed in a trust account maintained by Continental Stock Transfer & Trust Company, acting as trustee.

Business Combination

On November 15, 2021, a Merger Agreement was signed by and among ATSP, ATSPC Merger Sub, Inc. and SoundHound, Inc., which provided for the merger of ATSP Merger Sub, Inc. with and into SoundHound, Inc., with SoundHound, Inc. continuing as the surviving corporation (the “Merger”), as well as the other transactions contemplated by the Merger Agreement (the Merger and such other transactions, the “Business Combination”). On April 26, 2022, the parties consummated the Business Combination, as well as the other transactions contemplated by the Merger Agreement. As a result of the Merger, the registrant owns 100% of the outstanding common stock of SoundHound AI, Inc. In connection with the closing of the Business Combination, the registrant changed its name from “Archimedes Tech SPAC Partners Co.” to “SoundHound AI, Inc.” In connection with the Closing, each share of common stock of ATSP was redesignated as Class A Common Stock.

Implications of Being an Emerging Growth Company and a Smaller Reporting Company

We qualify as an “emerging growth company,” as defined in the JOBS Act. For as long as we remain an emerging growth company, we may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies. These provisions include, but are not limited to:

•        being permitted to have only two years of audited financial statements and only two years of related selected financial data and management’s discussion and analysis of financial condition and results of operations disclosure;

•        an exemption from compliance with the auditor attestation requirement in the assessment of our internal control over financial reporting pursuant to Section 404 of the Sarbanes-Oxley Act of 2002, as amended, or the Sarbanes-Oxley Act;

•        reduced disclosure about executive compensation arrangements in our periodic reports, registration statements and proxy statements; and

•        exemptions from the requirements to seek non-binding advisory votes on executive compensation or golden parachute arrangements.

In addition, the JOBS Act permits emerging growth companies to take advantage of an extended transition period to comply with new or revised accounting standards applicable to public companies. We are not choosing to “opt out” of this provision. We will remain an emerging growth company until the earliest of (i) the last day of the fiscal year following the fifth anniversary of the completion of our IPO, (ii) the last day of the first fiscal year in which our annual gross revenues exceed $1.07 billion, (iii) the date on which we have, during the immediately preceding three-year period, issued more than $1.0 billion in non-convertible debt securities and (iv) the end of any fiscal year in which the market value of our common stock held by non-affiliates exceeds $700 million as of the end of the second quarter of that fiscal year. We have elected to take advantage of certain of the reduced disclosure obligations in the registration statement of which this prospectus forms a part and may elect to take advantage of other reduced reporting requirements in future filings. As a result, the information that we provide to our stockholders may be different than you might receive from other public reporting companies in which you hold equity interests.

We are also a “smaller reporting company” as defined in the Securities Exchange Act of 1934, as amended, or the Exchange Act. We may continue to be a smaller reporting company even after we are no longer an emerging growth company. We may take advantage of certain of the scaled disclosures available to smaller reporting companies and will be able to take advantage of these scaled disclosures for so long as the market value of our voting and non-voting common stock held by non-affiliates is less than $250 million measured on the last business day of our second fiscal quarter, or our annual revenue is less than $100 million during the most recently completed fiscal year and the market value of our voting and non-voting common stock held by non-affiliates is more than $700 million measured on the last business day of our second fiscal quarter.

Summary of Risks Related to Our Business

Our business is subject to a number of risks, including risks that may prevent us from achieving our business objectives or may adversely affect our business, financial condition, results of operations, cash flows and prospects that you should consider before making a decision to invest in our common stock. These risks are discussed more fully in “Risk Factors” beginning on page 12 of this prospectus. These risks include, but are not limited to, the following:

Risks Related to SoundHound AI’s Business

•        The Voice AI market is a relatively new and rapidly changing market, and we may be unable to compete successfully.

•        If SoundHound AI does not maintain a customer base that will generate a recurring stream of revenues, its operating results may be adversely affected.

•        If SoundHound AI fails to grow its business as anticipated, its revenues and gross margin will be adversely affected.

•        If SoundHound AI does not successfully anticipate market needs, enhance its existing products, execute on delivering quality products and services, or develop new products and services, it may not be able to compete effectively and its ability to generate revenues will suffer.

•        Actual or alleged failure to comply with data privacy laws and regulations could damage SoundHound AI’s reputation, result in government action and have an adverse impact on its operating results.

•        Failure to attract and retain key personnel in the future could harm SoundHound AI’s business and negatively affect our ability to successfully grow our business.

•        SoundHound AI’s use of open source technology could impose limitations on its ability to commercialize its software.

•        Unauthorized use of SoundHound AI’s proprietary technology and intellectual property could adversely affect its business and results of operations.

Risks Related to Our Business

•        Failure to comply with applicable anti-corruption legislation and other governmental laws and regulations could result in fines, criminal penalties and materially adversely affect its business, financial condition and results of operations.

•        The continuation or worsening of the COVID-19 pandemic, or other similar public health developments, could have an adverse effect on business, results of operations, and financial condition.

•        Our management has limited experience in operating a public company.

•        We operate in an uncertain regulatory environment and may from time to time be subject to governmental investigations or other inquiries by state, federal and local governmental authorities.

Risks Related to our Securities

•        The market price of our securities is likely to be highly volatile, and you may lose some or all of your investment.

•        Volatility in our share price could subject us to securities class action litigation.

Corporate Information

We were incorporated in Delaware on September 15, 2021 under the name Archimedes Tech SPAC Partners Co. Our principal executive offices are located at 5400 Betsy Ross Drive, Santa Clara, CA 95054, and our telephone number is (408) 441-3200. Our corporate website address is www.soundhound.com. The information contained on or accessible through our website is not a part of this prospectus.

THE OFFERING

Issuer	SoundHound AI, Inc.
Resale of Class A Common Stock
Class A Common Stock Offered by the Selling Securityholders	Up to 56,834,904 shares.
Use of proceeds	We will not receive any proceeds from the sale of the Class A Common Stock by the Selling Securityholders
Issuance of Class A Common Stock
Shares of Class A Common Stock Offered by Us	Up to 6,858,000 shares of Class A Common Stock upon the exercise of outstanding Warrants.
Exercise Price of the Warrants	$11.50 per warrant, subject to adjustment
Use of Proceeds

We will receive proceeds equal to the aggregate exercise price from any exercises of the Warrants, assuming the exercise of the Warrants for cash. We expect to use the net proceeds from the exercise of the Warrants for general corporate purposes, including working capital, operating expenses and capital expenditures. To the extent that any Warrants are exercised on a “cashless basis,” the amount of cash we would receive from the exercise of the Warrants will decrease.

See “Use of Proceeds.”
Class A Common Stock Issuable on Conversion of Class B Common Stock Held by Certain Affiliates	Up to 40,396,600 shares
Use of proceeds	No proceeds will be payable to us on the conversion of the Class B Common Stock into Class A Common Stock.
Resale of Warrants
Warrants Offered by the Selling Warrantholders	Up to 208,000 Warrants
Use of Proceeds	We will not receive any of the proceeds from the sale of the Warrants by the Selling Securityholders.
Transfer Agent	Continental Stock Transfer & Trust Company
Nasdaq Global Market Symbols	Our Class A Common Stock is listed under the symbol “SOUN”. Our Warrants are listed under the symbol “SOUNW”.
Risk Factors

An investment in our Class A Shares involves a high degree of risk. You should read this prospectus carefully, including the section titled “Risk Factors” and the combined and condensed consolidated financial statements and the related notes to those statements included in this prospectus, before investing in our common stock

Outstanding Shares of Common Stock

196,144,941 shares of Company common stock were issued and outstanding as of May 13, 2022, which calculation includes (i) 155,748,341 shares of the Company’s Class A Common Stock and (ii) 40,396,600 shares of the Company’s Class B Common Stock. Such amount does not equal shares issuable on exercise of warrants or options being registered hereunder.

RISK FACTORS

Investing in our securities involves a high degree of risk. You should carefully consider the following information about these risks, together with the other information appearing elsewhere in this prospectus, including our financial statements, the notes thereto and the section entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” before deciding to invest in our securities. The occurrence of any of the following risks could have a material adverse effect on our business, reputation, financial condition, results of operations and future growth prospects, as well as our ability to accomplish our strategic objectives. As a result, the trading price of our securities could decline and you could lose all or part of your investment. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also impair our business operations and the market price of our securities.

Risks Related to SoundHound AI’s Business

The market in which SoundHound AI operates is highly competitive and rapidly changing and SoundHound AI may be unable to compete successfully.

There are a number of companies that develop or may develop products that compete in the Voice AI market. The market for SoundHound AI’s products and technologies is characterized by intense competition, evolving industry and regulatory standards, emerging business and distribution models, disruptive software technology developments, short product and service life cycles, price sensitivity on the part of customers, and frequent new product introductions, including alternatives to certain of SoundHound AI’s products from other vendors which may be offered at significantly lower costs or free of charge. Current and potential competitors have established, or may establish, cooperative relationships among themselves or with third parties to increase the ability of their technologies to address the needs of SoundHound AI’s current and prospective customers. Furthermore, current or prospective customers may decide to develop competing products or to establish, strategic relationships with SoundHound AI’s competitors.

Competition in the Voice AI market could adversely affect SoundHound AI’s operating results by reducing the volume of the products and technologies SoundHound AI licenses or sells, the prices SoundHound AI can charge or the obligations of SoundHound AI to incur expenses or capital costs associated with the development, acquisition or promotion of new products or technologies. Some of SoundHound AI’s current or potential competitors are large technology companies that have significantly greater financial, technical and marketing resources than SoundHound AI does, and others are smaller specialized companies that possess specialized expertise or regional focus and may have greater price flexibility than SoundHound AI does in connection with their business models. These competitors may be able to respond more rapidly than SoundHound AI can to new or emerging technologies or changes in customer requirements, or may decide to offer products at low or unsustainable cost to win new business or to retain their existing clients. They may also devote greater resources to the development, promotion and sale of their products than SoundHound AI does, and in certain cases may be able to include or combine their competitive products or technologies with other of their products or technologies in a manner whereby the competitive functionality is available at lower cost or free of charge within the larger offering. To the extent they do so, the penetration of SoundHound AI’s products, and therefore its revenue, may be adversely affected. SoundHound AI’s large competitors may also have greater access to customer data, which provides them with a competitive advantage in developing new products and technologies. SoundHound AI’s success depends substantially upon its ability to enhance its products and technologies, to develop and introduce, on a timely and cost-effective basis, new products and technologies that meet changing customer requirements and incorporate technological enhancements, and to maintain SoundHound AI’s alignment with the technologies and market strategies of its customers, which change and advance over time. If SoundHound AI is unable to develop new products and enhance functionalities or technologies to adapt to these changes and maintain SoundHound AI’s alignment with its customers, its business will suffer.

Adverse conditions in the Voice AI market or the global economy more generally could have adverse effects on SoundHound AI’s results of operations.

SoundHound AI’s business depends on, and is directly affected by, the global Voice AI market, as well as the global economy more generally, including global economic trends affecting the automotive, internet of things (“IoT”), mobile application, call center, semiconductor device maker and restaurant and hospitality industries. For example, SoundHound AI’s largest customers are currently in the automotive industry, and automotive production and sales are highly cyclical and depend on general economic conditions and other factors, including consumer spending and preferences, changes in interest rate levels and credit availability, consumer confidence, fuel costs, fuel availability, environmental impact, governmental incentives and regulatory requirements, and political volatility, especially in energy-producing countries and growth markets. Such factors may also negatively impact consumer demand for products, including automobiles, that incorporate or use SoundHound AI products or technologies. In addition, global production and sales trends can be affected by SoundHound AI’s customers’ ability to continue operating in response to challenging economic conditions, and in response to labor relations issues, regulatory requirements, trade agreements and other factors. The volume of global automotive production, in particular, has fluctuated, sometimes significantly, from year to year, and such fluctuations give rise to fluctuations in the demand for SoundHound AI’s products. Any significant adverse change in any of these factors, including, but not limited to, general economic conditions and the resulting bankruptcy of a customer or the closure of a customer manufacturing facility, may result in a reduction in sales and production by SoundHound AI’s customers, and could have a material adverse effect on SoundHound AI’s business, results of operations and financial condition.

SoundHound AI’s strategy to increase cloud connected and embedded products and technologies and expand the number of foreign languages SoundHound AI understands may adversely affect its near-term revenue growth and results of operations.

SoundHound AI has been and is continuing to develop new cloud-connected and embedded products and technologies and expand the number of foreign languages that its products and technologies understand. The design and development of new cloud-connected and embedded products and technologies and the addition of new languages will involve significant expense. SoundHound AI’s research and development costs have greatly increased in recent years and, together with certain expenses associated with delivering SoundHound AI’s connected services, are projected to continue to escalate in the near future. SoundHound AI may encounter difficulties with designing, developing, and releasing new cloud-connected and embedded components, as well as integrating these components with SoundHound AI’s existing technologies. These development issues may further increase costs and may affect SoundHound AI’s ability to innovate in a manner that allows SoundHound AI to remain competitive relative to its peers. As a result, SoundHound AI’s strategy to incorporate more cloud-connected and embedded components may adversely affect its revenue growth and results of operations.

Pricing pressures from SoundHound AI’s customers may adversely affect its results of operations.

SoundHound AI may experience pricing pressure from its customers in the future, including, relative to its automotive industry customers, pricing pressure resulting from the strong purchasing power of major OEMs SoundHound AI may be expected to quote fixed prices or be forced to accept prices with annual price reduction commitments for long-term sales arrangements or discounted reimbursements for SoundHound AI’s work. Any price reductions could impact SoundHound AI’s sales and profit margins. SoundHound AI’s profitability is also influenced by its success in designing and marketing technological improvements in Voice AI systems. If SoundHound AI is unable to offset any price reductions in the future, its business, results of operations and financial condition would be adversely affected.

Currently, SoundHound AI’s largest customers are OEMs, and while SoundHound AI invests effort and money seeking OEMs’ validation of SoundHound AI’s technology, and there can be no assurance that SoundHound AI will win or be able to renew its contracts with OEM customers, which could adversely affect SoundHound AI’s results of operations.

Some of SoundHound AI’s largest customers are currently OEMs and SoundHound AI invests effort and money in product research and development in relationship to SoundHound AI’s OEM customers from the time an OEM or a “Tier 1” supplier to OEMs begins designing for an upcoming program through the date on which an OEM or Tier 1 supplier customer chooses SoundHound AI’s technology to be incorporated directly or indirectly into one or more specific vehicle models to be produced by such customer. This selection process is known as a “design win.” SoundHound AI could expend its resources on these and similar efforts without success. After a design win, a product or technology that did not receive the design win may not be able to displace the winner until the customer begins a new selection process because it is very unlikely that a customer will change complex technology until a product model is revamped. In addition, the company with the winning design may have an advantage with the customer going forward because of the established relationship between the winning company and such customer, which could make it more difficult for such company’s competitors to win the designs for other service contracts. Even if SoundHound AI has an established relationship with a customer, any failure to perform under a service contract or innovate in response to their feedback may neutralize its advantage with that customer. If SoundHound AI fails to win a significant number of customer design competitions in the future or to renew a significant number of existing service contracts, SoundHound AI’s operating results would be adversely affected. Moreover, to the extent SoundHound AI is unable to renew existing service contracts, this would negatively impact its revenue. The period of time from winning a contract to implementation is long and SoundHound AI is subject to the risks of cancellation or postponement of the contract or unsuccessful implementation.

SoundHound AI’s products are technologically complex and incorporate many technological innovations. Prospective customers generally must make significant commitments of resources to test and validate SoundHound AI’s products before including them in a product or vehicle. The development cycles of SoundHound AI’s products with new customers are approximately six months to two years after a design win, depending on the customer and the complexity of the product. These development cycles result in SoundHound AI investing its resources in customers and customer products prior to realizing any revenues from the related customer contracts. Further, SoundHound AI is subject to the risk that a customer cancels or postpones implementation of SoundHound AI’s technology, as well as that SoundHound AI will not be able to implement its technology successfully. Additionally, SoundHound AI’s sales could be less than forecast if the product is unsuccessful, including for reasons unrelated to its technology. Long development cycles and product cancellations or postponements may adversely affect SoundHound AI’s business, results of operations.

SoundHound AI’s operating results could be materially and adversely affected if it loses any of its largest customers.

The loss of business from any of SoundHound AI’s major customers, whether by lower overall demand for the products manufactured by its major customers, cancellation of existing contracts or the failure to award SoundHound AI new business, could have a material adverse effect on SoundHound AI’s operating results. Alternatively, there is a risk that one or more of SoundHound AI’s major customers could be unable to pay its invoices as they become due or that a customer will simply refuse to make such payments given its financial difficulties. If a major customer becomes subject to bankruptcy or similar proceedings whereby contractual commitments are subject to stay of execution and the possibility of legal or other modification, or if a major customer otherwise successfully procures protection against SoundHound AI legally enforcing its obligations, it is likely that SoundHound AI will be forced to record a substantial loss. In addition, certain of SoundHound AI’s customers that are tier 1 suppliers to the automotive industry exclusively sell to certain OEMs, including some of SoundHound AI’s other customers. A bankruptcy of, or other significant disruption to, any of these OEMs could intensify any adverse impact on our business and results of operations.

During the twelve months ended December 31, 2020 and 2021, respectively, two and three customers accounted for the following approximate percentages of SoundHound AI’s total revenues during the applicable period: 43% and 61%. However, the majority of these revenues were from non refundable upfront payments (as opposed to subscription services), where SoundHound AI performed their contractual obligations related to the services prior to December 31, 2021 and the related revenues are recognized over time for GAAP accounting purposes.

In addition to upfront payments pursuant to professional services or custom engineering agreements, SoundHound AI generally enters into master service agreements with its largest customers and also provides them with engineering and custom services. Our largest current customers entered into master services agreements with SoundHound AI pursuant to which they are provided Houndify Cloud Services and, in some cases, associated services on an as-needed basis. The license fees that SoundHound AI receives under our master services agreements are either fixed minimum monthly hosting fees with overage charges based on usage, or determined based on the volume of products that our customers sell that utilize SoundHound AI technology. Our master services agreements generally renew automatically for one year terms and are terminable by the customer upon prior written notice of six months to one year. As of the date of this prospectus, SoundHound AI has no reason to believe that its largest customers will discontinue or reduce its usage of SoundHound AI services.

SoundHound AI’s operating results may fluctuate significantly from period to period, and this may cause its stock price to decline.

SoundHound AI’s operating results may fluctuate materially in the future. These fluctuations may cause SoundHound AI’s results of operations to not meet the expectations of securities analysts or investors which would likely cause the price of its stock to decline. Factors that may contribute to fluctuations in operating results include:

•        the volume, timing and fulfilment of large customer contracts;

•        renewals of existing customer contracts and wins of new customer programs;

•        increased expenditures incurred pursuing new product or market opportunities;

•        receipt of royalty reports;

•        fluctuating sales by SoundHound AI’s customers to their end-users;

•        contractual counterparties failing to meet their contractual commitments to SoundHound AI;

•        introduction of new products by SoundHound AI or its competitors;

•        cybersecurity or data breaches;

•        reduction in the prices of SoundHound AI’s products in response to competition, market conditions or contractual obligations;

•        impairment of goodwill or intangible assets;

•        accounts receivable that are not collectible;

•        higher than anticipated costs related to fixed-price contracts with SoundHound AI’s customers;

•        change in costs due to regulatory or trade restrictions;

•        expenses incurred in litigation matters, whether initiated by SoundHound AI or brought by third-parties against SoundHound AI, and settlements or judgments it is required to pay in connection with disputes; and

•        general economic trends as they affect the customer bases into which SoundHound AI and its customers sell and operate.

Due to the foregoing factors, among others, SoundHound AI’s revenue and operating results may fluctuate significantly from period to period. SoundHound AI’s expense levels are based in significant part on its expectations of future revenue, and SoundHound AI may not be able to reduce its expenses quickly to respond to near-term shortfalls in projected revenue. Therefore, SoundHound AI’s failure to meet revenue expectations would seriously harm its operating results, financial condition, and cash flows.

SoundHound AI has generated substantial net losses and negative operating cash flows since its inception and expects to continue to do so for the foreseeable future.

To date, SoundHound AI has generated substantial net losses and negative cash flows from operating activities. SoundHound AI expects that its net losses and its negative operating cash flows will continue for the foreseeable future, as SoundHound AI increases its development activities, and invest in sales and marketing. SoundHound AI also expects to incur the incremental costs of operating as a public company, contributing to SoundHound AI’s losses and operating uses of cash. SoundHound AI’s costs may also increase due to such factors as higher than anticipated financing and other costs; increases in the costs of labor or infrastructure; and major incidents or catastrophic events. If any of these or similar factors occur, SoundHound AI’s net losses and accumulated deficit could increase significantly and the price of shares of its common stock could decline.

SoundHound AI may not be able to obtain capital when desired on favorable terms, if at all, or without dilution to its stockholders.

SoundHound AI anticipates that the net proceeds of the Business Combination (including from the PIPE Investment), together with current cash, cash equivalents, cash provided by operating activities and funds available through SoundHound AI’s working capital line of credit, will be sufficient to meet its current and anticipated needs for general corporate purposes. SoundHound AI operates in an emerging market, however, which makes SoundHound AI’s prospects difficult to evaluate. It is possible that SoundHound AI may not generate sufficient cash flow from operations or otherwise have the capital resources to meet SoundHound AI’s future capital needs. If this occurs, SoundHound AI may need additional financing to execute on its current or future business strategies, including to:

•        hire additional software engineers, sales and marketing professionals, and other personnel;

•        develop new or enhance existing products and services;

•        enhance SoundHound AI’s operating infrastructure;

•        acquire complementary businesses or technologies; or

•        otherwise respond to competitive pressures.

If SoundHound AI raises additional funds through the issuance of equity or convertible debt securities, the percentage ownership of its stockholders could be significantly diluted, and these newly-issued securities may have rights, preferences or privileges senior to those of existing stockholders, including those acquiring shares in this offering. SoundHound AI cannot assure you that additional financing will be available on terms favorable to SoundHound AI, or at all. If adequate funds are not available or are not available on acceptable terms, if and when needed, SoundHound AI’s ability to fund its operations, take advantage of unanticipated opportunities, develop or enhance its products, or otherwise respond to competitive pressures would be significantly limited.

The loss of one or more key members of SoundHound AI’s management team or personnel, or its failure to attract, integrate and retain additional personnel in the future, could harm its business and negatively affect its ability to successfully grow its business.

SoundHound AI is highly dependent upon the continued service and performance of the key members of SoundHound AI’s management team and other personnel. The loss of any of these individuals, each of whom is “at will” and may terminate his or her employment relationship with us at any time, could disrupt SoundHound AI’s operations and significantly delay or prevent the achievement of our business objectives.

Additionally, if any of SoundHound AI’s key management team members or other employees were to leave, SoundHound AI could face substantial difficulty in hiring qualified successors and could experience a loss in productivity while any successor obtains the necessary training and experience. Although SoundHound AI has arrangements with some of its executive officers designed to promote retention, its employment relationships are generally at-will and SoundHound AI has had key employees leave in the past. SoundHound AI cannot assure you that one or more key employees will not leave in the future. SoundHound AI intends to continue to hire additional highly qualified personnel, including research and development and operational personnel, but may not be able to attract, assimilate or retain qualified personnel in the future or may be required to pay increased compensation in order to do so. Any failure to attract, integrate, motivate and retain such employees could harm SoundHound AI’s business or impair our ability to timely meet business goals and objectives.

SoundHound AI depends on skilled employees and could be impacted by a shortage of critical skills.

Much of SoundHound AI’s future success depends on the continued service and availability of skilled employees, particularly with respect to technical areas. Skilled and experienced personnel in the areas where SoundHound AI competes are in high demand, and competition for their talents is intense. Many of SoundHound AI’s key employees receive a total compensation package that includes equity awards. New regulations or volatility in the stock market could diminish SoundHound AI’s use, and the value, of its equity awards. This would place SoundHound AI at a competitive disadvantage in attracting qualified personnel or force it to offer more cash compensation.

Cybersecurity and data privacy incidents or breaches may damage client relations and inhibit SoundHound AI’s growth.

The confidentiality and security of SoundHound AI’s information, and that of third parties, is critical to SoundHound AI’s business. SoundHound AI’s services involve the transmission, use, and storage of customers’ and their customers’ information, which may be confidential or contain personally identifiable information. Any cybersecurity or data privacy incidents could have a material adverse effect on SoundHound AI’s results of operations and financial condition. While SoundHound AI maintains a broad array of information security and privacy measures, policies and practices, its networks may be breached through a variety of means, resulting in someone obtaining unauthorized access to SoundHound AI’s information, to information of SoundHound AI’s customers or their customers, or to SoundHound AI’s intellectual property; disabling or degrading service; or sabotaging systems or information. In addition, hardware, software, systems, or applications SoundHound AI develops or procure from third parties may contain defects in design or manufacture or other problems that could unexpectedly compromise information security. Unauthorized parties may also attempt to gain access to SoundHound AI’s systems or facilities, or those of third parties with whom SoundHound AI does business, through fraud or other forms of deceiving SoundHound AI’s employees, contractors, and vendors. Because the techniques used to obtain unauthorized access, or to sabotage systems, change frequently and generally are not recognized until launched against a target, SoundHound AI may be unable to anticipate these techniques or to implement adequate preventative measures. SoundHound AI will continue to incur significant costs to continuously enhance its information security measures to defend against the threat of cybercrime. Any cybersecurity or data privacy incident or breach may result in:

•        loss of revenue resulting from the operational disruption;

•        loss of revenue or increased bad debt expense due to the inability to invoice properly or to customer dissatisfaction resulting in collection issues;

•        loss of revenue due to loss of customers;

•        material remediation costs to recreate or restore systems;

•        material investments in new or enhanced systems in order to enhance SoundHound AI’s information security posture;

•        cost of incentives offered to customers to restore confidence and maintain business relationships;

•        reputational damage resulting in the failure to retain or attract customers;

•        costs associated with potential litigation or governmental investigations;

•        costs associated with any required notices of a data breach;

•        costs associated with the potential loss of critical business data;

•        difficulties enhancing or creating new products due to loss of data or data integrity issues; and

•        other consequences of which SoundHound AI is not currently aware but would discover through the process of remediating any cybersecurity or data privacy incidents or breaches that may occur.

SoundHound AI’s business is subject to a variety of domestic and international laws, rules, policies and other obligations, including data protection and anticorruption.

SoundHound AI is subject to U.S. and international laws and regulations in multiple areas, including data protection, anticorruption, labor relations, tax, foreign currency, anti-competition, import, export and trade regulations, and SoundHound AI is subject to a complex array of federal, state and international laws relating to the collection, use, retention, disclosure, security and transfer of personally identifiable information. In many cases, these laws apply not only to transfers between unrelated third-parties but also to transfers between SoundHound AI and its subsidiaries. Many jurisdictions have passed laws in this area, and other jurisdictions are considering imposing additional restrictions. The European Commission adopted the European General Data Protection Regulation (the “GDPR”), which went into effect on May 25, 2018. In addition, California adopted significant new consumer privacy laws that became effective beginning in January 2020. Complying with the GDPR and other requirements may cause SoundHound AI to incur substantial costs and may require it to change our business practices.

China has recently implemented new regulation pertaining to cybersecurity and the protection of personal information, including the Data Security Law which took effect in September 2001 and the Personal Information Protection Law which took effect in November 2021. Interpretation, application and enforcement of these laws, rules and regulations evolve from time to time and their scope may continually change, through new legislation, amendments to existing legislation or changes in enforcement. Compliance with cybersecurity and data security legislation could significantly increase the cost to SoundHound AI of carrying out its business in China, require significant changes to its operations or even prevent SoundHound AI from providing certain service offerings in jurisdictions in which SoundHound AI currently operates or in which it may operate in the future. Despite SoundHound AI’s efforts to comply with applicable laws, regulations and other obligations relating to privacy, data protection and information security, it is possible that SoundHound AI’s practices, offerings or platform could fail to meet all of the requirements imposed on SoundHound AI by legislation relating to cybersecurity, data security and/or related implementing regulations. Any failure on SoundHound AI’s part to comply with such law or regulations or any other obligations relating to privacy, data protection or information security, or any compromise of security that results in unauthorized access, use or release of personally identifiable information or other data, or the perception or allegation that any of the foregoing types of failure or compromise has occurred, could damage SoundHound AI’s reputation, discourage new and existing counterparties from contracting with SoundHound AI or result in investigations, fines, suspension or other penalties by Chinese government authorities and private claims or litigation, any of which could materially adversely affect SoundHound AI’s business, financial condition and results of operations. Even if SoundHound AI’s practices are not subject to legal challenge, the perception of privacy concerns, whether or not valid, may harm its reputation and brand and adversely affect its business, financial condition and results of operations. Moreover, the legal uncertainty created by the Data Security Law and the recent Chinese government actions could materially adversely affect its ability, on favorable terms, to raise capital, including engaging in follow-on offerings of its securities in the U.S. market once SoundHound AI is a public. Compliance with China’s Data Security Law, Personal Information Protection Law, as well as additional laws and regulations that China’s regulatory bodies may enact in the future, including data security and personal information protection laws, may result in additional expenses to SoundHound AI and subject it to negative publicity, which could harm SoundHound AI’s reputation among users and negatively affect the trading price of its shares in the future. Furthermore, SoundHound AI’s data transfer policies may be subject to additional compliance requirement and regulatory burdens, and SoundHound AI may be required to make further adjustments to its business practices to comply with the interpretation and implementation of such laws, which may increase our compliance costs and adversely affect our operating results.

Any failure by SoundHound AI, its customers or other parties with whom SoundHound AI does business to comply with its privacy policy or with federal, state or international privacy-related or data protection laws and regulations could result in proceedings against SoundHound AI by governmental entities or others. Any alleged or actual failure to comply with applicable privacy laws and regulations may:

•        cause SoundHound AI’s customers to lose confidence in its solutions;

•        harm SoundHound AI’s reputation;

•        expose SoundHound AI to litigation, regulatory investigations and to resulting liabilities including reimbursement of customer costs, damages penalties or fines imposed by regulatory agencies; and

•        require SoundHound AI to incur significant expenses for remediation.

SoundHound AI is also subject to a variety of anticorruption laws in respect of its international operations, including the U.S. Foreign Corrupt Practices Act, the U.K. Bribery Act and the Canadian Corruption of Foreign Public Officials Act, and regulations issued by the U.S. Customs and Border Protection, the U.S. Bureau of Industry and Security, the U.S. Treasury Department’s Office of Foreign Assets Control, and various other foreign governmental agencies. SoundHound AI cannot predict the nature, scope or effect of future regulatory requirements to which its international operations might be subject or the manner in which existing laws might be administered or interpreted. Actual or alleged violations of these laws and regulations could lead to enforcement actions and financial penalties that could result in substantial costs.

Because a significant portion of SoundHound AI’s revenues are derived, and a significant portion of its research and development activities are based, outside the United States, its results could be harmed by economic, political, regulatory, foreign currency fluctuations and other risks associated with these international regions.

Because SoundHound AI operates worldwide, its business is subject to risks associated with doing business internationally. SoundHound AI currently generates most of its international revenue in Europe and Asia, and SoundHound AI anticipates that revenue from international operations could increase in the future. SoundHound AI conducts a significant portion of the development of its voice recognition and natural language understanding solutions in Canada, Germany, Japan and China. SoundHound AI is exposed to fluctuating exchange rates of foreign currencies including the euro, British pound, Canadian dollar, Chinese RMB, Japanese yen, Indian rupee and South Korean won. Accordingly, SoundHound AI’s future results could be harmed by a variety of factors associated with international sales and operations, including:

•        adverse political and economic conditions, or changes to such conditions, in a specific region or country;

•        trade protection measures, including tariffs and import/export controls, imposed by the United States and/or by other countries or regional authorities such as China, Canada or the European Union;

•        the impact on local and global economies of the United Kingdom leaving the European Union;

•        changes in foreign currency exchange rates or the lack of ability to hedge certain foreign currencies;

•        compliance with laws and regulations in many countries and any subsequent changes in such laws and regulations;

•        geopolitical turmoil, including terrorism and war;

•        changing data privacy regulations and customer requirements to locate data centers in certain jurisdictions;

•        evolving restrictions on cross-border investment, including recent enhancements to the oversight by the Committee on Foreign Investment in the United States pursuant to the Foreign Investment Risk Preview Modernization Act and substantial restrictions on investment from China;

•        changes in applicable tax laws;

•        difficulties in staffing and managing operations in multiple locations in many countries;

•        longer payment cycles of foreign customers and timing of collections in foreign jurisdictions; and

•        less effective protection of intellectual property than in the United States.

SoundHound AI’s business in China is subject to aggressive competition and is sensitive to economic, market and political conditions.

SoundHound AI operates in the highly competitive Voice AI market in China and face competition from both international and smaller domestic manufacturers. SoundHound AI currently generates less than $1.0 million annually in revenue from its operations in China, though SoundHound AI expects to expand its business in China going forward. SoundHound AI anticipates that additional competitors, both international and domestic, may seek to enter the Chinese market resulting in increased competition. Increased competition may result in price reductions, reduced margins and SoundHound AI’s inability to gain or hold market share. There have been periods of increased market volatility and moderation in the levels of economic growth in China, which resulted in periods of lower automotive production growth rates in China than those previously experienced, including in the Chinese automotive production industry, which affects SoundHound AI because SoundHound AI’s largest customers are currently OEMs. In addition, political tensions between China and the United States may negatively impact SoundHound AI’s ability to conduct business in China. If SoundHound AI is unable to grow or maintain its position in the Chinese market, the pace of growth slows or vehicle sales in China decrease, SoundHound AI’s business, results of operations and financial condition could be materially adversely effected. Government regulations and business considerations may also require SoundHound AI to conduct business in China through joint ventures with Chinese companies. SoundHound AI’s participation in joint ventures would limit its control over Chinese operations and may expose SoundHound AI’s proprietary technologies to misappropriation by joint venture partners. The above risks, if realized, could have a material adverse effect on SoundHound AI’s results of operations.

If the Chinese government deems that the contractual arrangements in relation to SoundHound AI’s variable interest entity do not comply with Chinese governmental restrictions on foreign investment, or if these regulations or the interpretation of existing regulations changes in the future, SoundHound AI could be subject to penalties or be forced to relinquish SoundHound AI’s interests in those operations.

SoundHound AI currently generates less than $1.0 million annually in revenue from its operations in China, though SoundHound AI expects to expand its business in China going forward. Foreign ownership of certain types of internet businesses, such as internet information services, is subject to restrictions under applicable Chinese laws, rules and regulations. For example, foreign investors are generally not permitted to own more than 50% of the equity interests in a value-added telecommunication service provider. Any such foreign investor must also have experience and a good track record in providing value-added telecommunications services overseas. Accordingly, under current and applicable Chinese laws, it is possible that SoundHound AI will lose the license that currently permits its operations of its Chinese subsidiary.

It is uncertain whether any new Chinese laws, rules or regulations relating to variable interest entity structures will be adopted or if adopted, what they would provide. If SoundHound AI or its variable interest entity are found to be in violation of any existing or future Chinese laws, rules or regulations, or fail to obtain or maintain any of the required permits or approvals, the relevant Chinese regulatory authorities would have broad discretion to take action in dealing with such violations or failures, including revoking the operating licenses of its Chinese subsidiary or variable interest entity, requiring SoundHound AI to discontinue or restrict its operations, restricting its right to collect revenue, blocking one or more of its websites, requiring SoundHound AI to restructure its operations or taking other regulatory or enforcement actions against SoundHound AI. The imposition of any of these measures could result in a material adverse effect on SoundHound AI’s ability to conduct all or any portion of its business operations through its Chinese subsidiary. In addition, it is unclear what impact Chinese government actions would have on SoundHound AI and on its ability to consolidate the financial results of its variable interest entity in its consolidated financial statements, if the Chinese government authorities were to find SoundHound AI’s legal structure and contractual arrangements to be in violation of Chinese laws, rules and regulations. If the imposition of any of these government actions causes SoundHound AI to lose its right to direct the activities of its variable interest entity or otherwise separate from it and if SoundHound AI is not able to restructure its ownership structure and operations in a satisfactory manner, SoundHound AI would no longer be able to consolidate the financial results of its variable interest entity in its consolidated financial statements. Any of these events could have a material adverse effect on SoundHound AI’s business, financial condition and results of operations through its Chinese subsidiary.

Interruptions or delays in SoundHound AI’s services or services from data center hosting facilities or public clouds could impair the delivery of its services and harm its business.

Because SoundHound AI’s services are complex and incorporate a variety of third-party hardware and software, its services may have errors or defects that could result in unanticipated downtime for its customers and harm to its reputation and its business. SoundHound AI has from time to time, found defects in its services, and new errors in its services may be detected in the future. In addition, SoundHound AI currently serves its customers from data center hosting facilities or third-party public clouds SoundHound AI directly manages. Any damage to, or failure of, the systems and facilities that serve SoundHound AI’s customers in whole or in part could result in interruptions in its service. Interruptions in SoundHound AI’s service may reduce its revenue, cause SoundHound AI to issue credits or pay service level agreement penalties, cause customers to terminate their on-demand services, and adversely affect SoundHound AI’s renewal rates and its ability to attract new customers.

SoundHound AI is subject to certain U.S. and foreign anti-corruption, anti-money laundering, export control, sanctions, and other trade laws and regulations. SoundHound AI can face serious consequences for violations.

Among other matters, U.S. and foreign anti-corruption, anti-money laundering, export control, sanctions, and other trade laws and regulations, which are collectively referred to as Trade Laws, prohibit companies and their employees, agents, clinical research organizations, legal counsel, accountants, consultants, contractors, and other partners from authorizing, promising, offering, providing, soliciting, or receiving directly or indirectly, corrupt or improper payments or anything else of value to or from recipients in the public or private sector. Violations of Trade Laws can result in substantial criminal fines and civil penalties, imprisonment, the loss of trade privileges, debarment, tax reassessments, breach of contract and fraud litigation, reputational harm, and other consequences. SoundHound AI also expects its non-U.S. activities to increase in time.

SoundHound AI’s business is subject to risks, expenses and uncertainties associated with selling its solutions in locations outside the United States that could adversely affect its operating results.

In 2021 and 2020, SoundHound AI derived over 76% and 73%, respectively, of its revenues from customer(s) located in countries outside the United States, and SoundHound AI plans to increase its international operations in the future. Accordingly, SoundHound AI expects to increasingly face significant operational risks and expenses from doing business internationally.

SoundHound AI’s international operating results may be affected by volatility in currency exchange rates and its ability to effectively manage its currency transaction risks. SoundHound AI would incur currency transaction risks if SoundHound AI were to enter into either a purchase or a sale transaction using a different currency from the currency in which SoundHound AI reports revenue. In such cases, SoundHound AI may suffer an exchange loss because SoundHound AI does not currently engage in currency swaps or other currency hedging strategies to address this risk. As SoundHound AI realizes its strategy to expand internationally, its exposure to currency risks may increase. Given the volatility of exchange rates, SoundHound AI can give no assurance that it will be able to effectively manage its currency transaction risks or that any volatility in currency exchange rates will not have a material adverse effect on its results of operations.

Other risks and uncertainties SoundHound AI faces from its global operations include, but are not limited to:

•        difficulties in staffing and managing foreign operations;

•        limited protection for the enforcement of contract and intellectual property rights in certain countries where SoundHound AI may sell SoundHound AI’s solutions or work with suppliers or other third parties;

•        potentially longer sales and payment cycles and potentially greater difficulties in collecting accounts receivable;

•        costs and difficulties of customizing solutions for foreign countries;

•        challenges in providing solutions across a significant distance, in different languages and among different cultures;

•        laws and business practices favoring local competition;

•        being subject to a wide variety of complex foreign laws, treaties and regulations and adjusting to any unexpected changes in such laws, treaties and regulations;

•        specific and significant regulations, including, but not limited to, the European Union’s General Data Protection Regulation (“GDPR”), which imposes compliance obligations on companies who possess and use data of EU residents;

•        differences in analysis of regulatory, legal and tax issues across various countries, such as different interpretations of antitrust and competition laws;

•        uncertainty and resultant political, financial and market instability arising from the United Kingdom’s exit from the European Union;

•        compliance with U.S. laws affecting activities of U.S. companies abroad, including the U.S. Foreign Corrupt Practices Act;

•        uncertainties related to geopolitical risks, including the relationship between the U.S. government and the government of other nations;

•        tariffs, trade barriers and other regulatory or contractual limitations on SoundHound AI’s ability to sell or develop its solutions in certain foreign markets;

•        operating in countries with a higher incidence of corruption and fraudulent business practices;

•        changes in regulatory requirements, including export controls, tariffs and embargoes, other trade restrictions, competition, corporate practices and data privacy concerns;

•        potential adverse tax consequences arising from global operations;

•        seasonal reductions in business activity in certain parts of the world, particularly during the summer months in Europe and at year-end globally;

•        rapid changes in government, economic and political policies and conditions; and

•        political or civil unrest or instability, terrorism or epidemics or pandemics (including any risks related to or resulting from COVID-19) and other similar outbreaks or events.

SoundHound AI’s failure to effectively manage the risks and uncertainties associated with its existing and planned global operations could limit the future growth of its business and adversely affect its operating results.

SoundHound AI relies on third-party telecommunications and internet service providers, including connectivity to its cloud software, and any failure by these service providers to provide reliable services could cause SoundHound AI to lose customers and subject it to claims for credits or damages, among other things.

SoundHound AI relies on services from third-party telecommunications providers in order to provide services to its customers and their customers, including telephone numbers. In addition, SoundHound AI depends on its internet bandwidth suppliers to provide uninterrupted and error-free service through their networks. SoundHound AI exercises little control over these third-party providers, which increases its vulnerability to problems with the services they provide.

When problems occur, it may be difficult to identify the source of the problem. Service disruption or outages, whether caused by SoundHound AI’s service, the products or services of SoundHound AI’s third-party service providers, or SoundHound AI’s customers’ or their customers’ equipment and systems, may result in loss of market acceptance of its products and technologies and any necessary remedial actions may force it to incur significant costs and expenses.

If any of these service providers fail to provide reliable services, suffer outages, degrade, disrupt, increase the cost of or terminate the services that SoundHound AI and its customers depend on, SoundHound AI may be required to switch to another service provider. Delays caused by switching SoundHound AI’s technology to another service provider, if available, and qualifying this new service provider could materially harm its operating results. Further, any failure on the part of third-party service providers to achieve or maintain expected performance levels, stability and security could harm SoundHound AI’s relationships with its customers, cause it to lose customers, result in claims for credits or damages, increase its costs or the costs incurred by its customers, damage its reputation, significantly reduce customer demand for its products and technologies and seriously harm its and operating results.

SoundHound AI’s customers rely on third-party telecommunications and internet service providers to provide them with access and connectivity to SoundHound AI’s cloud software, and changes in how telecommunication and internet service providers handle and charge for access to telecommunications and the internet could materially harm SoundHound AI’s customer relationships, business, financial condition and operations results.

SoundHound AI’s customers must have access to wireless telecommunications and/or broadband internet access services in order to use its products and certain of its offerings require substantial capacity to operate effectively. In the United States, wireless telecommunications and internet access services are provided by relatively few companies that, depending on the geographic area, have market power over such offerings. It is possible that these companies could charge SoundHound AI, its customers, or both fees to guarantee a service amount of capacity, or for quality of wireless telecommunications and broadband internet access services, that could advantage SoundHound AI’s competitors by degrading, disrupting, limiting, or otherwise restricting the use of infrastructure required to support SoundHound AI’s services. These providers likely have the ability to increase SoundHound AI’s rates, SoundHound AI’s customers’ rates, or both for wireless telecommunications and/or broadband internet access services which may increase the cost of SoundHound AI’s products and technologies making its products and technologies less competitive or decreasing SoundHound AI’s profit margins.

SoundHound AI’s plans to expand upon and establish new public cloud-based data centers for its U.S. and international operations may be unsuccessful and may present execution and competitive risks.

SoundHound AI may seek to expand upon and establish new public cloud deployments in the future to facilitate its platform in the U.S. and certain international markets. SoundHound AI may partner with a third-party to develop, test and deploy its technology to offer a full stack of products on the public cloud in the U.S. and certain international markets. SoundHound AI’s public cloud-based platform offering is critical to developing and providing its products to its customers, scaling its business for future growth, accurately maintaining data and otherwise operating its business. Infrastructure buildouts on the public cloud are complex, time-consuming and may involve substantial expenditures. In addition, the implementation of public cloud-based data centers involves risks, including loss of information and potential disruption to SoundHound AI’s normal operations. Deficiencies in the design, implementation or maintenance of the cloud-based data centers could materially harm SoundHound AI’s business.

As SoundHound AI considers approaches for expanding internationally, government regulation protecting the non-discriminatory provision of internet access may be nascent or non-existent. In those markets where regulatory safeguards against unreasonable discrimination are nascent or non-existent and where local network operators possess substantial market power, SoundHound AI could experience anti-competitive practices that could impede its growth, cause it to incur additional expenses or otherwise harm its business. Future regulations or changes in laws and regulations or their existing interpretations or applications could also hinder SoundHound AI’s operational flexibility, raise compliance costs and result in additional liabilities for SoundHound AI, which may harm its business.

Sales to customers outside the United States or customers with international operations and SoundHound AI’s international sales efforts and operations expose it to risks inherent in international sales and operations.

An element of SoundHound AI’s growth strategy is to expand its international sales efforts and develop a worldwide customer base. SoundHound AI’s international expansion may not be successful and may not produce the return on investment it expects.

SoundHound AI’s international subsidiaries employ workers primarily in Canada, Germany, Japan, China, France and Korea. Operating in international markets requires significant resources and management attention and subjects it to intellectual property, regulatory, economic and political risks that are different from those in the United States. As SoundHound AI increases its international sales efforts it will face risks in doing business internationally that could harm its business, including:

•        the need to establish and protect SoundHound AI’s brand in international markets;

•        the need to localize and adapt SoundHound AI’s products for specific countries, including translation into foreign languages and associated costs and expenses;

•        difficulties in staffing and managing foreign operations, particularly hiring and training qualified sales and service personnel;

•        the need to implement and offer customer care in various languages;

•        different pricing environments, longer sales and accounts receivable payment cycles and collections issues;

•        weaker protection for intellectual property and other legal rights than in the U.S. and practical difficulties in enforcing intellectual property and other rights outside of the U.S.;

•        privacy and data protection laws and regulations that are complex, expensive to comply with and may require that customer data be stored and processed in a designated territory;

•        increased risk of piracy, counterfeiting and other misappropriation of SoundHound AI’s intellectual property in its locations outside the U.S.;

•        new and different sources of competition;

•        general economic conditions in international markets;

•        fluctuations in the value of the U.S. dollar and foreign currencies, which may make SoundHound AI’s products more expensive in other countries or may increase its costs, impacting its operating results when translated into U.S. dollars;

•        compliance challenges related to the complexity of multiple, conflicting and changing governmental laws and regulations, including employment, tax, telecommunications and telemarketing laws and regulations;

•        increased risk of international telecom fraud;

•        laws and business practices favoring local competitors;

•        compliance with laws and regulations applicable to foreign operations and cross border transactions, including the Foreign Corrupt Practices Act, the U.K. Bribery Act and other anti-corruption laws, supply chain restrictions, import and export control laws, tariffs, trade barriers, economic sanctions and other regulatory or contractual limitations on SoundHound AI’s ability to sell its products in certain foreign markets, and the risks and costs of non-compliance;

•        increased financial accounting and reporting burdens and complexities;

•        restrictions or taxes on the transfer of funds;

•        adverse tax consequences; and

•        unstable economic and political conditions and potential accompanying shifts in laws and regulations.

These risks could harm SoundHound AI’s international operations, increase its operating costs and hinder its ability to grow its international business and, consequently, its overall business and results of operations.

In addition, compliance with laws and regulations applicable to SoundHound AI’s international operations increases its cost of doing business outside the United States. SoundHound AI may be unable to keep current with changes in foreign government requirements and laws as they change from time to time, which often occurs with minimal or no advance notice. Failure to comply with these regulations could harm its business. In many countries outside the United States, it is common for others to engage in business practices that are prohibited by SoundHound AI’s internal policies and procedures or United States or international regulations applicable to it. Although SoundHound AI has implemented policies and procedures designed to ensure compliance with these laws and policies, there can be no assurance that all of its employees, contractors, strategic partners and agents will comply with these laws and policies. Violations of laws or key control policies by SoundHound AI’s employees, contractors, strategic partners or agents could result in delays in revenue recognition, financial reporting misstatements, fines, delays in filing financial reports required as a public company, penalties, or prohibitions on selling its products, any of which could harm its business.

Tax matters may cause significant variability in SoundHound AI’s operating results and may impact its overall financial condition.

SoundHound AI’s businesses are subject to income taxation in the United States, as well as in many tax jurisdictions throughout the world. Tax rates in these jurisdictions may be subject to significant change. If SoundHound AI’s effective tax rate increases, its operating results and cash flow could be adversely affected. SoundHound AI’s effective income tax rate can vary significantly between periods due to a number of complex factors including:

•        projected levels of taxable income;

•        pre-tax income being lower than anticipated in countries with lower statutory rates or higher than anticipated in countries with higher statutory rates;

•        increases or decreases to valuation allowances recorded against deferred tax assets;

•        tax audits conducted and settled by various tax authorities;

•        adjustments to income taxes upon finalization of income tax returns;

•        the ability to claim foreign tax credits;

•        the repatriation of non-U.S. earnings for which SoundHound AI has not previously provided for income taxes; and

•        changes in tax laws and their interpretations in countries in which SoundHound AI is subject to taxation.

SoundHound AI regularly evaluates the need for a valuation allowance on deferred tax assets, considering historical profitability, projected future taxable income, the expected timing of the reversals of existing temporary differences and tax planning strategies. This analysis is heavily dependent upon SoundHound AI’s current and projected operating results. A decline in future operating results could provide substantial evidence that a full or partial valuation allowance for deferred tax assets is necessary. This could have a material adverse effect on SoundHound AI’s results of operations and financial condition.

Forecasts of SoundHound AI’s market and market growth may prove to be inaccurate, and even if the markets in which it competes achieve the forecasted growth, there can be no assurance that its business will grow at similar rates, or at all.

Growth forecasts described in this prospectus relating to SoundHound AI’s market opportunities, including in the Voice AI market and adjacent markets, and the expected growth thereof, are subject to significant uncertainty and are based on assumptions and estimates which may prove to be inaccurate. Even if these markets meet its size estimate and experience the forecasted growth, it may not grow its business at a similar rate, or at all. Its growth is subject to many factors, including its success in implementing its business strategy and ability to penetrate adjacent markets, which is subject to many risks and uncertainties. Accordingly, the forecasts of market growth included in this prospectus should not be taken as indicative of its future growth.

If SoundHound AI is unable to acquire new customers, its operating results will be harmed. Likewise, potential customer turnover in the future, or costs it incurs to retain its existing customers, could materially and adversely affect its operating results.

SoundHound AI’s success depends on its ability to acquire new customers in new and existing verticals, and in new and existing geographic markets. If SoundHound AI is unable to attract a sufficient number of new customers, it may be unable to reduce gross margins at desired rates and its operating results may suffer. The Voice AI market is competitive and many of SoundHound AI’s competitors have substantial financial, personnel and other resources that they utilize to develop solutions and attract customers. As a result, it may be difficult for us to add new customers to SoundHound AI’s existing customer base. Competition in the marketplace may also lead us to win fewer new customers or result in us providing discounts and other commercial incentives. Additional factors that impact SoundHound AI’s ability to acquire new customers include the perceived need for Voice AI -enabled products or Voice AI services, the size of prospective customers’ budgets for Voice AI, the utility and efficacy of SoundHound AI’s existing and new products, whether proven or perceived, and general economic conditions. These factors may have a meaningful negative impact on operating results.

If SoundHound AI does not successfully anticipate market needs, enhance its existing products, execute on delivering quality products and services, or develop new products and services that meet those needs on a timely basis, it may not be able to compete effectively and its ability to generate revenues will suffer.

SoundHound AI cannot guarantee that it will be able to anticipate future market needs and opportunities or be able to develop product and service enhancements or new products and services to meet such needs or opportunities in a timely manner, if at all. Even if SoundHound AI is able to anticipate, develop and commercially introduce enhancements and new products and services, there can be no assurance that enhancements or new products and services will achieve widespread market acceptance.

New products, as well as enhancements to its existing products, could fail to attain sufficient market acceptance for many reasons, including:

•        delays in releasing new products, or product enhancements;

•        failure to accurately predict market demand and to supply products that meet this demand in a timely fashion;

•        defects in its products, errors or failures of its products;

•        negative publicity or perceptions about the performance or effectiveness of products;

•        introduction or anticipated introduction of competing products or technologies by its competitors; and

•        installation, configuration or usage errors by its customers.

If SoundHound AI fails to anticipate market requirements or fail to develop and introduce product enhancements or new products to meet those needs in a timely manner, it could cause us to lose existing customers and prevent us from gaining new customers, which would significantly harm its business, financial condition and results of operations.

If SoundHound AI spends significant time and effort on research and development and is unable to generate an adequate return on its investment, its results of operations may be materially and adversely affected.

SoundHound AI’s business model is predicated, in part, on maintaining a customer base that will generate a recurring stream of revenues. If that recurring stream of revenues is not maintained or does not increase as expected, or if SoundHound AI’s business model changes as the industry evolves, its operating results may be adversely affected.

SoundHound AI’s business model is dependent, in part, on its ability to maintain and increase a customer base that generates recurring revenues. Existing and future customers of SoundHound AI’s products, technologies and systems may not purchase its subscriptions for its proprietary products or enter into service contracts with SoundHound AI at the same rate at which customers currently purchase those subscriptions or enter into service contracts with us. If SoundHound AI’s current and future customers purchase a lower volume of subscriptions for SoundHound AI’s proprietary products or do not continue entering into service contracts with us, SoundHound AI’s recurring revenue stream relative to its total revenues would be reduced and its operating results would be adversely affected.

SoundHound AI’s brand, reputation and ability to attract, retain and serve its customers are dependent in part upon the reliable performance of its products and technologies.

SoundHound AI’s brand, reputation and ability to attract, retain and serve its customers are dependent in part upon the reliable performance of, and the ability of its existing customers and new customers to access and use, its solutions, including real-time analytics and intelligence.

Interruptions in SoundHound AI’s systems or the third-party systems on which SoundHound AI and its products rely, whether due to system failures, computer viruses, physical or electronic break-ins, or other factors, could affect the security or availability of our products, network infrastructure, cloud infrastructure and website.

Problems with the reliability or security of SoundHound AI’s systems could harm its reputation. Damage to SoundHound AI’s reputation and the cost of remedying these problems could negatively affect its business, financial condition, and operating results. Additionally, SoundHound AI’s third-party hosting suppliers in certain instances may have no obligations to renew their agreements with us on commercially reasonable terms or at all, and certain of the agreements governing these relationships may be terminated by either party at any time. If SoundHound AI is unable to maintain, renew, or expand its agreements with these providers on commercially reasonable terms, it may experience costs or downtime as it transitions its operations.

Any disruptions or other performance problems with its products could harm SoundHound AI’s reputation and business and may damage its customers’ businesses. Interruptions in its service delivery might reduce SoundHound AI’s revenue, cause SoundHound AI to issue credits to customers, subject us to potential liability and cause customers not to renew their subscription purchases of its products.

If SoundHound AI is unable to maintain and enhance its brand or reputation as an industry leader, its operating results may be adversely affected.

SoundHound AI believes that maintaining and enhancing its reputation as the leader in Voice AI market is critical to its relationship with its customers and its customers’ end-users and its ability to maintain customers and continue to attract new customers. The successful promotion of its brand will depend on multiple factors, including its marketing efforts, its ability to continue to deliver a superior customer experience and develop high-quality features for its products and its ability to successfully differentiate its products from those of its competitors. Its brand promotion activities may not be successful or yield increased revenue. The promotion of its brand requires SoundHound AI to make substantial expenditures, and it anticipates that the expenditures will increase as its market becomes more competitive, as it expands into new geographies and vertical markets and as more sales are generated through its reseller partners. To the extent that these activities yield increased revenue, this revenue may not offset the increased expenses it incurs. If SoundHound AI does not successfully maintain and enhance its brand and reputation, its operating results may be adversely affected.

Risks Relating to SoundHound AI’s Intellectual Property and Technology

SoundHound AI’s use of open source technology could impose limitations on its ability to commercialize its software.

SoundHound AI uses open source technology in some of its software and expect to continue to use open source technology in the future. Although we monitor its use of open source technology to avoid subjecting its software to conditions SoundHound AI does not intend, we may face allegations from others alleging ownership of, or seeking to enforce the terms of, an open source license, including by demanding release of the open source software, derivative works, or SoundHound AI’s proprietary source code that was developed using such technology. These allegations could also result in litigation. The terms of many open source licenses have not been interpreted by United States courts. There is a risk that these licenses could be construed in a way that could impose unanticipated conditions or restrictions on SoundHound AI’s ability to commercialize its software. In such an event, we may be required to seek licenses from third parties to continue commercially offering its software, to make its proprietary code generally available in source code form, to re-engineer its software or to discontinue the sale of its software if re-engineering could not be accomplished on a timely basis, any of which could adversely affect SoundHound AI’s business and revenue.

The use of open source technology could subject SoundHound AI to a number of other risks and challenges. Certain open source technology is subject to further development or modification by anyone. Others may develop such software to be competitive with or no longer useful by us. It is also possible for competitors to develop their own solutions using open source software, potentially reducing the demand for SoundHound AI’s software. If SoundHound AI is unable to successfully address these challenges, its operating results may be adversely affected, and its development costs may increase.

Third parties have claimed in the past and may claim in the future that SoundHound AI is infringing their intellectual property, and we could be exposed to significant litigation or licensing expenses or be prevented from selling SoundHound AI’s products or making its technologies available to its customers if such claims are successful.

SoundHound AI has been and in the future may be subject to claims and legal actions alleging that we or its customers may be infringing or contributing to the infringement of the intellectual property rights of others (though no material legal actions against SoundHound AI are currently pending). We may be unaware of intellectual property rights of others that may cover some of its technologies and products. If it appears necessary or desirable, we may seek licenses for these intellectual property rights. However, we may not be able to obtain licenses from some or all claimants, the terms of any offered licenses may not be acceptable to us, and we may not be able to resolve disputes without litigation. Any litigation regarding intellectual property could be costly and time-consuming and could divert the attention of SoundHound AI’s management and key personnel from its business operations. Intellectual property disputes could subject us to significant liabilities, require us to enter into royalty and licensing arrangements on unfavorable terms, prevent us from licensing certain of its products, cause severe disruptions to its operations or the markets in which we compete, or require us to satisfy indemnification commitments with its customers including contractual provisions under various arrangements. Furthermore, because of the substantial amount of discovery required in connection with intellectual property litigation, there is a risk that some of SoundHound AI’s confidential information could be compromised by disclosure during this type of litigation. For example, during the course of this kind of litigation, confidential information may be inadvertently disclosed in the form of documents or testimony in connection with discovery requests, depositions or trial testimony. This disclosure could have a material adverse effect on SoundHound AI’s business and its financial results. Any of these could seriously harm SoundHound AI’s business.

Unauthorized use of SoundHound AI’s proprietary technology and intellectual property could adversely affect its business and results of operations.

SoundHound AI’s success and competitive position depend in large part on its ability to obtain and maintain intellectual property rights protecting its products and technologies. We rely on a combination of patents, copyrights, trademarks, trade secrets, confidentiality provisions and licensing arrangements to establish and protect SoundHound AI’s intellectual property and proprietary rights. Unauthorized parties may attempt to copy or discover aspects of SoundHound AI’s products or to obtain, license, sell or otherwise use information that we regard as proprietary. Policing unauthorized use of SoundHound AI’s products is difficult and we may not be able to protect its technology from unauthorized use. Additionally, SoundHound AI’s competitors may independently develop technologies that are substantially the same or superior to its technologies and that do not infringe its rights. In these cases, we would be unable to prevent its competitors from selling or licensing these similar or superior technologies. In addition, the laws of some foreign countries do not protect SoundHound AI’s proprietary rights to the same extent as the laws of the United States. Although the source code for SoundHound AI’s proprietary software is protected both as a trade secret and as a copyrighted work, litigation may be necessary to enforce its intellectual property rights, to protect its trade secrets, to determine the validity and scope of the proprietary rights of others, or to defend against claims of infringement or invalidity. Litigation, regardless of the outcome, can be very expensive and can divert management’s efforts.

SoundHound AI’s software products may have bugs, which could result in delayed or lost revenue, expensive correction, liability to its customers and claims against us.

Complex software products such as SoundHound AI’s may contain errors, defects or bugs. Defects in the solutions or products that we develop and sell to its customers could require expensive corrections and result in delayed or lost revenue, adverse customer reaction and negative publicity about us or SoundHound AI’s products and technologies. Customers who are not satisfied with any of SoundHound AI’s products may also bring claims against us for damages, which, even if unsuccessful, would likely be time-consuming to defend, and could result in costly litigation and payment of damages. Such claims could harm SoundHound AI’s reputation, financial results and competitive position.

We may be unable to respond quickly enough to changes in technology and technological risks and to develop its intellectual property into commercially viable products.

Changes in legislative, regulatory or industry requirements or in competitive technologies may render certain of SoundHound AI’s products obsolete or less attractive to its customers, which could adversely affect its results of operations. SoundHound AI’s ability to anticipate changes in technology and regulatory standards and to successfully develop and introduce new and enhanced products on a timely basis will be a significant factor in its ability to be competitive. There is a risk that we will not be able to achieve the technological advances that may be necessary for us to be competitive or that certain of its products will become obsolete. SoundHound AI is also subject to the risks generally associated with new product introductions and applications, including lack of market acceptance, delays in product development and failure of products to operate properly. These risks could have a material adverse effect on SoundHound AI’s business, results of operations and financial condition.

Risks Related to SoundHound AI’s Class A Common Stock and the Securities Market

SoundHound AI’s stock price may fluctuate significantly.

The market price of SoundHound AI’s Class A Common Stock may fluctuate widely, depending on many factors, some of which may be beyond our control, including:

•        actual or anticipated fluctuations in our results of operations due to factors related to its business;

•        success or failure of its business strategies;

•        competition and industry capacity;

•        changes in interest rates and other factors that affect earnings and cash flow;

•        its level of indebtedness, its ability to make payments on or service its indebtedness and its ability to obtain financing as needed;

•        its ability to retain and recruit qualified personnel;

•        its quarterly or annual earnings, or those of other companies in its industry;

•        announcements by us or its competitors of significant acquisitions or dispositions;

•        changes in accounting standards, policies, guidance, interpretations or principles;

•        the failure of securities analysts to cover, or positively cover, our Class A Common Stock after the Business Combination;

•        changes in earnings estimates by securities analysts or its ability to meet those estimates;

•        the operating and stock price performance of other comparable companies;

•        investor perception of the Company and its industry;

•        overall market fluctuations unrelated to its operating performance;

•        results from any material litigation or government investigation;

•        changes in laws and regulations (including tax laws and regulations) affecting its business;

•        changes in capital gains taxes and taxes on dividends affecting stockholders; and

•        general economic conditions and other external factors.

Low trading volume for SoundHound AI’s Class A Common Stock, which may occur if an active trading market does not develop, among other reasons, would amplify the effect of the above factors on stock price volatility.

Should the market price of our shares drop significantly, stockholders may institute securities class action lawsuits against us. A lawsuit against SoundHound AI could cause SoundHound AI to incur substantial costs and could divert the time and attention of its management and other resources.

Your percentage ownership in SoundHound AI may be diluted in the future.

Stockholders’ percentage ownership in SoundHound AI may be diluted in the future because of equity issuances for acquisitions, capital market transactions or otherwise, including equity awards that SoundHound AI will be granting to directors, officers and other employees. Our Board has adopted the incentive plan and ESPP subject to stockholder approval, for the benefit of certain of our current and future employees, service providers and non-employee directors. Such awards will have a dilutive effect on our earnings per share, which could adversely affect the market price of our Class A Common Stock.

From time-to-time, SoundHound AI may opportunistically evaluate and pursue acquisition opportunities, including acquisitions for which the consideration thereof may consist partially or entirely of newly-issued shares of SoundHound AI common stock and, therefore, such transactions, if consummated, would dilute the voting power and/or reduce the value of our common stock.

An active, liquid trading market for SoundHound AI’s Class A Common Stock may not develop, which may limit your ability to sell your shares.

An active trading market for SoundHound AI’s shares of Class A Common Stock may never develop or be sustained following the consummation of the Business Combination. A public trading market having the desirable characteristics of depth, liquidity and orderliness depends upon the existence of willing buyers and sellers at any given time, such existence being dependent upon the individual decisions of buyers and sellers over which neither SoundHound AI nor any market maker has control. The failure of an active and liquid trading market to develop and continue would likely have a material adverse effect on the value of SoundHound AI’s Class A Common Stock. An inactive market may also impair SoundHound AI’s ability to raise capital to continue to fund operations by issuing shares and may impair SoundHound AI’s ability to acquire other companies or technologies by using SoundHound AI’s shares as consideration.

The issuance of additional shares of common stock or convertible securities may dilute your ownership and could adversely affect the stock price.

From time to time in the future, SoundHound AI may issue additional shares of common stock or securities convertible into common stock pursuant to a variety of transactions, including acquisitions. Additional shares of common stock may also be issued upon exercise of outstanding stock options and warrants to purchase common stock. The issuance by us of additional shares of common stock or securities convertible into common stock would dilute your ownership of SoundHound AI and the sale of a significant amount of such shares in the public market could adversely affect prevailing market prices of our common stock. Subject to the satisfaction of vesting conditions and the expiration of lockup agreements, shares issuable upon exercise of options will be available for resale immediately in the public market without restriction.

Issuing additional shares of SoundHound AI’s capital stock, other equity securities, or securities convertible into equity may dilute the economic and voting rights of our existing stockholders, reduce the market price of our common stock, or both. Debt securities convertible into equity could be subject to adjustments in the conversion ratio pursuant to which certain events may increase the number of equity securities issuable upon conversion. Preferred stock, if issued, could have a preference with respect to liquidating distributions or a preference with respect to dividend payments that could limit our ability to pay dividends to the holders of our common stock. SoundHound AI’s decision to issue securities in any future offering will depend on market conditions and other factors beyond our control, which may adversely affect the amount, timing, or nature of our future offerings. As a result, holders of SoundHound AI’s common stock bear the risk that SoundHound AI’s future offerings may reduce the market price of SoundHound AI’s common stock and dilute their percentage ownership.

We do not intend to pay cash dividends for the foreseeable future.

The timing, declaration, amount and payment of future dividends to stockholders falls within the discretion of our board of directors and will depend on many factors, including our financial condition, earnings, capital requirements of our business and covenants associated with debt obligations, as well as legal requirements, regulatory constraints, industry practice and other factors that our board of directors deems relevant. There can be no assurance that we will continue to pay any dividend in the future.

The securities being offered in this prospectus represent a substantial percentage of our outstanding Class A Common Stock and warrants, and the sales of such securities could cause the market price of our Class A Common Stock and warrants to decline significantly.

This prospectus relates to the offer and resale of an aggregate of up to (i) 56,834,904 Class A Shares by Selling Securityholders (ii) the resale by certain of our affiliates from time to time of up to 40,396,600 Class A Shares issuable upon conversion of shares of Class B Shares, (iii) the resale from time to time of up to 208,000 Placement Warrants and (iv) the issuance by us of up to 6,858,000 Class A Shares upon the exercise of outstanding Public Warrants and Placement Warrants. The market prices for shares of our Class A Common Stock and warrants could decline as a result of the sales of our Class A Common Stock and warrants being offered in this prospectus, and such declines could be significant.

Future sales, or the perception of future sales, of SoundHound AI’s common stock by SoundHound AI or its existing stockholders in the public market could cause the market price for SoundHound AI’s common stock to decline.

The sale of substantial amounts of shares of SoundHound AI’s common stock in the public market, or the perception that such sales could occur, could harm the prevailing market price of shares of common stock. These sales, or the possibility that these sales may occur, also might make it more difficult for us to sell equity securities in the future at a time and at a price that we deem appropriate.

In connection with the Business Combination, certain of ATSP’s stockholders agreed that, subject to certain exceptions, they will not, during the period beginning at the effective time of the Business Combination and the date that is 180 days after the date of the Business Combination (subject to early release if SoundHound AI consummates a liquidation, merger, share exchange or other similar transaction with an unaffiliated third party), directly or indirectly, offer, sell, contract to sell, pledge, grant any option to purchase, make any short sale, or otherwise dispose of any shares of common stock, or any options or warrants to purchase any shares of common stock, or any securities convertible into, exchangeable for, or that represent the right to receive shares of common stock, or any interest in any of the foregoing.

Upon the expiration or waiver of the lock-up described above, shares held by these stockholders will be eligible for resale, subject to, in the case of stockholders who are our affiliates, volume, manner of sale, and other limitations under Rule 144 promulgated under the Securities Act.

In addition, certain of our stockholders will have registration rights under a registration rights agreement to be entered into prior to the Closing pursuant to which we are obligated to register such stockholders’ shares of common stock and other securities that such stockholders may acquire after the Closing. Upon the effectiveness of the applicable registration statement, these shares of common stock will be available for resale without restriction, subject to any lock-up agreement.

In addition, shares of our common stock issuable upon exercise or vesting of incentive awards under our incentive plans are, once issued, eligible for sale in the public market, subject to any lock-up agreements and, in some cases, limitations on volume and manner of sale applicable to affiliates under Rule 144. Furthermore, shares of our common stock reserved for future issuance under SoundHound AI Holdings, Inc. 2022 Incentive Award Plan and SoundHound AI Holdings, Inc. 2022 ESPP may become available for sale in future.

The market price of shares of our Class A Common Stock could drop significantly if the holders of the shares described above sell them or are perceived by the market as intending to sell them. These factors could also make it more difficult for us to raise additional funds through future offerings of shares of our common stock or other securities.

If securities or industry analysts publish inaccurate or unfavorable research or reports about SoundHound AI’s business, its stock price and trading volume could decline.

The trading market for the Class A Common Stock depends, in part, on the research and reports that third-party securities analysts publish about us and the industries in which we operate. We may be unable or slow to attract research coverage and if one or more analysts cease coverage of us, the price and trading volume of our securities would likely be negatively impacted. If any of the analysts that may cover us change their recommendation regarding our Class A Common Stock adversely, or provide more favorable relative recommendations about our competitors, the price of our Class A Common Stock would likely decline. If any analyst that may cover us ceases covering us or fails to regularly publish reports on us, we could lose visibility in the financial markets, which could cause the price or trading volume of our Class A Common Stock to decline. Moreover, if one or more of the analysts who cover us downgrades our Class A Common Stock, or if our reporting results do not meet their expectations, the market price of our Class A Common Stock could decline.

SoundHound AI may be subject to securities litigation, which is expensive and could divert management attention.

Following the Business Combination, the per share price of the Class A Common Stock may be volatile and, in the past, companies that have experienced volatility in the market price of their stock have been subject to securities litigation, including class action litigation. Litigation of this type could result in substantial costs and diversion of management’s attention and resources, which could have a material adverse effect on our business, financial condition, and results of operations. Any adverse determination in litigation could also subject SoundHound AI to significant liabilities.

Risks Applicable to a Dual Class Common Stock Structure

SoundHound AI has a dual class common stock structure that has the effect of concentrating voting control with the holders of our Class B Common Stock. Our Class B Common Stock has multiple votes per share and this ownership will limit or preclude your ability to influence corporate matters, including the election of directors, amendments of our organizational documents, and any merger, consolidation, sale of all or substantially all of our assets, or other major corporate transactions requiring stockholder approval, and that may adversely affect the trading price of our Class A Common stock.

SoundHound AI has a dual class common stock structure and the holders of SoundHound AI Class B Common Stock have ten votes per share. SoundHound Founders own shares of Class B Common Stock representing approximately 70.5% of the voting power of the outstanding capital stock of SoundHound AI following the Business Combination. In addition, because of the ten-to-one voting ratio between our Class B and Class A Common Stock, holders of our Class B Common Stock could continue to control a majority of the combined voting power of our Common Stock and therefore control all matters submitted to our stockholders for approval until such time, if any, as a sufficient number of shares of our Class B Common Stock are converted into shares of our Class A Common Stock in accordance with the terms of the Amended Charter. This concentrated control may limit or preclude your ability to influence corporate matters for the foreseeable future, including the election of directors, amendments of our organizational documents and any merger, consolidation, sale of all or substantially all of our assets or other major corporate transactions requiring stockholder approval. In addition, this concentrated control may prevent or discourage unsolicited acquisition proposals or offers for our capital stock that you may feel are in your best interest as one of our stockholders. As a result, such concentrated control may adversely affect the market price of our Class A Common Stock.

Shares of Class B Common Stock will be convertible into shares of Class A Common Stock and will be automatically convert into shares of Class A Common Stock upon the occurrence of certain future events, generally including transfers, subject to limited excepts set forth in the Amended Charter. The conversion of Class B Common Stock to Class A Common Stock will have the effect, over time, of increasing the relative voting power of those holders of Class B Common Stock who retain their shares in the long term. As a result, it is possible that one or more of the persons or entities holding our Class B Common Stock could gain significant voting control as other holders of Class B Common Stock sell or otherwise convert their shares into Class A Common Stock.

The Amended Charter provides for a dual-class multiple voting Common Stock structure, and we cannot predict the effect this structure of our Common Stock may have on the market price of our Class A Common Stock.

We cannot predict whether having an Amended Charter that permits the issuance of multiple voting shares in a dual-class structure will result in a lower or more volatile market price of our Class A Common Stock, adverse publicity or other adverse consequences. For example, certain index providers have announced and implemented restrictions on including companies with multiple-class share structures in certain of their indices. In July 2017, FTSE Russell announced that it would require new constituents of its indices to have greater than 5% of the company’s voting rights in the hands of public stockholders, and S&P Dow Jones announced that it would no longer admit companies with multiple-class share structures to certain of its indices. Affected indices include the Russell 2000 and the S&P 500, S&P MidCap 400 and S&P SmallCap 600, which together make up the S&P Composite 1500. Also in 2017, MSCI, a leading stock index provider, opened public consultations on its treatment of no-vote and multi-class structures and temporarily barred new multi-class listings from certain of its indices; however, in October 2018, MSCI announced its decision to include equity securities “with unequal voting structures” in its indices and to launch a new index that specifically includes voting rights in its eligibility criteria. Under such announced and implemented policies, the dual-class structure of our common stock would make us ineligible for inclusion in certain indices and, as a result, mutual funds, exchange-traded funds and other investment vehicles that attempt to passively track those indices would not invest in our Class A Common Stock. These policies are relatively new and it is unclear what effect, if any, they will have on the valuations of publicly-traded companies excluded from such indices, but it is possible that they may adversely affect valuations, as compared to similar companies that are included. Due to the dual-class structure of our common stock, we will likely be excluded from certain indices and we cannot assure you that other stock indices will not take similar actions. Given the sustained flow of investment funds into passive strategies that seek to track certain indices, exclusion from certain stock indices would likely preclude investment by many of these funds and could make our Class A Common stock less attractive to other investors. As a result, the market price of our Class A Common stock could be adversely affected.

We will be considered a “controlled company” within the meaning of Nasdaq listing standards and, as a result, will qualify for, and may rely on, exemptions from certain corporate governance requirements. You will not have the same protections afforded to shareholders of companies that are subject to such requirements.

SoundHound AI has a dual class structure and upon the Closing, SoundHound Founders exchanged their shares of SoundHound Class B Common Stock for shares of Class B Common Stock of SoundHound AI which allows SoundHound Founders to also control a majority of the voting power of SoundHound AI after the Closing.

SoundHound AI qualifies as a “controlled company” within the meaning of the corporate governance standards of Nasdaq. Under these rules, a listed company of which more than 50% of the voting power is held by an individual, group or another company is a “controlled company” and may elect not to comply with certain corporate governance requirements, including the requirement that (i) a majority of our board of directors consist of independent directors, (ii) we have a compensation committee that is composed entirely of independent directors and (iii) director nominees be selected or recommended to the board by independent directors. It is not our intention to elect not to comply with all of these corporate governance requirements after the Closing, in that SoundHound AI Board is expected to consist of a majority of independent directors. We may, however, elect not to have a compensation committee consisting entirely of independent directors and our directors may not be nominated or selected solely by independent directors.

SoundHound AI may in the future rely on the corporate governance exemptions as we adopted the dual class common stock structure reflected in our Amended and Restated Charter and qualify as a controlled company. To the extent we will rely on any of these exemption, holders of our Class A Common Stock will not have the same protections afforded to shareholders of companies that are subject to all of the corporate governance requirements of Nasdaq and we cannot predict the impact this may have on the price of our Class A Common Stock.

Delaware law and provisions in our charter documents could make a merger, tender offer, or proxy contest difficult, thereby depressing the trading price of our common stock.

The Amended Charter, Amended Bylaws, and Delaware law contain provisions that could depress the trading price of our common stock by acting to discourage, delay, or prevent a change of control of SoundHound AI or changes in SoundHound AI that our management or stockholders may deem advantageous. Among other things, Amended Charter and Amended Bylaws include the following provisions:

•        a classified board of directors so that not all members of our board of directors are elected at one time;

•        permit the board of directors to establish the number of directors and fill any vacancies and newly created directorships;

•        provide that directors may only be removed for cause;

•        require super-majority voting to amend certain provisions of Amended Charter;

•        authorize the issuance of “blank check” preferred stock that our board of directors could use to implement a stockholder rights plan;

•        eliminates the ability of our stockholders to call special meetings of stockholders, except to the extent otherwise provided in the Amended Bylaws;

•        prohibit stockholder action by written consent, except to the extent otherwise provided in the Amended Bylaws, which requires all stockholder actions to be taken at a meeting of our stockholders;

•        provide that the board of directors is expressly authorized to make, alter, or repeal our Amended Bylaws; and

•        establish advance notice requirements for nominations for election to our board of directors or for proposing matters that can be acted upon by stockholders at annual stockholder meetings.

These provisions, alone or together, could delay or prevent hostile takeovers and changes in control or changes in our management. As a Delaware corporation, we are also subject to provisions of Delaware law. Pursuant to the Amended Charter, we have opted out of Section 203 of the DGCL, which prevents interested stockholders, such as certain stockholders holding more than 15% of our outstanding common stock, from engaging in certain business combinations unless (i) prior to the time such stockholder became an interested stockholder, our board of directors approved the transaction that resulted in such stockholder becoming an interested stockholder, (ii) upon consummation of the transaction that resulted in such stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of our common stock, or (iii) following board approval, such business combination receives the approval of the holders of at least two-thirds of our outstanding common stock not held by such interested stockholder at an annual or special meeting of stockholders. However, our Amended Charter includes provisions similar to the provisions contained in Section 203 of the DGCL, which are designed to limit SoundHound AI’s ability to enter into certain business combination transactions within a three (3) year period following the adoption of the Amended Charter.

Any provision of our Amended Charter, our Amended Bylaws, or Delaware law that has the effect of delaying, preventing, or deterring a change in control could limit the opportunity for our stockholders to receive a premium for their shares of our common stock and could also affect the price that some investors are willing to pay for our common stock.

Risks Related to U.S. and International Taxation Generally

Changes in tax laws or exposure to additional income tax liabilities could affect SoundHound AI’s future profitability.

Factors that could materially affect SoundHound AI’s future effective tax rates include but are not limited to:

•        changes in tax laws or the regulatory environment;

•        changes in accounting and tax standards or practices;

•        changes in the composition of operating income by tax jurisdiction; and

•        SoundHound AI’s operating results before taxes.

Because SoundHound AI does not have a long history of operating at its present scale and it has significant expansion plans, SoundHound AI’s effective tax rate may fluctuate in the future. Future effective tax rates could be affected by operating losses in jurisdictions where no tax benefit can be recorded under GAAP, changes in the composition of earnings in countries with differing tax rates, changes in deferred tax assets and liabilities, or changes in tax laws.

On December 22, 2017, the Tax Cuts and Jobs Act of 2017 (the “Tax Act”), was signed into law making significant changes to the Internal Revenue Code of 1986, as amended (the “Code”). In particular, sweeping changes were made to the U.S. taxation of foreign operations. Changes include, but are not limited to, a permanent reduction to the corporate income tax rate, limiting interest deductions, adopting elements of a territorial tax system, assessing a repatriation tax or “toll-charge” on undistributed earnings and profits of U.S.-owned foreign corporations, and introducing certain anti-base erosion provisions, including a new minimum tax on global intangible low-taxed income and base erosion and anti-abuse tax. The new legislation had no effect on SoundHound AI’s 2018 and 2019 or 2020 provision for income taxes because SoundHound AI incurred losses in the U.S. in these years, and the management set up a full valuation allowance against its U.S. federal and states deferred tax assets.

In addition to the impact of the Tax Act on SoundHound AI’s federal taxes, the Tax Act may impact its taxation in other jurisdictions, including with respect to state income taxes. State legislatures have not had sufficient time to respond to the Tax Act. Accordingly, there is uncertainty as to how the laws will apply in the various state jurisdictions. Additionally, other foreign governing bodies may enact changes to their tax laws that could result in changes to SoundHound AI’s global tax position and materially adversely affect its business, results of operations and financial condition. Additionally, the IRS and several foreign tax authorities have increasingly focused attention on intercompany transfer pricing with respect to sales of products and technologies and the use of intangibles. Tax authorities could disagree with SoundHound AI’s future intercompany charges, cross-jurisdictional transfer pricing or other matters and assess additional taxes. If SoundHound AI does not prevail in any such disagreements, its profitability may be affected.

SoundHound AI’s ability to use its net operating loss carryforwards and certain other tax attributes may be limited.

As of December 31, 2021, SoundHound AI had $301.5 million of U.S. federal and $102.9 million of state net operating loss carryforwards available to reduce future taxable income. Of the $301.5 million in U.S. federal net operating loss carryforwards, $212.9 million will be carried forward indefinitely for U.S. federal tax purposes and $88.6 million will begin to expire in 2025. $102.9 million of SoundHound AI’s U.S. state net operating loss carryforwards will begin to expire in 2028. It is possible that SoundHound AI will not generate taxable income in time to use these net operating loss carryforwards before their expiration or at all. Under legislative changes made in December 2017, U.S. federal net operating losses incurred in 2018 and in future years may be carried forward indefinitely, but the deductibility of such net operating losses is limited. It is uncertain if and to what extent various states will conform to the newly enacted federal tax law. In addition, the federal and state net operating loss carryforwards and certain tax credits may be subject to significant limitations under Section 382 and Section 383 of the Code, respectively, and similar provisions of state law. Under those sections of the Code, if a corporation undergoes an “ownership change,” the corporation’s ability to use its pre-change net operating loss carryforwards and other pre-change attributes, such as research tax credits, to offset its post-change income or tax may be limited. In general, an “ownership change” will occur if there is a cumulative change in SoundHound AI’s ownership by “5-percent shareholders” that exceeds 50 percentage points over a rolling three-year period. Similar rules may apply under state tax laws. SoundHound AI has not yet undertaken an analysis of whether the Business Combination constitutes an “ownership change” for purposes of Section 382 and Section 383 of the Code. In addition, certain U.S. states have imposed additional limitations on the use of net operating loss carryforwards not otherwise imposed on the use of U.S. federal net operating loss carryforwards and may impose additional limitations in the future.

Unanticipated changes in effective tax rates or adverse outcomes resulting from examination of our income or other tax returns could adversely affect our financial condition and results of operations.

We are subject to income taxes in the United States and other jurisdictions, and our tax liabilities will be subject to the allocation of expenses in differing jurisdictions. Our future effective tax rates could be subject to volatility or adversely affected by a number of factors, including:

•        changes in the valuation of our deferred tax assets and liabilities;

•        expected timing and amount of the release of any tax valuation allowances;

•        tax effects of stock-based compensation;

•        costs related to intercompany restructurings;

•        changes in tax laws, regulations or interpretations thereof; or

•        lower than anticipated future earnings in jurisdictions where we have lower statutory tax rates and higher than anticipated future earnings in jurisdictions where we have higher statutory tax rates.

In addition, we may be subject to audits of our income, sales and other transaction taxes by taxing authorities. Outcomes from these audits could have an adverse effect on our financial condition and results of operations.

USE OF PROCEEDS

All of the securities offered by the Selling Securityholders pursuant to this prospectus will be sold by the Selling Securityholders for their respective accounts. We will not receive any of the proceeds from these sales.

Assuming the cash exercise of all outstanding Warrants, we will receive an aggregate of approximately $78.9 million. We expect to use the net proceeds from the exercise of the Warrants, if any, for working capital and general corporate purposes. We will have broad discretion over the use of any proceeds from the exercise of the Warrants. There is no assurance that the holders of the Warrants will elect to exercise any or all of their Warrants. To the extent that any Warrants are exercised on a “cashless basis,” the amount of cash we would receive from the exercise of the Warrants will decrease.

The Selling Securityholders will pay any underwriting discounts and commissions and expenses for brokerage, accounting, tax or legal services or any other expenses incurred by the Selling Securityholders in disposing of the securities. We will bear the costs, fees and expenses incurred in effecting the registration of the securities covered by this prospectus, including all registration and filing fees, Nasdaq listing fees and fees and expenses of our counsel and our independent registered public accounting firm.

DETERMINATION OF OFFERING PRICE

The offering price of the shares of Class A Common Stock underlying the Warrants offered hereby is determined by reference to the exercise price of the Warrants of $11.50 per share. The Warrants are listed on Nasdaq under the symbol “SOUNW”

We cannot currently determine the price at which shares of our Class A Common Stock may be sold by the Selling Securityholders under this prospectus.

MARKET INFORMATION FOR CLASS A STOCK AND DIVIDEND POLICY

Market Information

Our Class A Common Stock and Warrants are currently listed on Nasdaq under the symbols “SOUN” and “SOUNW,” respectively. Prior to the consummation of the Business Combination, ATSP’s units, subunits, and warrants were listed on the Nasdaq Stock Market, under the symbols “ATSPU,” “ATSPT,” and “ATSPW,” respectively. As of April 26, 2022, upon the completion of the Business Combination, there were approximately 39 holders of record of our Class A Common Stock, three holders of record of our Class B Common Stock, and three holders of record of our Warrants. Our Class B Common Stock is not listed on any exchange and we do not intend to list the Class B Common Stock on any exchange or stock market.

Dividend Policy

We have not paid any cash dividends on our Class A Common Stock to date. The payment of cash dividends in the future will be dependent upon our revenues and earnings, if any, capital requirements and general financial condition. The payment of any cash dividends will be within the discretion of our Board at such time. We do not anticipate declaring any cash dividends to holders of our Class A Common Stock in the foreseeable future.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS OF ATSP

The following discussion and analysis of our financial condition and results of operations should be read in conjunction with our audited financial statements and the notes related thereto which are included elsewhere in this prospectus. Some of the information contained in this discussion and analysis or set forth elsewhere in this prospectus, including information with respect to SoundHound’s plans and strategy for its business and related financing, includes forward-looking statements that involve risks and uncertainties. As a result of many factors, including those factors set forth in the “Risk Factors” section of this prospectus, our actual results could differ materially from the results described in or implied by the forward-looking statements contained in the following discussion and analysis.

References to “ATSP,” the “Company,” “Archimedes Tech SPAC Partners Co.” “our,” “us” or “we” refer to Archimedes Tech SPAC Partners Co. The following discussion and analysis of the Company’s financial condition and results of operations should be read in conjunction with the audited financial statements and the notes thereto contained elsewhere in this report. Certain information contained in the discussion and analysis set forth below includes forward-looking statements that involve risks and uncertainties.

Overview

We were formed on September 15, 2020 for the purpose of entering into a merger, share exchange, asset acquisition, stock purchase, recapitalization, reorganization or other similar business combination with one or more target businesses (the “Business Combination”). Our efforts to identify a prospective target business will not be limited to a particular industry or geographic region, though we intend to focus our search on a business operating in the technology industry. We intend to utilize cash derived from the proceeds of this offering, our securities, debt or a combination of cash, securities and debt, in effecting a Business Combination.

All activity through December 31, 2021 relates to our formation, IPO, which was consummated on March 15, 2021, the search for a prospective initial Business Combination target, and efforts toward consummating the initial Business Combination.

On November 15, 2021, we entered into a definitive merger agreement with SoundHound Inc., a voice artificial intelligence company, pursuant to which the two companies agreed to consummate a Business Combination (the “Merger Agreement”). The total consideration to be paid to SoundHound Inc. is $2 billion in equity of the Company, with outstanding SoundHound Inc. stock options and warrants included on a net exercise basis. In connection with the Business Combination, certain accredited investors committed to purchase 11.1 million shares of Class A Common Stock of the combined company at a price of $10.00 per share, for total gross proceeds of $111 million, in a private placement that is scheduled to close concurrently with the Business Combination.

Additional information about the Merger Agreement and related transactions can be found in the Current Report on Form 8-K filed on November 16, 2021 and in the Amendment No. 1 to Form S-4 filed on February 14, 2022.

Results of Operations

As of December 31, 2021, we have not commenced any operations. All activity for the period from September 15, 2020 (inception) through December 31, 2021 relates to our formation, IPO and, after our IPO, identifying a target company for a Business Combination. We will not generate any operating revenues until after the completion of our initial Business Combination, at the earliest. We will generate non-operating income in the form of interest income from the proceeds derived from the IPO and placed in the Trust Account.

For the year ended December 31, 2021, we had a net loss of $981,884, which was comprised of operating costs of $1,015,260, interest income of $10,583 from marketable securities held in our Trust Account, and unrealized gain on change in fair value of warrants of $22,793.

For the period from September 15, 2020 (inception) through December 31, 2020, we had a net loss of $716, which was comprised of operating costs of $716.

Liquidity and Capital Resources

On March 15, 2021, we consummated the IPO of 12,000,000 Public Units at a price of $10.00 per Public Unit, generating gross proceeds of $120,000,000. Simultaneously with the closing of the IPO, we consummated the sale of 390,000 Private Units at a price of $10.00 per Private Unit in a private placement to the Sponsor and EarlyBirdCapital, generating gross proceeds of $3,900,000.

On March 19, 2021, the underwriters partially exercised the over-allotment option to purchase 1,300,000 Public Units, at a purchase price of $10.00 per Public Unit, generating gross proceeds of $13,000,000. In connection with the underwriters’ exercise of their over-allotment option, we also consummated the sale of an additional 26,000 Private Units at $10.00 per Private Unit to the Sponsor and EarlyBirdCapital, generating gross proceeds of $260,000.

Following the closing of the IPO on March 15, 2021 and the underwriters’ partial exercise of over-allotment option on March 19, 2021, $133,000,000 from the net proceeds of the sale of the Public Units in the IPO and the sale of the Private Units was placed in the Trust Account and the remaining net proceeds was deposited in our operating bank account.

As of December 31, 2021, we had $235,295 of cash held outside of the Trust Account for our working capital needs.

Prior to the completion of the IPO, our liquidity needs had been satisfied through a payment from the Sponsor of $25,000 for the founder shares, and the loan under an unsecured promissory note from the Sponsor of $125,000. We fully paid the note to the Sponsor on March 15, 2021. Subsequent to the consummation of the IPO and Private Placement, our liquidity needs have been satisfied through the proceeds from the consummation of the Private Placement not held in the Trust Account.

In addition, in order to finance transaction costs in connection with a Business Combination, our Sponsor, initial stockholders, officers, directors and their affiliates may, but are not obligated to, provide us Working Capital Loans. To date, there were no amounts outstanding under any Working Capital Loans.

We anticipate that the $235,295 outside of the Trust account as of December 31, 2021 will not be sufficient to allow us to operate for at least the next 12 months, assuming that a Business Combination is not consummated during that time. Moreover, we may need to obtain additional financing to consummate our Initial Business Combination but there is no assurance that new financing will be available to us on commercially acceptable terms. Furthermore, if we are not able to consummate a Business Combination by September 15, 2022, it will trigger our automatic winding up, liquidation and dissolution. These conditions raise substantial doubt about our ability to continue as a going concern.

Critical Accounting Policies and Estimates

The preparation of the financial statements in conformity with US GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of expenses during the reporting period. Actual results could differ from those estimates. We have identified the following as our critical accounting policies:

Common Stock Subject to Possible Redemption

The Company accounts for its common stock subject to possible redemption in accordance with the guidance in Accounting Standards Codification (“ASC”) Topic 480 “Distinguishing Liabilities from Equity.” Common stock subject to mandatory redemption (if any) is classified as a liability instrument and is measured at fair value. Conditionally redeemable common stock (including common stock that feature redemption rights that are either within the control of the holder or subject to redemption upon the occurrence of uncertain events not solely within the Company’s control) is classified as temporary equity. At all other times, common stock is classified as stockholders’ equity. The Company’s Class A Common stock feature certain redemption rights that is considered to be outside of the Company’s control and subject to the occurrence of uncertain future events. Accordingly, common stock subject to possible redemption is presented at redemption value as temporary equity, outside of the stockholders’ equity section of the Company’s balance sheet.

Net Income (Loss) Per Common Share

The Company complies with accounting and disclosure requirements of FASB ASC 260, Earnings Per Share. The statements of operations include a presentation of income (loss) per redeemable Public Share and income (loss) per founder non-redeemable share following the two-class method of income (loss) per share. In order to determine the net income (loss) attributable to both the public redeemable shares and founder non-redeemable shares, the Company first considered the total income (loss) allocable to both sets of shares. This is calculated using the total net income (loss) less any dividends paid. For purposes of calculating net income (loss) per share, any remeasurement of the accretion to redemption value of the common stock subject to possible redemption was considered to be dividends paid to the public stockholders. Subsequent to calculating the total income (loss) allocable to both sets of shares, the Company split the amount to be allocated using a ratio of 72.8% for the Public Shares and 27.2% for the founder non-redeemable shares for the year ended December 31, 2021, reflective of the respective participation rights.

Off-Balance Sheet Arrangements

As of December 31, 2021, we did not have any off-balance sheet arrangements as defined in Item 303(a)(4)(ii) of Regulation S-K.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF
FINANCIAL CONDITION AND RESULTS OF OPERATIONS OF SOUNDHOUND

You should read the following discussion and analysis of SoundHound’s financial condition and results of operations together with our consolidated financial statements and the related notes appearing at the end of this prospectus. Some of the information contained in this discussion and analysis or set forth elsewhere in this prospectus, including information with respect to SoundHound’s plans and strategy for its business and related financing, includes forward-looking statements that involve risks and uncertainties. As a result of many factors, including those factors set forth in the “Risk Factors” section of this prospectus, our actual results could differ materially from the results described in or implied by the forward-looking statements contained in the following discussion and analysis. Unless otherwise indicated or the context otherwise requires, references in this section to “SoundHound,” “we,” “us,” “our” and other similar terms refer to SoundHound, Inc. and its subsidiaries prior to the Business Combination, which will be the business of SoundHound AI, Inc. and its consolidated subsidiaries after giving effect to the Business Combination.

Company Overview

We are a leading innovator of conversational intelligence, offering an independent Voice AI platform that enables businesses across industries to deliver high-quality conversational experiences to their customers. Built on proprietary Speech-to-Meaning, Deep Meaning Understanding and Collective AI breakthrough technologies developed over the past 16 years, our advanced Voice AI platform provides exceptional speed and accuracy and enables humans to interact with products and services like they interact with each other — by speaking naturally.

We believe voice-enabled conversational user interface is a more natural interface for nearly all use cases, and product creators should have the ability to design, customize, differentiate, innovate and monetize the interface to their own product, as opposed to outsourcing it to a third-party assistant. For example, using SoundHound, businesses can voice-enable their products so consumers can say things like, “Turn off the air conditioning and lower the windows,” while in their cars, “Find romantic comedies released in the last year,” while streaming on their TV and even place food orders before arriving at a restaurant by talking to their cars, TVs or other IoT devices. Additionally, SoundHound’s technology can address complex user queries such as, “Show me all restaurants within half a mile of the Space Needle that are open past 9pm on Wednesdays and have outdoor seating,” and follow-on qualifications such as “Okay, don’t show me anything with less than 3 stars or fast food.”

The SoundHound developer platform, Houndify, is an open-access platform that allows developers to leverage SoundHound’s Voice AI technology and a library of over 100 content domains, including commonly used domains for points of interest, weather, flight status, sports and more. Houndify’s Collective AI is an architecture for connecting domain knowledge that encourages collaboration and contribution among developers, is always learning, and is greater than the sum of its parts — ensuring the platform continues to become smarter at a faster rate.

SoundHound’s technology is live in production and at scale with companies around the globe, including Hyundai, Mercedes-Benz, Pandora, Deutsche Telekom, Snap, VIZIO, KIA and Stellantis. Houndify traffic has experienced 10x growth in the past 2 years, with 2x growth in approximately 6 months through June of this year. As a result, we have surpassed 1 billion annual queries in 2021.

Our current partners span multiple industries and geographies, and together have a combined reach of over 2 billion end users. By growing these strategic relationships, our year-over-year revenues have grown by more than 50% over the past three years. We project to exceed $1.0 billion in annual gross revenues within 5 years, and as a testament to the strength of our current revenue-generating strategic partnerships, a sizeable portion of this future revenue is expected to come from existing customers.

Our market position is strengthened by the technical barriers to entry in the Voice AI space, which tend to discourage new market participants. Furthermore, our technology is backed by significant investments in intellectual property, with over 227 patents granted or pending, spanning multiple fields including speech recognition, natural language understanding, machine learning, monetization and more. We have achieved this critical momentum in part thanks to a long-tenured leadership team with deep expertise and proven ability to attract and retain talent. We believe that SoundHound has extensive technical expertise and a proven track record of innovation and value creation for us to continue to attract customers in the growing market for Voice AI transactions, which is estimated to grow to $160.0 billion by 2026.

We believe that SoundHound is well-positioned to fill the growing void and demand for an independent Voice AI platform. The Voice AI offerings from big tech companies are primarily an extension of their more core services and offerings. Rather than strengthening a customer’s product, it can take over the entire experience, thus disintermediating the company’s brand, users and data. As a result, brands relying on big tech mostly lose their ability to innovate, differentiate and customize. In some cases, these providers even compete with the products they support, making them increasingly less attractive as a choice for a voice interface.

The alternative options are generally legacy vendors tending to use dated technologies at a high price. Furthermore, many of these technologies still require significant effort by the product creators to turn them into solutions that can compete with the quality of the big tech offering, which in many cases is not practical. Due to the high barrier to entry in Voice AI, there are not many independent players.

This creates a unique opportunity for SoundHound: we provide disruptive technologies that are superior to the alternatives, with better terms, allowing customers to maintain their brand, control the user experience, get access to the data and define their own privacy policies, while being able to customize, differentiate, innovate and monetize.

When it comes to criteria for adoption, our goal is to win on every dimension. The first two criteria customers typically consider are technology and brand control. We strive to provide our customers with the best technology, and we provide a white label solution giving our customers control of their brands. In some industries you may have to choose between technology and brand control. In our case, we offer our customers the best of both, we enable them to offer disruptive technologies to their users while maintaining control of their brand and user experience.

With our disruptive monetization strategy, we also provide an additional path to monetization for our customer base. By choosing our platform, product creators can generate additional revenue while making their product better using Voice AI, providing further incentive to choose our platform.

We believe that we offer a superior ecosystem, benefitting from our Collective AI product architecture along with offering customers definable privacy controls, which are becoming increasingly important in the industry of Voice AI. Additionally, there is no conflict of interest between us and our partners and customers as we do not compete with them (as some other Voice AI vendors do). We also offer edge and hybrid solutions. This means our technology can optionally run without a cloud connection for increased flexibility and privacy. Our focus is on delivering the most advanced Voice AI in the world and thus allowing our partners to differentiate and innovate their overall experiences for their brands.

We strongly believe that product creators know their product and users best. The idea of a single third-party assistant taking over their product is not reflective of our anticipated future. We envision that every product will have its own identity, and they will have Voice AI customized in different ways. They can each tap into a single Collective AI to access the ever-growing set of domains, but the product creators can innovate on top of Collective AI and create value for the end users in their own way. This is the future that we are focusing on enabling.

When a product is voice enabled, we see three stages of integration and value propositions. The first stage is to enable the core use cases of the product. For example, the product could be a TV, a coffee machine, a car, a wearable device, a robot, a smart speaker or an appliance, and with your voice you can control the functionality of the device and the product. On a TV, you can ask it to change the channel, increase the volume, rewind by 30 seconds, search for movies and even add personalization by adding a TV show to your favorites. Note that this is different from adding a third-party voice assistant to the product. Our view is that every product needs to have an interface, and voice-AI is a natural and compelling interface that unlocks new use cases and potential. Consider just the simple example of rewinding or fast forwarding by a specific duration. That is a command that can be done with voice within a few seconds, but it can take many steps to do using alternative interfaces such as a remote control or a companion app.

Once the core features of a product are voice-enabled, it can be further enhanced in the second stage of integration: the addition of third-party content and domains. SoundHound has extensive partnerships with content providers and, through these partnerships, can fulfill many needs of our customers. For example, your TV, car or even a coffee machine can answer questions about weather, sports scores, stock prices or flight status, and even search for local businesses. The addition of these public domains further enhances the value proposition of the product.

Finally, as the third step, you enter the world of monetization where you can add features that deliver value to the end user, and also generate revenues that we share with the product creators. To summarize with an example, imagine walking up to your coffee machine and asking for a triple shot extra hot latte. While you are waiting for your drink, you can ask for weather and sports scores, and if you desire, you can even order bagels from your favorite nearby bakery.

There are three pillars to our revenue model. The first pillar is Product Royalties, where we voice enable a product and the product creator pays us a royalty based on volume, usage or duration. SoundHound collects royalties when Houndify is placed in a car, smart speaker or an appliance, for example.

The second pillar is Service Subscription. This is when, for example, SoundHound enables customer service or food ordering for restaurants or content management, appointments and voice commerce. And, for that, we generate subscription revenue from the service providers. Pillars one and two can grow independently and they are proven, established business models.

The third pillar creates a monetization ecosystem that brings the services from pillar two to the products in pillar one. When the users of a voice-enabled product in pillar one access the voice-enabled services of pillar two, these services generate new leads and transactions. SoundHound generates monetization revenue from the services for generating these leads and transactions, and we will share the revenue with the product creators of pillar one. For example, when the driver of a voice-enabled car places an order to a restaurant that’s also voice enabled, we will have unlocked a seamless transaction. Accordingly, the restaurant will pay us for that order, and we will share that revenue with the product creator or the car manufacturer. In this example, each party receives value in the ecosystem. The restaurant is happy because they generated a new lead and booked a sale. The user is happy because they have received value through a natural ordering process, simply by speaking to their car. And the car manufacturer is happy because they delivered value to the end user and generated additional revenue from the usage of their product. During the years presented in this prospectus we have not generated revenue from leads and transactions on voice-enabled products from voice-enabled services other than from the SoundHound music identification app. Going forward, SoundHound expects monetization revenue to be generated through a combination of advertising revenue from the music identification app and from leads and transactions on voice-enabled products from voice-enabled services.

We expect this disruptive, three-pillar business model will create a monetization flywheel; as more products integrate into our platform, more users will use it and more services will choose to integrate as well. This creates even more usage, and results in a flow of revenue share to product creators, which further encourages even greater adoption and integration with our platform and the cycle will perpetually continue and expand. This ecosystem increases adoption and increases our addressable market. All three pillars contribute to our revenues today in 2022. While the majority of the contribution is currently from our first pillar of royalties, over time, the subscription and monetization portions are expected to grow and make a bigger contribution to our overall revenue.

Recent Developments

ATSP Merger

On November 15, 2021, SoundHound entered into the Merger Agreement with ATSP, a special purpose acquisition company. Effective at the time of the Business Combination, a merger subsidiary of ATSP merged with and into SoundHound, with SoundHound surviving the merger and becoming a wholly-owned subsidiary of ATSP. Upon the Closing of the Business Combination, ATSP changed its name to SoundHound AI, Inc. Cash proceeds of the Business Combination were funded through a combination of cash held in trust by ATSP (following satisfaction of redemptions by public stockholders), and $111.0 million in aggregate gross proceeds from the PIPE Investment that will close substantially contemporaneously with the Closing of the Business Combination. As of December 31, 2021, SoundHound had $21.6 million in cash and cash equivalents. After giving effect to these transactions, SoundHound could receive up to $244.0 million in gross proceeds (assuming that there are no redemptions by ATSP public stockholders, and including proceeds from the PIPE Investment), which are intended to be used for general corporate purposes, including investments in sales, marketing and advancement of product development, but which may also be used to acquire other companies in the Voice AI industry. SoundHound has not entered into any agreements to acquire companies in the Voice AI industry, nor does it require consummation of mergers or acquisitions of other businesses to achieve its stated goals. That said, if there are candidates that makes strategic, operational and financial sense, the Company may consider such opportunities from time to time as they become available.

Accounting Impact of the Business Combination

The Business Combination was accounted for as a “reverse recapitalization,” with no goodwill or other intangible assets recorded, in accordance with GAAP. A reverse recapitalization does not result in a new basis of accounting, and the financial statements of the combined entity represent the continuation of the financial statements of SoundHound in many respects.

Under this method of accounting, Archimedes is treated as the “acquired” company for financial reporting purposes. For accounting purposes, SoundHound is deemed to be the accounting acquirer in the transaction and, consequently, the transaction was treated as a recapitalization of SoundHound (i.e., a capital transaction involving the issuance of stock by ATSP for the stock of SoundHound). Accordingly, the consolidated assets, liabilities and results of operations of SoundHound became the historical financial statements of the Company, and ATSP’s assets, liabilities and results of operations were consolidated with SoundHound’s beginning on the acquisition date. Operations prior to the Business Combination will be presented as those of SoundHound in future reports. The net assets of SoundHound will be recognized at carrying value, with no goodwill or other intangible assets recorded.

Impact of COVID-19

As the full impact of the COVID-19 pandemic on our business continues to develop, we are closely monitoring the global situation. As a supplier to multiple industries, including the automotive industry, we are adversely impacted by the decline in the production of certain of our customers’ products in connection with the COVID-19 pandemic, including reductions in automotive production, chip shortages in the semiconductor industry and broader supply chain challenges across the globe. We are unable at this time to predict the full impact of COVID-19 on our operations, liquidity and financial results, and, depending on the magnitude and duration of the COVID-19 pandemic, such impact may be material. During the year ended December 31, 2021, the COVID-19 pandemic had an impact on our billings and revenue recognized from per unit royalties for Houndify Solutions which may also continue beyond fiscal year 2022. The extent of this impact is not currently determinable. However, we expect billings to increase as car manufacturers recover from delayed production due to the pandemic. Accordingly, it may not be indicative of future results and trends for reasons other than COVID-19 discussed herein may not be indicative of future operating results and trends. While we are unable to accurately predict the full impact that COVID-19 will have on our results from operations, financial condition, liquidity and cash flows due to numerous uncertainties, including the duration and severity of the pandemic and containment measures, these measures have impacted, and may continue to impact, our business, as well as our customers and consumers.

We have taken and plan to continue to take actions intended to mitigate the effects of the COVID-19 pandemic on our business. Among the efforts we have taken is a shift in a portion of our research and development and engineering workforces to support our professional service teams and their successful completion of customer project milestones to help mitigate the anticipated decline in revenues. We also reduced expenses by limiting discretionary spending, reducing third-party contractors, deferring the hiring of new employees and implementing a reduction in our workforce. In order to further conserve cash outflows, we implemented temporary reductions in salaries for our current named executive officers and other senior executives. We reduced our headcount during the year ended December 31, 2020, resulting in savings in payroll related expenses of $2.9 million. Further, our employees and executives received salary reductions during this same time period resulting in savings of $2.5 million. These cost-saving measures have since been restored during the year ended December 31, 2021.

SoundHound continues to monitor its operations and government recommendations and has modified its operations because of the COVID-19 pandemic, including making remote work more accessible to its employees. SoundHound does not yet know the full extent of potential impacts on our business and operations. Given the extant uncertainty, SoundHound cannot reasonably estimate the impact on our future results of operations, cash flows or financial condition.

Factors Affecting Our Operating Results

SoundHound believes that its performance and future success depend on many factors that present significant opportunities for us but also pose risks and challenges, including the following:

•        Investments in Technology.    Our business model since inception has been to invest significantly in our Houndify platform technology in the form of dedicated research and development. We will continue to invest in the development of our software platform to deliver consumers with continually improving value and delight. Our investments include continuous enhancements to our ASR and NLU models, investments in data to help refine and improve our underlying algorithms, and other costs to attract and retain a world-class technical workforce.

•        Revenue Growth.    Our commercial success, including acceptance and use of our applications, will depend on a number of factors, some of which are beyond our control, such as size of the market opportunity, successful integration with original equipment manufacturers (“OEM”), competition and demand from the public and members of the conversational AI community. Our product offerings have disruptive effects in the ways human interact with computers and we are developing new, innovative economic models that we believe will enhance value to customers, partners and shareholders. For our revenue growth to continue, we will need to invest in sales and marketing to ensure our messaging, capabilities and offerings are well understood and valued by customers. With our primary focus on enterprise customers, we also need to align with enterprise sales cycles, which can be longer than consumer cycles. Additionally, as we build new customer relationships, we continually focus on maintaining and growing our existing relationships through long-term partnerships through significant upfront investment in customer specific engineering projects. Our revenue consists of subscription revenue, royalties, and monetization revenues, which we consider recurring if our customer contract does not terminate the relationship and we continue to provide the customer with same or other services in the subsequent year. For example, if we perform a one-time non-recurring engineering project for a customer and that same customer engages with us afterwards for a Product Royalty contract, the revenue in both years, regardless of the specific service, would contribute towards our overall customer retention rate. By contrast, if SoundHound provides an annual subscription contract to a customer and that customer does not execute an agreement for services for the subsequent annual period, SoundHound would not consider that customer as retained. As determined on the foregoing basis, based on the number of customers to whom we provide services during one year compared to the prior year period, our customer retention rate for all periods presented in this prospectus is at least 90%.

•        Cost of Revenues.    The results of our business will depend in part on our ability to establish and increase our gross margins by scaling our business model and effectively managing our costs to produce our applications. Our revenue will be directly supported by data center investments in technology, both on premise and in the cloud. The associated workloads, along with supporting labor costs, will need to be managed effectively as we scale to improve our margins over time. Our Houndify platform is also powered by a library of over 100 content domains, including commonly used domains for points of interest, weather, flight status, sports and more.

•        Seasonality.    Our ability to accurately forecast demand for our technology could be negatively affected by many factors, including seasonal demand. We anticipate that we will experience fluctuations in customer and user demand based on seasonality. Given that we address markets across several different industry verticals, the associated overall seasonality impact to us may not be consistent year-to-year.

•        Development of International Markets.    We have rapidly expanded our capabilities and global reach. We have globalized our solution from 1 to 22 languages, with a roadmap of 38 languages and 114 acoustic variations. We view opportunities for conversational Voice AI to be global in reach, and we expect our growth to be fueled across multiple geographies.

•        Industry Risks.    The COVID-19 pandemic has adversely affected our business and results of operations as of December 31, 2021. The duration and extent to which the COVID-19 pandemic will continue to adversely impact our business and results of operations remains uncertain and could be material.

Basis of Presentation

The accompanying audited consolidated financial statements were prepared in accordance with U.S. GAAP for the year ended December 31, 2021 (“Fiscal 2021”) and December 31, 2020 (“Fiscal 2020”).

Components of Our Results of Operations

Revenues

SoundHound generates revenues through: (1) “Product Royalties,” meaning royalties from voice-enabled products which are driven by volume, usage or life of applicable products and are affected by number of devices, users and units of usage time, (2) “Service Subscriptions,” meaning subscription revenues, derived from monthly fees based on usage-based revenue, revenue per query or revenue per user and (3) “Monetization,” meaning revenues generated from focused ad targeting to users of products and services that employ our technologies. Currently, our monetization revenue is derived exclusively from our music identification application primarily in the form of ad impression revenue — revenue generated when an ad is shown in our music identification app — and, to a lesser extent, affiliate revenue for referrals to music stores for content sales and downloads of our premium music application.

“Houndified Products,” meaning products of our customers that employ SoundHound technology, and “Houndified Services,” meaning services provided to customers related to SoundHound technology, provide our customers with access to our Houndify platform over a contractual period without taking possession of the software. This generally includes revenues derived from up-front services (“professional services”) that develop and customize the Houndify platform to fit customers’ specific needs. These professional services are included in both our Product Royalties and Service Subscriptions revenues. Non-distinct professional services are recognized over the contractual life of the contract, whereas revenues from distinct professional services are recognized as the services are performed or when the services are complete depending on the arrangement.

We anticipate that we will experience fluctuations in our revenues from quarter-to-quarter due to a variety of factors, including the supply and demand of end user products such as automobiles, the size and success of our sales force and the number of users who are aware of and use our applications.

Operating Expenses

We classify our operating expenses into the following four categories, which are Cost of Revenues, Sales and Marketing, Research and Development, and General and Administrative. Excluding Cost of Revenues, each expense category includes overhead, including rent and related occupancy costs, which is allocated based on headcount.

Cost of Revenues

SoundHound’s cost of revenues are comprised of direct costs associated directly with SoundHound’s three revenue streams as described above. This primarily includes costs and depreciation related to hosting for cloud-based services, such as data centers, electricity charges, content fees and certain personnel-related expenses that are directly related to these revenue streams.

Sales and Marketing

Sales and marketing expenses consist of personnel-related expenses related costs of the sales and marketing team, promotional campaigns, advertising fees and other marketing related costs. Advertising costs are expensed to sales and marketing when incurred.

Research and Development

Our research and development expenses are our largest operating expense as we continue to develop our software platforms and produce new technological capabilities.

The costs of these activities consist primarily of personnel-related expenses, third-party consultants and costs associated with technological supplies and materials, along with other direct and allocated expenses such as facility costs, depreciation and other shared expenses. We expense research and development costs in the periods in which they are incurred. We expect that our research and development expenses will continue to increase as we continue to invest in development activities related to our current and future applications.

General and Administrative

General and administrative expenses consist of personnel-related costs, accounting and legal expenses, third-party consulting costs, insurance and allocated overhead including rent, depreciation and utilities.

We expect that our general and administrative expenses will increase due to our operations as a public company, including expenses related to compliance with the rules and regulations applicable to companies listed on a national securities exchange and related to compliance and reporting obligations pursuant to the rules and regulations of the SEC, as well as increased expenses for insurance (including director and officer insurance), investor relations activities and other administrative and professional services such as accounting, legal, regulatory and tax. We also expect our administrative expenses, including personnel related expenses, to increase as we increase our headcount and expand our facilities and information technology to support our operations as a public company. Our general and administrative expenses may fluctuate from period-to-period due to seasonality.

Interest Expense

Interest expense consists of stated interest incurred on our outstanding convertible notes and debt during the relevant periods, as well as the amortization of debt discounts and issuance costs over the life of the instruments or a shorter period if a lender can demand payment in the event certain events occur that are outside of the control of the Company.

The issuance of debt instruments with direct transaction costs and the bifurcation of embedded derivatives and warrant instruments has resulted in debt discounts. Direct transaction costs consist of various transaction fees, such as bank and legal fees, that are incurred upon issuance. Overall, the discounts from debt issuance costs result in an increased amount of interest expense over the amortization period.

Other Expense, Net

Change in Fair Value of Derivative and Warrant Liability

We account for certain warrants and conversion features as liabilities at fair value and adjust the instruments to fair value at each reporting period. We determined that the conversion feature associated with one of our debt instruments is a freestanding derivative instrument. The derivative and warrant liabilities’ changes in fair value that result from remeasurement at each balance sheet date is recognized in the Company’s Consolidated Statement of Operations and Comprehensive Loss as other expense, net.

Loss on Extinguishment of Convertible Note

We account for loss on extinguishment of debt instruments primarily when there is a difference between the repurchase price and the carrying amount of debt at the time of extinguishment. We recognize this within other expense, net on the Consolidated Statement of Operations and Comprehensive Loss.

Provision for Income Taxes

Income tax expense includes federal, state and foreign taxes and is based on reported income before income taxes. We are in a cumulative loss position for tax purposes based on historical earnings. As of December 31, 2021, the Company had net operating loss carry forwards of approximately $301.5 million and $102.9 million available to reduce future taxable income, if any, for both federal and state income tax purposes, respectively. Additionally, as of December 31, 2021 the Company had Germany net operating loss carryforwards of $3.4 million. The federal and state net operating loss carry forwards will start to expire in 2025 and 2028, respectively, with the exception of $212.9 million in federal net operating loss carryforwards, which can be carried forward indefinitely. The Germany net operating losses can be carried forward indefinitely. The Company also had federal and state research and development credit carry forwards of approximately $8.9 million and $8.0 million, respectively, at December 31, 2021. The federal credits will expire starting in 2029 if not utilized. State research and development tax credits will carry forward indefinitely.

In addition, we may in the future experience ownership changes as a result of changes in our stock ownership (some of which are not in our control). For these reasons, or other factors outside of our control, such as future regulatory or other changes, our ability to utilize our NOL carryforwards and other tax attributes to reduce future tax liabilities may be limited.

Results of Operations

The following table sets forth the significant components of our results of operations for Fiscal 2021 and Fiscal 2020 (in thousands):

	Year Ended December 31,		Change
	2021	2020	$	%
Revenues	$21,197	$13,017	$8,180	63%
Operating expenses:
Cost of revenues	6,585	5,863	722	12%
Sales and marketing	4,240	4,739	(499)	(11)%
Research and development	59,178	54,279	4,899	9%
General and administrative	16,521	14,140	2,381	17%
Total operating expenses	86,524	79,021	7,503	9%
Loss from operations	(65,327)	(66,004)	677	(1)%
Other expense, net
Interest expense	(8,342)	(2,269)	(6,073)	268%
Other expense, net	(5,415)	(5,396)	(19)	0%
Total other expense, net	(13,757)	(7,665)	(6,092)	79%
Loss before provision for income taxes	(79,084)	(73,669)	(5,415)	7%
Provision for income taxes	456	738	(282)	(38)%
Net loss	$(79,540)	$(74,407)	$(5,133)	7%

Revenues

The following table summarizes our revenues by type for Fiscal 2021 and Fiscal 2020 (in thousands):

	Year Ended December 31,		Change
	2021	2020	$	%
Product Royalties	$18,356	$10,372	$7,984	77%
Service Subscriptions	1,550	1,271	279	22%
Monetization	1,291	1,374	(83)	(6)%
	$21,197	$13,017	$8,180	63%
	Year Ended December 31,		Change
	2021	2020	$	%
Germany	$7,526	$3,339	$4,187	125%
United States	5,117	3,538	1,579	45%
Japan	3,797	3,496	301	9%
Korea	1,373	1,855	(482)	(26)%
France	2,616	618	1,998	323%
Other	768	171	597	349%
	$21,197	$13,017	$8,180	63%

Total revenues increased by $8.2 million, or 63%, in Fiscal 2021, compared to Fiscal 2020. Product Royalties revenue increased by $8.0 million during Fiscal 2021 compared to Fiscal 2020. $3.0 million of the increase is attributable to customers having production-ready Houndified Products for only part of Fiscal 2020, compared to the complete period of hosting services in Fiscal 2021. Professional services revenue increased by $4.1 million in Fiscal 2021, compared to Fiscal 2020. This was largely attributed to an additional $4.3 million due to a one-time contract modification to end a distinct professional service contract prior to completion with a customer in Germany. The additional $4.3 million in professional services revenue was partially offset by a $0.3 million decrease in one-time proof of concept projects from $0.6 million during Fiscal 2020 to $0.3 million during Fiscal 2021. For further information regarding our professional service revenue, see Note 3 “Revenue” to the consolidated financial statements as of December 31, 2021 included elsewhere in this prospectus. The remaining $0.9 million increase of total revenues was primarily due to increased usage on existing contracts.

The increase in Service Subscriptions revenue of $0.3 million, or 22%, is primarily due to an increased number of customers with production-ready Houndified Services and increased usage by end users during Fiscal 2021.

Monetization revenue decreased nominally during Fiscal 2021 due to a decrease in advertising revenue through decreased user impressions on the SoundHound music application.

We benefited from growth across Germany, the United States, Japan and France from scaling our Houndify Products with large automotive and device makers. The growth experienced from Fiscal 2021 compared to Fiscal 2020 was in-line with the overall trend of international growth in Germany and Japan in Fiscal 2020 compared to the year ended December 31, 2019 (“Fiscal 2019”). During the period from Fiscal 2020 compared to Fiscal 2019, the Company experienced a shift in revenue with an automobile manufacturer from the United States to Germany which resulted in a temporary decrease in revenue generated domestically. We have experienced additional growth of revenue of Houndified Products in new geographic regions of France and the United Kingdom of $2.0 million and $0.4 million, respectively, during Fiscal 2021 compared to Fiscal 2020. In France, our revenue increased due to distinct customization services sold to an existing large automotive company which also commenced production of our Houndified Product in their vehicles. We further experienced a $0.5 million decrease in revenue in Korea due to migrating customers from a music driven service to a Houndified Product for which there are usage delays during the transition phase. Revenue in both periods came principally from customers across the automotive and IoT sectors, with less significant amounts derived from other industry verticals.

Cost of Revenues

Cost of revenues increased by $0.7 million, or 12%, in Fiscal 2021, compared to Fiscal 2020. This was mainly due to increases in cloud hosting costs and, to a lesser extent, increases in salaries and benefits directly associated with revenues and costs for one of our data centers.

Research and Development

Research and development expenses increased by $4.9 million, or 9%, in Fiscal 2021, compared to Fiscal 2020. This increase in research and development expenses was primarily related to increases in our headcount in order to meet demands of our application usability increases, as well as the restoration of pre-COVID-19 personnel-related expenses, including wage increases to compensate for prior cost-saving measures taken during the pandemic. This was partially offset by a $0.8 million decrease in our third-party consulting expenses. Lastly, our facilities and allocated expenses increased as we diversified our headcount and general testing on our service technology.

Sales and Marketing

Sales and marketing expenses decreased $0.5 million, or 11%, in Fiscal 2021, compared to Fiscal 2020. This relatively small decrease was due to changing go-to market strategies. Furthermore, due to difficulties experienced during the COVID-19 pandemic, our headcount decreased to perform within our budget. However, we expect to increase sales and marketing expenses as we invest in obtaining new customers, expand existing customer relationships and enter new markets.

General and Administrative

General and administrative costs increased by $2.4 million, or 17%, in Fiscal 2021 compared to Fiscal 2020. This increase represents investments in our human resources, finance and legal functions, including increased personnel-related expenses as we prepare to function as a public entity. Our expansion efforts, focused both on geographical reach and service compatibility, led to an increase of operational costs and resources incurred. Expenses related to the proposed Business Combination also contributed to an increase in costs related to third-party specialists.

Interest Expense

Interest expense increased by $6.1 million, or 268%, during Fiscal 2021, compared to Fiscal 2020. This increase was attributable to a $30.0 million term loan and a $15.0 million convertible note draw, both of which were accompanied by issuances of related common stock warrants. As our debt balance significantly increased for the year, our interest expense, which is incurred monthly, and our amortized debt issuance costs have proportionally increased as well.

Other Expense, Net

The following table summarizes our other expenses by type that comprise the other expense, net account for Fiscal 2021 and Fiscal 2020 (in thousands):

	Year Ended December 31,		Change
	2021	2020	$	%
Interest income	$7	$168	$(161)	(96)%
Change in fair value of derivative and warrant liability	(4,920)	(1,806)	(3,114)	172%
Loss on extinguishment of convertible note	—	(3,775)	3,775	(100)%
Other expense, net	(502)	17	(519)	(3,053)%
Total other expense, net	$(5,415)	$(5,396)	$(19)	0%

Interest Income

Interest income decreased by $0.2 million, or 96%, in Fiscal 2021, compared to Fiscal 2020 due to the gradual liquidation of our short-term investments throughout the prior period then ended.

Change in Fair Value of Derivative and Warrant Liability

The change in fair value of derivative and warrant liability increased by $3.1 million, or 172%, in Fiscal 2021, compared to Fiscal 2020. This was primarily driven by the extinguishment of the warrant liability due to the exercise of Series C warrants in December 2021, which resulted in a $3.8 million loss on the Consolidated Statement of Operations and Comprehensive Loss to remeasure the liability immediately prior to exercise. Additionally, the increase was also attributed to a change in fair value of the embedded derivative from the issuance of our promissory note issued in June 2020. The fair value of the derivative liability increased by $1.1 million, representing a corresponding $1.1 million loss on the Consolidated Statement of Operations and Comprehensive Loss due to increases in probability assumptions of a change in control or SPAC transaction.

Loss on Extinguishment of Convertible Note

We did not record any losses on extinguishment of convertible note during Fiscal 2021. The loss on extinguishment of convertible note during Fiscal 2020 was attributable to the convertible note issued in May 2020 that was converted into shares of our Series D-3 and D-3A preferred stock in August 2020 at a loss.

Liquidity and Capital Resources

Sources and Uses of Liquidity

We have incurred net losses to date. In Fiscal 2021 and Fiscal 2020, we incurred a net loss of $79.5 million and $74.4 million, respectively. We expect to incur additional losses and increased operating expenses in future periods, including losses associated with expenses related to research and development, our expected increase in personnel and other expenses that we will be required to incur as a result of becoming a public company. As of December 31, 2021, we had an accumulated deficit of $386.7 million. SoundHound expects it will need further investment to support the growth of its business, continue its product and software development efforts and support its operations. We expect to incur additional substantial losses in the foreseeable future as a result of these research and development activities.

The Company has funded its operations primarily through equity and debt financings. To date, we have financed our operations principally from the sales and issuances of convertible notes and loans, shares of preferred stock, warrant issuances and to a lesser extent, revenue from contracts with customers. As of December 31, 2021 and 2020, we had cash and cash equivalents available for operations of $21.6 million and $43.7 million, respectively.

Our primary uses of cash are to fund our operations as we continue to grow our business. We will require a significant amount of cash for product development as we invest in our technology. We expect that our sales and marketing, general and administrative and research and development expenses will continue to increase as we increase our sales volume, expand our marketing efforts, increase our internal sales force to drive increased sales of our technology and continue research and development efforts to further enhance our products. We may also engage in future acquisitions, though we have no immediate plans or commitments to acquire other businesses.

We expect that our near and longer-term liquidity requirements will continue to consist of working capital and operating expenses associated with the investment in and growth of our business. As noted in the “Recent Developments” section above, SoundHound entered into a Merger Agreement with ATSP. SoundHound expects that it will receive up to $244.0 million in gross proceeds as a result of the Business Combination, before taking into consideration Business Combination related fees and the level of redemptions, which SoundHound expects will support its operations and investments in the near term.

Based on our current planned operations, we expect that our existing cash and anticipated net cash proceeds as a result of the Business Combination (including the proceeds of the Private Placement) will enable us to fund our operating expenses for at least 12 months from the date of this prospectus. In the event that we do not achieve revenue anticipated in our current operating plan, we have the ability and commitment to reduce operating expenses as necessary. The Company’s long-term success is dependent upon its ability to successfully raise additional capital, market its existing services, increase revenues and, ultimately, achieve profitable operations.

We have based our estimates as to how long we expect we will be able to fund our operations on assumptions that may prove to be wrong, and we could use our available capital resources sooner than we currently expect. In this case, we would be required to obtain additional financing sooner than currently projected, which may not be available to us on acceptable terms, or at all. Our failure to raise capital as and when needed would have a negative impact on our financial condition and our ability to pursue our business strategy.

Contractual and Other Obligations

Because we expect to continue significantly increasing our investments in software application and development, we enter into various contracts and agreements to increase our funding resources. Cash that is received through these obligations is used to meet both short- and long-term liquidity requirements as discussed above. These requirements generally include funding for the research and development of software, the development of applications that enable voice interaction, marketing programs, and personnel-related costs. The primary types of obligations into which we enter include contractual obligations, operating and finance lease obligations and a diversified spread of debt instruments.

Contractual Obligations

In August 2021, SoundHound entered into a cloud services agreement pursuant to which SoundHound expects to make committed payments totalling approximately $100 million over a seven-year period, with approximately 22% of the committed payments expected to be made during the first three years of the term.

We also enter into other contracts in the normal course of business with various vendors that generally provide for contract termination following a certain notice period. These contracts do not contain any minimum purchase commitments. Payments due upon cancellation under these contracts generally consist only of payments for services provided, expenses incurred up to the date of cancellation and de minimis termination penalties.

Operating and Finance Lease Obligations

We account for leases as finance or operating leases based on the lease classification criteria outlined in ASC Topic 842, Leases. Operating lease agreements include escalations in the base price of rent payment. We lease certain facilities under non-cancellable operating lease agreements that expire at various dates through 2029. Some leases include renewal options, which would permit extensions of the expiration dates at rates approximating fair market rental values. We also enter into finance leases to finance computer equipment and leasehold improvements. The finance leases are collateralized by the financed assets.

We have several office leases with remaining payment terms of 1-8 years. Additionally, we have operating lease commitments of $3.5 million over the next 12 months and $10.1 million payable over the subsequent eight years.

Debt Financing

Below are our material debt agreements as of December 31, 2021:

•        SNAP June 2020 Note — In June 2020, we issued the SNAP June 2020 Note to a lender in exchange for $15.0 million in cash proceeds. The note has an annual interest rate of 5% and a maturity date of June 26, 2022. All unpaid interest and principal are due and payable upon request of the lender on or after the maturity date. The principal amount and any unpaid accrued interest on the SNAP June 2020 Note are convertible into shares of ATSP Class A Common Stock upon Closing of the Business Combination at a conversion price equal to 0.80 times the price paid by investors in the PIPE Investment (or $8.00 per share). The outstanding principal balance and unpaid accrued interest are otherwise automatically convertible into equity shares in the next equity financing round if the financing round is at least $30.0 million, excluding the conversion of the SNAP June 2020 Note and any other indebtedness.

•        SVB March 2021 Note and SCI June 2021 Note — In March 2021, we entered into a loan and security agreement (“SVB March 2021 Note”) with a commercial bank to borrow $30.0 million and, concurrent therewith, issued such commercial bank warrant to 127,570 shares of SoundHound’s common stock during a ten-year exercise period at an exercise price of $20.37 per share. The loan bears interest at a rate equal to the greater of 9% or 5.75% above the prime rate determined in accordance with the loan and security agreement set forth in the loan documents (which is generally the prime rate published in The Wall Street Journal). Payments are interest-only for the first twelve months and are fully amortizing thereafter with a final payment amount of $1.1 million in addition to the principal balance. The term loan amortization date is April 1, 2022, with an opportunity for a six-month extension if certain performance milestones (the “Performance Milestones”) are met, including without limitation that on or prior to March 12, 2022, we can demonstrate either (a) we achieved, for our fiscal year ending December 31, 2021, revenue (determined according to GAAP) of at least Thirty-Five Million Dollars ($35.0 million) or (b) we have received, after the effective date of the SVB March 2021 Note but on or prior to March 31, 2022, unrestricted and unencumbered net cash proceeds in an amount equal to at least Eighty-Five Million Dollars ($85.0 million) from a single round of the sale of our equity securities or shares to investors. The maturity date of the loan is either September 1, 2024 or March 1, 2025, depending on meeting the Performance Milestones and could be earlier if, prior to April 26, 2022, the SNAP June 2020 Note is not converted into our equity securities. As of March 9, 2022, neither of the Performance Milestones have been met.

In June 2021, we issued the SCI June 2021 Note pursuant to a loan and security agreement with a lender to borrow up to a commitment amount of $15.0 million in $5.0 million increments along with warrants issued to purchase 63,785 shares of SoundHound’s common stock. Through December 31, 2021, we have borrowed $15.0 million. The loan bears interest at a rate equal to the greater of 9% or 5.75% above the prime rate as published in The Wall Street Journal. Payments are interest-only for the first twelve months and are fully amortizing thereafter with a final payment amount of 3.5% on the principal balance of each draw in addition to the face value of the note. The loan amortization date is June 1, 2022, with an opportunity for a six-month extension if the Performance Milestones are met. The maturity date of the loan is the earlier of May 31, 2025 or the SNAP June 2020 Note maturity date if it has not converted into our equity securities prior to such date.

Cash Flows

The following table summarizes our cash flows for Fiscal 2021 and Fiscal 2020 (in thousands):

	Year Ended December 31,
	2021	2020
Net cash (used in) operating activities	$(66,177)	$(46,304)
Net cash (used in)/provided by investing activities	(636)	11,448
Net cash provided by financing activities	44,653	53,454
Net changes in cash and cash equivalents	$(22,160)	$18,598

Cash Flows Used in Operating Activities

Net cash used in operating activities during Fiscal 2021 was $66.2 million, consisting primarily of our net loss of $79.5 million, partially offset by non-cash charges of $25.2 million and cash used by changes in our operating assets and liabilities of $11.8 million. The non-cash charges were primarily driven by stock-based compensation expense of $6.3 million, depreciation expense of $5.5 million, change in fair value of derivative and warrant liability of $4.9 million, and amortization of debt issuance costs of $4.7 million. Net cash used by changes in our operating assets and liabilities of $11.8 million was driven by a $10.3 million decrease in deferred revenue, a $3.6 million decrease in operating lease liabilities, and a $1.5 million increase in other assets, non-current. The decrease in deferred revenue is primarily attributed to upfront billings in 2020 for three projects that began in 2021, and $4.3 million of the decrease was due to a one-time contract modification to reduce the scope of the Company’s performance obligation for a customer in Germany. The decrease in operating lease liabilities represents the cash payment made to reduce the beginning operating lease liability balance upon the adoption of Accounting Standard Codification 842 — Leases in Fiscal 2021, which is offset by corresponding non-cash lease amortization of $3.6 million. The increase in other assets, non-current is attributed to deferred offering costs incurred in connection with the Business Combination. These operating uses of cash were partially offset by increased accrued liabilities of $3.7 million. The increase in accrued liabilities was primarily due to increases in the following categories when comparing Fiscal 2021 to Fiscal 2020: $0.8 million in accrued professional expenses incurred in connection with the Business Combination, $1.1 million in payroll-related accruals due to the reversal of our efforts in prior year to reduce payroll expenses, and $1.4 million in accrued interest related to the SVB March 2021 Note and SCI June 2021 Note, both of which were issued in Fiscal 2021.

Net cash used in operating activities during Fiscal 2020 was $46.3 million, consisting primarily of our net loss of $74.4 million adjusted for non-cash charges of $16.3 million and changes in our net operating assets of $11.8 million. The non-cash charges were primarily driven by $5.9 million in stock-based compensation expense, $6.0 million in depreciation and amortization expense, $1.8 million in remeasurement of derivative and warrant liability fair value, and $3.8 million in loss upon extinguishment of debt. Net cash provided by changes in our operating assets and liabilities of $11.8 million resulted largely from an increase of $10.3 million in deferred revenue partially offset by an increase in accounts receivable of $1.9 million.

Cash Flows Used in or Provided by Investing Activities

Net cash used in investing activities during Fiscal 2021 was $0.6 million. The decrease in cash was due to $0.6 million used for purchases of property and equipment.

Net cash provided by investing activities during Fiscal 2020 was $11.4 million, consisting of $13.6 million from the maturity of short-term securities offset by $2.2 million used to purchase property and equipment.

Cash Flows Provided by Financing Activities

Net cash provided by financing activities during Fiscal 2021 was $44.7 million, consisting primarily of $29.8 million in proceeds from the issuance of the SVB March 2021 Note and $14.9 million in proceeds from the SCI June 2021 Note, as well as $2.5 million in proceeds from common stock options exercised. This was offset by $2.6 million in repayments of capital lease obligations.

Net cash provided by financing activities during Fiscal 2020 was $53.5 million, consisting primarily of $40.0 million in proceeds from the issuance of the SNAP June 2020 Note and $16.0 million in proceeds from the issuance of preferred stock. This was offset primarily by $3.0 million in repayments for capital lease obligations.

Off-Balance Sheet Arrangements

We do not have any off-balance sheet arrangements that have, or are reasonably likely to have, a material current or future effect on our financial condition, changes in financial condition, revenues, expenses, results of operations, liquidity, capital expenditures or capital resources.

Commitments and Contingencies

Our principal commitments consist of obligations under leases for office space and our seven-year committed cloud services contract. For more information regarding our lease obligations, see Note 13 “Leases” to the consolidated financial statements as of December 31, 2021 and “Contractual Obligations” included elsewhere in this prospectus. For more information regarding our debt service obligations, see Note 8 “Convertible Notes and Note Payable” to the consolidated financial statements as of December 31, 2021 included elsewhere in this prospectus.

Indemnification Agreements

We enter into standard indemnification arrangements in the ordinary course of business. Pursuant to these arrangements, we indemnify, hold harmless and agree to reimburse the indemnified parties for losses suffered or incurred by the indemnified party, in connection with any trade secret, copyright, patent or other intellectual property infringement claim by any third party with respect to its technology. The term of these indemnification agreements is generally perpetual any time after the execution of the agreement. The maximum potential amount of future payments we could be required to make under these arrangements is not determinable. We have never incurred costs to defend lawsuits or settle claims related to these indemnification agreements. As a result, we believe the fair value of these agreements is minimal.

Critical Accounting Policies and Significant Management Estimates

Our management’s discussion and analysis of our financial condition and results of operations is based on our audited consolidated financial statements included elsewhere in this prospectus, that have been prepared in accordance with U.S. GAAP. The preparation of these financial statements requires us to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements, as well as the reported income (loss) generated and expenses incurred during the reporting periods. Our estimates are based on our historical experience and on various other factors that we believe are reasonable under the circumstances, the results of which form the basis for making judgments about the carrying value of assets and liabilities that are not readily apparent from other sources. Actual results may differ from these estimates under different assumptions or conditions and any such differences may be material. While our significant accounting policies are more fully described in Note 2 to our consolidated financial statements as of December 31, 2021 included elsewhere in this prospectus, we believe that the accounting policies discussed below are critical to understanding our historical and future performance, as these policies relate to the more significant areas involving management’s judgments and estimates.

Revenue Recognition

We recognize revenue with customers in accordance with ASC Topic 606, Revenue from Contracts with Customers. We primarily derive revenue from the following sources: (1) hosted services, (2) professional services, and (3) monetization.

Hosted Services

Hosted services, along with non-distinct customization, integration, maintenance and support services, allow customers to access our Voice AI platform over the contractual period without taking possession of the software. The contract terms of our hosted services range from one to twenty years.

We have determined that our hosted services arrangements are a single performance obligation compromised of a series of distinct services since each day of providing access to hosted services is substantially the same and the customer simultaneously receives and consumes the benefits as access is provided. These services are provided either on a usage basis, a fixed fee subscription basis, or combinations of usage and fixed minimum fees. We recognize revenue over-time as access to the cloud is provided to our customers with increases due to variability recognized in the period in which they are earned.

Hosted services generally include up-front services to develop and/or customize the SoundHound’s Voice AI platform to each customer’s unique specifications. Judgement is required to determine whether these professional services are distinct from the hosted services. In making this determination, factors such as the degree of integration, the customers’ ability to start using the software prior to customization, and the availability of these services from other independent vendors are considered. In instances where we concluded that the up-front services are not distinct performance obligations, revenue for these activities is recognized over the period which the hosted services are provided and is included within hosted services revenue.

Professional Services

Revenue from distinct professional services, such as non-integrated development services, is either recognized over time based upon the progress towards completion of the project, or at a point in time at project completion, depending on the nature of the arrangement. Measuring the stage of completion of a project requires significant judgement and estimates, including actual efforts spent in relation to estimated total costs, and percentage of completion based on input and output measures.

Monetization

Monetization revenues are primarily derived from advertising payments associated with ad impressions placed on the SoundHound music identification application. The Company derives an immaterial amount of revenue from sales commissions earned from song purchases facilitated by the SoundHound app and App store fees paid for ads-free downloads of the SoundHound music identification app. The amount of revenue is based on actual monetization generated or usage, which represents variable consideration with constrained estimate. Therefore, the Company recognizes the related revenues when ads are placed, when commissions are paid, or when the SoundHound app is downloaded. The determination of whether revenue should be reported on a gross or net basis is based on an assessment of whether the Company is acting as a principal or an agent in the transaction. The Company has determined that it does not act as the principal in monetization arrangements because it does not control the transfer of the service and it does not set the price. Based on these factors, the Company reports revenue on a net basis.

Convertible Notes and Derivative Liabilities

We evaluate our convertible notes and other contracts, if any, to determine if those contracts or embedded components of those contracts qualify as derivatives requiring bifurcation. We account conversion features that meet criteria for bifurcation as liabilities at fair value and adjust the derivative instruments to fair value at each reporting period. The conversion features in the SNAP June 2020 Note qualify as derivatives as they continuously reset as the underlying stock price increases or decreases to provide a fixed value of equity to the holders at any conversion date. The conversion features are subject to remeasurement at each balance sheet date until exercised, and any change in fair value is recognized as a component of other expense, net in the Consolidated Statement of Operations and Comprehensive Loss. The fair value of the conversion features has been estimated using a probability-weighted discount model with versus without the conversion feature.

We hold the SNAP June 2020 Note at amortized cost and amortize the associated debt discount created from bifurcated derivatives and issuance costs under the effective interest method until maturity or early conversion pursuant to the contractual terms of the arrangement.

Warrant Liabilities

We classify as liabilities any warrants that may require a transfer of assets. The warrants are considered freestanding instruments that qualify as liabilities under ASC Topic 480, Distinguishing Liabilities from Equity, as we are committed to issuing an instrument that ultimately may require a transfer of assets. The warrant liability is accounted for at fair value and remeasured at each reporting date. Accordingly, we classified the warrants as a liability at their fair value and adjust the instruments to fair value at each balance sheet date until the warrants are exercised or expired. Any changes in the fair value of the warrants are recognized as other expense, net in the Consolidated Statement of Operations and Comprehensive Loss.

Stock-Based Compensation

We measure stock options and other stock-based awards granted to employees, directors and other service providers based on their fair value on the date of grant and recognize compensation expense of those awards over the requisite service period. We recognize the impact of forfeitures on stock-based compensation expense as forfeitures occur. We apply the straight-line method of expense recognition.

We estimate the fair value of each stock option grant on the date of grant using the Black-Scholes option-pricing model, which requires the use of highly subjective assumptions including:

•        Expected Term — We have opted to use the “simplified method” for estimating the expected term of plain-vanilla options, whereby the expected term equals the arithmetic average of the vesting term and the original contractual term of the option (generally 10 years).

•        Risk-Free Interest Rate — The risk-free rate assumption is based on the U.S. Treasury instruments with maturities similar to the expected term of our stock options.

•        Expected Dividend Yield — We have not issued any dividends and do not anticipate to issue dividends on our common stock. As a result, we have estimated the dividend yield to be zero.

•        Expected Volatility — Due to our limited operating history and a lack of company-specific historical and implied volatility data, we have based our estimate of expected volatility on the historical volatility of a group of similar companies that are publicly traded. The historical volatility data was computed using the daily closing prices for the selected companies’ shares during the equivalent period of the calculated expected term of the stock-based awards.

Determination of Fair Value of Common Stock

As there has been no public market for our common stock to date, the estimated fair value of our common stock has been determined by our board of directors, or compensation committee thereof, as of the date of each option grant, with input from management, considering our most recently available third-party valuations of common stock and our board of directors’ assessment of additional objective and subjective factors that it believed were relevant and which may have changed from the date of the most recent valuation through the date of the grant. Historically, these independent third-party valuations of our equity instruments were performed contemporaneously with identified value inflection points, including recent preferred stock financings. These third-party valuations were performed in accordance with the guidance outlined in the American Institute of Certified Public Accountants’ Accounting and Valuation Guide, Valuation of Privately-Held-Company Equity Securities Issued as Compensation, or the Practice Aid. The Practice Aid identifies various available methods for allocating the enterprise value across classes of capital stock in determining the fair value of our common stock at each valuation date.

Based on our stage of development and other relevant factors, for the valuation as of July 31, 2020, we considered both the Probability Weighted Expected Return Method (“PWERM”) and the option pricing method, or OPM, as appropriate methods for estimating our enterprise value to determine the fair value of our common stock. The PWERM is a scenario-based methodology that estimates the fair value of common stock based upon an analysis of future values for the company, assuming various outcomes. The common stock value is based on the probability-weighted present value of expected future investment returns considering each of the possible outcomes available as well as the rights of each class of stock. The future value of the common stock under each outcome is discounted back to the valuation date at an appropriate risk-adjusted discount rate and probability weighted to arrive at an indication of value for the common stock. The OPM treats common stock and preferred stock as call options on the total equity value of a company, with exercise prices based on the value thresholds at which the allocation among the various holders of a company’s securities changes. Under this method, the common stock has value only if the funds available for distribution to stockholders exceeded the value of the preferred stock liquidation preferences at the time of the liquidity event, such as a strategic sale or a merger.

For our July 31, 2020 valuation, it was determined that the Hybrid Method was the most appropriate method for determining the fair value of our common stock. The Hybrid Method is PWERM, where the equity value in one or more scenarios is calculated using an OPM. The PWERM scenarios included Sale scenarios and an IPO. The OPM scenario was based on the Company’s Series D-3 financing.

For our March 31, 2021 analysis, it was determined that the Hybrid Method was still the most appropriate method for determining the value of our common stock. The PWERM scenarios included SPAC, Sale and IPO, and Stay Private scenarios.

Similarly, for our August 31, 2021 analysis, it was determined that the Hybrid Method was still the most appropriate method for determining the fair value of the common stock. As of this valuation date, the model weighted the SPAC scenario by the largest percentage, particularly in light of the Letter of Intent the Company received regarding the potential SPAC acquisition prior to the valuation date.

For our November 17, 2021 analysis, the model continued to rely on the Hybrid Method in determining the fair value of our common stock. An even greater percentage weighting was placed on the SPAC scenario value as the Company continued to make progress towards completing a SPAC transaction in early 2022.

In addition to considering the results of these independent third-party valuations, our board of directors considered various objective and subjective factors to determine the fair value of our common stock as of each grant date, including:

•        the prices at which we sold shares of our preferred stock and the superior rights, preferences and privileges of our preferred stock relative to our common stock at the time of each grant;

•        the conversion features of the SNAP June 2020 Note, including valuation terms;

•        our stage of development and outlook for the continued commercialization our business strategy;

•        external market conditions and trends within the industry, including a review of the performance and metrics of guideline public companies;

•        our financial position, including cash on hand, and our historical and forecasted performance and operating results;

•        the lack of an active public market for our common stock and our preferred stock; and

•        the likelihood of achieving a liquidity event, such as a SPAC transaction, or sale of our company in light of prevailing market conditions.

The assumptions underlying these valuations represented management’s best estimates, which involved inherent uncertainties and the application of management’s judgment. As a result, if we had used significantly different assumptions or estimates, the fair value of our common stock and our stock-based compensation expense could have been materially different.

Once a public trading market for our common stock has been established upon the Closing of this offering, it will no longer be necessary for our board of directors to estimate the fair value of our common stock in connection with our accounting for granted stock options and other such awards we may grant, as the fair value of our common stock will be determined based on the quoted market price of our common stock.

The above listing is not intended to be a comprehensive list of all of our accounting policies. In many cases, the accounting treatment of a particular transaction is specifically dictated by U.S. GAAP. There are also areas in which our management’s judgment in selecting any available alternative would not produce a materially different result. Please see our consolidated financial statements as of December 31, 2021 and the related notes included elsewhere in this prospectus, which contain accounting policies and other disclosures required by U.S. GAAP.

Recently Issued and Adopted Accounting Standards

See Note 2 to our consolidated financial statements as of December 31, 2021 included elsewhere in this prospectus for more information, including a description of certain issued accounting standards that have not been adopted by us which may impact our results of operations in future reporting periods.

Emerging Growth Company Status

Section 102(b)(1) of the Jumpstart Our Business Startups Act of 2012 (“JOBS Act”) exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies are required to comply with the new or revised financial accounting standards. The JOBS Act contains provisions that, among other things, reduce certain reporting requirements for an “emerging growth company.” The JOBS Act permits an “emerging growth company” such as us to take advantage of an extended transition period to comply with new or revised accounting standards applicable to public companies. We have elected to use this extended transition period under the JOBS Act until the earlier of the date we (1) are no longer an emerging growth company or (2) affirmatively and irrevocably opt out of the extended transition period provided in the JOBS Act. As a result, our financial statements may not be comparable to companies who have adopted new or revised accounting pronouncements.

We will remain an emerging growth company until the earlier of (1) the last day of the fiscal year (a) following the fifth anniversary of the completion of this offering, (b) in which we have total annual gross revenue of at least $1.07 billion or (c) in which we are deemed to be a “large accelerated filer” as defined in Rule 12b-2 under the Exchange Act, and (2) the date on which we have issued more than $1.0 billion in non-convertible debt during the prior three-year period.

BUSINESS

Our Mission

SoundHound AI’s mission is to voice-enable the world with conversational intelligence through an independent AI platform enabling humans to interact with products and services like they interact with each other — by speaking naturally.

Company Overview

SoundHound AI is a leading innovator of conversational intelligence, offering an independent Voice AI platform that enables businesses across industries to deliver high quality conversational experiences to their customers. Built on proprietary Speech-to-Meaning® and Deep Meaning Understanding® technologies developed over the past 16 years, our advanced Voice AI platform provides exceptional speed and accuracy.

We envision a future where people interact with products on a daily basis through voice-enabled AI. Our technology provides a conversational voice-enabled user interface, allowing a more natural and more productive way of interacting with the products and services we use. SoundHound AI is also committed to enabling product creators to design, customize, differentiate, innovate, and monetize the voice interfaces to their own products and services, as opposed to outsourcing to a third-party assistant.

More often than not, we currently interact with voice-enabled third-party assistants using halted speech patterns, consciously dividing queries into limited, broken, and unnatural instructions. By contrast, using SoundHound AI, businesses can voice-enable their products so consumers can say things like, “Turn off the air conditioning and lower the windows,” while in their cars, “Find romantic comedies released in the last year,” while streaming on their TV, and even place food orders before arriving at a restaurant by talking to their cars, TVs, or other “internet of things” (“IoT”) devices. Additionally, SoundHound AI’s technology can address complex user queries such as, “Show me all restaurants within half a mile of the Space Needle that are open past 9pm on Wednesdays and have outdoor seating,” and follow-on qualifications such as “Okay, don’t show me anything with less than 3 stars or fast food.”

SoundHound AI’s technology is currently being used globally by customers that include Hyundai, Mercedes-Benz, Pandora, Deutsche Telekom, Snap, VIZIO, KIA, and Stellantis. We have seen significant inflection in customer adoption of our technology, as measured through monthly queries on our Houndify platform, which doubled over the first six months of 2021 and are now in excess of 100 million queries per month. Our current customers, which in many cases have contractual obligations that average multiple years (often between three to five years), span multiple industries and geographies, and together have an estimated combined reach of over two billion end users. We consider our long-term customers our “partners” and, by growing these strategic relationships, SoundHound AI’s revenues have grown by more than 50% year over year each fiscal year over the past three years. The cumulative value of contracts with our existing partners has already exceeded $100M and based on the strength of our existing customer base and strategic partnerships, we expect to be able achieve annual gross revenues in excess of $1 billion within the next five years as we expand with existing customers, scale with new products, customers, and verticals.

We support our customers by providing them access to Houndify® — an open-access platform that allows developers to leverage SoundHound AI’s Voice AI technology and a library of over 100 content domains, including commonly used domains for points of interest, weather, flight status, sports, and more. To ensure that our content domains continue to evolve and grow, our platform is built on our breakthrough Collective AI® — an architecture for connecting domain knowledge, which encourages collaboration and contribution among developers, is always learning, and is greater than the sum of its parts. This architecture allows us to improve the understanding capability of our platform super-linearly and even exponentially based on linear contributions because of how the domains interact with one another. They can be inter-connected and can learn from each other and, as developers contribute to the platform, its understanding capability can grow exponentially.

Our technology is backed by SoundHound AI’s investments in intellectual property, with over 227 patents granted or pending, spanning multiple fields including speech recognition, natural language, machine learning, monetization, and more. We have achieved this critical momentum in part thanks to a leadership team with deep expertise and proven ability to attract and retain talent.

Market Opportunity

A significant addressable market

To take advantage of opportunities created by the expansion of Voice AI, companies across industries are turning to independent providers with disruptive technology offerings to help them design and build custom voice assistants. The demand for Voice AI technology is growing exponentially as companies compete to lead the market with the best technology, excellent customer relationships, and greatest innovations.

Industry sources predict that 90% of new vehicles globally will have voice assistants by 2028 and that there will be 75 billion connected devices worldwide by 2025. The number of devices with their own voice assistant is expected to overtake the world’s population within four years.

Across industries, 94% of large companies expect to use Voice AI within two years, according to a Pindrop Security, Inc. study, indicating the imperative most companies feel to provide a voice user interface to their products and services.

Custom, branded voice assistants are allowing companies to improve their customer interactions at every touchpoint. In a recent study by Opus Research (sponsored by SoundHound AI), 77% of business leaders across eight industries stated that voice assistants drive value through improved customer support and 76% agreed that they help companies to control their brand identity and user experience.

For those already employing a voice assistant, 81% are using the technology to improve customer service and 52% are using them for sales activity.

For the estimated 75 billion IoT devices in existence by 2025, we believe many of them won’t have the physical or economical room to add a keyboard or touch screen, but they can easily have a small, inexpensive microphone. With a microphone, companies can add Voice AI to their products, unleashing the full capabilities of the internet to their end users. Voice AI can bring these products “to life”, and convert IoT to AI IoT.

According to Juniper Research, the broader market for Voice AI transactions will exceed $160 billion by 2026, enabled by a growing need for Voice AI in many industries.

All these trends are adding up to exponential growth for Voice AI in a variety of markets, including IoT, automotive, retail, hospitality, enterprise, healthcare, contact center, and banking and finance.

Strategy

We believe that Voice AI is poised to be the next disruption in computing and the timing is right for our company and our vision.

Human-computer interfaces became popularized through computers offering a keyboard and mouse. After that came mobile devices with touch screens. We now have IoT devices with Voice AI. After the internet became mainstream, every company needed to have a website. After the mobile ecosystem became mature, every company needed to have a mobile strategy. We note that some very successful companies were created purely on the mobile ecosystem.

We believe the same concept will apply to the world of Voice AI where every company will need to have a strategy and there will exist success stories built on top of platforms like ours. These interfaces will co-exist: for example, mobile and touch screens did not completely replace computers with a keyboard and mouse, therefore Voice AI will also co-exist with computers and mobile. However, with billions of IoT devices that don’t have a keyboard or a mouse or a touch screen, voice will be the preferred or the only way to interact with these devices.

Our market position is strengthened by the significant technical barriers to entry that often face potential participants in the Voice AI space, reducing the likelihood that significant competitors will enter the market in the near term.

Technical Development

In 2005, when, as recent graduates from Stanford, our founders began envisioning a future where we would be talking to products just as we do other people. Inspired to make their vision a reality, the company was founded with a simple and powerful mission: Add Voice AI to everything. To this day, the company is still run by its original founding team.

SoundHound AI’s technology represents the evolution of several disruptive breakthroughs in voice-AI and sound recognition developed over the past 16 years. Using innovative audio and music identification technology, in 2009, our founders launched the SoundHound AI music identification app. Since its inception, the app has received over 315 million downloads and continues to be a top-ranked music app today.

In parallel, the founding team worked in stealth on a fundamentally new technology — one that had the potential to revolutionize human-to-computer voice interaction. Up until then, all voice interactions relied on speech-to-text and then text-to-meaning. Our engineers knew that for a true voice engine to flourish, it needed to understand speech directly, just like humans do.

In 2015, SoundHound AI introduced the Houndify Voice AI platform incorporating breakthrough Speech-to-Meaning and Deep Meaning Understanding technologies, which, to SoundHound AI’s knowledge represented voice interaction technologies not yet broadly available at the time as its foundation.

SoundHound AI’s Vision

A typical reaction to SoundHound AI’s technology is “Wow! Even humans cannot do this.” This is the crux of our vision: Create a Voice AI platform that exceeds human capabilities and brings value and delight via an ecosystem of billions of products enhanced by innovation and monetization opportunities.

Computers are better than humans at computing, but they’re not always better than humans at performing certain tasks. For example, we used to easily beat computers in the game of chess, but now computers can even top grandmasters. When it comes to language understanding, the general perception is computers are not yet as good as humans. People talk using complex conversations with each other, but when they talk to voice assistants, they lower their expectations and use short, simple, keyword-based queries. We aim to change that by making computers better than humans in language understanding. As a result, SoundHound AI can make humans more productive and help make the world a better place.

To provide another example, if a user is looking for a restaurant, but anything other than Chinese (because they had Chinese food yesterday) they can ask the concierge of a hotel: “Show me restaurants, excluding Chinese”, and the concierge can point the customer in the right direction. But when talking to a typical voice assistant, users often don’t ask the question: “show me restaurants, excluding Chinese”, because they don’t expect that it will work. And in fact, most other voice assistants will offer Chinese restaurants when asked to show restaurants excluding Chinese. With SoundHound AI’s technology, users can ask even more complicated questions, such as: “show me Asian restaurants in San Francisco, excluding Chinese and Japanese, and only show the ones that have more than three stars and are open after 9:00 PM on Wednesdays.”

In addition, users can follow up and ask it to refine the criteria such as “remove Korean and Vietnamese, sort by rating then by price, and only show the ones that are good for kids and have a patio.”

Our vision further includes empowering billions of devices around the world using our technology, with innovation and monetization opportunities for the product creators that integrate the Houndify platform. It means product creators can not only use Voice AI to make their product better they can also generate incremental recurring revenues from customer interactions.

Our vision also places a high emphasis on user experience. Before monetization growth can occur, delivering value and delight to end users is paramount. As a result, the most effective monetizable interactions will be those that flow naturally based on context, create value for the end-user, and would not be perceived by users as intrusive advertisements.

We note that today’s voice assistants are far from being able to answer every question and perform every task, and our vision is long-term. However, we have already achieved superhuman capabilities in many of the domains that we have delivered to our customers.

Technology Breakthroughs

SoundHound AI’s momentum in the Voice AI market can, in large part, be attributed to our large number of technology breakthroughs. These are anchored by three important innovations: Speech-to-Meaning, Deep Meaning Understanding and Collective AI.

Speech-to-Meaning

Speech-to-Meaning refers to SoundHound AI’s ability to convert speech to meaning simultaneously and in real time. Most traditional approaches first convert speech to text, and then convert text to meaning. This approach can be both slower and less accurate. It’s slower because the two steps are done in sequence, and the additional processing time of the second step can be noticeable by the end user. It can also be less accurate because if the first step of speech to text makes a mistake, the resulting incorrect text is then sent to the second step, and the error further propagates.

Our development of Speech to Meaning technology was inspired by the human brain. As we listen to someone speaking, our brain does not convert speech to text, and then text to meaning. Instead, our brain converts speech to meaning simultaneously and in real time. With Speech-to-Meaning, as you speak to SoundHound AI’s technology, it performs both speech recognition and language understanding simultaneously, which results in faster response time and higher accuracy, because real-time language understanding can feed into the real-time speech recognizer as additional information to reduce errors.

Deep Meaning Understanding

Deep Meaning Understanding is our innovative approach to language understanding that allows our Voice AI platform to understand highly complex conversation.

For example it can understand: “Show me hotels in San Francisco that are less than $600, but not less than $300, are pet friendly, have a gym and a pool with at least three stars staying for two nights, and don’t include anything that doesn’t have Wi-Fi.”

Deep Meaning Understanding®

Enabling natural and complex conversations

- ✓ Understands complex conversations
- ✓ Understands context
- ✓ Automatically creates a searchable space and allows dynamic changes
- ✓ Lightning fast searches that avoid early classifications
- ✓ Real time speech or text input
- ✓ Executes code in real time
- ✓ Scalable

Large Data Structures
Weighted Patterns
Programming Instructions
Speech or Text
Deep Meaning Understanding™
Meaning
Context
Statistical Models
Neural Networks

A complex search like this will take many minutes to perform on a website with complex forms, but it can be done within a few seconds using SoundHound AI technology, which we believe to be unique in its ability to handle complex queries of this nature at scale.

Collective AI

The third breakthrough is called Collective AI: an architecture that gives potential to SoundHound AI to improve the understanding capability of its platform exponentially based on linear contributions

Most other platforms add skills or domains that are separate and don’t interact with each other. For them, linear contribution results in linear growth in understanding, which is less scalable. With the Collective AI architecture, SoundHound AI domains can be interconnected and learn from each other. As developers contribute to the platform, the platform’s understanding capability can grow exponentially.

SoundHound AI Products

Houndify platform

SoundHound AI’s Voice AI platform combines advanced AI with engineering expertise to help brands build conversational voice assistants. From proprietary components to customizable and scalable solutions, we offer tools to build a highly accurate and responsive voice user interface.

The suite of Houndify tools includes Application Programming Interfaces (“API”) for text and voice queries, support for custom commands, extensive library of content domains, inclusive Software Development Kit platforms, collaboration capabilities, diagnostic tools, and built-in analytics.

Houndify provides a web API that takes in text queries or audio and returns actionable JavaScript Object Notation to anyone with an internet connection wanting to add Voice AI to any product or application.

Automatic Speech Recognition (“ASR”)

Our highly optimized, tunable, and scalable ASR engine supports vocabulary sizes containing millions of words. Houndify’s machine learning infrastructure allows us to tune the engine to achieve optimal Computer Processing Unit (“CPU”) performance while delivering high accuracy rates.

Houndify’s language and acoustic modelling architecture also uses machine learning to increase word recognition accuracy. Rapid iteration is possible due to our accelerated training pipeline and architecture that improves as data is collected. Highly accurate transcriptions result from advanced acoustic models trained to perform in a variety of scenarios — including in severely noisy environments and when accented language is spoken.

Natural Language Understanding (“NLU”)

Our proprietary Speech-to-Meaning technology tracks speech in real-time and understands the context, even before the user has finished speaking. Instead of the typical two-step process of transcribing speech into text and then passing the text into an NLU model, Houndify can accomplish both of these tasks in one step, delivering faster and more accurate results.

Houndify’s ability to process and understand speech the instant a user stops speaking gives voice assistants the ability to respond faster. Understanding speech in real-time without requiring additional processing or waiting for the user to finish speaking creates responsive and natural conversations between people and products.

By understanding context, Houndify responds accurately to users by distinguishing between similar words and names. Our NLU can discern the difference between words that sound the same, but have different spellings and meanings. For example, if users want to navigate to 272 Hoch Street in Dayton, Ohio, it won’t look for Hawk Street.

Using our proprietary Deep Meaning Understanding technology, a custom voice assistant can handle complex queries with compound criteria including conversational follow up, address multiple questions and filter results simultaneously — accurately and quickly answering users’ most complex questions.

Wake Words

Wake words are the entry point into branded voice experiences, allowing users to invoke the assistant by literally speaking the company’s name. Examples range from “Hey Pandora” in a mobile app to “Hey Peugeot” within a vehicle.

Rigorous development and testing enable our wake words to perform in noisy environments and minimize false-positives or false-negatives. We use advanced machine learning algorithms and Deep Neural Networks to provide broad robustness to our high-volume training data, resulting in high accuracy.

Custom Domains

Our library of over 100 public domains is available with a free Houndify account. Houndify public domains give developers instant access to a broad range of content to fit their unique use cases. This includes multi-category content intended to appeal to broad range of audiences, including, for instance, sports scores, weather, podcasts, travel information, recipes, stock prices, among many others.

Companies can enhance product functionality or proprietary operations with Houndify Private Domains, allowing customization and development of more specific content. Customers who subscribe for this service have full access to their private domains securely on the Houndify platform while retaining the ability to iterate and update content.

For example, an automotive manufacturer can make helpful updates about the car’s user manual over time. In this way, SoundHound AI becomes a long-term “partner” to its customers, helping companies create the domains that they need in order to improve brand value for their own customers or end users.

Text-to-speech (“TTS”)

A high quality TTS can help companies create a unique voice that differentiates them from the competition. Brands can fully express their personality by choosing the gender, tone, and personality that will become their vocal identity.

Our machine learning algorithms transform recorded voices into large databases of spoken sounds to form entire vocabularies of natural language — adapted to the user’s environment. We can transform any voice to generate a high-quality TTS with a small CPU footprint.

Edge (Embedded)

A fully-embedded voice solution for brands seeking the convenience of a voice user interface without the privacy or connectivity concerns of the internet. Includes full access to custom commands and the ability to instantly update commands during development. We have not generated revenue from Edge during the years presented in this prospectus.

To harness the capabilities of full cloud connectivity with the reliability of embedded voice technology. Houndify Edge Hybrid solutions are designed to ensure that devices are always-on and responsive to commands. Allows for over-the-air product updates and a broader voice experience with the level of cloud-connectivity that best matches the product and its users.

Competitive Strengths and Differentiators

Independent Disruptor

We believe there is a growing void and demand for an independent Voice AI platform such as SoundHound AI. Looking across industries, there has been a notable rise of independent disruptors. These new companies were able to beat the legacy giants using focused technologies and business models. The majority of participants in the Voice AI industry can be characterized as either “big tech” companies (meaning large corporations offering Voice AI as an extension of other services) and “legacy vendors” (meaning long-time Voice-AI industry participants with older technologies).

Voice AI offerings from big tech companies are primarily an extension of their services. In many cases, rather than strengthening or interacting with the host product, big tech offerings tend to take over the entire product experience, thus “hijacking” the company’s brand, users, and data. As a result, brands relying on big tech Voice AI frequently experience decreased ability to innovate, differentiate, and customize the way that their products interact with Voice AI platforms and/or end users. In some cases, these big tech Voice AI providers even compete with the customers whose products their technologies support, making them increasingly less attractive as a choice for a voice interface.

The Voice AI market currently also includes “legacy vendors,” a number of whom offer dated technologies at a high price. Furthermore, in many cases, legacy vendor technologies still require significant effort by product creators to turn legacy AI product offerings into solutions that can compete with the quality of Voice AI products currently offered by big tech companies, which is oftentimes neither economical nor practical.

Due to the high barrier to entry in Voice AI, the number of full solution platform providers is very limited. In our view, it takes many years and significant investment to build all the components of Voice AI. It then takes further time and resources to make the solutions competitive, mature, and viable for adoption. Finally, it requires significant investment to globalize the solution in multiple languages and regions. Although the number of platforms is limited, we note that the big tech players have significant resources. Against this landscape, SoundHound AI has achieved its successes to date through technology innovation, business model innovation, and global alliances that we believe make us well-positioned to continue to grow and execute our business plan.

We view the current environment as an opportunity to provide disruptive technologies with capabilities we believe are superior to existing alternatives, allowing customers to maintain their brand, control the user experience, get access to the data, and define their own privacy policies, while being able to customize, differentiate, innovate, and monetize.

Revenue Model

Market Momentum

Our entry into the Voice AI space began with 10 years of constant innovation in “stealth” building disruptive technologies in Voice AI using innovative approaches. Our goal was to build a differentiated Voice AI technology that we fully own and which is significantly better than other solutions in the market. We achieved that goal and unveiled the result in 2015, launching it as the Houndify platform in 2016.

Building a Diverse, Global Customer Base

SoundHound AI continues to expand the capabilities that make us well-positioned to serve the needs of customers globally. We have grown our solution from a single language capability to 22 languages, with a roadmap to expand to 38 languages and 114 acoustic variations.

Our customers include a range of product and service providers of all sizes, spanning a range of industries, including automotive, IoT, apps, restaurants, and more. Many of our global customers have end users in multiple regions and industries and we have seen our products successfully used by them across multiple contexts and purposes.

Three pillars for growth

We have identified three pillars for revenue growth: Royalties, Subscription, and Monetization, and all three pillars contribute to our current revenues today. While the majority of current revenues come from royalties, over time we expect our revenues from subscription and monetization pillars to increase and eventually represent a larger portion of our overall revenues.

1)      Royalties:    This involves voice-enabling a product. The product creator pays us a royalty based on volume, usage, or duration. SoundHound AI collects royalties when Houndify is integrated into a product such as a car, smart speaker, or appliance.

2)      Subscription:    This involves voice-enabling a service that doesn’t rely on a physical product. Examples include when SoundHound AI enables customer service or food ordering for restaurants or content management, appointments, or voice commerce, we generate subscription revenue from the service providers.

3)      Monetization:    This pillar creates an ecosystem that enables monetization services in products and services from both pillar one and pillar two. When users of a voice-enabled product access the voice-enabled monetization, this creates new leads and transactions. SoundHound AI generates monetization revenue for generating these leads and transactions, and will share revenue with the product creators. During the years presented in this prospectus we have not generated revenue from leads and transactions on voice-enabled products from voice-enabled services other than from the SoundHound AI music identification app. Going forward, SoundHound AI expects monetization revenue to be generated through a combination of advertising revenue from the music identification app and from leads and transactions on voice-enabled products from voice-enabled services.

For example, imagine a driver asks their Houndify-enabled car what restaurants are on the way home. The car can then respond with options, including restaurants that are also on the Houndify platform. These restaurants can accept orders directly from the car and the user can order using their voice. In that case, we will have unlocked a seamless transaction. Accordingly, the restaurant will pay us for that order and we will share that revenue with the car manufacturer. In this example, each party receives value in the ecosystem. The restaurant gets value because they generated a new lead and booked a sale. The driver gets value because they have placed an order just by speaking to their car. And finally, the car manufacturer delivered value to the end user and generated additional revenue from the usage of their product.

We expect the disruptive three-pillar business model will create a monetization flywheel. As more products integrate into our platform, more users will use it, and more services will choose to integrate as well. This creates even more usage, and results in a flow of revenue share to product creators, which further encourages even greater adoption and integration with our platform, and the cycle will perpetually continue and expand.

Monetization Flywheel
Users make queries and transact more frequently
Services and domains get increased revenue and are attracted to the platform
Houndify gets revenue share and innovates
Products get revenue share and increasingly offer more services

This ecosystem has a compound impact on our business. First, it increases adoption because more products will be motivated to integrate into our platform. Without the three-pillar model, only products that can afford the cost of Voice AI would be able to adopt it. With this model, products will be able to see a path to add incremental recurring revenue from the usage of their product, increasing overall return on investment while making their product better, which will increase overall adoption. Second, our total available market increases with new revenue streams and puts SoundHound AI on a trajectory with much higher potential.

SoundHound AI’s undeniable criteria for adoption

When it comes to criteria for adoption, our goal is to win on every dimension. We envision that if we win on all criteria for adoption, the only reason not to choose SoundHound AI is human error.

The first two criteria customers typically consider are technology and brand control. We strive to provide our customers with the best technology, and we provide a white label solution giving our customers control of their brands. In some industries you may have to choose between technology and brand control. In our case, we offer our customers the best of both, we enable them to offer disruptive technologies to their users while maintaining control of their brand and user experience.

With our disruptive monetization strategy, we also provide a path to monetization. By choosing our platform, product creators can generate additional revenue while making their product better using Voice AI, providing further incentive to choose our platform.

We offer a superior ecosystem with Collective AI along with definable privacy controls, which are becoming increasingly important in the industry of Voice AI. Additionally, there is no conflict of interest between us and our partners and customers as we do not compete with them (as some other Voice AI vendors do). We also offer edge and hybrid solutions. This means our technology can optionally run without a cloud connection for increased flexibility and privacy. Our focus is on delivering the most advanced Voice AI in the world and thus allowing our partners to differentiate and innovate their overall experiences for their brands.

We strongly believe that product creators know their product and users best. The idea of a single third-party assistant taking over their product is not reflective of our anticipated future. We envision that every product will have its own identity, and they will have Voice AI customized in different ways. They can each tap into a single Collective AI to access the ever-growing set of domains, but the product creators can innovate on top of Collective AI and create value for the end users in their own way.

Research and Development

Research and development have been the foundation of our company since its origin. We have invested significantly over the years in making conversational Voice AI technology by leveraging advanced technologies across signal processing, speech recognition, machine learning and more. The complexities of our design and the associated technological breakthroughs has required more than ten years of research and development activities to fine tune our technology for commercial use. We continue to explore different innovation strategies to strengthen our capabilities.

In particular, we are continually working to improve the speed and accuracy of our Voice AI solutions and make customer adoption easier and faster. We have protected our innovations throughout with patents and trade secrets, and we have continued to strengthen our competitive positioning by staying on top of the latest advancements in the Voice AI industry. We expect to continue to keep research and development and, more broadly, innovation and product quality at the forefront of our strategy and core focus.

To further our transformative strategy as a leading innovator, we expect research & development to remain a significant part of our growth and investment. Our research and development activities are centered in our Santa Clara headquarters, but we also carry out research & development in other locations, including internationally. Our employees’ expertise ranges from cloud-based software development to embedded hardware integration.

Sales and Marketing

We take an insight-driven, account-based marketing approach to build and expand our relationships with commercial partners. We collect feedback directly from commercial partners to garner insights that help drive the business and product. We also work with analysts and higher education institutions to conduct studies, test and validate technology performance, providing key proof points for commercial partners considering our products. In parallel, marketing and communications drive our brand equity and narrative through ongoing announcements, campaigns, events, speaking opportunities, and public relations efforts.

Our demand generation efforts span the full customer funnel to target prospects across a variety of channels including: advertising, email, social media, and search engines. We employ Account-Based Marketing (“ABM”) leveraging leading-edge platforms supported by fully-current Marketing Automation tools to capture and nurture business leads through to Marketing Qualified Leads (“MQL”), Sales Accepted Leads (“SAL”), and Sales Qualified Leads (“SQL”) ultimately to drive towards return-on-investment-positive marketing expenditures.

Sales and marketing will play a critical role in the next phase of our evolution as a company, with key ongoing investments in our team and leadership. While our products are already scaling with existing customers, we see significant opportunities to grow into new markets and verticals. Increased sales and marketing efforts will enable us to capitalize on the tremendous momentum we are building and we expect to continue expanding resources to grow our personnel and leadership team focused on sales and marketing.

Key Strategic Global Partners

SoundHound AI sees strategic partnerships as the foundation for our ongoing growth and success. Our deep collaboration with leading companies across industries has allowed our technology to reach millions of customers. Largely through our existing customer base, query volume doubled in the first half of 2021 and is projected to exceed 1 billion by the end of the year, with over 100 million queries per month. Information provided to us by our strategic partners suggest that our customers’ products are currently used by have a reach over a billion users.

Some of the strategic partners that are featured here utilizes SoundHound AI’s product integrations:

•        Mercedes: MBUX (multiple models in North America)

•        Hyundai/KIA: Dynamic Voice Recognition (multiple models in North America and India)

•        Honda: Select models in Japan and Europe

•        Snapchat: Voice Scan and Captioning features

•        Pandora: In-app Voice Mode

•        VIZIO: Smart TV Voice Remote for multiple product lines

•        White Castle: Voice AI Drive Through

•        Deutsche Telekom: Magenta Speaker in Germany

Intellectual Property

SoundHound AI’s intellectual property portfolio includes 227 granted or pending patents. These patents cover areas such as speech recognition, natural language understanding, machine learning, human interfaces, and others, including monetization and advertising.

Out of our over 200 patents granted and pending, 35 of these patents are in conversational monetization. Because we predict that search traffic will change from keyword-based queries to conversational interactions, we have a large number of patents in the area of conversational advertising.

Employees

SoundHound AI currently has a team of over 400 members, 392 of which are full-time employees and 8 of which are part-time, with a presence spanning 16 countries.

Facilities

Our corporate headquarters is located in Santa Clara, California, within a consolidated building covering 61,360 square feet. Our lease began in 2017 and is set to expire in 2024. In addition to our headquarters, we lease offices in Boulder, CO; Toronto, Paris, Tokyo, and Beijing and leverage shared workspace offices in Berlin and Seoul.

Government Regulations

We are subject to various laws, regulations, and permitting requirements of federal, state, and local authorities, related to health and safety, anti-corruption and export controls. The foregoing may include the U.S. Foreign Corrupt Practices Act of 1977, the U.S. Export Administration Regulations, Money Laundering Control Act of 1986 and any other equivalent or comparable laws of other countries. We believe that we are in material compliance with all such laws, regulations, and permitting requirements.

Legal Proceedings

From time to time, we may become involved in actions, claims, suits and other legal proceedings arising in the ordinary course of our business, including assertions by third parties relating to personal injuries sustained using our products and services, intellectual property infringement, breaches of contract or warranties or employment-related matters. We are not currently a party to any actions, claims, suits or other legal proceedings the outcome of which, if determined adversely to us, would individually or in the aggregate have a material adverse effect on our business, financial condition and results of operations.

MANAGEMENT

Executive Officers and Directors

The following table provides information regarding our executive officers and directors as of the date of this prospectus:

Name	Age	Position
Dr. Keyvan Mohajer	44	Director, Chief Executive Officer
James Hom	38	Director
Larry Marcus	56	Director
Diana Sroka	49	Director
Dr. Eric Ball	57	Director
Dr. Majid Emami	45	Vice President of Engineering
Zubin Irani	43	Chief Revenue Officer
Timothy Stonehocker	41	Chief Technology Officer
Amir Arbabi	45	Vice President, Business Development
Nitesh Sharan	47	Chief Financial Officer
Michael Zagorsek	47	Chief Operating Officer

Dr. Keyvan Mohajer.    Dr. Keyvan Mohajer been our Chief Executive Officer and a member of the Board since the consummation of the Business Combination in April 2022. Dr. Mohajer has served as SoundHound’s Chief Executive Officer and a member of the SoundHound board of directors (the “SoundHound Board”) since 2005, when he co-founded SoundHound. Dr. Mohajer is a technical founder and visionary entrepreneur with over 20 years of experience scaling multiple companies. Dr. Mohajer is a key contributor to SoundHound’s core technologies, with over 90 patents granted or pending. He also plays a major role in SoundHound’s business development and has successfully raised over $280 million of funding on the Company’s behalf from global industry leaders. In 2017, Dr. Mohajer was named a “Top 40 Under 40” business leader by Silicon Valley Business Journal. Dr. Mohajer received his Bachelor of Science degree in Electrical Engineering from the University of Toronto in 2000, his Master of Science from Stanford University in 2002 and his Ph.D. in Electrical Engineering from Stanford University in 2007. We believe that Dr. Mohajer is well qualified to serve as a member of the Board because, as a co-founder of SoundHound and its chief executive officer, he has extensive knowledge of SoundHound’s business.

James Hom.    James Hom has been a member of the Board since the consummation of the Business Combination in April 2022. Mr. Hom, one of SoundHound’s co-founders, has served as Vice President of Products and a member of the SoundHound Board since 2006. As Vice President of Products, Mr. Hom leads product development and advancement for the Houndify Voice AI platform and multiple business-to-consumer products. Mr. Hom earned his Bachelor of Science Degree in Computer Science from Stanford University in 2005. We believe that Mr. Hom is well qualified to serve as a member of the Board because, as a co-founder and officer of SoundHound, he has extensive knowledge of SoundHound’s business.

Larry Marcus.    Larry Marcus has been a member of the Board since the consummation of the Business Combination in April 2022. Larry Marcus has served as a member of the SoundHound Board since 2009. He is a Co-founder and Managing Director of Marcy Venture Partners, a San Francisco-based venture capital firm investing in consumer, culture and positive impact businesses since February 2018. Since June 2000, Mr. Marcus has also been a Managing Director at Walden Venture Capital. Previously, Mr. Marcus was a digital media sell-side equity research analyst at Deutsche Bank Alex Brown from 1995 to 2000. Mr. Marcus currently serves, and in the past has served, on the boards of directors of a number private companies, some of which have gone on to become public companies. Mr. Marcus received his Bachelor of Arts in Political Economy of Industrial Societies in 1987 and his Master of Business Administration in 1993, both from the University of California, Berkeley. We believe that Mr. Marcus is well qualified to serve as a member of the Board because, as a member of SoundHound’s board, he has extensive knowledge of SoundHound’s business, and also because of this significant venture capital and finance experience.

Diana Sroka.    Diana Sroka has become a member of the Board upon the consummation of the Business Combination in April 2022. In 2001, Ms. Sroka joined HP Inc. (“HP”) (f/k/a Hewlett-Packard Company )(NYSE:HPQ), a global technology company based in Palo Alto, California, and has held various leadership roles in finance and business functions within HP. Since November 2020, Ms. Sroka has served as the Global Head of Consumer Printer Services. Prior to that, from March 2017 to November 2020, Ms. Sroka served as HP’s Chief Executive Officer’s Chief of Staff, where she was responsible for regular review and approval of internal Sarbanes-Oxley Act controls related to matters managed by the Executive Leadership Team. Prior to serving as Chief of Staff, Ms. Sroka served as an Investor Relations Officer on HP’s Investor Relations team commencing in June 2014. From November 2015 through March 2017, she served as HP’s Head of Investor Relations. Prior to her employment at HP, Ms. Sroka was a Business Planning Analyst for Visteon Corporation and a Product Engineer with Ford Motor Company. Ms. Sroka earned her Bachelor of Science Degree in Mechanical Engineering from Pennsylvania State University in 1995 and her Master of Business Administration Degree from the University of Michigan in 2000. We believe that Ms. Sroka is well qualified to serve as a member of the Board because she has extensive background in accounting, financial management and internal accounting controls.

Dr. Eric R. Ball.    Dr. Eric R. Ball has been a member of our Board since our IPO in 2021. Since 2016, Dr. Ball has been the General Partner of Impact Venture Capital, a Silicon Valley based venture firm investing in early-stage applied-AI start-up companies. From 2015 until 2016, Dr. Ball served as the Chief Financial Officer for C3 AI, an enterprise AI software provider. From 2005 to 2015, Dr. Ball served as Senior Vice President and Treasurer for Oracle. Prior to 2005, Dr. Ball served in a variety of finance roles at Flextronics International, Cisco Systems, Avery Dennison, and AT&T. Dr. Ball has served as the Chairman of the Board of CapConnect+, a start-up company that is focused on linking corporate bond issuers to their institutional buyers, since 2020. Dr. Ball has also served as an advisor to Kyriba, a private treasury management software provider, since 2017. Dr. Ball has also served as a Board member and Audit Chairman of Glu Mobile Inc, a developer and publisher of mobile games from 2013 until April 2021. Dr. Ball received his Ph.D. in management at the Drucker-Ito School of Claremont Graduate University. Dr. Ball received his MBA in finance and MA in economics at the University of Rochester. Dr. Ball graduated with honors from the University of Michigan with a Bachelor of Arts degree in Economics. Dr. Ball is also the co-author of the book “Unlocking the Ivory Tower”. We believe that Dr. Ball is well-qualified to serve as a director of the company given his extensive finance, mergers & acquisition, investing and public company experience in the technology industry.

Dr. Majid Emami.    Dr. Majid Emami has been Vice President of Engineering of the Company since the consummation of the Business Combination in April 2022. Dr. Emami is a co-founder of SoundHound and has served as Vice President of Engineering since 2006. Dr. Emami leads SoundHound’s research and development efforts related to speech recognition and machine learning and holds 16 patents related to Voice AI technology. Dr. Emami received a Bachelor of Science in Electrical Engineering in 2000 from the University of Toronto and a Masters and a Ph.D. in Electrical Engineering, with a focus in wireless communications, in 2007, both from Stanford University.

Zubin Irani.    Zubin Irani has been Chief Revenue Officer of the Company since the consummation of the Business Combination in April 2022. Mr. Irani has served as SoundHound’s Chief Revenue Officer since 2021. Prior to joining SoundHound, Mr. Irani served as Chief Executive Officer and a member of the board of directors of Cprime Inc., an Alten Group company (between 2014 to 2021, after Cprime Inc. was acquired by the Alten Group, and from 2007 to 2014, while Cprime Inc, was a privately-held company). Prior to Cprime Inc., Mr. Irani held leadership roles at The DirecTV Group Inc. and Deloitte Consulting LLP. Mr. Irani received a Bachelor of Science in Business Administration from the University of Southern California in 2000 and a Master of Business Administration in 2013 concurrently from the University of California, Berkeley and Columbia University.

Timothy Stonehocker.    Timothy Stonehocker has been Chief Technology Officer of the Company since the consummation of the Business Combination in April 2022. Mr. Stonehocker has served as SoundHound’s Chief Technology Officer since 2010. Mr. Stonehocker specializes in audio recognition algorithms, search technologies, and scalable systems, and has applied his experience to positions he has held since joining SoundHound in 2006, including as SoundHound’s Principal Search Architect before assuming his current role as Chief Technology Officer. Prior to SoundHound, Mr. Stonehocker worked on core order pipeline systems at Amazon, Inc. in Seattle and was part of the team of engineers that relocated to Palo Alto in 2004 to form the Amazon, Inc. subsidiary A9.com. He earned his Bachelor of Science Degree with distinction in Computer Science in 2003 and his Master of Arts in Music in 2003, both from Stanford University.

Amir Arbabi.    Amir Arbabi has been Vice President, Business Development of the Company since the consummation of the Business Combination in April 2022. Mr. Arbabi has served as SoundHound’s Vice President, Business Development since May 2006 and as Corporate Secretary of SoundHound since May 2008. Prior to joining SoundHound, Mr. Arbabi was a corporate attorney at the law firm Venture Law Group (later acquired by the law firm Heller Ehrman LLP) from 2000 to 2006. He has also been an advisor to Sequoia Games, Inc. since September 2019. Mr. Arbabi earned a Bachelor of Arts with distinction in Economics from Stanford University in 1997 and a Juris Doctorate from Harvard Law School in 2000.

Nitesh Sharan.    Nitesh Sharan has been Chief Executive Officer of the Company since the consummation of the Business Combination in April 2022. Mr. Sharan has served as the Chief Financial Officer at SoundHound since September 2021. In this capacity, Mr. Sharan oversees SoundHound’s accounting, financial planning, investor relations, treasury and capital planning functions. Prior to joining SoundHound, between May 2016 and September 2021, Mr. Sharan held several executive roles at Nike, Inc. including Treasurer, Head of Investor Relations and Chief Financial Officer of Global Operations. Prior to Nike Inc., Mr. Sharan was the Vice President and Assistant Treasurer at Hewlett-Packard Inc., from June 2001 to April 2016, and was a Senior Consultant at Accenture plc from 1996 to 2000. Mr. Sharan received a Bachelor of Science in Management from Case Western Reserve University in 1996 and a Master of Business of Administration from Northwestern University in 2001. He is a CFA® charterholder.

Warren Heit.    Warren Heit has been Vice President Legal and General Counsel of the Company since the consummation of the Business Combination in April 2022. Mr. Heit has served as the Vice President Legal and General Counsel of SoundHound since March 2018. Prior to joining SoundHound, Mr. Heit was a partner at the law firm White & Case LLP, where he practiced law from September 1999 to December 2017. From September 1990 to September 1999, Mr. Heit practiced law with patent law firm Pennie & Edmonds LLP. Mr. Heit earned his Bachelor of Science in Electrical Engineering and Computer Science with distinction from Tufts University in 1986 and his Juris Doctorate from the Fordham University School of Law in 1990.

Michael Zagorsek.    Michael Zagorsek has been Chief Operating Officer of the Company since the consummation of the Business Combination in April 2022. Mr. Zagorsek has served as SoundHound’s Chief Operating Officer since November 2020, where Mr. Zagorsek is principally responsible for company operations, oversight of business workflow, company planning, reporting, goal-setting, and strategy. Prior to assuming that role, Mr. Zagorsek was SoundHound’s Vice President of Product Marketing, from July 2016 to November 2020, in which capacity he was responsible for SoundHound’s marketing activities, including demand generation, product marketing, content marketing, public relations and design. Prior to SoundHound, Mr. Zagorsek was the Head of Product Marketing for Core Products at Square, Inc. from October 2014 to July 2016 and the Vice President of Product Marketing at Leap Motion Inc., from October 2012 to March 2014. From 2007 to 2012, Mr. Zagorsek was Director of Marketing Communications at Apple Inc., overseeing apple.com, email marketing, Apple Online Store and retail digital marketing communications. Mr. Zagorsek received a Bachelor of Commerce from Carleton University in 1998 and a Masters of Arts in International Business from Bradford University in 1998.

Family Relationships

Kamyar Mohajer, the brother of SoundHound’s CEO, Keyvan Mohajer, is an employee of SoundHound and serves as the Company’s Vice President of Corporate Strategy and International Expansion.

Board of Directors

Director Independence

Nasdaq listing rules require that a majority of the board of directors of a company listed on Nasdaq be composed of “independent directors,” which is defined generally as a person other than an officer or employee of the company or its subsidiaries or any other individual having a relationship, which, in the opinion of the company’s board of directors, would interfere with the director’s exercise of independent judgment in carrying out the responsibilities of a director. Our Board of Directors has determined that each of Dr. Ball, Mr. Marcus and Ms. Sroka, will be an independent director under the Nasdaq listing rules and Rule 10A-3 of the Exchange Act. In making these determinations, our Board of Directors considered the current and prior relationships that each non-employee director has with SoundHound AI and all other facts and circumstances our Board of Directors deemed relevant in determining independence, including the beneficial ownership of our common stock by each non-employee director, and the transactions involving them described in the section entitled “Certain Relationships and Related Transactions.”

Board of Directors

Our Board of Directors has one class of directors, with each director being elected in each year and serving a one-year term.

Role of Board in Risk Oversight Process

We face a number of risks, including those described under the caption “Risk Factors” contained elsewhere in this prospectus. Our board of directors believes that risk management is an important part of establishing, updating and executing on our business strategy. Our board of directors has oversight responsibility relating to risks that could affect the corporate strategy, business objectives, compliance, operations, and the financial condition and performance of our company. Our board of directors focuses its oversight on the most significant risks facing us and on our processes to identify, prioritize, assess, manage and mitigate those risks. Our board of directors receives regular reports from members of our senior management on areas of material risk to us, including strategic, operational, financial, legal and regulatory risks. While our board of directors has an oversight role, management is principally tasked with direct responsibility for management and assessment of risks and the implementation of processes and controls to mitigate their effects on us.

Committees of the Board of Directors

The standing committees of our Board of Directors consist of an Audit Committee, a Compensation Committee, and a Nominating and Corporate Governance Committee. The composition of each committee is set forth below.

Audit Committee

Our Audit Committee has been established in accordance with Section 3(a)(58)(A) of the Exchange Act and consists of Dr. Ball, Mr. Marcus and Ms. Sroka, each of whom is an independent director and is “financially literate” as defined under the Nasdaq listing standards. Dr. Ball serves as chair of the Audit Committee. Our Board has determined that Dr. Ball, qualifies as an “audit committee financial expert,” as defined under rules and regulations of the SEC.

The audit committee’s duties are specified in our Audit Committee Charter.

Compensation Committee

Our Compensation Committee consists of Mr. Marcus and Dr. Ball, each of whom is an independent director under Nasdaq’s listing standards, and Mr. Marcus serves as chair of the Compensation Committee. The functions of the Compensation Committee are set forth in a Compensation Committee Charter.

Nominating and Corporate Governance Committee

Our Nominating and Corporate Governance Committee consists of Mr. Marcus, and Dr. Ball, each of whom is an independent director under Nasdaq’s listing standards. Mr. Marcus serves as the chair of the Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee is responsible for overseeing the selection of persons to be nominated to serve on the Board. The Nominating and Corporate Governance Committee considers persons identified by its members, management, shareholders, investment bankers and others.

The guidelines for selecting nominees, including nominees who will permit the Continuing Company to comply with applicable California and Nasdaq diversity standards, will be specified in the Nominating and Corporate Governance Committee Charter.

Code of Business Conduct and Ethics

We have adopted a new Code of Business Conduct and Ethics for our directors, officers, employees and certain affiliates in accordance with applicable federal securities laws, a copy of which is available on our website at www.soundhound.com. A printed copy of the Code of Business Conduct and Ethics available to any stockholder who so requests. Requests for a printed copy may be directed to: 5400 Betsy Ross Drive, Santa Clara, CA 95054 Attention: Dr. Keyvan Mohajer.

If we amend or grant a waiver of one or more of the provisions of our Code of Business Conduct and Ethics, we intend to satisfy the requirements under Item 5.05 of Form 8-K regarding the disclosure of amendments to or waivers from provisions of our Code of Business Conduct and Ethics that apply to our principal executive officer, principal financial officer and principal accounting officer by posting the required information on our website at www.soundhound.com. The information on this website is not part of this prospectus.

Officer and Director Compensation

Our board of directors expects to adopt a nonemployee director compensation program (the “Director Compensation Policy”). The Director Compensation Policy will be designed to align compensation with our business objectives and the creation of stockholder value, while enabling us to attract, retain, incentivize and reward non-employee directors who contribute to our long-term success. The Director Compensation Policy provides for an annual cash retainer for all non-employee directors, in addition to equity grants determined by the compensation committee and reimbursement for reasonable expenses incurred in connection with attending board and committee meetings. Our board of directors expects to review non-employee director compensation periodically to ensure that non-employee director compensation remains competitive such that we are able to recruit and retain qualified directors.

Our policies with respect to the compensation of its executive officers are administered by our board of directors in consultation with its compensation committee. We may also rely on data and analyses from third parties, such as compensation consultants, in connection with its compensation programs. We intend to design and implement programs to provide for compensation that is sufficient to attract, motivate and retain executives and potentially other individuals and to establish an appropriate relationship between executive compensation and the creation of stockholder value.

EXECUTIVE COMPENSATION

Throughout this section, unless otherwise noted, “we,” “us,” “our” and similar terms refer to SoundHound prior to the consummation of the Business Combination, and to the Company and its subsidiaries after the Business Combination.

To achieve the Company’s goals, we are in the process of designing a compensation and benefits program to attract, retain, incentivize and reward deeply talented and qualified executives who share its philosophy and desire to work towards achieving our goals. We believe our compensation program should promote our success and align executive incentives with the long-term interests of our stockholders. SoundHound’s compensation arrangements consisted principally of a base salary, an annual cash incentive bonus and equity compensation, as described below.

SoundHound’s board of directors (the “SoundHound Board”) had historically determined the compensation of SoundHound’s executive officers. For the year ended December 31, 2021, SoundHound’s named executive officers were Dr. Keyvan Mohajer, Chief Executive Officer, Nitesh Sharan, Chief Financial Officer, and Timothy Stonehocker, Chief Technology Officer.

This section provides an overview of SoundHound’s executive compensation arrangements with its executive officers, including a narrative description of the material factors necessary to understand the information disclosed in the summary compensation table below. This section may contain forward-looking statements that are based on our current plans, considerations, expectations and determinations regarding future compensation programs. Actual compensation programs that we adopt following the completion of the Business Combination may differ materially from the currently planned programs summarized in this discussion.

Summary Compensation Table for Fiscal Year 2021

The following table sets forth information concerning the compensation of the named executive officers for the fiscal year ended December 31, 2021.

Name and Position	Fiscal Year	Salary ($)	Bonus ($)		Stock Awards ($)	Option Awards(1) ($)	All Other Compensation ($)	Total ($)
Dr. Keyvan Mohajer, CEO	2021	260,000	—		—	—	—	260,000
Nitesh Sharan, CFO(2)	2021	83,333	75,000	(3)	—	952,070	—	1,110,403
Timothy Stonehocker, CTO	2021	250,000	2,170		—	—	—	252,170

____________

(1)      The amounts disclosed represent the aggregate grant date fair value of stock options granted to our named executive officers during the fiscal year ended December 31, 2021 under our 2016 Incentive Plan, calculated in accordance with Financial Accounting Standards Board ASC Topic 718. The assumptions used in calculating the grant date fair value of the stock options are set forth in the notes to our audited financial statements included elsewhere in this prospectus. This amount does not reflect the actual economic value that may be realized by the named executive officer.

(2)      Mr. Sharan assumed responsibilities as SoundHound’s Chief Financial Officer in October 2021. Pursuant to his offer letter, Mr. Sharan’s annual salary is $300,000.

(3)      Mr. Sharan received a $75,000 sign-on/retention payment, subject to repayment if executive’s employment terminates prior to the one-year anniversary of his start date.

Narrative Disclosure to Summary Compensation Table

2006 Stock Plan

In 2006, the SoundHound Board adopted, and SoundHound’s stockholders approved, the Melodis Corporation 2006 Stock Plan (the “2006 Stock Plan”). Mr. Stonehocker holds options under the 2006 Stock Plan, as described below. Following adoption of the 2016 Incentive Plan, as described below, no new awards were made under the 2006 Stock Plan. The following describes the material terms of the 2006 Stock Plan.

Grants, Generally.    The 2006 Stock Plan provided for both for the direct award or sale of shares and the grant of incentive stock options (“ISOs”) and non-qualified stock options (“NSOs”). ISOs may be granted only to employees of SoundHound and its affiliates. All other awards may be granted to employees, non-employee directors and consultants of SoundHound and its affiliates.

The maximum number of shares of SoundHound common stock that could be issued over the term of the 2006 Stock Plan was 3,313,368 shares. As of December 31, 2021, stock options to purchase 894,474 shares of SoundHound’s common stock with a weighted-average exercise price of $4.76 per share were outstanding under the 2006 Stock Plan. As of December 31, 2021, there were no outstanding awards under the 2006 Stock Plan other than these options.

Administration.    The SoundHound Board, or a committee with authority delegated by the SoundHound Board, administers the 2006 Stock Plan. Subject to the terms of the 2006 Stock Plan, the administrator has the power to determine: who will be granted awards, when and how each award will be granted, what type of award will be granted, the provisions of each award (which need not be identical), including when a person will be permitted to exercise or otherwise receive cash or shares under the award, the number of shares subject to an award, and the fair market value applicable to an award. The administrator also has the discretion to effect, with the consent of any adversely affected participant, an option exchange program whereby outstanding options are exchanged for options with a lower exercise price or are amended to decrease the exercise price as a result of a decline in the fair market value of SoundHound’s common stock. The administrator also has the authority to accelerate the time(s) at which an award may vest or be exercised, and to construe, interpret, and settle all controversies regarding the terms of the 2006 Stock Plan and awards granted thereunder.

Options.    SoundHound’s employees and service providers have historically received stock options pursuant to the 2006 Stock Plan. Mr. Stonehocker has been granted a mix of ISOs and NSOs. See the “Outstanding Equity Awards at 2021 Fiscal Year End” table below for further information about SoundHound’s named executive officers’ outstanding options as of December 31, 2021.

The exercise price per share of options granted under the 2006 Stock Plan must be at least 100% of the fair market value per share of SoundHound’s common stock on the grant date. Subject to the provisions of the 2006 Stock Plan, the administrator determines the other terms of options, including any vesting and exercisability requirements, the method of payment of the option exercise price, the option expiration date, and the period following termination of service during which options may remain exercisable.

Changes to Capital Structure; Corporate Transactions.    In the event of certain changes to SoundHound’s capital structure, such as a stock split, reverse stock split, stock dividend, combination, recapitalization or reclassification of the common stock, or any other increase or decrease in the number of issued shares of SoundHound’s common stock effected without receipt of consideration by the Company, appropriate adjustments will be made to (a) the number of shares available for issuance under the 2006 Stock Plan, and (b) the number of shares covered by and, as applicable, the exercise price and the kind of underlying security of each outstanding award granted under the 2006 Stock Plan. In the event SoundHound is party to a “corporate transaction” or “change of control” (as each is defined in the 2006 Stock Plan), each outstanding option shall be assumed or an equivalent option shall be substituted by such successor corporation or a parent or subsidiary of such successor corporation, unless the successor corporation does not agree to assume the award or to substitute an equivalent option, in which case such option shall terminate upon the consummation of the transaction.

Plan Amendment or Termination.    The SoundHound Board may amend, modify, or terminate the 2006 Stock Plan at any time, although such change may not materially and adversely affect a participant’s rights under an outstanding award without the participant’s written consent.

2016 Incentive Plan

In 2016, the SoundHound Board adopted, and SoundHound’s stockholders approved, the SoundHound, Inc. 2016 Equity Incentive Plan (the “2016 Incentive Plan”). Each of the named executive officers hold options under the 2016 Incentive Plan, as described below.

As the SoundHound AI, Inc. 2022 Incentive Award Plan was approved by ATSP’s stockholders, the 2016 Incentive Plan was terminated and no further awards will be granted under it after the consummation of the Business Combination.

The following describes the material terms of the 2016 Incentive Plan.

Grants, Generally.    The 2016 Incentive Plan provides both for the direct award or sale of shares and for the grant of ISOs and NQSOs. ISOs may be granted only to employees of SoundHound and its affiliates. All other awards may be granted to employees, non-employee directors and consultants of SoundHound and its affiliates.

The maximum number of shares of SoundHound common stock that may be issued over the term of the 2016 Incentive Plan is 701,460 shares. As of December 31, 2021, stock options to purchase 4,575,809 shares of SoundHound’s common stock with a weighted-average exercise price of $22.01 per share were outstanding under the 2016 Incentive Plan. As of December 31, 2021, there were no outstanding awards under the 2016 Incentive Plan other than these options.

Administration.    The SoundHound Board, or a committee with authority delegated by the SoundHound Board, administers the 2016 Incentive Plan. Subject to the terms of the 2016 Incentive Plan, the administrator has the power to determine: who will be granted awards, when and how each award will be granted, what type of award will be granted, the provisions of each award (which need not be identical), including when a person will be permitted to exercise or otherwise receive cash or shares under the award, the number of shares subject to an award, and the fair market value applicable to an award. The administrator also has the discretion to effect, with the consent of any adversely affected participant, the reduction of the exercise, purchase or strike price of any outstanding award; the cancellation of any outstanding award and the grant in substitution therefor of a new award or other valuable consideration, or any other action that is treated as a repricing under generally accepted accounting principles. The administrator also has the authority to accelerate the time(s) at which an award may vest or be exercised, and to construe, interpret, and settle all controversies regarding the terms of the 2016 Incentive Plan and awards granted thereunder.

Options.    SoundHound’s employees and service providers have historically received stock options pursuant to the 2016 Incentive Plan. Each of the named executive officers has been granted a mix of ISOs and NSOs. See the “Outstanding Equity Awards at 2021 Fiscal Year End” table below for further information about SoundHound’s named executive officers’ outstanding options as of December 31, 2021.

The exercise price per share of options granted under the 2016 Incentive Plan must be at least 100% of the fair market value per share of SoundHound’s common stock on the grant date. Subject to the provisions of the 2016 Incentive Plan, the administrator determines the other terms of options, including any vesting and exercisability requirements, the method of payment of the option exercise price, the option expiration date, and the period following termination of service during which options may remain exercisable.

RSUs.    A restricted stock unit (“RSU”) is a right to receive a share of SoundHound’s common stock, at no cost to the recipient, upon satisfaction of certain conditions, including vesting conditions, established by the administrator. RSUs vest at the rate determined by the administrator and any unvested RSUs will generally be forfeited upon termination of the recipient’s service. Settlement of RSUs may be made in the form of cash, stock or a combination of cash and stock, as determined by the administrator. Recipients of RSUs generally will have no voting or dividend rights prior to the time the vesting conditions are satisfied and the award is settled. At the administrator’s discretion and as set forth in the applicable award agreement, RSUs may provide for the right to dividend equivalents which will generally be subject to the same conditions and restrictions as the RSUs to which they pertain.

Changes to Capital Structure; Corporate Transactions.    In the event of certain changes to SoundHound’s capital structure, such as a stock dividend, stock split or reverse stock split, appropriate adjustments will be made to (a) the number of shares available for issuance under the 2016 Incentive Plan, and (b) the number of shares covered by and, as applicable, the exercise price and the kind of underlying security of each outstanding award granted under the 2016 Incentive Plan. In the event SoundHound is party to a “corporate transaction” or “change in control” (as each is defined in the 2016 Incentive Plan), the administrator may take one or more of the following actions to provide for: (i) the continuation of the awards by SoundHound (if SoundHound is the surviving corporation), (ii) the assumption or substitution of awards by the successor or surviving corporation, (iii) upon written notice, the termination of unexercised or unvested awards prior to the reorganization event, (iv) the acceleration of vesting applicable to an award, (v) the cancellation and purchase of outstanding awards for the amount that could have been obtained upon the exercise of the award and sale of the underlying stock had such award been currently exercisable, or (vi) the cancellation of the outstanding award.

Plan Amendment or Termination.    The SoundHound Board may amend, modify, or terminate the 2016 Incentive Plan at any time, although such change may not materially impair a participant’s rights under an outstanding award without the participant’s written consent.

Agreements with SoundHound’s Named Executive Officers

SoundHound currently maintains an employment agreement with its Chief Executive Officer, along with a separate change in control bonus letter agreement. SoundHound has also entered offer letter agreements with its Chief Financial Officer and Chief Technology Officer, as summarized below. Effective as of January 5, 2022, Mr. Zubin Irani will join SoundHound as its Chief Revenue Officer. Although Mr. Irani’s appointment is effective as of the 2022 fiscal year, a description of the material terms of Mr. Irani’s employment arrangement is included as well. Each named executive officer has entered into the Company’s standard form of confidential information and inventions assignment agreement.

SoundHound expects to enter into new employment arrangements with each of its named executive officers prior to the Closing of the Business Combination, which will govern the terms of their continuing employment with SoundHound and, following the completion of the Business Combination, with the Company. SoundHound is still in the process of negotiating, approving and implementing these agreements.

Agreements with Chief Executive Officer

SoundHound entered into an employment agreement with Mr. Mohajer, its Chief Executive Officer, on January 23, 2006, and pursuant to its terms, Mr. Mohajer’s base salary is reviewed by the SoundHound Board as part of the Company’s normal salary review process. For fiscal year 2021, Mr. Mohajer’s base salary was $260,000. The CEO employment agreement entitles Mr. Mohajer to participate in any bonus compensation plans as the Company may from time to time adopt for the benefit of management, along with any standard benefit plans available to similarly-situated employees. If Mr. Mohajer’s employment is terminated without cause (as defined in the CEO employment agreement), he is entitled to continued payment of his then current base salary for a period of two months.

Mr. Mohajer and SoundHound entered into a change in control bonus letter agreement on May 23, 2017, pursuant to which the Company will pay up to $1,414.050 to Mr. Mohajer upon the consummation of a change in control transaction (as defined in the bonus letter agreement) provided Mr. Mohajer is a Company employee as of such closing or if Mr. Mohajer was terminated without cause within 60 days prior to the closing. Any change in control bonus is payable in a lump-sum, unless the transaction proceeds include earn out payments, amounts subject to escrow or holdback, or other contingencies, in which case the change in control bonus will be subject to hold back and delayed payment to reflect the contingent transaction proceeds. The change in control bonus is subject to further reduction if the amount payable per share of Company common stock is less than $12.10 or if necessary to avoid adverse tax results under Code Section 280G. The change in control bonus may be paid in cash, fully vested shares issued by the Company’s acquirer, or such other form of consideration paid to the Company’s securityholders in the transaction.

Agreements with Chief Financial Officer

SoundHound entered into an offer letter agreement with Mr. Sharan, its Chief Financial Officer, as of September 10, 2021, pursuant to which Mr. Sharan is entitled to a base salary of $300,000 per year, along with any standard benefit plans available to similarly-situated employees. Additionally, beginning in January 2022, Mr. Sharan will be eligible for an annual performance-based cash bonus of up to 50% of his annual base salary amount, to be determined in accordance with mutually agreed goals and job performance. Mr. Sharan received a $75,000 one-time sign-on/retention payment, subject to repayment if executive’s employment terminates prior to the one-year anniversary of his start date. Mr. Sharan is eligible to earn a $75,000 one-time closing payment if a liquidity occurs within 12 months of his hire date and Mr. Sharan remains continuously employed through such date.

If Mr. Sharan’s employment is terminated without cause or due to a constructive termination (in each, as defined in the CFO letter agreement), he is entitled to continued payment of his then current base salary for a period of two months.

Pursuant to the terms of the CFO letter agreement, Mr. Sharan was granted options to purchase up to 55,555 shares of SoundHound common stock, at an exercise price of $41.75 per share, pursuant to the 2016 Incentive Plan.

Under the CFO letter agreement, the Company agreed to recommend an award of 300,000 restricted stock units (“RSUs”) and 200,000 performance stock units (“PSUs”) on the listing date of a liquidity event (based on a converted cap table of 200 million shares). The RSU and PSU grants will be made pursuant to the SoundHound AI, Inc. 2022 Incentive Award Plan expected to be established in connection with the Closing, subject to the approval thereof by ATSP’s stockholders and approval of any specific grant thereunder by the board of directors of the Company (the “SoundHound AI Board”).

The Options, RSUs, and PSUs have a four-year time-based vesting schedule, with 25% of the award vesting on the one-year anniversary of the CFO’s hire date and 3/48th of the award vesting each quarter thereafter, subject to Mr. Sharan’s continued employment through such dates. Following a change in control (as defined in the CFO letter agreement), any unvested portion of the option or RSU awards shall accelerate if the CFO is terminated without cause or terminates due to a constructive termination (each as defined in the CFO letter agreement).

The PSUs are subject to additional performance-based vesting conditions, with half of the PSU award vesting if a share of the Company’s common stock (measured using a rolling six-month average) increases by a certain percentage over the “base price” (defined as the higher of the opening price of the Company’s common stock on the listing date of a liquidity event or $10.00). 25% of the PSU award vests on a 50% increase over the base price, and another 25% of the PSU award vests on a 100% increase over the base price. An additional 25% of the PSU award vests on the achievement of $100.0 million of GAAP revenue in a trailing 12 months during the four-year PSU period. The final 25% of the PSU award vests on the Company achieving positive cash flow in a trailing 12 months during the four-year PSU period.

Agreements with Chief Technology Officer

SoundHound entered into an offer letter agreement as of September 5, 2006, for Mr. Stonehocker to become Algorithm Designer. Mr. Stonehocker was promoted to Chief Technology Officer as of January 2010. For fiscal year 2021, Mr. Stonehocker’s base salary was $250,000. Under Mr. Stonehocker’s letter agreement, he is eligible to participate in any standard benefit plans available to similarly-situated employees.

Arrangements with Chief Revenue Officer

The foregoing tables do not include information with respect to Mr. Zubin Irani, who commenced his service as SoundHound’s Chief Revenue Officer in January 2022, pursuant to the terms of an offer letter agreement dated September 14, 2021. Under the CRO letter agreement, Mr. Irani is entitled to a base salary of $300,000 per year, along with any standard benefit plans available to similarly-situated employees. Mr. Irani will be eligible for an annual performance-based cash bonus of up to 100% of his annual base salary amount, which shall be linked to mutually agreed upon Company revenue goals and job performance.

In connection with his engagement, during the 2021 fiscal year, Mr. Irani received options to purchase 37,037 shares of SoundHound common stock, at an exercise price of $41.75 per share, pursuant to the 2016 Incentive Plan. The options have a fair value of $634,180 (calculated in accordance with Financial Accounting Standards Board ASC Topic 718).

Under the CRO letter agreement, the Company agreed to recommend an award of 300,000 restricted stock units (“RSUs”) and 300,000 performance stock units (“PSUs”) on the listing date of a liquidity event (based on a converted cap table of 200 million shares). The RSU and PSU grants will be made pursuant to the SoundHound AI, Inc. 2022 Incentive Award Plan expected to be established in connection with the Closing, subject to the approval thereof by ATSP’s stockholders and approval of any specific grant thereunder by SoundHound AI Board.

The Options, RSUs, and PSUs have a four-year time-based vesting schedule, with 3/48th of the award vesting on each quarter following the CRO’s hire date, subject to Mr. Irani’s continued employment through such dates. Following a change in control (as defined in the CRO letter agreement), any unvested portion of the option or RSU awards shall accelerate if the CRO is terminated without cause or terminates due to a constructive termination (each as defined in the CRO letter agreement).

The PSUs are subject to additional GAAP revenue performance-based vesting conditions, with 50,000 PSUs each vesting upon the first achievement of $30.0 million, $100.0 million, $200.0 million, and $300.0 million of GAAP revenue in a trailing 12 months during the four-year PSU period and 100,000 PSUs shall vest upon the first achievement of $400.0 million of GAAP revenue in a trailing 12 months during the four-year PSU period.

If Mr. Irani’s employment is terminated without cause or due to a constructive termination (in each, as defined in the CRO letter agreement), he is entitled to continued payment of his then current base salary for the greater of six months or 12 months, minus the number of months he was employed by SoundHound, if the termination is in the first 12 months of employment.

OUTSTANDING EQUITY AWARDS AT 2021 FISCAL YEAR END

The following table presents information regarding outstanding equity awards held by SoundHound’s Named Executive Officers as of December 31, 2021.

					Option Awards
	Grant Date	Vesting Start Date	Number of Securities Underlying Unexercised Options Exercisable (#)		Number of Securities Underlying Unexercised Options Unexercisable (#)	Number of Securities Underlying Unexercised Unearned Options Unexercisable (#)	Option Exercise Price ($)	Option Expiration Date
Dr. Keyvan Mohajer,	03/28/2017	(1)	150,000				$12.10	03/28/2027
CEO
Nitesh Sharan,	09/27/2021	09/15/2021(2)			55,555		$41.75	09/27/2031
CFO
Timothy Stonehocker,	05/19/2015	(1)	40,000	(3)			$7.72	05/19/2025
CTO	12/15/2016	11/01/2016(4)	75,000				$12.10	12/15/2026
	08/15/2019	01/08/2019(2)	16,250		13,750		$16.10	08/15/2029

____________

(1)      The option award was fully vested from the grant date.

(2)      The option award has a four-year vesting schedule, with 25% of the award vesting 12 months after Vesting Start Date and 3/48th of the award vesting each quarter thereafter.

(3)      The May 19, 2015, option grant made to Mr. Stonehocker was under the 2006 Stock Plan. All other awards described in this chart were made under the 2016 Incentive Plan.

(4)      The option award has a four-year vesting schedule, with 1/48th of the award vesting each month following Vesting Start Date.

DIRECTOR COMPENSATION

No directors received compensation for their service on ATSP’s board of directors in 2021. Following the consummation of the Business Combination, we intend to adopt an appropriate non-employee director compensation program pursuant to which our non-employee directors will be eligible to receive a combination of an annual cash retainer, meeting fees, and/or equity-based awards.

EXECUTIVE COMPENSATION ARRANGEMENTS — POST-CLOSING ARRANGEMENTS

2022 Equity Incentive Plan

The board adopted, and stockholders approved, the SoundHound AI, Inc. 2022 Incentive Award Plan (the “Incentive Award Plan”) , in order to facilitate the grant of equity awards to attract, retain and incentivize employees (including the named executive officers), independent contractors and directors of the Company and its affiliates, which is essential to the Company’s long term success.

The purpose of the Incentive Award Plan is to enhance our ability to attract, retain and motivate persons who make (or are expected to make) important contributions by providing these individuals with equity ownership opportunities and/or equity-linked compensatory opportunities.

Summary of the Incentive Award Plan

This section summarizes certain principal features of the Incentive Award Plan.

General

The board adopted, and stockholders approved, the Incentive Award Plan. The Company is authorized to grant equity awards to eligible service providers following consummation of the Business Combination (the “Business Combination Date”).

a)      Purpose of the Incentive Award Plan Proposal

The purpose of the Incentive Award Plan is to promote the long-term success of the Company and the creation of shareholder value by encouraging service providers to focus on critical long-range corporate objectives and linking service providers directly to shareholder interests through increased stock ownership. ATSP believes that the Incentive Award Plan will be important in helping to attract and retain service providers of the Company with exceptional qualifications.

b)      Reasons for the Approval of the Incentive Award Plan Proposal

Shareholder approval of the Incentive Award Plan is necessary in order for the Company to (a) meet the shareholder approval requirements of the Nasdaq and (b) grant incentive stock options (“ISOs”). Shareholders are also being asked to approve an annual limitation on Incentive Award Plan awards granted to non-employee directors as part of their compensation for their services as directors.

c)      Consequences if the Incentive Award Plan Proposal is Not Approved

If the Incentive Award Plan is not approved by ATSP’s stockholders, the Incentive Award Plan will not become effective and the Company will not be able to grant equity awards under the Incentive Award Plan. ATSP believes that the Company’s ability to recruit, retain and incentivize top talent will be adversely affected if the Incentive Award Plan is not approved.

d)      Material Terms of the Incentive Award Plan

The material terms of the Incentive Award Plan, as currently contemplated by ATSP’s Board, are summarized below. This summary, however, is not intended to be a complete description of the Incentive Award Plan and is qualified in its entirety by reference to the complete text of the Incentive Award Plan. To the extent there is a conflict between the terms of this summary and the Incentive Award Plan, the terms of the Incentive Award Plan will control.

Administration.    The Incentive Award Plan will be administered by the Company’s Board or by one or more committees to which the board of directors delegates such administration (as applicable, the “Incentive Award Plan Administrator”). Subject to the terms of the Incentive Award Plan, the Incentive Award Plan Administrator will have the authority to (a) determine the eligible individuals who are to receive awards under the Incentive Award Plan, (b) determine the terms and conditions of awards granted under the Incentive Award Plan, (c) determine performance criteria and the achievement of such criteria, (d) accelerate the vesting or exercisability of, payment for or lapse of restrictions on, awards and (e) make all other decisions related to the Incentive Award Plan and awards granted thereunder. The Incentive Award Plan Administrator may also delegate to one or more senior officers of the Company the authority to grant awards, subject to terms and conditions determined by the Incentive Award Plan Administrator and within the limitations of Section 16 of the Exchange Act.

Types of Awards.    The Incentive Award Plan provides for the grant of stock options, which may be ISOs or nonstatutory stock options (“NSOs”), stock appreciation rights (“SARs”), restricted shares, restricted stock units (“RSUs”) and other stock or cash-based awards that the Incentive Award Plan Administrator determines are consistent with the purpose of the Incentive Award Plan and the interests of the Company, or collectively, awards.

Share Reserve.    The number of shares of the Company’s Common Stock that may be issued under the Incentive Award Plan is equal to the sum of (x) ten percent (10%) of the aggregate number of shares of the Company’s Common Stock issued and outstanding immediately after the Closing (as calculated after giving effect to the Redemption) plus (y) the annual increase in shares described below. All of the shares available under the Incentive Award Plan (before giving effect to the annual increases) may be issued upon the exercise of ISOs. On the first day of each calendar year during the term of the Incentive Award Plan, beginning on January 1, 2023 and continuing until (and including) January 1, 2032, the number of shares available under the Incentive Award Plan will automatically increase by a number equal to the lesser of (a) five percent (5%) of the total number of shares of the Company’s Common Stock issued and outstanding shares on December 31 of the calendar year immediately preceding the date of such increase and (b) a number of shares of the Company’s Common Stock determined by the Company’s Board.

If options, stock appreciation rights, restricted stock units or any other awards are forfeited, cancelled or expire before being exercised or settled in full, the shares subject to such awards will again be available for issuance under the Incentive Award Plan. If stock appreciation rights are exercised or restricted stock units are settled, only the number of shares actually issued upon exercise or settlement of such awards will reduce the number of shares available under the Incentive Award Plan. If restricted shares or shares issued upon exercise of an option are reacquired by the Company pursuant to a forfeiture provision, repurchase right or for any other reason, then such shares will again be available for issuance under the Incentive Award Plan. Shares applied to pay the exercise price of an option or satisfy withholding taxes related to any award will again become available for issuance under the Incentive Award Plan. To the extent an award is settled in cash, the cash settlement will not reduce the number of shares available for issuance under the Incentive Award Plan.

Shares issued under the Incentive Award Plan may be authorized but unissued shares or treasury shares. As of the date hereof, no awards have been granted under the Incentive Award Plan.

Annual Limitation on Compensation of Non-Employee Directors.    The grant date fair value of awards granted to each non-employee director during any fiscal year of the Company may not exceed $500,000 (on a per-director basis). This limit is increased to $750,000 in the fiscal year a non-employee director is initially appointed or elected to the Company’s Board. The Company’s Board may make exceptions to such limit for a non-employee chairperson or, in extraordinary circumstances, for other non-employee directors, provided the non-employee director receiving such additional compensation does not participate in the decision to award such compensation. Compensation paid to an individual for services as an employee or consultant and awards granted in lieu of cash retainers or other fees will not count towards these limitations.

Eligibility.    Employees (including officers), non-employee directors and consultants who render services to the Company or a parent thereof (whether now existing or subsequently established) are eligible to receive awards under the Incentive Award Plan. ISOs may only be granted to employees of the Company or a parent or subsidiary thereof (whether now existing or subsequently established). As of and assuming Closing of the Business Combination, approximately 165 employees, including 3 executive officers (one of which is an employee director), 5 non-employee directors, and no consultants would be eligible to participate in the Incentive Award Plan.

International Participation.    The Incentive Award Plan Administrator has the authority to implement sub-plans (or otherwise modify applicable grant terms) for purposes of satisfying applicable foreign laws, conforming to applicable market practices or for qualifying for favorable tax treatment under applicable foreign laws, and the terms and conditions applicable to awards granted under any such sub-plan or modified award may differ from the terms of the Incentive Award Plan. Any shares issued in satisfaction of awards granted under a sub-plan will come from the Incentive Award Plan share reserve.

Repricing.    The Incentive Award Plan Administrator has full authority to reprice (reduce the exercise price of) options and stock appreciation rights or to approve programs in which options and stock appreciation rights are exchanged for cash or other equity awards on terms the Incentive Award Plan Administrator determines.

Stock Options.    A stock option is the right to purchase a certain number of shares of stock at a fixed exercise price which, pursuant to the Incentive Award Plan, may not be less than 100% of the fair market value of the Company’s Common Stock on the date of grant. Subject to limited exceptions, an option may have a term of up to 10 years and will generally expire sooner if the optionee’s service terminates. Options will vest at the rate determined by the Incentive Award Plan Administrator. An optionee may pay the exercise price of an option in cash, or, with the administrator’s consent, with shares of stock the optionee already owns, with proceeds from an immediate sale of the option shares through a broker approved by us, through a net exercise procedure or by any other method permitted by applicable law.

Tax Limitations on Incentive Stock Options.    The aggregate fair market value, determined at the time of grant, of the Company’s Common Stock with respect to ISOs that are exercisable for the first time by an option holder during any calendar year under all of the Company’s stock plans may not exceed $100,000. Options or portions thereof that exceed such limit will generally be treated as NSOs. No ISO may be granted to any person who, at the time of the grant, owns or is deemed to own stock possessing more than 10% of the Company’s total combined voting power or that of any of the Company’s affiliates unless (a) the option exercise price is at least 110% of the fair market value of the stock subject to the option on the date of grant and (b) the term of the ISO does not exceed five years from the date of grant.

Stock Appreciation Rights.    An SAR provides the recipient with the right to the appreciation in a specified number of shares of stock. The Incentive Award Plan Administrator determines the exercise price of SARs granted under the Incentive Award Plan, which may not be less than 100% of the fair market value of the Company’s Common Stock on the date of grant. Subject to limited exceptions, an SAR may have a term of up to 10 years and will generally expire sooner if the recipient’s service terminates. SARs will vest at the rate determined by the Incentive Award Plan Administrator. Upon exercise of a SAR, the recipient will receive an amount in cash, stock, or a combination of stock and cash determined by the Incentive Award Plan Administrator, equal to the excess of the fair market value of the shares being exercised over their exercise price.

Restricted Stock Awards.    Shares of restricted stock may be issued under the Incentive Award Plan for such consideration as the Incentive Award Plan Administrator may determine, including cash, services rendered or to be rendered to the Company or such other forms of consideration permitted under applicable law. Restricted shares may be subject to vesting, as determined by the Incentive Award Plan Administrator. Recipients of restricted shares generally have all of the rights of a shareholder with respect to those shares, including voting rights, however any dividends and other distributions on restricted shares will generally be subject to the same restrictions on transferability and forfeitability as the underlying shares.

Restricted Stock Units.    An RSU is a right to receive a share, at no cost to the recipient, upon satisfaction of certain conditions, including vesting conditions, established by the Incentive Award Plan Administrator. RSUs vest at the rate determined by the Incentive Award Plan Administrator and any unvested RSUs will generally be forfeited upon termination of the recipient’s service. Settlement of RSUs may be made in the form of cash, stock or a combination of cash and stock, as determined by the Incentive Award Plan Administrator. Recipients of RSUs generally will have no voting or dividend rights prior to the time the vesting conditions are satisfied and the award is settled. At the Incentive Award Plan Administrator’s discretion and as set forth in the applicable RSU agreement, RSUs may provide for the right to dividend equivalents which will generally be subject to the same conditions and restrictions as the RSUs to which they pertain.

Other Awards.    The Incentive Award Plan Administrator may grant other awards based in whole or in part by reference to the Company’s Common Stock and may grant awards under other plans and programs that will be settled with shares issued under the Incentive Award Plan. The Incentive Award Plan Administrator will determine the terms and conditions of any such awards.

Changes to Capital Structure.    In the event of certain changes in capitalization, including a stock split, reverse stock split or stock dividend, proportionate adjustments will be made in the number and kind of shares available for issuance under the Incentive Award Plan, the limit on the number of shares that may be issued under the Incentive Award Plan as ISOs, the number and kind of shares subject to each outstanding award and/or the exercise price of each outstanding award.

Corporate Transactions.    If the Company is party to a merger, consolidation or certain change in control transactions, each outstanding award will be treated as described in the definitive transaction agreement or as the Incentive Award Plan Administrator determines, which may include the continuation, assumption or substitution of an outstanding award, the cancellation of an outstanding award after an opportunity to exercise or the cancellation of an outstanding award in exchange for a payment equal to the value of the shares subject to such award less any applicable exercise price. In general, if an award held by a participant who remains in service at the effective time of a change in control transaction is not continued, assumed or substituted, then the award will vest in full.

Change in Control.    The Incentive Award Plan Administrator may provide, in an individual award agreement or in any other written agreement with a participant, that the award will be subject to acceleration of vesting and exercisability in the event of a change in control or in connection with a termination of employment in connection with or following a change in control.

Transferability of Awards.    Unless the Incentive Award Plan Administrator determines otherwise, an award generally will not be transferable other than by beneficiary designation, a will or the laws of descent and distribution. The Incentive Award Plan Administrator may permit transfer of an award in a manner consistent with applicable law.

Amendment and Termination.    The Incentive Award Plan Administrator may amend or terminate the Incentive Award Plan at any time. Any such amendment or termination will not affect outstanding awards. If not sooner terminated, the Incentive Award Plan will terminate automatically 10 years after its adoption by the ATSP Board. Shareholder approval is not required for any amendment of the Incentive Award Plan, unless required by applicable law, government regulation or exchange listing standards.

Certain Federal Income Tax Aspects of Awards Under the Incentive Award Plan

This is a brief summary of the U.S. federal income tax aspects of awards that may be made under the Incentive Award Plan based on existing U.S. federal income tax laws as of the date of this prospectus. This summary covers only the basic tax rules. It does not describe a number of special tax rules, including the alternative minimum tax and various elections that may be applicable under certain circumstances. It also does not reflect provisions of the income tax laws of any municipality, state or foreign country in which a holder may reside, nor does it reflect the tax consequences of a holder’s death. Therefore, no one should rely on this summary for individual tax compliance, planning or decisions. Participants in the Incentive Award Plan should consult their own professional tax advisors concerning tax aspects of awards under the Incentive Award Plan. The discussion below concerning tax deductions that may become available to the Company under U.S. federal tax law is not intended to imply that the Company will necessarily obtain a tax benefit or asset from those deductions. The tax consequences of awards under the Incentive Award Plan depend upon the type of award. Changes to tax laws following the date of this prospectus could alter the tax consequences described below.

Incentive Stock Options.    No taxable income is recognized by an optionee upon the grant or vesting of an ISO, and no taxable income is recognized at the time an ISO is exercised unless the optionee is subject to the alternative minimum tax. The excess of the fair market value of the purchased shares on the exercise date over the exercise price paid for the shares is includable in alternative minimum taxable income.

If the optionee holds the purchased shares for more than one year after the date the ISO was exercised and more than two years after the ISO was granted (the “required ISO holding periods”), then the optionee will generally recognize long-term capital gain or loss upon disposition of such shares. The gain or loss will equal the difference between the amount realized upon the disposition of the shares and the exercise price paid for such shares. If the optionee disposes of the purchased shares before satisfying either of the required ISO holding periods, then the optionee will recognize ordinary income equal to the fair market value of the shares on the date the ISO was exercised over the exercise price paid for the shares (or, if less, the amount realized on a sale of such shares). Any additional gain will be a capital gain and will be treated as short-term or long-term capital gain depending on how long the shares were held by the optionee.

Nonstatutory Stock Options.    No taxable income is recognized by an optionee upon the grant or vesting of an NSO, provided the NSO does not have a readily ascertainable fair market value. If the NSO does not have a readily ascertainable fair market value, the optionee will generally recognize ordinary income in the year in which the option is exercised equal to the excess of the fair market value of the purchased shares on the exercise date over the exercise price paid for the shares. If the optionee is an employee or former employee, the optionee will be required to satisfy the tax withholding requirements applicable to such income. Upon resale of the purchased shares, any subsequent appreciation or depreciation in the value of the shares will be treated as short-term or long-term capital gain or loss depending on how long the shares were held by the optionee.

Restricted Stock.    A participant who receives an award of restricted stock generally does not recognize taxable income at the time of the award. Instead, the participant recognizes ordinary income when the shares vest, subject to withholding if the participant is an employee or former employee. The amount of taxable income is equal to the fair market value of the shares on the vesting date(s) less the amount, if any, paid for the shares. Alternatively, a participant may make a one-time election to recognize income at the time the participant receives restricted stock in an amount equal to the fair market value of the restricted stock (less any amount paid for the shares) on the date of the award by making an election under Section 83(b) of the Code.

Restricted Stock Unit Awards.    In general, no taxable income results upon the grant of an RSU. The recipient will generally recognize ordinary income, subject to withholding if the recipient is an employee or former employee, equal to the fair market value of the shares that are delivered to the recipient upon settlement of the RSU. Upon resale of the shares acquired pursuant to an RSU, any subsequent appreciation or depreciation in the value of the shares will be treated as short-term or long-term capital gain or loss depending on how long the shares were held by the recipient.

Stock Appreciation Rights.    In general, no taxable income results upon the grant of a SAR. A participant will generally recognize ordinary income in the year of exercise equal to the value of the shares or other consideration received. In the case of a current or former employee, this amount is subject to withholding.

Section 409A.    The foregoing description assumes that Section 409A of the Code does not apply to an award. In general, options and stock appreciation rights are exempt from Section 409A if the exercise price per share is at least equal to the fair market value per share of the underlying stock at the time the option or stock appreciation right was granted. RSUs are subject to Section 409A unless they are settled within two and one half months after the end of the later of (a) the end of the Company’s fiscal year in which vesting occurs or (b) the end of the calendar year in which vesting occurs. Restricted stock awards are not generally subject to Section 409A. If an award is subject to Section 409A and the provisions for the exercise or settlement of that award do not comply with Section 409A, then the participant would be required to recognize ordinary income whenever a portion of the award vested (regardless of whether it had been exercised or settled). This amount would also be subject to a 20% U.S. federal tax and premium interest in addition to the U.S. federal income tax at the participant’s usual marginal rate for ordinary income.

Tax Treatment of the Company.    The Company will generally be entitled to an income tax deduction at the time and to the extent a participant recognizes ordinary income as a result of an award granted under the Incentive Award Plan. However, Section 162(m) of the Code may limit the deductibility of certain awards granted under the Incentive Award Plan. Although the Incentive Award Plan Administrator considers the deductibility of compensation as one factor in determining executive compensation, the Incentive Award Plan Administrator retains the discretion to award and pay compensation that is not deductible as it believes that it is in the shareholders’ best interests to maintain flexibility in the approach to executive compensation and to structure a program that the Company considers to be the most effective in attracting, motivating and retaining key employees.

Incentive Award Plan Benefits

Benefits to be received under the Incentive Award Plan are not determinable since they depend on discretionary decisions to be made by the Incentive Award Plan Administrator regarding which participants are selected and what awards are made under the Incentive Award Plan.

Registration with the SEC

We intend to file a registration statement on Form S-8 registering the shares of the Company’s Common Stock reserved for issuance under the Incentive Award Plan as soon as reasonably practicable after we become eligible to use such form.

2022 Employee Stock Purchase Plan

The board adopted, and stockholders approved, the Employee Stock Purchase Agreement (the “ESPP”), in order to allow employees of the Company and its affiliates to purchase shares of Class A Common Stock at a discount through payroll deductions and to benefit from stock price appreciation, thus enhancing the alignment of employee and stockholder interests.

The ESPP is described in more detail below.

(a)     Overview

The Board has approved and adopted, and ATSP shareholders approved, the ESPP. The Company is authorized to provide eligible employees of the Company and its designated subsidiaries with an opportunity to purchase shares of the Company’s Class A Common Stock at a discount to the market price and to pay for such purchases through payroll deductions in accordance with the ESPP’s terms.

(b)    Purpose of the ESPP

The purpose of the ESPP is to provide employees of the Company and its designated subsidiaries (whether now existing or subsequently established) with the ability to acquire shares of the Company’s Class A Common Stock at a discount to the market price and to pay for such purchases through payroll deductions or other approved contributions. ATSP believes that the ESPP will be important in helping to attract and retain employees of the Company.

(c)     Reasons for the Approval of the ESPP

The ESPP, and the right of participants to make purchases thereunder, is intended to meet the requirements of an employee stock purchase plan as defined in Section 423 of the Code. Shareholder approval of the ESPP was necessary in order to satisfy the requirements under Section 423 of the Code and to meet the shareholder approval requirements of the Nasdaq.

(d)    Summary of the ESPP’s Material Terms and Features

The following summary of the principal provisions of the ESPP is qualified in its entirety by reference to the full text of the ESPP. To the extent there is a conflict between this summary and the ESPP, the terms of the ESPP will govern.

General.    The ESPP is intended to qualify as an “employee stock purchase plan” under Section 423 of the Code; however, the ESPP also allows the Company to conduct offerings for non-U.S. employees that do not qualify under Section 423 of the Code as described in “International Participation” below. During regularly scheduled “offering periods” under the ESPP, participants will be able to request payroll deductions which will be applied periodically to purchase a number of shares of the Company’s Class A Common Stock at a discount to the market price and in an amount determined in accordance with the ESPP’s terms.

Administration.    The ESPP will be administered by the Company’s Board or by one or more committees to which the board of directors delegates such administration (as applicable, the “ESPP Administrator”). Subject to the terms of the ESPP, the ESPP Administrator will have the complete discretion to establish the terms and conditions of offering periods under the ESPP, to interpret the ESPP and to make all decisions related to the operation of the ESPP.

Shares Available for Issuance.    Up to a maximum of two percent (2%) of the aggregate number of shares of the Company’s Class A Common Stock issued and outstanding immediately after the Closing (as calculated after giving effect to the Redemption) may be issued under the ESPP, plus an annual increase in shares described below.

On the first day of each calendar year during the term of the ESPP, beginning on January 1, 2023 and continuing until (and including) January 1, 2032, the aggregate number of shares of the Company’s Class A Common Stock that may be issued under the ESPP will automatically increase by a number equal to the lesser of (a) one percent (1%) of the total number of shares of the Company’s Class A Common Stock issued and outstanding shares on December 31 of the calendar year immediately preceding the date of such increase and (b) a number of shares of the Company’s Class A Common Stock determined by the Company’s Board. Shares of the Company’s Class A Common Stock issued under the ESPP may be authorized but unissued shares or treasury shares. As of the date hereof, no rights to purchase shares have been granted under the ESPP.

Eligibility and Participation.    All employees (including officers and employee directors) who are employed by the Company or a designated subsidiary (whether currently existing or subsequently established) or, solely in the case of an offering period that is not intended to qualify under Section 423 of the Code, a designated affiliate (whether currently existing or subsequently established), are eligible to participate in the ESPP, resulting in approximately 165 employees (including 3 executive officers, one of which is an employee director) as eligible participants. The ESPP Administrator may exclude certain categories of employees from participating in any offering period to the extent permitted by Section 423 of the Code, including part-time employees, seasonal employees, employees who have not completed a minimum period of service with the company and/or highly compensated employees. No employee will be allowed to participate in the ESPP if his or her participation in the ESPP is prohibited by local law or if complying with local law would cause the ESPP or an offering period that is intended to qualify under Section 423 of the Code to violate the requirements of Section 423 of the Code. In the case of an offering period that is not intended to qualify under Section 423 of the Code, the ESPP Administrator may exclude any individual(s) from participation if the ESPP Administrator determines that the participation of such individual(s) is not advisable or practicable. Also, in accordance with Section 423 of the Code, no employee may be granted a right to purchase shares of the Company’s Class A Common Stock under the ESPP if, immediately after such grant, such employee would own stock and/or hold outstanding options to purchase stock possessing 5% or more of the total combined voting power or value of all classes of stock of the Company or any parent or subsidiary (including in such calculation stock held directly or indirectly by or for the benefit of the employee and stock held by certain persons related to the employee).

The ESPP will permit an eligible employee to purchase the Company’s Class A Common Stock through payroll deductions, which may not exceed fifteen percent (15%) of the employee’s eligible compensation (or such lower limit as may be determined by the ESPP Administrator for an offering period). Employees will be able to withdraw their accumulated payroll deductions prior to the end of the offering period in accordance with the terms of the offering period. Participation in the ESPP will end automatically upon termination of employment. In the event of withdrawal or termination of participation in the ESPP, a participant’s accumulated payroll contributions will be refunded without interest.

Certain limitations on the number of shares of the Company’s Class A Common Stock that a participant may purchase apply. For example, the right granted to an employee may not permit him or her to purchase more than $25,000 worth of shares of the Company’s Class A Common Stock under the ESPP (determined on the basis of the fair market value per share as of the start of the applicable offering period) for each calendar year in which the right is outstanding. The ESPP Administrator may also establish one or more limits on the number of shares that may be purchased during any offering period and/or purchase period. Unless the ESPP Administrator provides otherwise with respect to an offering period, no participant may purchase more than 5,000 shares during any purchase period within an offering period.

International Participation.    To provide the Company with greater flexibility in structuring its equity compensation programs for non-U.S. employees, the ESPP also permits the Company to grant employees of the Company’s non-U.S. subsidiaries and affiliates rights to purchase shares of the Company’s Class A Common Stock pursuant to other offering periods and/or sub-plans adopted by the ESPP Administrator in order to achieve tax, securities law or other compliance objectives. While the ESPP is intended to be a qualified “employee stock purchase plan” within the meaning of Section 423 of the Code, any such international sub-plans or offerings are not required to satisfy those U.S. tax code requirements and therefore may have terms that differ from the ESPP terms applicable in the U.S.

Offering Periods and Purchase Price.    The ESPP will be implemented through a series of offering periods of up to twenty-seven (27) months, which may consist of one or more purchase periods. During each purchase period, payroll contributions will accumulate without interest. On the last trading day of the purchase period, accumulated payroll deductions will be used to purchase the Company’s Class A Common Stock.

The purchase price for each offering period will be established by the ESPP Administrator and may not be less than eighty-five percent (85%) of the fair market value per share of the Company’s Class A Common Stock on either the first trading day in an offering period or on the purchase date, whichever is lower.

Changes in Capital Structure.    In the event that there is a specified type of change in the Company’s capital structure, such as a stock split, appropriate adjustments will be made to (a) the number of shares reserved under the ESPP and the maximum size of the annual increase in shares, (b) the individual participant share limitations described in the ESPP and (c) the purchase price per share and the number and class of stock covered by each outstanding right under the ESPP which has not yet been exercised.

Corporate Reorganization.    In the event of certain corporate reorganizations, any offering period then in progress will terminate unless the ESPP is continued, assumed or substituted by the surviving entity or its parent. In the event an offering period is terminated, a new purchase date will be set for such offering period prior the effective time of the reorganization and a participant’s accumulated contributions will be applied to his or her purchase rights outstanding on such date.

Amendment and Termination.    The ESPP Administrator will have the right to amend, suspend or terminate the ESPP at any time. Any increase in the aggregate number of shares to be issued under the ESPP is subject to shareholder approval except for (a) the automatic annual increase in shares and (b) any share increase resulting from changes in the Company’s capital structure. Any other amendment to the ESPP is subject to shareholder approval only to the extent required under applicable law or regulation. The ESPP will terminate automatically 10 years after its adoption by the Board.

(f)     Certain Federal Income Tax Consequences of Participating in the ESPP

The following is a brief summary of the general U.S. federal income tax consequences of participation in the ESPP as of the date of this prospectus. This summary is not complete and does not discuss the tax consequences of a participant’s death or the income tax laws of any state or foreign country in which the participant may reside. Tax consequences for any particular individual may be different. Therefore, no one should rely on this summary for individual tax compliance, planning or decisions. Participants in the ESPP should consult their own professional tax advisors concerning tax aspects of awards under the ESPP.

As described above, the ESPP has a domestic component intended to qualify under Section 423 of the Code and an international component not intended to so qualify. The tax consequences for a U.S. taxpayer will depend on whether he or she participates in the domestic component or the international component. Further, changes to tax laws following the date of this prospectus could alter the tax consequences described below.

U.S. Component

Payroll deductions under the ESPP are made on an after-tax basis (i.e., contributions to the ESPP do not reduce a participant’s taxable income).

The ESPP, and the right of U.S. participants to make purchases thereunder, is intended to qualify for favorable federal income tax treatment associated with rights granted under an “employee stock purchase plan” that qualifies under provisions of Section 423 of the Code. As a result, participants in the ESPP will generally not recognize taxable income until they sell or otherwise dispose of the shares purchased under the ESPP. The amount of taxable income a participant will recognize in connection with the sale or other disposition of shares purchased under the ESPP will depend on how long the shares were held. If the shares were held at least two years from the start of the offering period in which the shares were purchased and one year from the date the shares were purchased, then the amount of ordinary income recognized will be equal to the lesser of (a) the difference between the fair market value of the shares on the date of disposition and the purchase price paid for the shares or (b) the excess of the fair market value of the shares at the start of the offering period in which the shares were acquired over the purchase price, and any additional gain will be long-term capital gain. If a sale or other disposition occurs before satisfying one or both holding periods, then the participant will recognize ordinary income equal to the excess of the fair market value of the shares on the purchase date over the purchase price paid for the shares. Any additional gain or loss recognized upon disposition of the shares will be a capital gain or loss, which will be long-term if the shares were held at least one year. Under current law, no withholding applies to transactions under the ESPP.

International Component

Rights granted under the international component are not intended to qualify for favorable U.S. federal income tax treatment associated with rights granted under an employee stock purchase plan which qualifies under the provisions of Section 423 of the Code. With respect to any participant who is subject to U.S. federal income tax with respect to participation under this component, he or she will have compensation income equal to the value of the Company’s Class A Common Stock on the day he or she purchases the Company’s Class A Common Stock, less the purchase price, and will be subject to withholding for income, Medicare and social security taxes, as applicable, on such amount. When a participant sells the Company’s Class A Common Stock purchased under the ESPP, he or she also will have a capital gain or loss equal to the difference between the sales proceeds and the value of the Company’s Class A Common Stock on the day he or she purchased the stock. Any capital gain or loss will be short-term or long-term, depending on how long the stock has been held.

Tax Consequences to ATSP

There are no federal income tax consequences to ATSP by reason of the grant or exercise of rights under the ESPP. ATSP is generally entitled to a deduction to the extent amounts are taxed as ordinary income to a participant in connection with a sale or disposition of shares prior to satisfaction of the holding periods described above.

(g)    New Plan Benefits

Benefits to be received under the ESPP are not determinable since they depend on terms to be established by the Company and discretionary participant elections whether and to what extent to participate in the ESPP.

(h)    Registration with the SEC

We intend to file a registration statement on Form S-8 registering the shares of the Company’s Class A Common Stock reserved for issuance under the ESPP as soon as reasonably practicable after we become eligible to use such form.

Post-Closing Employment Agreements

It is currently anticipated that each of SoundHound’s Named Executive Officers will enter into employment agreements with the Company. The terms and conditions of the employment agreements have not been determined as of the date of this prospectus.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

The following is a description of each transaction since January 1, 2018 and each currently proposed transaction in which:

•        SoundHound has been or is to be a participant;

•        the amount involved exceeded or exceeds the lesser of (a) $120,000 or (b) one percent of the average of SoundHound’s total assets at year-end for the fiscal years ended December 31, 2020, 2019 and 2018; and

•        any of SoundHound’s directors, executive officers or holders of more than 5% of its capital stock prior to the Business Combination, or any immediate family member of, or person sharing the household with, any of these individuals, had or will have a direct or indirect material interest.

Since January 1, 2018, in connection with the equity financing rounds in which SoundHound has engaged since that date, SoundHound has entered into the following agreements with investors in such financings that including holders of more than 5% of SoundHound’s capital stock.

Investors’ Rights Agreement

In connection with the issuances of shares of its Series D-3 Preferred Stock in August 2020, SoundHound entered into an amended and restated investors’ rights agreement (the “Investors’ Rights Agreement”) with certain holders of SoundHound’s capital stock. The Investors’ Rights Agreement provides for, among other things, certain preemptive rights and demand and S-3 registration rights. The following directors, executive officers and holders of more than 5% of SoundHound capital stock and their affiliates are parties to the Investors’ Rights Agreement:

•        Larry Marcus;

•        Global Catalyst Partners III, L.P.;

•        Kamran Elahian;

•        Walden Venture Capital VII, L.P.

The Investors’ Rights Agreement terminated upon the Closing of the Business Combination.

Voting Agreement

In connection with the issuances of shares of its Series D-3 Preferred Stock in August 2020, SoundHound entered into an amended and restated voting agreement (the “Voting Agreement”) with certain holders of SoundHound’s capital stock. The Voting Agreement provides for, among other things, holders party thereto with certain voting rights in accordance with its terms, including in matters related to the composition of the SoundHound Board. The following directors, executive officers and holders of more than 5% of SoundHound capital stock and their affiliates are parties to the Voting Agreement:

•        Larry Marcus;

•        Global Catalyst Partners III, L.P.;

•        Kamran Elahian;

•        Walden Venture Capital VII, L.P.

The Voting Agreement terminated upon the Closing of the Business Combination.

Right of First Refusal and Co-Sale Agreement

In connection with the issuances of shares of its Series D-3 Preferred Stock in August 2020, SoundHound entered into an amended and restated right of first refusal and co-sale agreement (the “Co-Sale Agreement”) with certain holders of SoundHound’s capital stock. The following directors, executive officers and holders of more than 5% of SoundHound capital stock and their affiliates are parties to the Co-Sale Agreement:

•        Larry Marcus;

•        Global Catalyst Partners III, L.P.;

•        Kamran Elahian;

•        Walden Venture Capital VII, L.P.

The Co-Sale Agreement terminated upon the Closing of the Business Combination.

Amended and Restated Registration Rights Agreement

In connection with the Business Combination, certain holders of SoundHound’s capital stock entered into an amended and restated registration rights agreement prior to the Closing with certain existing stockholders of ATSP with respect to the shares of Class A Common Stock they owned at the Closing, and with certain SoundHound stockholders. The Amended and Restated Registration Rights Agreement requires ATSP to, among other things, file a resale shelf registration statement on behalf of the stockholders no later than 60 days after the Closing. The Amended and Restated Registration Rights Agreement also provides certain demand registration rights and piggyback registration rights to the stockholders, subject to underwriter cutbacks and issuer blackout periods. ATSP will agree to pay certain fees and expenses relating to registrations under the Amended and Restated Registration Rights Agreement.

SoundHound’s Engagement of Guggenheim Securities

In February 2021, SoundHound entered into an engagement letter (the “Guggenheim Engagement Letter”) pursuant to which SoundHound engaged Guggenheim Securities to act as (a) SoundHound’s financial advisor in connection with the Business Combination and (b) SoundHound’s capital markets advisor with respect to the PIPE Investment. Upon consummation of the Business Combination, Guggenheim Securities received certain agreed upon fees in consideration of its services pursuant to the Guggenheim Engagement Letter. In addition, SoundHound has agreed to reimburse Guggenheim Securities for certain expenses and to indemnify Guggenheim Securities against certain liabilities arising out of its engagement.

The brother of Larry Marcus, one of the members of SoundHound’s Board of Directors, is a Senior Advisor to Guggenheim Securities, a stockholder of SoundHound and a member of the Guggenheim Securities investment banking team that has been engaged by SoundHound pursuant to the Guggenheim Engagement Letter. Mr. Marcus’ brother is also an investor in SoundHound (holding less than 5% of SoundHound’s outstanding capital stock) and an advisor to SoundHound (in consideration for which advisory services he received, in 2011, options to purchase shares of SoundHound common stock. In addition, Mr. Marcus’ brother separately owns an indirect equity stake in SoundHound that represents, in aggregate with the shares of SoundHound common stock he holds after exercising the options, an equity interest of less than one half of 1% of the total outstanding capital stock of SoundHound. Mr. Marcus did not participate in SoundHound’s decision to engage Guggenheim Securities and disclosed the fact that his brother would be involved in the advisory services to be provided by Guggenheim Securities to SoundHound pursuant to the Guggenheim Engagement Letter in advance of the determination by SoundHound’s Board of Directors to engage Guggenheim Securities.

Policies and Procedures for Related Party Transactions

SoundHound AI has adopted a written related person transaction policy that sets forth the following policies and procedures for the review and approval or ratification of related person transactions.

A “Related Person Transaction” is a transaction, arrangement or relationship in which SoundHound AI or any of its subsidiaries was, is or will be a participant, the amount of which involved exceeds the lesser of $120,000 or one percent of the average of SoundHound AI’s total assets at year-end for the last two completed fiscal years, and in which any related person had, has or will have a direct or indirect material interest. A “Related Person” means:

•        any person who is, or at any time during the applicable period was, one of SoundHound AI’s officers or one of the SoundHound AI’s directors;

•        any person who is known by SoundHound AI to be the beneficial owner of more than five percent (5%) of its voting stock;

•        any immediate family member of any of the foregoing persons, which means any child, stepchild, parent, stepparent, spouse, sibling, mother-in-law, father-in-law, daughter-in-law, brother-in-law or sister-in-law of a director, officer or a beneficial owner of more than five percent (5%) of its voting stock, and any person (other than a tenant or employee) sharing the household of such director, officer or beneficial owner of more than five percent (5%) of its voting stock; and

•        any firm, corporation or other entity in which any of the foregoing persons is a partner or principal or in a similar position or in which such person has a ten percent (10%) or greater beneficial ownership interest.

SoundHound AI will have policies and procedures designed to minimize potential conflicts of interest arising from any dealings it may have with its affiliates and to provide appropriate procedures for the disclosure of any real or potential conflicts of interest that may exist from time to time. Specifically, pursuant to its charter, the audit committee will have the responsibility to review related party transactions.

All of the transactions described in this section were entered into prior to the adoption of this policy.

Certain of the foregoing disclosures are summaries of certain provisions of our related party agreements, and are qualified in their entirety by reference to all of the provisions of such agreements. Because these descriptions are only summaries of the applicable agreements, they do not necessarily contain all of the information that you may find useful. Copies of certain of the agreements (or forms of the agreements) have been filed as exhibits to the registration statement of which this prospectus is a part, and are available electronically on the website of the SEC at www.sec.gov.

Related Person Transaction Policy

Effective upon the consummation of the Business Combination, SoundHound AI adopted a related person transaction policy that sets forth its procedures for the identification, review, consideration and approval or ratification of related person transactions. For purposes of SoundHound AI’s policy only, a related person transaction is a transaction, arrangement or relationship, or any series of similar transactions, arrangements or relationships, in which SoundHound AI and any related person are, were or will be participants in which the amount involved exceeds $120,000. Transactions involving compensation for services provided to SoundHound AI as an employee or director are not covered by this policy. A related person is any executive officer, director or beneficial owner of more than 5% of any class of SoundHound AI’s voting securities and any of their respective immediate family members and any entity owned or controlled by such persons.

Under the policy, if a transaction has been identified as a related person transaction, including any transaction that was not a related person transaction when originally consummated or any transaction that was not initially identified as a related person transaction prior to consummation, SoundHound AI’s management must present information regarding the related person transaction to the Company’s audit committee, or, if audit committee approval would be inappropriate, to another independent body of SoundHound AI’s Board of Directors, for review, consideration and approval or ratification. The presentation must include a description of, among other things, the material facts, the interests, direct and indirect, of the related persons, the benefits to SoundHound AI of the transaction and whether the transaction is on terms that are comparable to the terms available to or from, as the case may be, an unrelated third party or to or from employees generally. Under the policy, SoundHound AI will collect information that SoundHound AI deems reasonably necessary from each director, executive officer and, to the extent feasible, significant stockholder to enable SoundHound AI to identify any existing or potential related-person transactions and to effectuate the terms of the policy. In addition, under SoundHound AI’s Code of Conduct that SoundHound AI expects to adopt prior to the Closing of this Business Combination, SoundHound AI’s employees and directors will have an affirmative responsibility to disclose any transaction or relationship that reasonably could be expected to give rise to a conflict of interest. In considering related person transactions, SoundHound AI’s audit committee, or other independent body of SoundHound AI’s Board of Directors, will take into account the relevant available facts and circumstances including, but not limited to:

•        the risks, costs and benefits to SoundHound AI;

•        the impact on a director’s independence in the event that the related person is a director, immediate family member of a director or an entity with which a director is affiliated;

•        the availability of other sources for comparable services or products; and

•        the terms available to or from, as the case may be, unrelated third parties or to or from employees generally.

The policy requires that, in determining whether to approve, ratify or reject a related person transaction, SoundHound AI’s audit committee, or other independent body of SoundHound AI’s Board of Directors, must consider, in light of known circumstances, whether the transaction is in, or is not inconsistent with, SoundHound AI’s best interests and those of SoundHound AI’s stockholders, as SoundHound AI’s audit committee, or other independent body of SoundHound AI’s Board of Directors, determines in the good faith exercise of its discretion.

ATSP Related Person Transactions

Founder Shares

On January 4, 2021, the Sponsor paid $25,000, or approximately $0.009 per share for 2,875,000 founder shares. Up to 375,000 founder shares were subject to forfeiture by the Sponsor depending on the extent to which the underwriters’ over-allotment option was exercised. On March 10, 2021, ATSP effected a stock dividend of 0.2 shares for each founder share outstanding, resulting in an aggregate of 3,450,000 founder shares outstanding and held by the Sponsor and ATSP’s directors (up to 450,000 of which were subject to forfeiture by the Sponsor if the underwriters’ over-allotment option were not exercised in full). On March 19, 2021, the underwriters partially exercised the over-allotment option to purchase 1,300,000 public Units. As a result, 125,000 founder shares were forfeited.

Private Units

Simultaneously with the closing of the IPO, ATSP consummated the sale of 390,000 Private Units at a price of $10.00 per Private Unit in a private placement to the Sponsor and EarlyBirdCapital, Inc., generating gross proceeds of $3,900,000. Each Private Unit consists of (i) one Subunit, which consists of one share of common stock and one-quarter of one redeemable Warrant, and (ii) one-quarter of one redeemable Warrant. ATSP granted the underwriters in the IPO a 45-day option to purchase up to 1,800,000 additional Units to cover over-allotments, if any. On March 19, 2021, the underwriters partially exercised the over-allotment option to purchase 1,300,000 Units, generating an aggregate of gross proceeds of $13,000,000. In connection with the underwriters’ exercise of their over-allotment option, ATSP also consummated the sale of an additional 26,000 Private Units at $10.00 per Private Unit to the Sponsor and EarlyBirdCapital, generating gross proceeds of $260,000.

Promissory Note

On January 4, 2021, the Sponsor agreed to loan ATSP up to $300,000 to be used for a portion of the expenses of the IPO (the “Promissory Note”). These loans were non-interest bearing, unsecured and were due at the earlier of March 31, 2021 or the closing of the IPO.

On February 1, 2021, the Sponsor funded to ATSP $100,000 pursuant to the Promissory Note. On February 10, 2021, the Sponsor funded to ATSP an additional $25,000 pursuant to the Promissory Note, for an aggregate amount of $125,000. On March 15, 2021, the Promissory Note in an aggregate amount of $125,000 was fully repaid by ATSP to the Sponsor.

Consulting Agreement

On March 16, 2021, ATSP entered into a Consulting Agreement with Dr. Julia, a director of ATSP, pursuant to which Dr. Julia agreed to introduce to ATSP one or more potential candidates for ATSP to pursue regarding a potential business combination in exchange for a single consulting fee equal to 1.0% of the enterprise value of the target company paid in cash, not to exceed 2.0% of the Trust Account, payable concurrent with the Closing of the business combination with the target introduced by Dr. Julia. Upon the Closing, Dr. Julia was entitled to a finder’s fee of $2.66 million.

Related Party Loans

In order to meet the working capital needs following the consummation of the IPO if the funds not held in the Trust Account are insufficient, the Sponsor, Initial Stockholders, officers, directors and their affiliates could have, but were not obligated to, loan ATSP funds, from time to time or at any time, in whatever amount they deem reasonable in their sole discretion. Each working capital loan would be evidenced by a promissory note. The notes would either be paid upon consummation of the initial business combination, without interest, or, at the holder’s discretion, up to $1,500,000 of the notes may be converted into Units at a price of $10.00 per Unit. The Units would consist of (i) one Subunit, which consists of one share of common stock and one-quarter of one Warrant, and (ii) one-quarter of one Warrant, where the common stock and warrants would be identical to the common stock and warrants included in the Private Units. At the closing of the Business Combination, no such working capital loans were outstanding.

Administrative Service Fee

Commencing on the effective date of the registration statement of the IPO through the acquisition of a target business, ATSP paid an affiliate of the Chief Executive Officer, an aggregate fee of $10,000 per month for providing ATSP with office space and certain office and secretarial services. As of December 31, 2021, ATSP had recorded $97,097 for the period from March 10, 2021 through December 31, 2021.

Other than the foregoing, no compensation of any kind, including any reimbursement, consulting fee or monies in respect of any payment of a loan, was paid by us to the Sponsor, officers and directors, or any of their affiliates, prior to, or in connection with any services rendered in order to effectuate, the consummation of an initial business combination (regardless of the type of transaction that it is). However, these individuals were eligible to be reimbursed for any out-of-pocket expenses incurred in connection with activities on our behalf such as identifying potential target businesses and performing due diligence on suitable business combinations. Our audit committee reviewed on a quarterly basis all payments that were made to the Sponsor, officers, directors or our or their affiliates and determined which expenses and the amount of expenses that were reimbursed. There was no cap or ceiling on the reimbursement of out-of-pocket expenses incurred by such persons in connection with activities on our behalf.

PRINCIPAL STOCKHOLDERS

The following table sets forth information known to the Company regarding beneficial ownership of shares of the Company’s Common Stock as of the Closing Date by:

•        each person known by the Company to be the beneficial owner of more than 5% of the Company’s outstanding Common Stock;

•        each of the Company’s named executive officers and directors; and

•        all executive officers and directors as a group.

Beneficial ownership is determined according to the rules of the SEC, which generally provide that a person has beneficial ownership of a security if he, she or it possesses sole or shared voting or investment power over that security, including options, warrants and certain other derivative securities that are currently exercisable or will become exercisable within 60 days.

The percentage of beneficial ownership is based on 196,144,941 shares of Company common stock issued and outstanding as of May13, 2022, which calculation includes (i) 155,748,341 shares of the Company’s Class A Common Stock and (ii) 40,396,600 shares of the Company’s Class B Common Stock. Voting power represents the combined voting power of shares of Class A Common Stock and Class B Common Stock owned beneficially by such person. On all matters to be voted upon, subject to the rights of any holders of any series of preferred stock, holders of shares of Class A Common Stock and Class B Common Stock will vote together as a single class on all matters submitted to the stockholders for their vote or approval. Holders of Class A Common Stock are entitled to one vote per share on all matters submitted to the stockholders for their vote or approval. Holders of Class B Common Stock are entitled to ten votes per share on all matters submitted to stockholders for their vote or approval.

In accordance with SEC rules, shares of our common stock which may be acquired upon exercise of stock options or warrants which are currently exercisable or which become exercisable within 60 days of the date of the Closing are deemed beneficially owned by the holders of such options and warrants and are deemed outstanding for the purpose of computing the percentage of ownership of such person, but are not treated as outstanding for the purpose of computing the percentage of ownership of any other person.

Unless otherwise indicated, the business address of each of the entities, directors and executives in this table is 5400 Betsy Ross Drive, Santa Clara, CA 95054. Unless otherwise indicated and subject to community property laws and similar laws, the Company believes that all parties named in the table below have sole voting and investment power with respect to all shares of common stock beneficially owned by them.

Beneficial Ownership Table

Name and Address of Beneficial Owners	Number of Shares of Class A Common Stock	% Class	Number of Shares of Class B Common Stock	% Class	% of Total Voting Power
Directors and Executive Officers
Dr. Keyvan Mohajer(1)	833,435	*	16,639,064	41.2%	29.9%
James Hom	—	—	5,173,780	12.8%	9.2%
Larry Marcus(2)	919,751	*	—	—	*
Diana Sroka	—	—	—	—	—
Dr. Eric R. Ball	—	—	—	—	—
Dr. Seyed Majid Emami(3)	666,748	*	18,583,756	46.0%	33.3%
Zubin Irani	—	—	—	—	—
Timothy Stonehocker(4)	1,508,000	*	—	—	*
Nitesh Sharan	—	—	—	—	—
Michael Zagorsek(5)	839,219	*	—	—	*
All directors and executive officers as a group (10 individuals)	12,041,153	7.7%	40,396,600	100.0%	74.2%
5% Holders
Global Catalyst Partners III, L.P.(6)	35,188,205	22.6%	—	—	6.3%

____________

*        Less than 1%.

(1)      Represents 833,435 shares of Class A Common Stock, issuable upon exercise of stock options which are currently exercisable.

(2)      Consists of securities held by Marcus Family Trust, dated 7/8/04, of which Larry Marcus is a trustee. Mr. Marcus disclaims beneficial ownership of these shares except to the extent of any pecuniary interest he may have therein. Does not include securities held of record by Walden Sprout Opportunities Fund-A, LLC. Because Larry Marcus is one of three managing members of such Fund, he is not deemed to be a beneficial owner of the securities held by such Fund. Mr. Marcus’s business address is 2105 Woodside Rd, Woodside, CA 94062.

(3)      Represents 666,748 shares of Class A Common Stock, issuable upon exercise of stock options which are currently exercisable.

(4)      Includes 757,037 shares subject to options that are exercisable within 60 days.

(5)      Consists of 839,219 shares subject to options that are exercisable within 60 days.

(6)      Global Catalyst Venture Management III, LLC (“GCVM, III”) is the General Partner of Global Catalyst Partners III, L.P. None of the four managing members of GCVM III is deemed to have or share beneficial ownership with respect to such shares. The business address of Global Catalyst Partners III, L.P. is 309 Quinnhill Road, Los Altos, CA 94024.

SELLING SECURITYHOLDERS

This prospectus relates to the offer and resale of an aggregate of up to (i) 56,834,904 Class A Shares by Selling Securityholders (ii) the resale by certain of our affiliates from time to time of up to 40,396,600 Class A Shares issuable upon conversion of shares of Class B Shares, (iii) the resale from time to time of up to 208,000 Placement Warrants and (iv) the issuance by us of up to 6,858,000 Class A Shares upon the exercise of outstanding Public Warrants and Placement Warrants. The Selling Securityholders may from time to time offer and sell any or all of the shares of Class A Common Stock and Warrants set forth below pursuant to this prospectus and any accompanying prospectus supplement. When we refer to the “Selling Securityholders” in this prospectus, we mean the persons listed in the table below, and the pledgees, donees, transferees, assignees, successors, designees, and others who later come to hold any of the Selling Securityholders’ interest in the Class A Common Stock or Warrants other than through a public sale. We are also registering the issuance of shares of Class A Common Stock issuable on exercise of Warrants as required by the Warrant Agreement by and between ATSP and Continental Stock Transfer & Trust Company.

The table below lists the Selling Securityholders and other information regarding the beneficial ownership of the shares of Common Stock by each of the Selling Securityholders. Percentage of beneficial ownership of shares of Class A Common Stock by a Selling Securityholder after this offering is based on 155,748,341 shares of Class A Common Stock issued and outstanding on May 13, 2022. Additionally, in determining the percentage beneficial ownership of shares of Class A Common Stock of a Selling Securityholder shares of Class A Common Stock issuable to such Selling Securityholder upon the exercise of stock options are included in the number of issued and outstanding shares of Class A Common Stock for such Selling Securityholder, but not stock options held by any other Selling Securityholder.

We cannot advise you as to whether the Selling Securityholders will in fact sell any or all of such securities. In particular, the Selling Securityholders identified below may have sold, transferred or otherwise disposed of all or a portion of their securities after the date on which they provided us with information regarding their securities. Any changed or new information given to us by the Selling Securityholders, including regarding the identity of, and the securities held by, each Selling Securityholder, will be set forth in a prospectus supplement or amendments to the registration statement of which this prospectus is a part, if and when necessary.

Please see the section entitled “Plan of Distribution” for further information regarding the Selling Securityholders’ method of distributing these securities.

	Securities Beneficially Owned prior to this Offering		Securities to be Sold in this Offering		Securities Beneficially Owned after this Offering(1)
Names and Addresses	Shares of Class A Common Stock	Warrants	Shares of Class A Common Stock	Warrants	Shares of Class A Common Stock	Percentage	Warrants	Percentage
Al Gassar International Limited	1,000,000	—	1,000,000	—	—	—	—	—
Amy Kaufman	2,400	—	2,400	—	—	—	—	—
Andrew Jordan	75,000	12,500	75,000	12,500	—	—	—	—
Arvind Reddy Ramalingam	7,500	1,250	7,500	1,250	—	—	—	—
Balasubramanya Bhat	30,000	5,000	30,000	5,000	—	—	—	—
Blythe Elizabeth Edwards	97,676	6,037	97,676	6,037	—	—	—	—
Brent Callinicos	75,000	—	75,000	—	—	—	—	—
Bryant B. Edwards	181,399	11,213	181,399	11,213	—	—	—	—
CDRD Irrevocable Trust	248,000	—	248,000	—	—	—	—	—
Christy Albeck	30,000	—	30,000	—	—	—	—	—
Colleen McGlynn	2,400			—	—	—	—	—
CPS 2022 Trust	204,250	—	204,250	—	—	—	—	—
Daniel L. Sheehan	100,000	—	100,000	—	—	—	—	—
David Nussbaum	54,000	—	54,000	—	—	—	—	—
Cota Capital Master Fund, L.P.(2)	2,038,601	—	300,000	—	1,738,601	1.1%	—	—
Delphi Asset Management Corporation(2)	5,000,000	—	5,000,000	—	—	—	—	—
Doug Rogers	2,400	—	2,400	—	—	—	—	—
Dr. Keyvan Mohajer(3)	17,472,499	—	17,472,499	—	—	*	—	—
Dr. Majid Emami(4)	19,250,504	—	19,250,504	—	—	*	—	—
EarlyBirdCapital, Inc.(5)	251,300	33,250	251,300	33,250	—	—	—	—
Ed Kovary	30,000	—	30,000	—	—	—	—	—
Eileen Moore	2,400	—	2,400		—	—	—	—

	Securities Beneficially Owned prior to this Offering		Securities to be Sold in this Offering		Securities Beneficially Owned after this Offering(1)
Names and Addresses	Shares of Class A Common Stock	Warrants	Shares of Class A Common Stock	Warrants	Shares of Class A Common Stock	Percentage	Warrants	Percentage
Eyal Gutkind	15,000	2,500	15,000	2,500	—	—	—	—
Gleeson Cox	2,400	—	2,400	—	—	—	—	—
Global Catalyst Partners III, L.P.(2)(6)	35,188,205	—	35,188,205	—	—	—	—	—
Gopi Rao	15,000	2,500	15,000	2,500	—	—	—	—
Gregory Stoupnitzky	3,600	—	3,600	—	—	—	—	—
Harald Link	200,000	—	200,000	—	—	—	—	—
HTC (BVI) Corp.	5,931.938	—	100,000	—	5,831,938	3.74%	—	—
IB CAPITAL PR LLC	100,000	—	100,000	—	—	—	—	—
Jackie Chang	1,800	—	1,800	—	—	—	—	—
Jagannadha Sri Harsha Putrevu	15,000	2,500	15,000	2,500	—	—	—	—
Jalender Reddy Musku	7,500	1,250	7,500	1,250	—	—	—	—
Jennifer Wade	30,000	5,000	30,000	5,000	—	—	—	—
Jillian Carter	2,400	—	2,400	—	—	—	—
Joe Mongiello	1,800	—	1,800	—	—	—	—
Kai Ming Chan	50,000	—	50,000	—	—	—	—	—
Laxminarayan Chavani	7,500	1,250	7,500	1,250	—	—	—	—
Long Long	484,963	—	484,963	—	—	—	—	—
Lorenzen Family Holdings, LLC	15,000	2,500	15,000	2,500	—	—	—	—
Luc Julia	25,000	—	25,000	—	—	—	—	—
James Hom(7)	5,173,780	—	5,173,780	—	—	—	—	—
Jennifer Wade	30,000	5,000	30,000	5,000	—	—	—	—
M&F Fund I LP	225,000	37,500	225,000	37,500	—	—	—	—
Maheedhar Gunturu	40,000	2,500	40,000	2,500	—	—	—	—
Marc Van Tricht	18,000	—	18,000	—	—	—	—
Mark Cangemi	1,200	—	1,200	—	—	—	—
Marcus Family Trust, dated 7/8/04(8)	919,751	—	919,751	—	—	—	—	—
Mauro Conijeski	3,600	—	3,600	—	—	—	—	—
Mayank Kaul	15,000	2,500	15,000	2,500	—	—	—	—
Melvin Honda	5,000	—	5,000	—	—	—	—	—
Meteora Capital Partners, LP	225,000	37,500	225,000	37,500	—	—	—	—
Michael Zagorsek(9)	1,139,030	—	1,139,030	—	—	—	—	—
Mike Zabaneh	1,000	—	1,000	—	—	—	—	—
MKaNN LLC	3,198,444	—	100,000	—	3,098,444	1.98%	—	—
Naveen Adibhatla	30,000	2,500	30,000	2,500	—	—	—	—
Nikesh Mukesh Jain	15,000	2,500	15,000	2,500	—	—	—	—
Nitesh Sharan(10)	308,677	—	308,677	—	—	—	—	—
Pai Family Irrevocable Trust, dated 02-22-2021	30,000	5,000	30,000	5,000	—	—	—	—
Patanjali Peri	15,000	2,500	15,000	2,500	—	—	—	—
Patrick Jordan	15,000	2,500	15,000	2,500	—	—	—	—
Pavan Reddy	15,000	2,500	15,000	2,500	—	—	—	—
Pejman Capital, LLC	496,293	—	100,000	—	396,293	*	—	—
Provco Ventures I, LP	100,000	—	100,000	—	—	—	—	—
QFB Tech LP(2)	2,000,000	—	2,000,000	—	—	—	—	—
Qualcomm Ventures LLC	500,000	—	500,000	—	—	—	—	—
Rajan Pai	25,000	—	25,000	—	—	—	—	—
Ralph Kuskye Jr.	25,000	—	25,000	—	—	—	—	—
Richard Michael Powell	48,000	—	48,000	—	—	—	—	—
Robert Gladstone	3,600	—	3,600	—	—	—	—	—
Ronald Perkes	2,000	—	2,000	—	—	—	—	—
Sasidhar Gunturu	15,000	2,500	15,000	2,500	—	—	—	—
Seshu Kalluri	22,500	3,750	22,500	3,750	—	—	—	—
Sharny Cherie Kieser	15,000	2,500	15,000	2,500	—	—	—	—
SOMPO Light Vortex Inc.	100,000	—	100,000	—	—	—	—	—
Sophia Laurice Casey Cannon	25,000	—	25,000	—	—	—	—	—
Spring Creek Capital, LLC	1,500,000	—	1,500,000	—	—	—	—	—
Stephen N. Cannon	34,962	—	34,962	—	—	—	—	—
Steven Levine	54,000	—	54,000	—	—	—	—	—
Structural Capital Investments III, LP	279,394	—	100,000	—	179,394	*	—	—
Subramanian Srinivasan	30,000	5,000	30,000	5,000	—	—	—	—

	Securities Beneficially Owned prior to this Offering		Securities to be Sold in this Offering		Securities Beneficially Owned after this Offering(1)
Names and Addresses	Shares of Class A Common Stock	Warrants	Shares of Class A Common Stock	Warrants	Shares of Class A Common Stock	Percentage	Warrants	Percentage
The Ball Axline Living Trust, dated July 22, 2014(11)	560,250	—	560,250	—	—	—	—	—
The Kollengode Family Trust, dated April 8, 2022	30,000	5,000	30,000	5,000	—	—	—	—
Timothy Stonehocker(12)	1,556,621	—	1,556,621	—	—	—	—	—
Tracey Fezza	1,200	—	1,200	—	—	—	—	—
VIZIO Investments LLC	100,000	—	100,000	—	—	—	—	—
Vijay Parthasarathy	15,000	2,500	15,000	2,500	—	—	—	—
Vishwesh Pai	55,000	2,500	55,000	2,500	—	—	—	—
Walden Sprout Opportunities Fund-A, LLC(13)	525,650	—	525,650	—	—	—	—	—
Wing Yee Teresa Yeung	375,000	—	375,000	—	—	—	—	—
Worthy Ray Limited	100,000	—	100,000	—	—	—	—	—
Zubin Irani(14)	205,787	—	205,787	—	—	—	—	—

____________

*        Less than 1%

(1)      We do not know when or in what amounts the Selling Securityholders will offer the resale securities for sale, if at all. The Selling Securityholders may sell any or all of the resale securities included in and offered by this prospectus. We cannot estimate the number of resale securities that will be held by the Selling Securityholders after completion of the offering. However, for purposes of this table, we have assumed that after completion of the offering all of the resale securities will have been sold by the Selling Securityholders.

(2)      These securities are being registered in accordance with the terms of Subscription Agreements dated November 15, 2021 and April 9, 2022, by and between the Company and certain accredited investors.

(3)      Represents 16,639,064 shares of Class A Common Stock issuable upon conversion of 16,639,064 shares of Class B Common Stock of SoundHound AI. These securities are subject to a contractual lock-up for 12 months following the Closing, subject to limited exceptions, and are being registered in accordance with the terms of an Amended and Restated Registration Rights Agreement, dated as of April 26, 2022, by and between the Company, the Selling Securityholder and the other parties thereto. Also represents 833,435 shares of Class A Common Stock issuable upon exercise of stock options issued pursuant to the Merger Agreement in exchange for SoundHound options granted on February 3, 2012 and March 28, 2017. The shares subject to the option vested 100% at grant date. Dr. Keyvan Mohajer has served as the Chief Executive Officer and a member of the board of directors of the Company since the Closing.

(4)      Represents 18,583,756 shares of Class A Common Stock issuable upon conversion of 18,583,756 shares of Class B Common Stock of SoundHound AI. These securities are subject to a contractual lock-up for 6 months following the Closing, subject to limited exceptions, and are being registered in accordance with the terms of an Amended and Restated Registration Rights Agreement, dated as of April 26, 2022, by and between the Company, the Selling Securityholder and the other parties thereto. Also represents 666,748 shares of Class A Common Stock issuable upon exercise of stock options issued pursuant to the Merger Agreement in exchange for SoundHound options granted on February 3, 2012 and March 28, 2017. The shares subject to the option vested 100% at grant date. Dr. Majid Emami has served as a member of the board of directors of the Company since the Closing.

(5)      Consists of 251,300 shares of Class A Common Stock and (ii) 33,250 shares of Class A Common Stock of SoundHound AI, Inc. issuable upon exercise of warrants to purchase 33,250 shares of Class A Common Stock held by EarlyBirdCapital and/or its transferees and designees.

(6)      Consists of 35,188,205 shares of Class A Common Stock of SoundHound AI, Inc. Kamran Elahian has voting and investment control of the shares held by Global Catalyst Partners III, L.P. and may be deemed to beneficially own the securities owned directly by Global Catalyst Partners III, L.P. Kamran Elahian served as a member of the board of directors of SoundHound, Inc. prior to the Closing.

(7)      Represents 5,173,780 shares of Class A Common Stock issuable upon conversion of 5,173,780 shares of Class B Common Stock of SoundHound AI. James Hom has served as a member of the board of directors of the Company since the Closing. These securities are subject to a contractual lock-up for 6 months following the Closing, subject to limited exceptions, and are being registered in accordance with the terms of an Amended and Restated Registration Rights Agreement, dated as of April 26, 2022, by and between the Company, the Selling Securityholder and the other parties thereto.

(8)      The Marcus Family Trust, dated 7/8/04, is a trust, with Larry Marcus appointed as the trustee with investment authority. Larry Marcus has served as a member of the board of directors of the Company since the Closing.

(9)      Represents the issuance of (i) 416,718 shares of Class A Common Stock issuable upon exercise of stock options issued pursuant to the Merger Agreement in exchange for SoundHound options granted September 6, 2017 which are fully vested as of the date of this filing, (ii) 138,906 shares of Class A Common Stock issuable upon exercise of stock options issued pursuant to the Merger Agreement in exchange for SoundHound options granted on September 6, 2017 which are fully vested as of the date of this filing, (iii) 138,907 shares of Class A Common Stock issuable upon exercise of stock options issued pursuant to the Merger Agreement in exchange for SoundHound options granted on August 15, 2019; the shares subject to the option vested 25% of the shares on August 1, 2020 and the remainder vests in 36 equal monthly installments thereafter and (iv) 444,499 shares of Class A Common Stock issuable upon exercise of stock options issued pursuant to the Merger Agreement in exchange for SoundHound options granted on October 27, 2020; the shares subject to the option vest in 48 equal monthly installments beginning November 1, 2020. Michael Zagorsek served as the Chief Operating Officer of SoundHound, Inc. prior to the Closing.

(10)    Consists of 308,677 shares of Class A Common Stock of SoundHound AI, Inc., issuable upon exercise of options, issued pursuant to the Merger Agreement in exchange for SoundHound options granted on September 27, 2021. The shares subject to the option vested 25% of the shares on September 15, 2022 and the remainder vests in 36 equal monthly installments thereafter, subject to Mr. Nitesh’s continuous service through each such vesting date. Nitesh Sharan served as the Chief Financial Officer of SoundHound, Inc. prior to the Closing.

(11)    The Ball Axline Living Trust, dated July 22, 2014, is a trust, with Dr. Eric Ball appointed as the trustee with investment authority. Dr. Eric Ball has served as a member of the board of directors of the Company since the Closing.

(12)    Represents the issuance of (i) 750,964 Class A Shares in exchange for securities of SoundHound, Inc. pursuant to the Merger Agreement (ii) 222,250 shares of Class A Common Stock issuable upon exercise of stock options issued pursuant to the Merger Agreement in exchange for SoundHound options granted between October17, 2006 and May19, 2015 which vested 100% at grant date, (iii) 416,719 shares of Class A Common Stock issuable upon exercise of stock options issued pursuant to the Merger Agreement in exchange for SoundHound options granted on December 15, 2016 which are fully vested as of the date of this filing and (iv) 166,688 shares of Class A Common Stock issuable upon exercise of stock options issued pursuant to the Merger Agreement in exchange for SoundHound options granted on August 15, 2019. The shares subject to the option vested 25% of the shares on January 8, 2019 and the remainder vests in 36 equal monthly installments thereafter, subject to Mr. Stonehocker’s continuous service through each such vesting date. Timothy Stonehocker served as the Chief Technology Officer of SoundHound, Inc. prior to the Closing.

(13)    Consists of 525,650 shares of Class A Common Stock of SoundHound AI, Inc. Larry Marcus has voting and investment control of the shares held by Walden Sprout Opportunities Fund-A, LLC and may be deemed to beneficially own the securities owned directly by Walden Sprout Opportunities Fund-A, LLC. Larry Marcus has served as a member of the board of directors of the Company since the Closing.

(14)    Consists of 205,787 shares of Class A Common Stock issuable upon exercise of stock options issued pursuant to the Merger Agreement in exchange for SoundHound options granted September 20, 2021 which vest quarterly over 4 years. Zubin Irani served as the Chief Revenue Officer of SoundHound, Inc. prior to the Closing.

DESCRIPTION OF CAPITAL STOCK

The following is a summary of the rights of our common stock and preferred stock, certain provisions of our Amended Charter and our Amended and Restated Bylaws and applicable law. This summary does not purport to be complete and is qualified in its entirety by the provisions of our Amended Charter and our Amended and Restated Bylaws, copies of which have been filed as exhibits to the registration statement and are incorporated by reference to our registration statement, of which this prospectus forms a part.

Authorized Capital Stock

As of the date of this prospectus, our authorized capital stock consists of 500,000,000 shares, par value $0.0001 per share, consisting of: 499,000,000 shares of common stock, of which, 455,000,000 shares shall be Class A Common Stock and 44,000,000 shares shall be Class B Common Stock; and 1,000,000 shares of Preferred Stock. Our authorized but unissued shares of common stock and preferred stock are available for issuance without further action by our stockholders, unless such action is required by applicable law or the rules of any stock exchange or automated quotation system on which our securities may be listed or traded in the future.

Class A Common Stock and Class B Common Stock

There were 196,144,941 shares of Company common stock issued and outstanding as of May 13, 2022, which calculation includes 155,748,341 shares of the Company’s Class A Common Stock, 40,396,600 shares of the Company’s Class B Common Stock. In addition, there are 6,858,000 shares of Class A Common Stock issuable upon exercise of outstanding warrants, no shares of Class B Common Stock issuable upon exercise of outstanding warrants, 5,357,808 shares of Class A Common Stock issuable upon exercise of outstanding stock options and no shares of Class B Common Stock issuable upon exercise of outstanding stock options.

The Amended Charter provides for two classes of Common Stock, with the Class B Common Stock being entitled to ten votes per share and having certain rights to convert into, and under certain circumstances being subject to mandatory conversion into, shares of Class A Common Stock. The Amended Charter provides that, subject to the rights of any holders of any series of Preferred Stock, each holder of Class A Common Stock shall have the right to one (1) vote per share of Class A Common Stock held of record by such holder as of the applicable record date on all matters submitted to a vote at any meeting of stockholders and each holder of Class B Common Stock shall have the right to ten votes per share of Class B Common Stock held of record by such holder as of the applicable record date on all matters properly submitted to stockholders entitled to vote thereon. The Amended Charter will provide, for mandatory or optional conversion of the Class B Common Stock upon the occurrence of circumstances described in the Amended Charter. The holders of outstanding shares of Class A Common Stock and Class B Common Stock are entitled to receive dividends out of assets or funds legally available for the payment of dividends of such times and in such amounts as our board of directors from time to time may determine. Our Class A Common Stock Class B Common Stock is not entitled to pre-emptive rights and is not subject to conversion or redemption. Upon liquidation, dissolution or winding up of our company, the assets legally available for distribution to stockholders are distributable ratably among the holders of our Class A Common Stock and Class B Common Stock after payment of liquidation preferences, if any, on any outstanding payment of other claims of creditors. The rights, preferences and privileges of holders of Class A Common Stock and Class B Common Stock are subject to and may be adversely affected by the rights of the holders of shares of any series of preferred stock that we may designate and issue in the future.

Preferred Stock

As of the date of this prospectus, we have no shares of preferred stock designated or outstanding, but our board of directors will be authorized, without further action by the stockholders, to establish one or more class or series, and fix the relative rights and preferences of the company’s undesignated capital stock.

Options

As of the date of this prospectus, we had outstanding options to purchase an aggregate 5,357,808 shares of our Class A Common Stock.

Warrants

As of the date of this prospectus, 6,858,000 Warrants are outstanding. The terms of the Placement Warrants and the terms of the Public Warrants are identical. Each whole Warrant entitles the registered holder to purchase one share of common stock at a price of $11.50 per share, subject to adjustment as discussed below, at any time commencing 30 days after the completion of an initial business combination. However, no Warrants will be exercisable for cash unless we have an effective and current registration statement covering the shares of common stock issuable upon exercise of the Warrants and a current prospectus relating to such shares of common stock. Notwithstanding the foregoing, if a registration statement covering the shares of common stock issuable upon exercise of the public Warrants is not effective within 90 days following the consummation of our initial business combination, warrantholders may, until such time as there is an effective registration statement and during any period when we shall have failed to maintain an effective registration statement, exercise Warrants on a cashless basis pursuant to the exemption provided by Section 3(a)(9) of the Securities Act, provided that such exemption is available. If that exemption, or another exemption, is not available, holders will not be able to exercise their Warrants on a cashless basis. In such event, each holder would pay the exercise price by surrendering the Warrants for that number of shares of common stock equal to the quotient obtained by dividing (x) the product of the number of shares of common stock underlying the Warrants, multiplied by the difference between the exercise price of the Warrants and the “fair market value” (defined below) by (y) the fair market value. The “fair market value” for this purpose will mean the average reported last sale price of the shares of common stock for the 5 trading days ending on the trading day prior to the date of exercise. The Warrants will expire on the fifth anniversary of our completion of an initial business combination, at 5:00 p.m., New York City time, or earlier upon redemption or liquidation.

The right to exercise will be forfeited unless the Warrants are exercised prior to the date specified in the notice of redemption. On and after the redemption date, a record holder of a Warrant will have no further rights except to receive the redemption price for such holder’s Warrant upon surrender of such Warrant.

The redemption criteria for our Warrants have been established at a price which is intended to provide warrant holders a reasonable premium to the initial exercise price and provide a sufficient differential between the then-prevailing share price and the Warrant exercise price so that if the share price declines as a result of our redemption call, the redemption will not cause the share price to drop below the exercise price of the Warrants.

If we call the Warrants for redemption as described above, our management will have the option to require all holders that wish to exercise Warrants to do so on a “cashless basis.” In such event, each holder would pay the exercise price by surrendering the Warrants for that number of shares of common stock equal to the quotient obtained by dividing (x) the product of the number of shares of common stock underlying the Warrants, multiplied by the difference between the exercise price of the Warrants and the “fair market value” (defined below) by (y) the fair market value. The “fair market value” for this purpose shall mean the average reported last sale price of the shares of common stock for the 5 trading days ending on the third trading day prior to the date on which the notice of redemption is sent to the holders of Warrants.

The Warrants were issued in registered form under a warrant agreement between Continental Stock Transfer & Trust Company, as warrant agent, and us. The warrant agreement provides that the terms of the Warrants may be amended without the consent of any holder to cure any ambiguity or correct any defective provision, but requires the approval, by written consent or vote, of the holders of at least 50% of the then outstanding public Warrants, including Warrants included in the Public Subunits, in order to make any change that adversely affects the interests of the registered holders.

The exercise price and number of shares of common stock issuable on exercise of the Warrants may be adjusted in certain circumstances including in the event of a stock dividend, extraordinary dividend or our recapitalization, reorganization, merger or consolidation. However, except as described below, the Warrants will not be adjusted for issuances of shares of common stock at a price below their respective exercise prices.

In addition, if (x) we issue additional shares of common stock or equity-linked securities for capital raising purposes in connection with the Closing of our initial business combination at an issue price or effective issue price of less than $9.20 per share (with such issue price or effective issue price to be determined in good faith by the Board, and in the case of any such issuance to our sponsor, initial stockholders or their affiliates, without taking into account any founder shares held by them prior to such issuance), (y) the aggregate gross proceeds from such issuances represent more than 60% of the total equity proceeds, and interest thereon, available for the funding of our initial business combination on the date of the consummation of our initial business combination (net of redemptions), and (z) the Market Value is below $9.20 per share, the exercise price of the Warrants will be adjusted (to the nearest cent) to be equal to 115% of the greater of (i) the Market Value or (ii) the price at which we issue the additional shares of common stock or equity-linked securities, and the $18.00 redemption trigger price will be adjusted to 180% of this amount.

The Warrants may be exercised upon surrender of the warrant certificate on or prior to the expiration date at the offices of the warrant agent, with the exercise form on the reverse side of the warrant certificate completed and executed as indicated, accompanied by full payment of the exercise price, by certified or official bank check payable to us, for the number of Warrants being exercised. The warrant holders do not have the rights or privileges of holders of shares of common stock and any voting rights until they exercise their Warrants and receive shares of common stock. After the issuance of shares of common stock upon exercise of the Warrants, each holder will be entitled to one vote for each share held of record on all matters to be voted on by stockholders.

Warrant holders may elect to be subject to a restriction on the exercise of their Warrants such that an electing warrant holder would not be able to exercise their Warrants to the extent that, after giving effect to such exercise, such holder would beneficially own in excess of 9.8% of the shares of common stock outstanding.

No fractional shares will be issued upon exercise of the Warrants. If, upon exercise of the Warrants, a holder would be entitled to receive a fractional interest in a share, we will, upon exercise, round up to the nearest whole number the number of shares of common stock to be issued to the warrant holder.

Subject to applicable law, any action, proceeding or claim against us arising out of or relating in any way to the warrant agreement will be brought and enforced in the courts of the State of New York or the United States District Court for the Southern District of New York, and we irrevocably submit to such jurisdiction, which jurisdiction will be the exclusive forum for any such action, proceeding or claim. This provision applies to claims under the Securities Act but does not apply to claims under the Exchange Act or any claim for which the federal district courts of the United States of America are the sole and exclusive forum.

Anti-Takeover Provisions of Delaware Law and Our Amended Charter and Amended Bylaws

Special meeting of stockholders

Our Amended Bylaws provide that special meetings of our stockholders may be called only by a majority vote of the Board, by our president or by our chairman or by our secretary at the request in writing of stockholders owning a majority of our issued and outstanding capital stock entitled to vote.

Advance notice requirements for stockholder proposals and director nominations

Our Amended Bylaws provide that stockholders seeking to bring business before our annual meeting of stockholders, or to nominate candidates for election as directors at our annual meeting of stockholders must provide timely notice of their intent in writing. To be timely, a stockholder’s notice will need to be delivered to our principal executive offices not later than the close of business on the 60th day nor earlier than the close of business on the 90th day prior to the scheduled date of the annual meeting of stockholders. In the event that less than 70 days’ notice or prior public disclosure of the date of the annual meeting of stockholders is given, a stockholder’s notice shall be timely if delivered to our principal executive offices not later than the 10th day following the day on which public announcement of the date of our annual meeting of stockholders is first made or sent by us. Our Amended Bylaws also specify certain requirement as to the form and content of a stockholders’ meeting. These provisions may preclude our stockholders from bringing matters before our annual meeting of stockholders or from making nominations for directors at our annual meeting of stockholders.

Authorized but unissued shares

Our authorized but unissued common stock and preferred stock are available for future issuances without stockholder approval and could be utilized for a variety of corporate purposes, including future offerings to raise additional capital, acquisitions and employee benefit plans. The existence of authorized but unissued and unreserved common stock and preferred stock could render more difficult or discourage an attempt to obtain control of us by means of a proxy contest, tender offer, merger or otherwise.

The combination of these provisions will make it more difficult for our existing stockholders to replace our board of directors as well as for another party to obtain control of us by replacing our board of directors. Because our board of directors has the power to retain and discharge our officers, these provisions could also make it more difficult for existing stockholders or another party to effect a change in management. In addition, the authorization of undesignated preferred stock makes it possible for our board of directors to issue preferred stock with voting or other rights or preferences that could impede the success of any attempt to change our control.

These provisions are intended to enhance the likelihood of continued stability in the composition of our board of directors and its policies and to discourage coercive takeover practices and inadequate takeover bids. These provisions are also designed to reduce our vulnerability to hostile takeovers and to discourage certain tactics that may be used in proxy fights. However, such provisions could have the effect of discouraging others from making tender offers for our shares and may have the effect of delaying changes in our control or management. As a consequence, these provisions may also inhibit fluctuations in the market price of our stock that could result from actual or rumored takeover attempts. We believe that the benefits of these provisions, including increased protection of our potential ability to negotiate with the proponent of an unfriendly or unsolicited proposal to acquire or restructure our company, outweigh the disadvantages of discouraging takeover proposals, because negotiation of takeover proposals could result in an improvement of their terms.

Choice of Forum

The Amended Charter provides that, unless SoundHound AI consents in writing to the selection of an alternative forum, to the fullest extent permitted by the applicable law, the Court of Chancery of the State of Delaware shall be the sole and exclusive forum for any stockholder (including a beneficial owner) to bring (i) any derivative action or proceeding brought on behalf of SoundHound AI, (ii) any action asserting a claim of breach of a fiduciary duty owed by any director, officer or other employee of SoundHound AI to SoundHound AI or SoundHound AI’s stockholders, (iii) any action asserting a claim against SoundHound AI, its directors, officers or employees arising pursuant to any provision of the DGCL or the Amended Charter or the Amended Bylaws of SoundHound AI, or (iv) any action asserting a claim against SoundHound AI, its directors, officers or employees governed by the internal affairs doctrine and, if brought outside of Delaware, the stockholder bringing the suit will be deemed to have consented to service of process on such stockholder’s counsel except any action (A) as to which the Court of Chancery in the State of Delaware determines that there is an indispensable party not subject to the jurisdiction of the Court of Chancery (and the indispensable party does not consent to the personal jurisdiction of the Court of Chancery within ten days following such determination), (B) which is vested in the exclusive jurisdiction of a court or forum other than the Court of Chancery, or (C) for which the Court of Chancery does not have subject matter jurisdiction. However, the foregoing will not apply to suits brought to enforce any liability or duty created by the Exchange Act or any other claim for which the federal courts have exclusive jurisdiction and (ii) unless SoundHound AI consents in writing to the selection of an alternative forum, the federal district courts of the United States of America shall, to the fullest extent permitted by law, be the exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act of 1933, as amended, or the rules and regulations promulgated thereunder.

Limitation on Liability and Indemnification

The Amended Charter provides that, to the fullest extent permitted by the Delaware General Corporation Law, a director of SoundHound AI shall not be personally liable to SoundHound AI or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to SoundHound AI or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL, or (iv) for any transaction from which the director derived an improper personal benefit. Any repeal or modification of foregoing paragraph by the stockholders of SoundHound AI shall not adversely affect any right or protection of a director of SoundHound AI with respect to events occurring prior to the time of such repeal or modification. \The Amended Charter, to the full extent permitted by Section 145 of the DGCL, as amended from time to time, shall indemnify all persons whom it may indemnify pursuant thereto. Expenses (including attorneys’ fees) incurred by an officer or director in defending any civil, criminal, administrative, or investigative action, suit or proceeding for which such officer or director may be entitled to indemnification hereunder shall be paid by SoundHound AI in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he or she is not entitled to be indemnified by SoundHound AI as authorized hereby. The Amended Bylaws of SoundHound AI will permit SoundHound AI to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of SoundHound AI, or is or was serving at the request of SoundHound AI as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his or her status as such, whether or not SoundHound AI would have the power to indemnify him against such liability.

Listing

Our Class A Common Stock and Warrants are listed on The Nasdaq Global Market under the trading symbols “SOUN” and “SOUNW”.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Continental Stock Transfer & Trust Company. The Transfer Agent’s address is 1 State Street, 30th Floor, New York, New York 10004.

SECURITIES ACT RESTRICTIONS ON RESALE OF OUR SECURITIES

Rule 144

Pursuant to Rule 144, a person who has beneficially owned restricted shares of Class A Common Stock or Class B Common Stock or Warrants for at least six months would be entitled to sell their securities provided that (a) such person is not deemed to have been one of our affiliates at the time of, or at any time during the three months preceding, a sale and (b) we are subject to the Exchange Act periodic reporting requirements for at least three months before the sale and have filed all required reports under Section 13 or 15(d) of the Exchange Act during the 12 months (or such shorter period as we were required to file reports) preceding the sale. Persons who have beneficially owned restricted shares of our Class A Common Stock or Class B Common Stock or warrants for at least six months but who are affiliates at the time of, or at any time during the three months preceding, a sale, would be subject to additional restrictions, by which such person would be entitled to sell within any three-month period only a number of securities that does not exceed the greater of:

•        1% of the total number of shares of our securities then-outstanding; or

•        the average weekly reported trading volume of our securities during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale.

Sales by our affiliates under Rule 144 are also limited by manner of sale provisions and notice requirements and to the availability of current public information about us.

Restrictions on the Use of Rule 144 by Shell Companies or Former Shell Companies

Rule 144 is not available for the resale of securities initially issued by shell companies or issuers that have been at any time previously a shell company. However, Rule 144 also includes an important exception to this prohibition if the following conditions are met:

•        the issuer of the securities that was formerly a shell company has ceased to be a shell company;

•        the issuer of the securities is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act;

•        the issuer of the securities has filed all Exchange Act reports and materials required to be filed, as applicable, during the preceding 12 months (or such shorter period that the issuer was required to file such reports and materials), other than Current Reports on Form 8-K; and

•        at least one year has elapsed from the time that the issuer filed current Form 10 type information with the SEC reflecting its status as an entity that is not a shell company.

As a result, our initial stockholders will not be able to sell their Class A Common Stock or Class B Common Stock or warrants pursuant to Rule 144 without registration until one year after the Closing although these shares may be sold sooner to the extent they have been registered on a registration statement that has been declared effective by the SEC.

CERTAIN UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

The following discussion is a summary of certain U.S. federal income tax considerations generally applicable to the ownership and disposition of our Class A Common Stock and Warrants, which we refer to collectively as our securities. This summary is based upon U.S. federal income tax law as of the date of this prospectus, which is subject to change or differing interpretations, possibly with retroactive effect. This summary does not discuss all aspects of U.S. federal income taxation that may be important to particular investors in light of their individual circumstances, including investors subject to special tax rules (e.g., financial institutions, insurance companies, broker-dealers, dealers or traders in securities, tax-exempt organizations (including private foundations), taxpayers that have elected mark-to-market accounting, S corporations, regulated investment companies, real estate investment trusts, passive foreign investment companies, controlled foreign corporations, U.S. Holders (as defined below) that will hold Class A Common Stock or Warrants as part of a straddle, hedge, conversion, or other integrated transaction for U.S. federal income tax purposes, expatriates or former long-term residents of the United States, or investors that have a functional currency other than the U.S. dollar), all of whom may be subject to tax rules that differ materially from those summarized below. This summary does not discuss other U.S. federal tax consequences (e.g., estate or gift tax), any state, local, or non-U.S. tax considerations or the Medicare tax or alternative minimum tax. In addition, this summary is limited to investors that will hold our securities as “capital assets” (generally, property held for investment) under the Code, and that acquire our Class A Common Stock and Warrants for cash pursuant to this prospectus. No ruling from the IRS has been or will be sought regarding any matter discussed herein. No assurance can be given that the IRS would not assert, or that a court would not sustain, a position contrary to any of the tax aspects set forth below.

For purposes of this summary, a “U.S. Holder” is a beneficial holder of securities who or that, for U.S. federal income tax purposes is:

•        an individual who is a United States citizen or resident of the United States;

•        a corporation or other entity treated as a corporation for United States federal income tax purposes created in, or organized under the law of, the United States or any state or political subdivision thereof;

•        an estate the income of which is includible in gross income for United States federal income tax purposes regardless of its source; or

•        a trust (A) the administration of which is subject to the primary supervision of a United States court and which has one or more United States persons (within the meaning of the Code) who have the authority to control all substantial decisions of the trust or (B) that has in effect a valid election under applicable Treasury regulations to be treated as a United States person.

A “non-U.S. Holder” is a beneficial holder of securities who or that is neither a U.S. Holder nor an entity or arrangement treated as a partnership for U.S. federal income tax purposes.

If a partnership (including an entity or arrangement treated as a partnership for U.S. federal income tax purposes) holds our securities, the tax treatment of a partner, member or other beneficial owner in such partnership will generally depend upon the status of the partner, member or other beneficial owner, the activities of the partnership and certain determinations made at the partner, member or other beneficial owner level. If you are a partner, member or other beneficial owner of a partnership holding our securities, you are urged to consult your tax advisor regarding the tax consequences of the ownership and disposition of our securities.

THIS DISCUSSION OF U.S. FEDERAL INCOME TAX CONSIDERATIONS IS FOR GENERAL INFORMATION PURPOSES ONLY AND IS NOT TAX ADVICE. PROSPECTIVE HOLDERS SHOULD CONSULT THEIR TAX ADVISORS CONCERNING THE U.S. FEDERAL INCOME TAX CONSEQUENCES TO THEM OF OWNING AND DISPOSING OF OUR SECURITIES, AS WELL AS THE APPLICATION OF ANY, STATE, LOCAL AND NON-U.S. INCOME, ESTATE AND OTHER TAX CONSIDERATIONS.

U.S. Holders

Taxation of Distributions

If we pay distributions or make constructive distributions (other than certain distributions of our capital stock or rights to acquire our capital stock) to U.S. Holders of shares of our Class A Common Stock, such distributions generally will constitute dividends for U.S. federal income tax purposes to the extent paid from our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. Distributions in excess of our current and accumulated earnings and profits will constitute a return of capital that will be applied against and reduce (but not below zero) the U.S. Holder’s adjusted tax basis in our Class A Common Stock. Any remaining excess will be treated as gain realized on the sale or other disposition of the Class A Common Stock and will be treated as described under “U.S. Holders — Gain or Loss on Sale, Taxable Exchange or Other Taxable Disposition of Class A Common Stock” below.

Dividends we pay to a U.S. Holder that is a taxable corporation will generally qualify for the dividends received deduction if the requisite holding period is satisfied. With certain exceptions (including dividends treated as investment income for purposes of investment interest deduction limitations), and provided certain holding period requirements are met, dividends we pay to a non-corporate U.S. Holder will generally constitute “qualified dividends” that will be subject to tax at the maximum tax rate accorded to long-term capital gains. If the holding period requirements are not satisfied, a corporation may not be able to qualify for the dividends received deduction and would have taxable income equal to the entire dividend amount, and non-corporate holders may be subject to tax on such dividend at ordinary income tax rates instead of the preferential rates that apply to qualified dividend income.

Gain or Loss on Sale, Taxable Exchange or Other Taxable Disposition of Class A Common Stock

A U.S. Holder generally will recognize gain or loss on the sale, taxable exchange or other taxable disposition of our Class A Common Stock. Any such gain or loss will be capital gain or loss, and will be long-term capital gain or loss if the U.S. Holder’s holding period for the Class A Common Stock so disposed of exceeds one year. The amount of gain or loss recognized will generally be equal to the difference between (1) the sum of the amount of cash and the fair market value of any property received in such disposition and (2) the U.S. Holder’s adjusted tax basis in its Class A Common Stock so disposed of. A U.S. Holder’s adjusted tax basis in its Class A Common Stock will generally equal the U.S. Holder’s acquisition cost for such Class A Common Stock (or, in the case of Class A Common Stock received upon exercise of a Warrant, the U.S. Holder’s initial basis for such Class A Common Stock, as discussed below), less any prior distributions treated as a return of capital. The deductibility of capital losses is subject to limitations. Long-term capital gains recognized by non-corporate U.S. Holders are generally eligible for reduced rates of tax. If the U.S. Holder’s holding period for the Class A Common Stock so disposed of is one year or less, any gain on a sale or other taxable disposition of the shares would be subject to short-term capital gain treatment and would be taxed at ordinary income tax rates. The deductibility of capital losses is subject to limitations.

Exercise of a Warrant

Except as discussed below with respect to the cashless exercise of a warrant, a U.S. Holder generally will not recognize taxable gain or loss upon the exercise of a warrant for cash. The U.S. Holder’s initial tax basis in the share of our Class A Common Stock received upon exercise of the warrant will generally be an amount equal to the sum of the U.S. Holder’s acquisition cost of the warrant and the exercise price of such warrant. It is unclear whether a U.S. Holder’s holding period for the Class A Common Stock received upon exercise of the warrant would commence on the date of exercise of the warrant or the day following the date of exercise of the warrant; however, in either case the holding period will not include the period during which the U.S. Holder held the warrants.

The tax consequences of a cashless exercise of a warrant are not clear under current tax law. A cashless exercise may be nontaxable, either because the exercise is not a realization event or because the exercise is treated as a recapitalization for U.S. federal income tax purposes. In either situation, a U.S. Holder’s initial tax basis in the Class A Common Stock received generally should equal the holder’s adjusted tax basis in the warrant. If the cashless exercise were treated as not being a realization event, it is unclear whether a U.S. Holder’s holding period for the Class A Common Stock would commence on the date of exercise of the warrant or the day following the date of exercise of the warrant; in either case, the holding period would not include the period during which the U.S. Holder held the warrant. If, instead, the cashless exercise were treated as a recapitalization, the holding period of the Class A Common Stock generally would include the holding period of the warrant.

It is also possible that a cashless exercise of a warrant could be treated in part as a taxable exchange in which gain or loss is recognized. In such event, a U.S. Holder could be deemed to have surrendered a portion of the warrants being exercised having a value equal to the exercise price of such warrants in satisfaction of such exercise price. Although not free from doubt, such U.S. Holder generally should recognize capital gain or loss in an amount equal to the difference between the fair market value of the warrants deemed surrendered to satisfy the exercise price and the U.S. Holder’s adjusted tax basis in such warrants. In this case, a U.S. Holder’s initial tax basis in the Class A Common Stock received would equal the sum of the exercise price and the U.S. holder’s adjusted tax basis in the warrants exercised. It is unclear whether a U.S. Holder’s holding period for the Class A Common Stock would commence on the date of exercise of the warrant or the day following the date of exercise of the warrant; in either case, the holding period would not include the period during which the U.S. Holder held the warrant. Due to the uncertainty and absence of authority on the U.S. federal income tax treatment of a cashless exercise, including when a U.S. Holder’s holding period would commence with respect to the Class A Common Stock received, U.S. Holders are urged to consult their tax advisors regarding the tax consequences of a cashless exercise.

Sale, Exchange, Redemption or Expiration of a Warrant

Upon a sale, exchange (other than by exercise), redemption (other than a redemption for Class A Common Stock), or expiration of a warrant, a U.S. Holder will recognize taxable gain or loss in an amount equal to the difference between (1) the amount realized upon such disposition or expiration and (2) the U.S. Holder’s adjusted tax basis in the warrant. A U.S. Holder’s adjusted tax basis in its warrants will generally equal the U.S. Holder’s acquisition cost, increased by the amount of any constructive distributions included in income by such U.S. Holder (as described below under “U.S. Holders — Possible Constructive Distributions”). Such gain or loss generally will be treated as long-term capital gain or loss if the warrant is held by the U.S. Holder for more than one year at the time of such disposition or expiration. If a warrant is allowed to lapse unexercised, a U.S. Holder will generally recognize a capital loss equal to such holder’s adjusted tax basis in the warrant. The deductibility of capital losses is subject to certain limitations.

A redemption of warrants for Class A Common Stock described in this prospectus under “Description of Capital Stock — Warrants” should be treated as a “recapitalization” for U.S. federal income tax purposes. Accordingly, you should not recognize any gain or loss on the redemption of warrants for shares of our Class A Common Stock. Your aggregate initial tax basis in the shares of Class A Common Stock received in the redemption should equal your aggregate adjusted tax basis in your warrants redeemed and your holding period for the shares of Class A Common Stock received in redemption of your warrants should include your holding period for your surrendered warrants.

Possible Constructive Distributions

The terms of each warrant provide for an adjustment to the number of shares of Class A Common Stock for which the warrant may be exercised or to the exercise price of the warrant in certain events. An adjustment which has the effect of preventing dilution generally should not be a taxable event. Nevertheless, a U.S. Holder of warrants would be treated as receiving a constructive distribution from us if, for example, the adjustment increases the holder’s proportionate interest in our assets or earnings and profits (e.g., through an increase in the number of shares of Class A Common Stock that would be obtained upon exercise) as a result of a distribution of cash to the holders of shares of our Class A Common Stock which is taxable to such holders as a distribution. Such constructive distribution would be subject to tax as described above under “U.S. Holders — Taxation of Distributions” in the same manner as if such U.S. Holder received a cash distribution from us on Class A Common Stock equal to the fair market value of such increased interest.

Information Reporting and Backup Withholding

In general, information reporting requirements may apply to dividends paid to a U.S. Holder and to the proceeds of the sale or other disposition of shares of Class A Common Stock and Warrants, unless the U.S. Holder is an exempt recipient. Backup withholding may apply to such payments if the U.S. Holder fails to provide a taxpayer identification number, a certification of exempt status or has been notified by the IRS that it is subject to backup withholding (and such notification has not been withdrawn).

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules will be allowed as a credit against a U.S. Holder’s U.S. federal income tax liability and may entitle such holder to a refund, provided the required information is timely furnished to the IRS.

Non-U.S. Holders

Taxation of Distributions

In general, any distributions (including constructive distributions) we make to a non-U.S. Holder of shares of our Class A Common Stock, to the extent paid out of our current or accumulated earnings and profits (as determined under U.S. federal income tax principles), will constitute dividends for U.S. federal income tax purposes and, provided such dividends are not effectively connected with the non-U.S. Holder’s conduct of a trade or business within the United States, we will be required to withhold tax from the gross amount of the dividend at a rate of 30%, unless such non-U.S. Holder is eligible for a reduced rate of withholding tax under an applicable income tax treaty and provides proper certification of its eligibility for such reduced rate (usually on an IRS Form W-8BEN or W-8BEN-E, as applicable). In the case of any constructive dividend (as described below under “Non-U.S. Holders — Possible Constructive Distributions”), it is possible that this tax would be withheld from any amount owed to a non-U.S. Holder by the applicable withholding agent, including cash distributions on other property or sale proceeds from warrants or other property subsequently paid or credited to such holder. Any distribution not constituting a dividend will be treated first as reducing (but not below zero) the non-U.S. Holder’s adjusted tax basis in its shares of our Class A Common Stock and, to the extent such distribution exceeds the non-U.S. Holder’s adjusted tax basis, as gain realized from the sale or other disposition of the Class A Common Stock, which will be treated as described under “Non-U.S. Holders — Gain on Sale, Taxable Exchange or Other Taxable Disposition of Class A Common Stock and Warrants” below. In addition, if we determine that we are likely to be classified as a “United States real property holding corporation” (see “Non-U.S. Holders — Gain on Sale, Exchange or Other Taxable Disposition of Class A Common Stock and Warrants” below), we will withhold 15% of any distribution that exceeds our current and accumulated earnings and profits.

Dividends we pay to a non-U.S. Holder that are effectively connected with such non-U.S. Holder’s conduct of a trade or business within the United States (or if a tax treaty applies are attributable to a U.S. permanent establishment or fixed base maintained by the non-U.S. Holder) will generally not be subject to U.S. withholding tax, provided such non-U.S. Holder complies with certain certification and disclosure requirements (generally by providing an IRS Form W-8ECI). Instead, such dividends generally will be subject to U.S. federal income tax, net of certain deductions, at the same graduated individual or corporate rates applicable to U.S. Holders. If the non-U.S. Holder is a corporation, dividends that are effectively connected income may also be subject to a “branch profits tax” at a rate of 30% (or such lower rate as may be specified by an applicable income tax treaty).

Exercise of a Warrant

The U.S. federal income tax treatment of a non-U.S. Holder’s exercise of a warrant will generally correspond to the U.S. federal income tax treatment of the exercise of a warrant by a U.S. Holder, as described under “U.S. Holders — Exercise of a Warrant” above, although to the extent a cashless exercise results in a taxable exchange, the tax consequences to the non-U.S. Holder would be the same as those described below in “Non-U.S. Holders — Gain on Sale, Exchange or Other Taxable Disposition of Class A Common Stock and Warrants.”

Redemption of Warrants for Class A Common Stock

A redemption of Warrants for Class A Common Stock described in this prospectus under “Description of Capital Stock — Warrants” should be treated as a “recapitalization” for U.S. federal income tax purposes. Accordingly, you should not recognize any gain or loss on the redemption of warrants for shares of our Class A Common Stock. Your aggregate initial tax basis in the shares of Class A Common Stock received in the redemption should equal your aggregate adjusted tax basis in your warrants redeemed and your holding period for the shares of Class A Common Stock received in redemption of your warrants should include your holding period for your surrendered warrants.

Gain on Sale, Exchange or Other Taxable Disposition of Class A Common Stock and Warrants

A non-U.S. Holder generally will not be subject to U.S. federal income or withholding tax in respect of gain recognized on a sale, taxable exchange or other taxable disposition of our Class A Common Stock or Warrants or an expiration or redemption of our warrants, unless:

•        the gain is effectively connected with the conduct of a trade or business by the non-U.S. Holder within the United States (and, if an applicable tax treaty so requires, is attributable to a U.S. permanent establishment or fixed base maintained by the non-U.S. Holder);

•        the non-U.S. Holder is an individual who is present in the United States for 183 days or more in the taxable year of disposition and certain other conditions are met; or

•        we are or have been a “United States real property holding corporation” for U.S. federal income tax purposes at any time during the shorter of the five-year period ending on the date of disposition or the period that the non-U.S. Holder held our Class A Common Stock or Warrants and, in the case where shares of our Class A Common Stock are regularly traded on an established securities market, the non-U.S. Holder has owned, directly or constructively, more than 5% of our Class A Common Stock at any time within the shorter of the five-year period preceding the disposition or such Non-U.S. holder’s holding period for the shares of our Class A Common Stock. There can be no assurance that our Class A Common Stock will be treated as regularly traded on an established securities market for this purpose.

Gain described in the first bullet point above will be subject to tax at generally applicable U.S. federal income tax rates as if the non-U.S. Holder were a U.S. resident. Any gains described in the first bullet point above of a non-U.S. Holder that is a foreign corporation may also be subject to an additional “branch profits tax” at a 30% rate (or lower applicable treaty rate). Gain described in the second bullet point above will generally be subject to a flat 30% U.S. federal income tax. Non-U.S. Holders are urged to consult their tax advisors regarding possible eligibility for benefits under income tax treaties.

If the third bullet point above applies to a non-U.S. Holder and applicable exceptions are not available, gain recognized by such holder on the sale, exchange or other disposition of our Class A Common Stock or Warrants will be subject to tax at generally applicable U.S. federal income tax rates. In addition, a buyer of our Class A Common Stock or Warrants from such holder may be required to withhold U.S. income tax at a rate of 15% of the amount realized upon such disposition. We will be classified as a United States real property holding corporation if the fair market value of our “United States real property interests” equals or exceeds 50% of the sum of the fair market value of our worldwide real property interests plus our other assets used or held for use in a trade or business, as determined for U.S. federal income tax purposes. We do not believe we currently are or will become a United States real property holding corporation, however there can be no assurance in this regard. Non-U.S. Holders are urged to consult their tax advisors regarding the application of these rules.

Possible Constructive Distributions

The terms of each warrant provide for an adjustment to the number of shares of Class A Common Stock for which the warrant may be exercised or to the exercise price of the warrant in certain events. An adjustment which has the effect of preventing dilution generally should not be a taxable event. Nevertheless, a non-U.S. Holder of warrants would be treated as receiving a constructive distribution from us if, for example, the adjustment increases the holder’s proportionate interest in our assets or earnings and profits (e.g., through an increase in the number of shares of Class A Common Stock that would be obtained upon exercise) as a result of a distribution of cash to the holders of shares of our Class A Common Stock which is taxable to such holders as a distribution. A non-U.S. Holder would be subject to U.S. federal income tax withholding as described above under “Non-U.S. Holders — Taxation of Distributions” under that section in the same manner as if such non-U.S. Holder received a cash distribution from us on Class A Common Stock equal to the fair market value of such increased interest.

Foreign Account Tax Compliance Act

Provisions of the Code and Treasury Regulations and administrative guidance promulgated thereunder commonly referred as the “Foreign Account Tax Compliance Act” (“FATCA”) generally impose withholding at a rate of 30% in certain circumstances on dividends (including constructive dividends) in respect of our securities which are held by or through certain foreign financial institutions (including investment funds), unless any such institution (1) enters into, and complies with, an agreement with the IRS to report, on an annual basis, information with respect to interests in, and accounts maintained by, the institution that are owned by certain U.S. persons and by certain non-U.S. entities that are wholly or partially owned by U.S. persons and to withhold on certain payments, or (2) if required under an intergovernmental agreement between the United States and an applicable foreign country, reports such information to its local tax authority, which will exchange such information with the U.S. authorities. An intergovernmental agreement between the United States and an applicable foreign country may modify these requirements. Accordingly, the entity through which our securities are held will affect the determination of whether such withholding is required. Similarly, dividends in respect of our securities held by an investor that is a non-financial non-U.S. entity that does not qualify under certain exceptions will generally be subject to withholding at a rate of 30%, unless such entity either (1) certifies to us or the applicable withholding agent that such entity does not have any “substantial United States owners” or (2) provides certain information regarding the entity’s “substantial United States owners,” which will in turn be provided to the U.S. Department of Treasury. Withholding under FATCA was scheduled to apply to payments of gross proceeds from the sale or other disposition of property that produces U.S.-source interest or dividends, however, the IRS released proposed regulations that, if finalized in their proposed form, would eliminate the obligation to withhold on such gross proceeds. Although these proposed Treasury Regulations are not final, taxpayers generally may rely on them until final Treasury Regulations are issued. Prospective investors should consult their tax advisors regarding the possible implications of FATCA on their investment in our securities.

Information Reporting and Backup Withholding

Information returns will be filed with the IRS in connection with payments of dividends and the proceeds from a sale or other disposition of shares of Class A Common Stock and Warrants. A non-U.S. Holder may have to comply with certification procedures to establish that it is not a United States person in order to avoid information reporting and backup withholding requirements. The certification procedures required to claim a reduced rate of withholding under a treaty generally will satisfy the certification requirements necessary to avoid the backup withholding as well. Backup withholding is not an additional tax. The amount of any backup withholding from a payment to a non-U.S. Holder will be allowed as a credit against such holder’s U.S. federal income tax liability and may entitle such holder to a refund, provided that the required information is timely furnished to the IRS.

PLAN OF DISTRIBUTION

Each Selling Securityholder (the “Selling Securityholders”) of the securities and any of their pledgees, assignees and successors-in-interest may, from time to time, sell any or all of their securities covered hereby on the Nasdaq Capital Market or any other stock exchange, market or trading facility on which the securities are traded or in private transactions. These sales may be at fixed or negotiated prices.

We will not receive any of the proceeds from the sale of the securities by the Selling Securityholders. We will receive proceeds equal to the aggregate exercise price from any exercises of the Warrants, assuming the exercise of the Warrants for cash.

Upon effectiveness of the registration statement of which this prospectus forms a part, the securities beneficially owned by the Selling Securityholders covered by this prospectus may be offered and sold from time to time by the Selling Securityholders, subject to any applicable lock up agreements or other applicable restrictions. The term “Selling Securityholders” includes donees, pledgees, transferees or other successors in interest selling securities received after the date of this prospectus from a Selling Securityholder as a gift, pledge, partnership or limited liability company distribution or other transfer. The Selling Securityholders will act independently of us in making decisions with respect to the timing, manner and size of each sale. Such sales may be made on one or more exchanges or in the over-the-counter market or otherwise, at prices and under terms then prevailing or at prices related to the then current market price or in negotiated transactions. Each Selling Securityholders reserves the right to accept and, together with its respective agents, to reject, any proposed purchase of securities to be made directly or through agents. The Selling Securityholders and any of their permitted transferees may sell their securities offered by this prospectus on any stock exchange, market or trading facility on which the securities are traded or in private transactions.

A Selling Securityholder may use any one or more of the following methods when selling securities:

•        purchases by a broker-dealer as principal and resale by such broker-dealer for its own account pursuant to this prospectus;

•        ordinary brokerage transactions and transactions in which the broker solicits purchasers;

•        block trades in which the broker-dealer so engaged will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•        an over-the-counter distribution in accordance with the rules of the Nasdaq Stock Market;

•        through trading plans entered into by a Selling Securityholder pursuant to

•        Rule 10b5-1 under the Exchange Act that are in place at the time of an offering pursuant to this prospectus and any applicable prospectus supplement hereto that provide for periodic sales of their securities on the basis of parameters described in such trading plans;

•        short sales;

•        distribution to employees, members, limited partners or stockholders of the Selling Securityholders;

•        through the writing or settlement of options or other hedging transaction, whether through an options exchange or otherwise;

•        by pledge to secured debts and other obligations;

•        delayed delivery arrangements;

•        to or through underwriters or agents;

•        in “at the market” offerings, as defined in Rule 415 under the Securities Act, at negotiated prices, at prices prevailing at the time of sale or at prices related to such prevailing market prices, including sales made directly on a national securities exchange or sales made through a market maker other than on an exchange or other similar offerings through sales agents;

•        in privately negotiated transactions;

•        in options transactions; and

•        through a combination of any of the above methods of sale, as described below, or any other method permitted pursuant to applicable law.

The Selling Securityholders may also sell securities under Rule 144 or any other exemption from registration under the Securities Act of 1933, as amended (the “Securities Act”), if available, rather than under this prospectus.

Further, a Selling Securityholder that is an entity may elect to make an in-kind distribution of securities to its members, partners or stockholders pursuant to the registration statement of which this prospectus is a part by delivering a prospectus with a plan of distribution.

To the extent required, this prospectus may be amended or supplemented from time to time to describe a specific plan of distribution.

Broker-dealers engaged by the Selling Securityholders may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the Selling Securityholders (or, if any broker-dealer acts as agent for the purchaser of securities, from the purchaser) in amounts to be negotiated, but, except as set forth in a supplement to this Prospectus, in the case of an agency transaction not in excess of a customary brokerage commission in compliance with FINRA Rule 2121; and in the case of a principal transaction a markup or markdown in compliance with FINRA Rule 2121.

In connection with the sale of the securities or interests therein, the Selling Securityholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the securities in the course of hedging the positions they assume. The Selling Securityholders may also sell securities short and deliver these securities to close out their short positions, or loan or pledge the securities to broker-dealers that in turn may sell these securities. The Selling Securityholders may also enter into option or other transactions with broker-dealers or other financial institutions or create one or more derivative securities which require the delivery to such broker-dealer or other financial institution of securities offered by this prospectus, which securities such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The Selling Securityholders and any broker-dealers or agents that are involved in selling the securities may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the securities purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. Each Selling Securityholder has informed the Company that it does not have any written or oral agreement or understanding, directly or indirectly, with any person to distribute the securities.

The Company is required to pay certain fees and expenses incurred by the Company incident to the registration of the securities. The Company has agreed to indemnify the Selling Securityholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.

We agreed to keep this prospectus effective until the earlier of (i) the date on which the securities may be resold by the Selling Securityholders without registration and without regard to any volume or manner-of-sale limitations by reason of Rule 144, without the requirement for the Company to be in compliance with the current public information under Rule 144 under the Securities Act or any other rule of similar effect or (ii) all of the securities have been sold pursuant to this prospectus or Rule 144 under the Securities Act or any other rule of similar effect. The resale securities will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states, the resale securities covered hereby may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the resale securities may not simultaneously engage in market making activities with respect to the common stock for the applicable restricted period, as defined in Regulation M, prior to the commencement of the distribution. In addition, the Selling Securityholders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of the common stock by the Selling Securityholders or any other person. We will make copies of this prospectus available to the Selling Securityholders and have informed them of the need to deliver a copy of this prospectus to each purchaser at or prior to the time of the sale (including by compliance with Rule 172 under the Securities Act).

A holder of Warrants may exercise its Warrants in accordance with the Warrant Agreement on or before the expiration date set forth therein by surrendering, at the office of the warrant agent, Continental Stock Transfer & Trust Company, the certificate evidencing such Warrant, with the form of election to purchase set forth thereon, properly completed and duly executed, accompanied by full payment of the exercise price and any and all applicable taxes due in connection with the exercise of the Warrant, subject to any applicable provisions relating to cashless exercises in accordance with the Warrant Agreement.

LEGAL MATTERS

Ellenoff Grossman & Schole LLP, New York, New York, is acting as counsel in connection with the registration of our securities under the Securities Act, and as such, will pass upon the validity of the securities offered in this prospectus.

EXPERTS

The financial statements of Archimedes Tech SPAC Partners Co. as of December 31, 2021 and 2020, and for the year ended December 31, 2021 and the period from September 15, 2020 (inception) through December 31, 2020, appearing in this registration statement have been audited by UHY LLP, independent registered public accounting firm, as set forth in their report thereon (which contains an explanatory paragraph relating to the substantial doubt about the ability of Archimedes Tech SPAC Partners Co. to continue as a going concern as described in Note 1 to the financial statements), appearing elsewhere in this registration statement, and are included in reliance upon such report given on the authority of such firm as experts in auditing and accounting.

The financial statements of SoundHound, Inc. as of and for the years ended December 31, 2021 and 2020 included in this registration statement, of which this prospectus forms a part, have been audited by Armanino LLP., independent registered public accounting firm, as set forth in their report appearing elsewhere herein, and are included in reliance upon such report given on the authority of such firm as experts in auditing and accounting in giving said report.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-1 under the Securities Act with respect to the securities offered in this prospectus. This prospectus, which constitutes a part of the registration statement, does not contain all of the information set forth in the registration statement and its exhibits and schedules, portions of which have been omitted as permitted by the rules and regulations of the SEC. For further information about us and our securities, we refer you to the registration statement and to its exhibits and schedules. Statements in this prospectus about the contents of any contract, agreement or other document are not necessarily complete and, in each instance, we refer you to the copy of such contract, agreement or document filed as an exhibit to the registration statement, with each such statement being qualified in all respects by reference to the document to which it refers.

You can read our SEC filings, including the registration statement, over the Internet at the SEC’s website at www.sec.gov

We also file periodic reports, proxy statements and other information with the SEC. These reports, proxy statements and other information will be available for inspection and copying at the public reference room and website of the SEC referred to above. We also maintain a website at www.soundhound.com, by which you may access these materials free of charge as soon as reasonably practicable after they are electronically filed with, or furnished to, the SEC. The information that is contained on, or that may be accessed through, our website is not a part of this prospectus. We have included our website in this prospectus solely as an inactive textual reference.

INDEX TO FINANCIAL STATEMENTS

ARCHIMEDES TECH SPAC PARTNERS CO.

SOUNDHOUND , INC.

REPORT OF INDEPDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Shareholders of

Archimedes Tech SPAC Partners Co.

Opinion on the Financial Statements

We have audited the accompanying balance sheet of Archimedes Tech SPAC Partners Co. (the “Company”) as of December 31, 2021 and 2020, and the related statement of operations, changes in shareholders’ equity, and cash flow for the year ended December 31, 2021 and the period from September 15, 2020 (Inception) through December 31, 2020, and the related notes (collectively referred to as the financial statements). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2021 and 2020, and the results of its operations and its cash flows for the year ended December 31, 2021 and the period from September 15, 2020 (Inception) through December 31, 2020, in conformity with accounting principles generally accepted in the United States of America.

Substantial Doubt about the Company’s Ability to Continue as a Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1, as of December 31, 2021, the Company had $235,295 of cash available for its working capital needs. The Company expects to incur significant costs in pursuit of its financing and acquisition plans. These conditions raise substantial doubt about the Company’s ability to continue as a going concern. Management plans to address this uncertainty through a Proposed Business Combination as discussed in Note 1. There is no assurance that the Company’s plans to consummate a business combination will be successful within the combination period. The financial statements do not include any adjustments that might result from the outcome of this uncertainty. Our opinion is not modified with respect to that matter.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audit included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

/s/ UHY LLP

We have served as the Company’s auditor since 2021.

New York, New York

March 9, 2022

ARCHIMEDES TECH SPAC PARTNERS CO.
BALANCE SHEETS

	December 31, 2021	December 31, 2020
Assets
Current assets
Cash and cash equivalent	$235,295	$—
Prepaid expenses	98,066	—
Total current assets	333,361	—
Marketable securities held in Trust Account	133,010,583	—
Total Assets	$133,343,944	$—

Liabilities and Stockholders’ Deficit
Current liabilities
Accrued expenses	$247,868	$—
Due to related party	1,816	716
Total current liabilities	249,684	716
Warrant liability	247,514	—
Total liabilities	$497,198	$716

Commitments and Contingencies
Common stock subject to possible redemption, 13,300,000 shares and 0 shares at redemption value as of December 31, 2021 and 2020, respectively	$133,010,583	$—

Stockholders’ Deficit:
Preferred stock, $0.0001 par value; 1,000,000 shares authorized; none issued and outstanding	$—	$—
Common stock, $0.0001 par value; 100,000,000 shares and 31,000,000 shares authorized, 4,161,000 shares and 0 shares issued and outstanding (excluding 13,300,000 shares and 0 shares subject to possible redemption) as of December 31, 2021 and 2020, respectively	416	—
Additional paid-in-capital	818,347	—
Accumulated deficit	(982,600)	(716)
Total Stockholders’ Deficit	$(163,837)	$(716)
Total Liabilities and Stockholders’ Deficit	$133,343,944	$—

The accompanying notes are an integral part of these financial statements.

ARCHIMEDES TECH SPAC PARTNERS CO.
STATEMENTS OF OPERATIONS

	For the year ended December 31, 2021	For the Period from September 15, 2020 (Inception) through December 31, 2020
Formation and operating costs	$1,015,260	$716
Loss from operations	(1,015,260)	(716)

Other income
Trust interest income	10,583	—
Unrealized gain on change in fair value of warrants	22,793	—
Total other income	33,376	—
Net loss	$(981,884)	$(716)
Basic and diluted weighted average shares outstanding, common stock subject to redemption	10,589,315	—
Basic and diluted net income per share attributable to common stock subject to redemption	$0.28	$—
Basic and diluted weighted average shares outstanding, common stock	3,959,088	—
Basic and diluted net loss per share attributable to common stockholders	$(0.99)	$—

The accompanying notes are an integral part of these financial statements.

ARCHIMEDES TECH SPAC PARTNERS CO.
STATEMENTS OF CHANGES IN STOCKHOLDERS’ Deficit

	Common Stock		Additional Paid-in Capital	Accumulated Deficit	Total Stockholders’ Deficit
	Shares	Amount
Balance as of September 15, 2020 (inception)	—	$—	$—	$—	$—
Net loss	—	—	—	(716)	(716)
Balance as of December 31, 2020	—	$—	$—	$(716)	$(716)
Sale of 12,000,000 Units through IPO	12,000,000	1,200	119,998,800	—	120,000,000
Sale of 1,300,000 Units through over-allotment	1,300,000	130	12,999,870	—	13,000,000
Sale of 416,000 Private Units in private placement	416,000	42	4,159,958	—	4,160,000
Issuance of representative shares	420,000	42	2,024,421	—	2,024,463
Common stock issued to initial stockholders	3,450,000	345	24,655	—	25,000
Forfeiture of founder shares	(125,000)	(13)	13	—	—
Underwriting fee	—	—	(2,660,000)	—	(2,660,000)
Offering costs charged to the stockholders’ equity	—	—	(2,449,810)	—	(2,449,810)
Initial classification of warrant liability	—	—	(270,307)	—	(270,307)
Reclassification of offering costs related to Public Shares	—	—	4,779,936	—	4,779,936
Net loss	—	—	—	(981,884)	(981,884)
Initial value of common stock subject to possible redemption	(13,300,000)	(1,330)	(124,412,583)	—	(124,413,913)
Accretion of common stock to redemption value	—	—	(13,366,023)	—	(13,366,023)
Accretion of common stock to redemption value (interest earned on trust account)	—	—	(10,583)		(10,583)
Balance as of December 31, 2021	4,161,000	$416	$818,347	$(982,600)	$(163,837)

The accompanying notes are an integral part of these financial statements.

ARCHIMEDES TECH SPAC PARTNERS CO.
STATEMENTS OF CASH FLOWS

	Year Ended December 31, 2021	For the Period from September 15, 2020 (Inception) through December 31, 2020
Cash flows from Operating Activities:
Net loss	$(981,884)	$(716)
Adjustments to reconcile net loss to net cash used in operating activities
Unrealized gain on change in fair value of warrants	(22,793)	—
Interest earned on marketable securities held in Trust Account	(10,583)	—
Changes in current assets and current liabilities:
Prepaid expenses	(98,066)	—
Accrued expenses	247,868	—
Due to related party	1,100	716
Net cash used in operating activities	(864,358)	—

Cash Flows from Investing Activities:
Investment held in Trust Account	(133,000,000)	—
Net cash used in investing activities	(133,000,000)	—

Cash flows from Financing Activities:
Proceeds from IPO and over-allotment	133,000,000	—
Payment of underwriting fees	(2,660,000)	—
Proceeds from private placement	4,160,000	—
Proceeds from issuance of promissory note to related party	125,000	—
Payment to promissory note to related party	(125,000)	—
Proceeds from issuance of common stock to initial stockholders	25,000	—
Payment of deferred offering costs	(425,347)	—
Net cash provided by financing activities	134,099,653	—

Net change in cash	235,295	—
Cash, beginning of the year	—	—
Cash, end of the year	$235,295	$—

Supplemental disclosure of cash flow information
Initial value of common stock subject to possible redemption	$124,413,913	$—
Reclassification of offering costs related to Public Shares	$(4,779,936)	$—
Accretion of common stock to redemption value	$13,366,023	$—
Accretion of common stock to redemption value (interest earned on trust account)	$10,583	$—
Forfeiture of founder shares	$13	$—
Initial classification of warrant liability	$270,307	$—

The accompanying notes are an integral part of these financial statements.

ARCHIMEDES TECH SPAC PARTNERS CO.
NOTES TO FINANCIAL STATEMENTS

Note 1 — Organization and Business Operations

Organization and General

Archimedes Tech SPAC Partners Co. (the “Company”) is a blank check company formed under the laws of the State of Delaware on September 15, 2020. The Company was formed for the purpose of entering into a merger, share exchange, asset acquisition, stock purchase, recapitalization, reorganization or other similar Business Combination with one or more businesses or entities (the “Business Combination”). The Company’s focus will be on the artificial intelligence, cloud services and automotive technology sectors. However, the Company is not limited to the technology industry, or these sectors therein, and the Company may pursue a Business Combination opportunity in any business or industry it chooses, and it may pursue a company with operations or opportunities outside of the United States.

The Company has selected December 31 as its fiscal year end.

As of December 31, 2021, the Company had not commenced any revenue-generating operations. All activity for the period from September 15, 2020 (inception) through December 31, 2021 relates to the Company’s formation, the initial public offering (the “IPO”) described below, and, since the closing of the IPO, the search for a prospective initial Business Combination. The Company will not generate any operating revenues until after the completion of its initial Business Combination, at the earliest. The Company will generate non-operating income in the form of interest income on cash and cash equivalents from the proceeds derived from the IPO and will recognize changes in the fair value of warrant liability as other income or expense, as applicable.

On November 15, 2021, the Company entered into a definitive merger agreement with SoundHound Inc., a voice artificial intelligence company, pursuant to which the two companies agreed to consummate a Business Combination (the “Merger Agreement”). The total consideration to be paid by the Company to SoundHound Inc. is $2 billion in equity of the Company, with outstanding SoundHound Inc. stock options and warrants included on a net exercise basis. In connection with the Business Combination, certain accredited investors committed to purchase 11.1 million shares of Class A common stock of the combined company at a price of $10.00 per share, for total gross proceeds of $111 million, in a private placement that is scheduled to close concurrently with the Business Combination.

The Company’s sponsor is Archimedes Tech SPAC Sponsors LLC, a Delaware limited liability company (the “Sponsor”).

References to the Company’s “initial stockholders” refer to the Company’s stockholders prior to the IPO, excluding the holders of the Representative Shares (See Note 8).

Financing

The registration statement for the Company’s IPO was declared effective on March 10, 2021 (the “Effective Date”). As discussed in Note 4, on March 15, 2021, the Company consummated the IPO of 12,000,000 units, (the “Public Units”), at $10.00 per Public Unit, generating gross proceeds of $120,000,000.

Each Public Unit consists of (i) one subunit (the “Public Subunit”), which consists of one share of common stock (the “Public Share”) and one-quarter of one redeemable warrant, and (ii) one-quarter of one redeemable warrant (collectively, the redeemable warrants included in the Public Units and Public Subunits, the “Public Warrants”); each whole Public Warrant will be exercisable to purchase one share of common stock at a price of $11.50 per share.

Simultaneously with the closing of the IPO, the Company consummated the sale of 390,000 private units (the “Private Units”) at a price of $10.00 per Private Unit in a private placement (the “Private Placement”) to the Sponsor and EarlyBirdCapital, Inc. (“EarlyBirdCapital”), generating gross proceeds of $3,900,000, which is discussed in Note 5. Each Private Unit consists of (i) one subunit (the “Private Subunits”), which consists of one share of common stock (the “Private Shares”) and one-quarter of one redeemable warrant, and (ii) one-quarter of one redeemable warrant (collectively, the redeemable warrants included in the Private Units and Private Subunits, the “Private Warrants”).

Transaction costs amounted to $4,849,810 consisting of $2,400,000 of underwriting discount and $2,449,810 of other offering costs.

ARCHIMEDES TECH SPAC PARTNERS CO.
NOTES TO FINANCIAL STATEMENTS

Note 1 — Organization and Business Operations (cont.)

The Company granted the underwriters in the IPO a 45-day option to purchase up to 1,800,000 additional Public Units to cover over-allotments, if any. On March 19, 2021, the underwriters partially exercised the over-allotment option to purchase 1,300,000 Public Units, generating an aggregate of gross proceeds of $13,000,000, and incurred transaction costs of $260,000 in underwriting discount. In connection with the underwriters’ exercise of their over-allotment option, the Company also consummated the sale of an additional 26,000 Private Units at $10.00 per Private Unit to the Sponsor and EarlyBirdCapital, generating gross proceeds of $260,000.

Trust Account

Following the closing of the IPO on March 15, 2021 and the underwriters’ partial exercise of over-allotment option on March 19, 2021, $133,000,000 from the net proceeds of the sale of the Public Units in the IPO and the sale of the Private Units was placed in a trust account maintained by Continental Stock Transfer & Trust Company, acting as trustee (the “Trust Account”). The funds held in the Trust Account is and will be invested only in United States “government securities” within the meaning of Section 2(a)(16) of the Investment Company Act having a maturity of 185 days or less or in money market funds meeting certain conditions under Rule 2a-7 promulgated under the Investment Company Act which invest only in direct U.S. government treasury obligations, so that the Company is not deemed to be an investment company under the Investment Company Act. Except with respect to interest earned on the funds held in the Trust Account that may be released to the Company to pay its income or other tax obligations, the proceeds will not be released from the Trust Account until the earlier of the completion of a Business Combination or the redemption of 100% of the outstanding Public Subunits if the Company has not completed a Business Combination in the required time period. The proceeds held in the Trust Account may be used as consideration to pay the sellers of a target business with which the Company completes a Business Combination. Any amounts not paid as consideration to the sellers of the target business may be used to finance operations of the target business.

Initial Business Combination

The Company must complete one or more initial Business Combinations having an aggregate fair market value of at least 80% of the value of the assets held in the Trust Account (excluding taxes payable on the interest earned on the Trust Account) at the time of the agreement to enter into the initial Business Combination. However, the Company will only complete a Business Combination if the post-transaction company owns or acquires 50% or more of the outstanding voting securities of the target or otherwise acquires a controlling interest in the target sufficient for it not to be required to register as an investment company under the Investment Company Act 1940, as amended (the “Investment Company Act”). There is no assurance that the Company will be able to complete a Business Combination successfully.

The shares of common stock subject to redemption are recorded at a redemption value and classified as temporary equity upon the completion of the IPO, in accordance with Accounting Standards Codification (“ASC”) Topic 480 “Distinguishing Liabilities from Equity.” In such case, the Company will proceed with a Business Combination if the Company has net tangible assets of at least $5,000,001 upon such consummation of a Business Combination and, if the Company seeks stockholder approval, a majority of the issued and outstanding shares voted are voted in favor of the Business Combination.

The Company will continue in existence only until 18 months from the closing of the IPO (the “Combination Period”). However, if the Company is unable to complete the initial Business Combination within the Combination Period, the Company will (i) cease all operations except for the purpose of winding up and (ii) as promptly as reasonably possible but not more than ten business days thereafter, redeem 100% of the outstanding Public Subunits, at a per-subunit price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account, including any interest not previously released to the Company (net of taxes payable), divided by the number of then outstanding Public Subunits, which redemption will completely extinguish public stockholders’ rights as holders of Public Subunits (including the right to receive further liquidation distributions, if any), subject to applicable law. Public stockholders

ARCHIMEDES TECH SPAC PARTNERS CO.
NOTES TO FINANCIAL STATEMENTS

Note 1 — Organization and Business Operations (cont.)

will also forfeit the one-quarter of one warrant included in the Public Subunits being redeemed. As promptly as reasonably possible following such redemption, subject to the approval of the remaining stockholders and its board of directors, the Company will dissolve and liquidate, subject to its obligations under Delaware law to provide for claims of creditors and the requirements of other applicable law.

A public stockholder will be entitled to receive funds from the Trust Account (including interest earned on his, her or its portion of the Trust Account to the extent not previously released to the Company) only in the event of (i) the redemption of 100% of the outstanding Public Subunits if the Company has not completed a Business Combination in the required time period, (ii) if that public stockholder converts such Public Subunits, or sells such Public Subunits to the Company in a tender offer, in connection with a Business Combination which the Company consummates or (iii) the Company seeks to amend any provisions of its amended and restated certificate of incorporation that would affect the public stockholders’ ability to convert or sell their Public Subunits to the Company in connection with a Business Combination or affect the substance or timing of the Company’s obligation to redeem 100% of the Public Subunits if the Company does not complete a Business Combination within the Combination Period. This redemption right shall apply in the event of the approval of any such amendment to the Company’s amended and restated certificate of incorporation, whether proposed by the Sponsor, initial stockholders, executive officers, directors or any other person. In no other circumstances will a public stockholder have any right or interest of any kind to or in the Trust Account.

The Sponsor, initial stockholders, officers and directors have agreed (1) to vote any shares of common stock owned by them in favor of any proposed Business Combination, (2) not to convert any shares in connection with a stockholder vote to approve a proposed initial Business Combination and (3) not to sell any shares in any tender in connection with a proposed initial Business Combination.

The Sponsor has agreed that it will be liable to ensure that the proceeds in the Trust Account are not reduced below $10.00 per Public Subunit by the claims of target businesses or claims of vendors or other entities that are owed money by the Company for services rendered or contracted for or products sold to the Company, but the Company cannot assure that it will be able to satisfy its indemnification obligations if it is required to do so. The Company has not asked the Sponsor to reserve for such indemnification obligations, nor has the Company independently verified whether the Sponsor has sufficient funds to satisfy its indemnity obligations and believes that the Sponsor’s only assets are securities of the Company. Therefore, the Company believes it is unlikely that the Sponsor will be able to satisfy its indemnification obligations if it is required to do so.

Liquidity and Going Concern

As of December 31, 2021, the Company had cash outside the Trust Account of $235,295 available for its working capital needs. All remaining cash and securities were held in the Trust Account and is generally unavailable for the Company’s use prior to an initial Business Combination and is restricted for use either in a Business Combination or to redeem Public Subunits. As of December 31, 2021, none of the amount on deposit in the Trust Account was available to be withdrawn as described above.

Prior to the completion of the IPO, the Company’s liquidity needs had been satisfied through receipt of $25,000 from the sale of Founder Shares (see Note 6), advances from the Sponsor in an aggregate amount of $125,000 under an unsecured promissory note, which were repaid upon the closing of the IPO (see Note 6). Subsequent to the consummation of the IPO and Private Placement, the Company’s liquidity needs have been satisfied through the net proceeds from the IPO and Private Placement held outside of the Trust Account.

In addition, in order to finance transaction costs in connection with a Business Combination, the Company’s Sponsor, initial stockholders, officers, directors and their affiliates may, but are not obligated to, provide the Company Working Capital Loans, as defined below (see Note 6). To date, there were no amounts outstanding under any Working Capital Loans.

ARCHIMEDES TECH SPAC PARTNERS CO.
NOTES TO FINANCIAL STATEMENTS

Note 1 — Organization and Business Operations (cont.)

The Company anticipates that the $235,295 outside of the Trust account as of December 31, 2021 will not be sufficient to allow the Company to operate for at least the next 12 months, assuming that a Business Combination is not consummated during that time. Furthermore, if the Company is not able to consummate a Business Combination by September 15, 2022, it will trigger the Company’s automatic winding up, liquidation and dissolution. These conditions raise substantial doubt about the Company’s ability to continue as a going concern.

Note 2 — Restatement of Prior Period Financial Statements

Redeemable Equity Instruments

As a result of recent guidance to Special Purpose Acquisition Companies by the Securities and Exchange Commission (the “SEC”) regarding redeemable equity instruments, the Company revisited its application of ASC 480-10-S99 on the Company’s financial statements. The Company had previously classified a portion of its Public Subunits (and the underlying shares of common stock) in permanent equity. Subsequent to the re-evaluation, the Company’s management concluded that all of its Public Subunits should be classified as temporary equity. The identified errors impacted the Company’s Form 8-K filing on March 19, 2021 containing the IPO balance sheet as of March 15, 2021 (the “Closing Form 8-K), Form 10-Q filing on July 27, 2021 containing financial statements as of March 31, 2021, Form 10-Q filing on August 27, 2021 containing financial statements as of June 30, 2021, and Form 10-Q filing on November 15, 2021 containing financial statements as of September 30, 2021 (collectively, the “Prior Period Financial Statements”). In accordance with SEC Staff Accounting Bulletin No. 99, “Materiality,” and SEC Staff Accounting Bulletin No. 108, “Considering the Effects of Prior Year Misstatements when Quantifying Misstatements in Current Year Financial Statements;” the Company evaluated the errors and has determined that the related impacts were material to the Prior Period Financial Statements. Accordingly, the Company has corrected such material errors by restating its Prior Period Financial Statements and classified all Public Subunits as temporary. The Company will also correct previously reported financial information for such material errors in future filings, as applicable.

Classification of Private Warrants & Fair Value of Representative Shares

On April 12, 2021, the Staff of the SEC issued a statement entitled “Staff Statement on Accounting and Reporting Considerations for Warrants Issued by Special Purpose Acquisition Companies.” In the statement, the SEC Staff, among other things, highlighted potential accounting implications of certain terms that are common in warrants issued in connection with the initial public offerings of special purpose acquisition companies such as the Company. As a result of the Staff statement and in light of evolving views as to certain provisions commonly included in warrants issued by special purpose acquisition companies, the Company re-evaluated the accounting for its Public Warrants and Private Warrants under ASC 815-40, Derivatives and Hedging — Contracts in Entity’s Own Equity, and concluded that the Private Warrants do not meet the criteria to be classified in stockholders’ equity, since the Private Warrants meet the definition of a derivative under ASC 815-40. Additionally, the Company’s management re-evaluated the fair value of the Representative Shares and concluded that the fair value the Company had previously used for the Representative Shares were incorrect and needs to be restated. The identified errors impacted the Prior Period Financial Statements. In accordance with SEC Staff Accounting Bulletin No. 99, “Materiality,” and SEC Staff Accounting Bulletin No. 108, “Considering the Effects of Prior Year Misstatements when Quantifying Misstatements in Current Year Financial Statements,” the Company evaluated the errors and has determined that the related impacts were qualitatively immaterial to the Prior Period Financial Statements but, in consideration that the Company is restating its Prior Period Financial Statements to address the misclassification of redeemable equity instruments, the Company concluded that it should restate the identified errors related to the classification of Private Warrants and the fair value of Representative Shares as well.

ARCHIMEDES TECH SPAC PARTNERS CO.
NOTES TO FINANCIAL STATEMENTS

Note 2 — Restatement of Prior Period Financial Statements (cont.)

Impact of the Restatement

The impact of the restatement on the audited balance sheet as of March 15, 2021 and unaudited interim financial statements as of and for the three months ended March 31, 2021, June 30, 2021, and September 30, 2021 are presented below.
	As Previously Reported	Adjustments	As Restated
Audited Balance Sheet at March 15, 2021
Warrant Liabilities	$—	$253,413	$253,413
Total Liabilities	591,387	254,413	844,800
Common stock subject to possible redemption	116,095,120	3,904,880	120,000,000
Common stock	465	(39)	426
Additional paid-in capital	5,004,068	(4,158,254)	845,814
Total Stockholder’s Equity	5,000,003	(4,158,293)	841,710

Unaudited Balance Sheet at March 31, 2021
Common stock subject to possible redemption	$128,744,590	$4,255,935	$133,000,525
Common stock	459	(43)	416
Additional paid-in capital	5,084,297	(4,255,892)	828,405

Unaudited Statement of Operations for the three months ended March 31, 2021
Basic and diluted weighted average shares outstanding, common stock subject to redemption	2,059,408	247,259	2,306,667
Basic and diluted weighted average shares outstanding, common stock	3,856,614	(514,481)	3,342,133
Basic and diluted net income (loss) per share, common stock subject to redemption	$0.00	$3.41	$3.41
Basic and diluted net income (loss) per share, common stock not subject to redemption	$(0.02)	$(2.36)	$(2.38)

Unaudited Statement of Changes in Stockholders’ Equity for the three months ended March 31, 2021
Issuance of representative shares – Additional Paid-in-Capital	$3,458	$2,020,963	$2,024,421
Issuance of representative shares – Stockholders’ Equity (Deficit)	3,500	2,020,963	2,024,463
Offering costs charged to the Stockholders’ equity	(428,847)	(2,020,963)	(2,449,810)
Reclassification of offering costs related to public shares	$—	$4,779,936	$4,779,936
Accretion of common stock to redemption value	$—	$(13,366,023)	$(13,366,023)

Unaudited Statement of Cash Flows for the three months ended March 31, 2021
Supplemental disclosure of cash flow information
Initial value of common stock subject to possible redemption	$115,841,700	$8,572,213	$124,413,913
Change in value of common stock subject to possible redemption	$12,902,890	$(12,902,365)	$—
Reclassification of offering costs related to public shares	$—	$(4,779,936)	$(4,779,936)
Accretion of common stock to redemption value	$—	$13,366,023	$13,366,023
Accretion of common stock to redemption value (interest earned on trust account)	$—	$525	$525

ARCHIMEDES TECH SPAC PARTNERS CO.
NOTES TO FINANCIAL STATEMENTS

Note 2 — Restatement of Prior Period Financial Statements (cont.)

	As Previously Reported	Adjustments	As Restated
Unaudited Statement of Operations for the six months ended June 30, 2021
Basic and diluted net income (loss) per share, common stock subject to redemption	$0.46	$0.08	$0.54
Basic and diluted net income (loss) per share, common stock not subject to redemption	$(1.00)	$(0.17)	$(1.17)

Unaudited Statement of Changes in Stockholders’ Equity for the six months ended June 30, 2021
Issuance of representative shares – Additional Paid-in-Capital	$3,458	$2,020,963	$2,024,421
Issuance of representative shares – Stockholders’ Equity (Deficit)	3,500	2,020,963	2,024,463
Offering costs charged to the Stockholders’ equity	(428,847)	(2,020,963)	(2,449,810)
Reclassification of offering costs related to public shares	$2,886,166	$1,893,770	$4,779,936
Accretion of common stock to redemption value	$(11,472,253)	$(1,893,770)	$(13,366,023)

Unaudited Statement of Cash Flows for the six months ended June 30, 2021
Reclassification of offering costs related to public shares	$(2,886,166)	$(1,893,770)	$(4,779,936)
Accretion of common stock to redemption value	$11,472,253	$1,893,770	$13,366,023

Unaudited Statement of Operations for the nine months ended September 30, 2021
Basic and diluted net income (loss) per share, common stock subject to redemption	$0.31	$0.06	$0.37
Basic and diluted net income (loss) per share, common stock not subject to redemption	$(0.87)	$(0.14)	$(1.01)

Unaudited Statement of Changes in Stockholders’ Equity for the nine months ended September 30, 2021
Issuance of representative shares – Additional Paid-in-Capital	$3,458	$2,020,963	$2,024,421
Issuance of representative shares – Stockholders’ Equity (Deficit)	3,500	2,020,963	2,024,463
Offering costs charged to the Stockholders’ equity	(428,847)	(2,020,963)	(2,449,810)
Reclassification of offering costs related to public shares	$2,886,166	$1,893,770	$4,779,936
Accretion of common stock to redemption value	$(11,472,253)	$(1,893,770)	$(13,366,023)

Unaudited Statement of Cash Flows for the nine months ended September 30, 2021
Reclassification of offering costs related to public shares	$(2,886,166)	$(1,893,770)	$(4,779,936)
Accretion of common stock to redemption value	$11,472,253	$1,893,770	$13,366,023

ARCHIMEDES TECH SPAC PARTNERS CO.
NOTES TO FINANCIAL STATEMENTS

Note 3 — Summary of Significant Accounting Policies

Basis of Presentation

The accompanying financial statements of the Company are presented in U.S. dollars in conformity with accounting principles generally accepted in the United States of America (“GAAP”) and pursuant to the rules and regulations of the U.S. Securities and Exchange Commission (“SEC”).

Emerging Growth Company Status

The Company is an “emerging growth company,” as defined in Section 2(a) of the Securities Act of 1933, as amended, (the “Securities Act”), as modified by the Jumpstart our Business Startups Act of 2012, (the “JOBS Act”), and it may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in its periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved.

Further, Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such election to opt out is irrevocable. The Company has elected not to opt out of such extended transition period which means that when a standard is issued or revised and it has different application dates for public or private companies, the Company, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of the Company’s financial statements with another public company which is neither an emerging growth company nor an emerging growth company which has opted out of using the extended transition period difficult or impossible because of the potential differences in accounting standards used.

Use of Estimates

The preparation of financial statement in conformity with US GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statement. Actual results could differ from those estimates.

Cash and Cash Equivalents

The Company considers all short-term investments with an original maturity of three months or less when purchased to be cash equivalents. The Company has $235,295 of cash held outside of the Trust Account as of December 31, 2021 and no cash held outside of the Trust Account as of December 31, 2020. The Company did not have any cash equivalents as of December 31, 2021 and 2020.

Marketable Securities Held in Trust Account

At December 31, 2021, the Company had $133,010,583 in the Trust Account which may be utilized for Business Combination. As of December 31, 2021, the assets held in the Trust Account were invested in Treasury Securities consisting of money market funds.

ARCHIMEDES TECH SPAC PARTNERS CO.
NOTES TO FINANCIAL STATEMENTS

Note 3 — Summary of Significant Accounting Policies (cont.)

Fair Value Measurements

Fair value is defined as the price that would be received for sale of an asset or paid for transfer of a liability, in an orderly transaction between market participants at the measurement date. GAAP establishes a three-tier fair value hierarchy, which prioritizes the inputs used in measuring fair value. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1 measurements) and the lowest priority to unobservable inputs (Level 3 measurements). These tiers include:

•        Level 1, defined as observable inputs such as quoted prices (unadjusted) for identical instruments in active markets;

•        Level 2, defined as inputs other than quoted prices in active markets that are either directly or indirectly observable such as quoted prices for similar instruments in active markets or quoted prices for identical or similar instruments in markets that are not active; and

•        Level 3, defined as unobservable inputs in which little or no market data exists, therefore requiring an entity to develop its own assumptions, such as valuations derived from valuation techniques in which one or more significant inputs or significant value drivers are unobservable.

In some circumstances, the inputs used to measure fair value might be categorized within different levels of the fair value hierarchy. In those instances, the fair value measurement is categorized in its entirety in the fair value hierarchy based on the lowest level input that is significant to the fair value measurement.

The fair value of the Company’s certain assets and liabilities, which qualify as financial instruments under ASC 820, “Fair Value Measurements and Disclosures,” approximates the carrying amounts represented in the balance sheet. The fair values of cash and cash equivalents, prepaid expenses, accounts payable and accrued expenses, and due to related party are estimated to approximate the carrying values as of December 31, 2021 due to the short maturities of such instruments.

The Company’s warrant liability and the fair value of its Representative Shares are based on valuation models utilizing management judgment and pricing inputs from observable and unobservable markets with less volume and transaction frequency than active markets. Significant deviations from these estimates and inputs could result in a material change in fair value. The fair value of the warrant liability and the fair value of its Representative Shares are classified as Level 3. See Note 7 for additional information on assets, liabilities and Representative Shares measured at fair value.

Concentration of Credit Risk

Financial instruments that potentially subject the Company to concentrations of credit risk consist of a cash account in a financial institution, which, at times, may exceed the Federal Depository Insurance Coverage of $250,000. At December 31, 2021 and 2020, the Company has not experienced losses on this account and management believes the Company is not exposed to significant risks on such account.

Common Stock Subject to Possible Redemption

The Company accounts for its common stock subject to possible redemption in accordance with the guidance in Accounting Standards Codification (“ASC”) Topic 480 “Distinguishing Liabilities from Equity.” Common stock subject to mandatory redemption (if any) is classified as a liability instrument and is measured at fair value. Conditionally redeemable common stock (including common stock that feature redemption rights that are either within the control of the holder or subject to redemption upon the occurrence of uncertain events not solely within the Company’s control) is classified as temporary equity. At all other times, common stock is classified as stockholders’ equity. The Company’s common stock feature certain redemption rights that is considered to be outside of the Company’s control and subject to the occurrence of uncertain future events. Accordingly, common stock subject to possible redemption is presented at redemption value as temporary equity, outside of the stockholders’ equity section of the Company’s balance sheet.

ARCHIMEDES TECH SPAC PARTNERS CO.
NOTES TO FINANCIAL STATEMENTS

Note 3 — Summary of Significant Accounting Policies (cont.)

Net Income (Loss) Per Common Share

The Company complies with accounting and disclosure requirements of FASB ASC 260, Earnings Per Share. The statements of operations include a presentation of income (loss) per redeemable Public Share and income (loss) per founder non-redeemable share following the two-class method of income (loss) per share. In order to determine the net income (loss) attributable to both the public redeemable shares and founder non-redeemable shares, the Company first considered the total income (loss) allocable to both sets of shares. This is calculated using the total net income (loss) less any dividends paid. For purposes of calculating net income (loss) per share, any remeasurement of the accretion to redemption value of the common stock subject to possible redemption was considered to be dividends paid to the public stockholders. Subsequent to calculating the total income (loss) allocable to both sets of shares, the Company split the amount to be allocated using a ratio of 72.8% for the Public Shares and 27.2% for the founder non-redeemable shares for the year ended December 31, 2021, reflective of the respective participation rights.

The earnings per share presented in the statements of operations is based on the following:
For the year ended December 31, 2021
Net loss	$(981,884)
Accretion of temporary equity to redemption value	(13,376,606)
Net loss including accretion of temporary equity to redemption value	$(14,358,490)
	For the year ended December 31, 2021
	Redeemable	Non-redeemable
Basic and diluted net loss per share:
Numerator:
Allocation of net loss including accretion of temporary equity	$(10,451,084)	$(3,907,406)
Accretion of temporary equity to redemption value	13,376,606	—
Allocation of net income (loss)	$2,925,522	$(3,907,406)

Denominator:
Weighted-average shares outstanding	10,589,315	3,959,088
Basic and diluted net income (loss) per share	$0.28	$(0.99)

No shares of the Company were issued or outstanding in 2020 and, as a result, Earnings Per Share does not exist for 2020.

In connection with the underwriters’ partial exercise of their over-allotment option on March 19, 2021, 325,000 Founder Shares were no longer subject to forfeiture. These shares were excluded from the calculation of weighted average shares outstanding until they were no longer subject to forfeiture.

As of December 31, 2021, the Company did not have any dilutive securities and other contracts that could, potentially, be exercised or converted into common stock and then share in the Company’s earnings. As a result, diluted income (loss) per share is the same as basic income (loss) per share for the periods presented.

ARCHIMEDES TECH SPAC PARTNERS CO.
NOTES TO FINANCIAL STATEMENTS

Note 3 — Summary of Significant Accounting Policies (cont.)

Offering Costs associated with the Initial Public Offering

The Company complies with the requirements of the ASC 340-10-S99-1 and SEC Staff Accounting Bulletin (“SAB”) Topic 5A — “Expenses of Offering”. Offering costs consist principally of professional and registration fees incurred through the balance sheet date that are related to the IPO and were charged to stockholders’ equity upon the completion of the IPO. Accordingly, as of March 15, 2021, offering costs in the aggregate of $4,849,810 have been charged to stockholders’ equity (consisting of $2,400,000 of underwriting discount and $2,449,810 of other offering costs).

On March 19, 2021, the underwriters partially exercised the over-allotment option to purchase 1,300,000 Public Units, generating an aggregate of gross proceeds of $13,000,000, and incurred additional transaction costs of $260,000 in underwriting discount.

Derivative Financial Instruments

The Company evaluates its financial instruments to determine if such instruments are derivatives or contain features that qualify as embedded derivatives in accordance with ASC Topic 815, “Derivatives and Hedging”. Derivative instruments are recorded at fair value on the grant date and re-valued at each reporting date, with changes in the fair value reported in the statements of operations. Derivative assets and liabilities are classified on the balance sheet as current or non-current based on whether or not net-cash settlement or conversion of the instrument could be required within 12 months of the balance sheet date. The Company has determined the warrants are a derivative instrument.

Income Taxes

The Company follows the asset and liability method of accounting for income taxes under ASC 740, “Income Taxes.” Deferred tax assets and liabilities are recognized for the estimated future tax consequences attributable to differences between the financial statements carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that included the enactment date. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized.

ASC 740 prescribes a recognition threshold and a measurement attribute for the financial statement recognition and measurement of tax positions taken or expected to be taken in a tax return. For those benefits to be recognized, a tax position must be more likely than not to be sustained upon examination by taxing authorities. The Company recognizes accrued interest and penalties related to unrecognized tax benefits as income tax expense. There were no unrecognized tax benefits and no amounts accrued for interest and penalties as of December 31, 2021 and 2020, respectively. The Company is currently not aware of any issues under review that could result in significant payments, accruals or material deviation from its position. The Company is subject to income tax examinations by major taxing authorities since inception.

Risks and Uncertainties

Management continues to evaluate the impact of the COVID-19 pandemic and has concluded that while it is reasonably possible that the virus could have a negative effect on the Company’s financial position, results of its operations, cash flows and/or search for a target company, the specific impact is not readily determinable as of the date of the financial statements. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

ARCHIMEDES TECH SPAC PARTNERS CO.
NOTES TO FINANCIAL STATEMENTS

Note 3 — Summary of Significant Accounting Policies (cont.)

Recently Adopted Accounting Standards

In August 2020, the FASB issued ASU 2020-06, Debt-Debt with Conversion and Other Options (Subtopic 470-20) and Derivatives and Hedging-Contracts in Entity’s Own Equity (Subtopic 815-40): Accounting for Convertible Instruments and Contracts in an Entity’s Own Equity (“ASU 2020-06”), which simplifies accounting for convertible instruments by removing major separation models required under current GAAP. The ASU also removes certain settlement conditions that are required for equity-linked contracts to qualify for scope exception, and it simplifies the diluted earnings per share calculation in certain areas. The Company adopted ASU 2020-06 on January 1, 2021. Adoption of the ASU did not impact the Company’s financial position, results of operations or cash flows.

Note 4 — Initial Public Offering

Pursuant to the IPO on March 15, 2021, the Company sold 12,000,000 Public Units at a purchase price of $10.00 per Public Unit. Each Public Unit consists of (i) one Public Subunit, which consists of one Public Share and one-quarter of one Public Warrant, and (ii) one-quarter of one Public Warrant. Each whole warrant entitles the holder to purchase one share of common stock at a price of $11.50 per share. Each whole warrant will become exercisable 30 days after the completion of an initial Business Combination and will expire on the fifth anniversary of the completion of an initial Business Combination, or earlier upon redemption or liquidation.

On March 19, 2021, the underwriters partially exercised the over-allotment option to purchase 1,300,000 Public Units, at a purchase price of $10.00 per Public Unit, generating gross proceeds to the Company of $13,000,000.

Following the closing of the IPO on March 15, 2021 and the underwriters’ partial exercise of over-allotment option on March 19, 2021, $133,000,000 from the net proceeds of the sale of the Public Units in the IPO and the sale of the Private Units was placed in the Trust Account. The funds held in Trust Account is and will be invested only in United States “government securities” within the meaning of Section 2(a)(16) of the Investment Company Act having a maturity of 185 days or less or in money market funds meeting certain conditions under Rule 2a-7 promulgated under the Investment Company Act which invest only in direct U.S. government treasury obligations, so that the Company is not deemed to be an investment company under the Investment Company Act.

Note 5 — Private Placement

Simultaneously with the closing of the IPO, the Sponsor and EarlyBirdCapital purchased an aggregate of 390,000 Private Units at a price of $10.00 per Private Unit in a private placement (the “Private Placement”), generating gross proceeds of $3,900,000.

On March 19, 2021, simultaneous with the exercise of the over-allotment option, the Sponsor and EarlyBirdCapital purchased an aggregate of 26,000 additional Private Units, at a purchase price of $10.00 per Private Unit, generating gross proceeds to the Company of $260,000.

The Private Units (and underlying Private Subunits, Private Shares, and Private Warrants) are identical to the Public Units except that the Private Warrants included in the Private Units: (i) will not be redeemable by the Company and (ii) may be exercised for cash or on a cashless basis, so long as they are held by the initial purchasers or any of their permitted transferees. If the Private Warrants are held by holders other than the initial purchasers or any of their permitted transferees, the Private Warrants will be redeemable by the Company and exercisable by the holders on the same basis as the Public Warrants.

The Company’s initial stockholders have agreed (A) to vote the Private Shares contained in the Private Subunits in favor of any proposed Business Combination, (B) not to convert any Private Subunits in connection with a stockholder vote to approve a proposed initial Business Combination or sell any Private Shares to the Company in a tender offer in connection with a proposed initial Business Combination and (C) that the Private Subunits shall not participate in any liquidating distribution from the Trust Account upon winding up if a Business Combination is not consummated. In the event of a liquidation prior to the initial Business Combination, the Private Units will likely be worthless.

ARCHIMEDES TECH SPAC PARTNERS CO.
NOTES TO FINANCIAL STATEMENTS

Note 6 — Related Party Transactions

Founder Shares

On January 4, 2021, the Sponsor paid $25,000, or approximately $0.009 per share, to cover certain offering costs in consideration for 2,875,000 shares of common stock, par value $0.0001 (the “Founder Shares”). Up to 375,000 Founder Shares are subject to forfeiture by the Sponsor depending on the extent to which the underwriters’ over-allotment option is exercised. On March 10, 2021, the Company effected a stock dividend of 0.2 shares for each founder share outstanding, resulting in an aggregate of 3,450,000 founder shares outstanding and held by the Sponsor and the Company’s directors (up to 450,000 of which are subject to forfeiture by the Sponsor if the underwriters’ over-allotment option is not exercised in full). On March 19, 2021, the underwriters partially exercised the over-allotment option to purchase 1,300,000 Public Units. As a result, 125,000 founder shares were forfeited.

On the date of the IPO, the Founder Shares were placed into an escrow account maintained in New York, New York by Continental Stock Transfer& Trust Company, acting as escrow agent. Subject to certain limited exceptions, these shares will not be transferred, assigned, sold or released from escrow (subject to certain limited exceptions) for a period ending on (1) with respect to 50% of the founder shares, the earlier of one year after the date of the consummation of the Company’s initial Business Combination and the date on which the closing price of the Company’s shares of common stock equals or exceeds $12.50 per share (as adjusted for share splits, share capitalizations, reorganizations and recapitalizations) for any 20 trading days within any 30-trading day period commencing after Company’s initial Business Combination and (2) with respect to the remaining 50% of the founder shares, one year after the date of Company’s consummation of the initial Business Combination, or earlier, in either case, if, subsequent to the initial Business Combination, the Company consummates a liquidation, merger, stock exchange or other similar transaction which results in all of the stockholders having the right to exchange their shares of common stock for cash, securities or other property.

Promissory Note — Related Party

On January 4, 2021, the Sponsor agreed to loan the Company up to $300,000 to be used for a portion of the expenses of the IPO (the “Promissory Note”). These loans were non-interest bearing, unsecured and were due at the earlier of March 31, 2021 or the closing of the IPO.

On February 1, 2021, the Sponsor funded to the Company $100,000 pursuant to the Promissory Note. On February 10, 2021, the Sponsor funded to the Company an additional $25,000 pursuant to the Promissory Note, for an aggregate amount of $125,000. On March 15, 2021, the Promissory Note in an aggregate amount of $125,000 was fully repaid by the Company to the Sponsor.

Related Party Loans

In order to meet the working capital needs following the consummation of the IPO if the funds not held in the Trust Account are insufficient, the Sponsor, initial stockholders, officers, directors and their affiliates may, but are not obligated to, loan the Company funds, from time to time or at any time, in whatever amount they deem reasonable in their sole discretion (“Working Capital Loans”). Each Working Capital Loan would be evidenced by a promissory note. The notes would either be paid upon consummation of the initial Business Combination, without interest, or, at the holder’s discretion, up to $1,500,000 of the notes may be converted into units at a price of $10.00 per unit. The units would consist of (i) one subunit, which consists of one share of common stock and one-quarter of one warrant, and (ii) one-quarter of one warrant, where the common stock and warrants would be identical to the common stock and warrants included in the Private Units. In the event that the initial Business Combination does not close, the Company may use a portion of the working capital held outside the Trust Account to repay such loaned amounts, but no other proceeds from the Trust Account would be used for such repayment. At December 31, 2021 and 2020, no such Working Capital Loans were outstanding.

ARCHIMEDES TECH SPAC PARTNERS CO.
NOTES TO FINANCIAL STATEMENTS

Note 6 — Related Party Transactions (cont.)

Administrative Service Fee

Commencing on the Effective Date of the registration statement through the acquisition of a target business, the Company will pay an affiliate of the Chief Executive Officer, an aggregate fee of $10,000 per month for providing the Company with office space and certain office and secretarial services. The Company has recorded 97,097 for the for the period from March 10, 2021 through December 31, 2021.

Note 7 — Fair Value Measurements

Non-Recurring Fair Value Measurement

The following table presents information about the Company’s Representative Shares that were measured at fair value on a non-recurring basis as of January 13, 2021 and indicates the fair value hierarchy of the valuation techniques the Company utilized to determine such fair value.
	January 13, 2021	Quoted Prices In Active Markets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Other Unobservable Inputs (Level 3)
Stockholders’ Equity:
Representative Shares	$2,024,463	$—	$—	$2,024,463
	$2,024,463	$—	$—	$2,024,463

The estimated fair value of the Representative Shares on January 13, 2021, the date the Representative Shares were issued, was determined using Level 3 inputs. Inherent in a Monte-Carlo simulation model utilizing the probability weighted expected return method are assumptions related to the expected stock-price volatility (pre-merger), the risk-free interest rate, and the expected restricted term. The Company estimates the volatility of its common stock based on management’s understanding of the volatility associated with instruments of other similar entities. The risk-free interest rate is based on the U.S. Treasury Constant Maturity similar to the expected restricted term of the Representative Shares. The expected restricted term of the Representative Shares is simulated based on management assumptions regarding the timing and likelihood of completing the IPO and a business combination. The dividend rate is based on the historical rate, which the Company anticipates to remain at zero. The assumptions used in calculating the estimated fair values represent the Company’s best estimate. However, inherent uncertainties are involved. If factors or assumptions change, the estimated fair values could be materially different.

The key inputs into the Monte Carlo simulation model for the Representative Shares were as follows at January 13, 2021:
Input	January 13, 2021
Restricted term (years)	1.11
Expected volatility	12.5%
Risk-free interest rate	0.12%
Stock price	$9.37
Dividend yield	0%

ARCHIMEDES TECH SPAC PARTNERS CO.
NOTES TO FINANCIAL STATEMENTS

Note 7 — Fair Value Measurements (cont.)

Recurring Fair Value Measurement

The following table presents information about the Company’s assets and liabilities that were measured at fair value on a recurring basis as of December 31, 2021 and indicates the fair value hierarchy of the valuation techniques the Company utilized to determine such fair value.
	December 31, 2021	Quoted Prices In Active Markets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Other Unobservable Inputs (Level 3)
Assets:
U.S. Mutual Fund held in Trust Account	$133,010,583	$133,010,583	$—	$—
	$133,010,583	$133,010,583	$—	$—
Liabilities:
Warrant Liability	$247,514	$—	$—	$247,514
	$247,514	$—	$—	$247,514

The estimated fair value of the warrant liability on March 15, 2021 and December 31, 2021 is determined using Level 3 inputs. Inherent in a Monte-Carlo simulation model are assumptions related to expected stock-price volatility (pre-merger and post-merger), expected term, dividend yield and risk-free interest rate. The Company estimates the volatility of its common stock based on management’s understanding of the volatility associated with instruments of other similar entities. The risk-free interest rate is based on the U.S. Treasury Constant Maturity similar to the expected remaining life of the warrants. The expected life of the warrants is simulated based on management assumptions regarding the timing and likelihood of completing a business combination. The dividend rate is based on the historical rate, which the Company anticipates to remain at zero. The assumptions used in calculating the estimated fair values represent the Company’s best estimate. However, inherent uncertainties are involved. If factors or assumptions change, the estimated fair values could be materially different.

The key inputs into the Monte Carlo simulation model for the warrant liability were as follows at March 15, 2021:
Input	March 15, 2021
Expected term (years)	5.99
Expected volatility	24.3%
Risk-free interest rate	1.06%
Stock price	$9.36
Dividend yield	0%
Exercise price	$11.5

The key inputs into the Monte Carlo simulation model for the warrant liability were as follows at December 31, 2021:
Input	December 31, 2021
Expected term (years)	5.30
Expected volatility	19.5%
Risk-free interest rate	1.29%
Stock price	$9.58
Dividend yield	0%
Exercise price	$11.5

ARCHIMEDES TECH SPAC PARTNERS CO.
NOTES TO FINANCIAL STATEMENTS

Note 7 — Fair Value Measurements (cont.)

The following table sets forth a summary of the changes in the fair value of the warrant liability for the year ended December 31, 2021:
Warrant Liability
Fair value as of December 31, 2020	$—
Initial fair value of warrant liability upon issuance at IPO	270,307
Change in fair value	(22,793)
Fair value as of December 31, 2021	$247,514

Note 8 — Commitments and Contingencies

Registration Rights

The holders of the Founder Shares and Representative Shares (as defined below) issued and outstanding on the date of the IPO, as well as the holders of the Private Units and any units the Sponsor, officers, directors or their affiliates may be issued in payment of Working Capital Loans made to the Company (and all underlying securities), will be entitled to registration rights pursuant to an agreement signed on March 10, 2021. The holders of a majority of these securities are entitled to make up to two demands that the Company use its best efforts to register such securities. The holders of the majority of the Founder Shares can elect to exercise these registration rights at any time commencing three months prior to the date on which these shares of common stock are to be released from escrow. The holders of a majority of the Representative Shares, Private Units and units issued to the Sponsor, officers, directors or their affiliates in payment of Working Capital Loans made to the Company (or underlying securities) can elect to exercise these registration rights at any time after the Company consummates a Business Combination. Notwithstanding anything to the contrary, EarlyBirdCapital may only make a demand on one occasion and only during the five-year period beginning on March 10, 2021. In addition, the holders have certain “piggy-back” registration rights with respect to registration statements filed subsequent to the consummation of a Business Combination; provided, however, that EarlyBirdCapital may participate in a “piggy-back” registration only during the seven-year period beginning on the effective date of the registration statement. The Company will bear the expenses incurred in connection with the filing of any such registration statements.

Underwriters Agreement

EarlyBirdCapital and I-Bankers Securities, Inc. (the “Underwriters”) have a 45-day option from the date of the IPO to purchase up to an additional 1,800,000 Public Units to cover over-allotments, if any. The Underwriters were entitled to a cash underwriting discount of two percent (2%) of the gross proceeds of the IPO, or $2,400,000 (or up to $2,760,000 if the underwriters’ over-allotment is exercised in full). On March 15, 2021, the Company paid, in aggregate, a fixed underwriting discount of $2,400,000.

On March 19, 2021, the Underwriters partially exercised the over-allotment option to purchase 1,300,000 Public Units and were, in aggregate, paid a fixed underwriting discount of $260,000.

EarlyBirdCapital will have the right of first refusal for a period commencing from the consummation of the IPO until the consummation of the initial Business Combination (or the liquidation of the Trust Account in the event that the Company fails to consummate the initial Business Combination within the Combination Period) to act as book running manager, placement agent and/or arranger for all financings where the Company seeks to raise equity, equity-linked, debt or mezzanine financings relating to or in connection with the initial Business Combination.

In addition, under certain circumstances EarlyBirdCapital will be granted, for a period of one year from the closing of the IPO, the right to act as lead underwriter for the next U.S. registered public offering of securities, undertaken by any of the Company’s officers, for the purpose of raising capital and placing 90% or more of the proceeds in a trust or escrow account to be used to acquire one or more operating businesses in the technology industry that have not been identified at the time of the IPO.

ARCHIMEDES TECH SPAC PARTNERS CO.
NOTES TO FINANCIAL STATEMENTS

Note 8 — Commitments and Contingencies (cont.)

Business Combination Marketing Agreement

The Company has engaged EarlyBirdCapital as an advisor in connection with the Business Combination to assist the Company in holding meetings with its stockholders to discuss the potential Business Combination and the target business’ attributes, introduce the Company to potential investors that are interested in purchasing the Company’s securities in connection with the initial Business Combination, assist the Company in obtaining stockholder approval for the Business Combination and assist the Company with its press releases and public filings in connection with the Business Combination. The Company will pay EarlyBirdCapital a cash fee for such services upon the consummation of its initial Business Combination in an amount equal to 3.5% of the gross proceeds of the IPO (exclusive of any applicable finders’ fees which will become payable); provided that up to 30% of the fee may be allocated at the Company’s sole discretion to other FINRA members (including, with EarlyBirdCapital’s prior consent which shall not be unreasonably withheld, companies affiliated with the Company or its officers or directors) that assist the Company in identifying or consummating an initial Business Combination.

Representative Shares

On January 13, 2021, the Company has issued to EarlyBirdCapital and its designees an aggregate of 350,000 representative shares at a purchase price of $0.0001 per share (the “Representative Shares”). The fair value of the Representative Shares was determined to be $2,024,463 (See Note 7). On March 10, 2021, the Company effected a stock dividend of 0.2 shares of common stock for every share of common stock outstanding, resulting in an additional 70,000 representative shares issued to EarlyBirdCapital for no consideration and an aggregate of 420,000 representative shares outstanding. The holders of the Representative Shares have agreed not to transfer, assign or sell any such shares without the Company’s prior consent until the completion of the initial Business Combination. In addition, the holders of the Representative Shares have agreed (i) to waive their conversion rights (or right to participate in any tender offer) with respect to such shares in connection with the completion of the initial Business Combination and (ii) to waive their rights to liquidating distributions from the Trust Account with respect to such shares if the Company fails to complete its initial Business Combination within the Combination Period.

The Representative Shares have been deemed compensation by FINRA and are therefore subject to a lock-up for a period of 180 days immediately following March 10, 2021 pursuant to Rule 5110(g)(1) of the FINRA Manual. Pursuant to FINRA Rule 5110(g)(1), these securities will not be sold during the IPO, or sold, transferred, assigned, pledged, or hypothecated, or be the subject of any hedging, short sale, derivative, put or call transaction that would result in the economic disposition of the securities by any person for a period of 180 days immediately following the March 10, 2021 or commencement of sales of the IPO, except to any underwriter and selected dealer participating in the IPO and their bona fide officers or partners, provided that all securities so transferred remain subject to the lock-up restriction above for the remainder of the time period.

Business Combination Legal Services Agreement

The Company has entered into an agreement with its legal counsel, Loeb & Loeb (“Loeb”), whereby the Company is required to pay a total of $250,000 in retainer fees to Loeb for services related to the initial Business Combination upon the completion of certain milestones. The balance of any additional legal fees incurred related to the initial Business Combination will be due at the closing of the SPAC Merger. As of December 31, 2021, the Company had paid a total of $50,000 of retainer fees to Loeb.

Consulting Agreement

On March 16, 2021, the Company entered into a consulting agreement with Dr. Julia, a director of the Company, pursuant to which Dr. Julia agreed to introduce to the Company one or more potential candidates for the Company to pursue regarding a potential business combination in exchange for a single consulting fee equal to 1.0% of the

ARCHIMEDES TECH SPAC PARTNERS CO.
NOTES TO FINANCIAL STATEMENTS

Note 8 — Commitments and Contingencies (cont.)

enterprise value of the target company paid in cash, not to exceed 2.0% of the Trust Account, payable concurrent with the closing of the business combination with the target introduced by Dr. Julia. On November 15, 2021, the Company entered into a Merger Agreement with SoundHound Inc., which Dr. Julia had introduced to the Company. Pursuant to the consulting agreement, upon the closing of the Business Combination, Dr. Julia will be entitled to a finder’s fee of $2.66 million.

Note 9 — Stockholders’ Equity

Preferred Stock — The Company is authorized to issue 1,000,000 shares of preferred stock at par value of $0.0001 per share. As of December 31, 2021, there were no shares of preferred stock issued or outstanding.

Common Stock — The Company is authorized to issue 100,000,000 shares of common stock with a par value of $0.0001 per share. At December 31, 2021, there were 4,161,000 shares of common stock issued and outstanding, excluding 13,300,000 shares of common stock subject to possible redemption.

Public Warrants

Each whole warrant entitles the holder to purchase one common stock at a price of $11.50 per share, subject to adjustment as discussed below, at any time commencing 30 days after the completion of an initial Business Combination. The warrants will expire on the fifth anniversary of the completion of an initial Business Combination, at 5:00 p.m., New York City time, or earlier upon redemption or liquidation.

However, no warrants will be exercisable for cash unless the Company has an effective and current registration statement covering the shares of common stock issuable upon exercise of the warrants and a current prospectus relating to such shares of common stock. Notwithstanding the foregoing, if a registration statement covering the shares of common stock issuable upon exercise of the Public Warrants is not effective within 90 days following the consummation of the initial Business Combination, warrant holders may, until such time as there is an effective registration statement and during any period when the Company shall have failed to maintain an effective registration statement, exercise warrants on a cashless basis pursuant to the exemption provided by Section 3(a)(9) of the Securities Act, provided that such exemption is available. If that exemption, or another exemption, is not available, holders will not be able to exercise their warrants on a cashless basis. In such event, each holder would pay the exercise price by surrendering the warrants for that number of shares of common stock equal to the quotient obtained by dividing (x) the product of the number of shares of common stock underlying the warrants, multiplied by the difference between the exercise price of the warrants and the “fair market value”(defined below) by (y) the fair market value. The “fair market value” for this purpose will mean the average reported last sale price of the shares of common stock for the 5 trading days ending on the trading day prior to the date of exercise.

The Company may call the warrants for redemption (excluding the Private Warrants and any warrants underlying additional units issued to the Sponsor, initial stockholders, officers, directors or their affiliates in payment of Working Capital Loans made to the Company), in whole and not in part, at a price of $0.01 per warrant,

•        at any time after the warrants become exercisable,

•        upon not less than 30 days’ prior written notice of redemption to each warrant holder,

•        If, and only if, the reported last sale price of the shares of common stock equals or exceeds $18.00 per share (as adjusted for stock splits, stock dividends, reorganizations and recapitalizations), for any 20 trading days within a 30 trading day period commencing after the warrants become exercisable and ending on the third business day prior to the notice of redemption to warrant holders; and

•        if, and only if, there is a current registration statement in effect with respect to the shares of common stock underlying such warrants.

ARCHIMEDES TECH SPAC PARTNERS CO.
NOTES TO FINANCIAL STATEMENTS

Note 9 — Stockholders’ Equity (cont.)

In addition, if (x) the Company issues additional shares of common stock or equity-linked securities for capital raising purposes in connection with the closing of the initial Business Combination at an issue price or effective issue price of less than $9.20 per share (with such issue price or effective issue price to be determined in good faith by the Company’s board of directors, and in the case of any such issuance to the Sponsor, initial stockholders or their affiliates, without taking into account any Founder Shares held by them prior to such issuance), (y) the aggregate gross proceeds from such issuances represent more than 60% of the total equity proceeds, and interest thereon, available for the funding of the initial Business Combination on the date of the consummation of the initial Business Combination (net of redemptions), and (z) the Market Value is below $9.20 per share, the exercise price of the warrants will be adjusted (to the nearest cent) to be equal to 115% of the greater of (i) the Market Value or (ii) the price at which the Company issues the additional shares of common stock or equity-linked securities, and the $18.00 redemption trigger price will be adjusted to 180% of this amount.

Note 10 — Income Tax

The Company’s net deferred tax assets are as follows:
	December 31, 2021	December 31, 2020
Deferred tax asset
Organizational costs/Startup expenses	$51,171	$150
Capitalized costs related to Business Combination	82,920	—
Federal net operating loss	77,042	—
Total deferred tax asset	211,133	150
Valuation allowance	(211,133)	(150)
Deferred tax asset, net of allowance	$—	$—

The income tax provision consists of the following:
	December 31, 2021	December 31, 2020
Federal
Current	$—	$—
Deferred	211,133	150
State
Current	—	—
Deferred	—	—
Change in valuation allowance	(211,133)	(150)
Income tax provision	$—	$—

As of December 31, 2021, the Company has $366,866 of U.S. federal net operating loss carryovers, which do not expire, and no state net operating loss carryovers available to offset future taxable income.

In assessing the realization of the deferred tax assets, management considers whether it is more likely than not that some portion of all of the deferred tax assets will not be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which temporary differences representing net future deductible amounts become deductible. Management considers the scheduled reversal of deferred tax liabilities, projected future taxable income and tax planning strategies in making this assessment. After consideration of all of the information available, management believes that significant uncertainty exists with respect to future realization of the deferred tax assets and has therefore established a full valuation allowance. For the year ended December 31, 2021, the change in the valuation allowance was $210,982.

ARCHIMEDES TECH SPAC PARTNERS CO.
NOTES TO FINANCIAL STATEMENTS

Note 10 — Income Tax (cont.)

A reconciliation of the federal income tax rate to the Company’s effective tax rate at December 31, 2021 is as follows:
Statutory federal income tax rate	21.00%
State taxes, net of federal tax benefit	0.00%
Permanent Book/Tax Differences	0.49%
Change in valuation allowance	(21.49)%
Income tax provision	—%

The Company files income tax returns in the U.S. federal jurisdiction in various state and local jurisdictions and is subject to examination by the various taxing authorities.

Note 11 — Subsequent Events

The Company evaluated subsequent events and transactions that occurred after the balance sheet date up to the date that the financial statements were issued.

On January 10, 2022, the Company filed a registration statement on Form S-4 (the “Form S-4”) with respect to the merger between the Company and SoundHound Inc.

On February 14, 2022, the Company filed Amendment No. 1 to the Form S-4 to address comments the Company received from the SEC on February 9, 2022.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders
SoundHound, Inc.
Santa Clara, California

Opinion on the Consolidated Financial Statements

We have audited the accompanying consolidated balance sheets of SoundHound, Inc. (the Company) as of December 31, 2021 and 2020, and the related consolidated statements of operations and comprehensive loss, redeemable convertible preferred stock and stockholders’ deficit, and cash flows for the years then ended, and the related notes (collectively, referred to as the “consolidated financial statements”). In our opinion, the consolidated financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2021 and 2020, and the results of its operations and its cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States of America.

Basis for Opinion

These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s consolidated financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the consolidated financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the consolidated financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements. We believe that our audits provide a reasonable basis for our opinion.

ArmaninoLLP
San Jose, California

March 9, 2022

We have served as the Company’s auditors since 2020

SOUNDHOUND, INC.
CONSOLIDATED BALANCE SHEETS
(In thousands, except share and par value data)

	December 31, 2021	December 31, 2020
ASSETS
Current assets:
Cash and cash equivalents	$21,626	$43,692
Restricted cash equivalents	460	230
Accounts receivable, net of allowances of $109 as of December 31, 2021 and December 31, 2020, respectively	2,060	3,575
Prepaid expenses and other current assets	2,193	1,452
Debt issuance cost	1,132	—
Total current assets	27,471	48,949
Restricted cash equivalents, non-current	736	1,060
Right-of-use assets	10,291	—
Property and equipment, net	6,155	10,435
Deferred tax asset	2,169	2,282
Other assets	2,381	911
Total assets	$49,203	$63,637

LIABILITIES, REDEEMABLE CONVERTIBLE PREFERRED STOCK, AND STOCKHOLDERS’ DEFICIT
Current liabilities:
Accounts payable	$3,760	$3,336
Accrued liabilities	7,298	3,411
Capital lease obligation, current portion	—	2,331
Operating lease liabilities, current portion	3,281	—
Financing lease liabilities, current portion	1,301	—
Income tax liability	2,737	2,953
Deferred rent, current portion	—	414
Deferred revenue, current portion	6,042	12,078
Convertible notes, current portion	29,868	—
Derivative liability	3,488	—
Note payable, current portion	29,964	—
Total current liabilities	87,739	24,523

Capital lease obligation, net of current portion	—	1,252
Operating lease liabilities, net of current portion	8,611	—
Financing lease liabilities, net of current portion	292	—
Deferred rent, net of current portion	—	1,511
Deferred revenue, net of current portion	14,959	19,204
Derivative and warrant liability	—	4,384
Convertible notes, net of current portion	—	13,058
Other liabilities	1,336	2,371
Total liabilities	112,937	66,303

SOUNDHOUND, INC.
CONSOLIDATED BALANCE SHEETS — Continued
(In thousands, except share and par value data)

	December 31, 2021	December 31, 2020
Commitments and contingencies (Note 6)

Redeemable convertible preferred stock; $0.0001 par value; 26,316,129 shares authorized; 19,248,537 and 19,132,387 shares issued and outstanding, liquidation preference of $284,826 and $284,047 as of December 31, 2021 and December 31, 2020, respectively	279,503	273,687

Stockholders’ deficit:
Common stock, $0.0001 par value; 45,000,000 shares authorized; 12,280,051 and 11,818,761 shares issued and outstanding as of December 31, 2021 and December 31, 2020, respectively	1	1
Additional paid-in capital	43,491	30,836
Accumulated other comprehensive loss	—	(1)
Accumulated deficit	(386,729)	(307,189)
Total stockholders’ deficit	(343,237)	(276,353)
Total liabilities, redeemable convertible preferred stock, and stockholders’ deficit	$49,203	$63,637

The accompanying notes are an integral part of these consolidated financial statements.

SOUNDHOUND, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
AND COMPREHENSIVE LOSS
(In thousands, except for per share amounts)

	Year Ended December 31,
	2021	2020
Revenues	$21,197	$13,017
Operating expenses:
Cost of revenues	6,585	5,863
Sales and marketing	4,240	4,739
Research and development	59,178	54,279
General and administrative	16,521	14,140
Total operating expenses	86,524	79,021
Loss from operations	(65,327)	(66,004)

Other expense, net:
Interest expense	(8,342)	(2,269)
Other expense, net	(5,415)	(5,396)
Total other expense, net	(13,757)	(7,665)
Loss before provision for income taxes	(79,084)	(73,669)
Provision for income taxes	456	738
Net loss	(79,540)	(74,407)
Deemed dividend related to the exchange of redeemable convertible preferred stock series D-3A for redeemable convertible preferred stock series D-3	—	(3,182)
Net loss attributable to common stockholders	$(79,540)	$(77,589)

Other comprehensive gain:
Unrealized holding gain on available-for-sale securities, net of tax	1	5
Comprehensive loss	$(79,539)	$(74,402)

Net loss per share:
Basic and diluted	$(6.57)	$(6.59)

Weighted-average common shares outstanding:
Basic and diluted	12,104,523	11,780,078

The accompanying notes are an integral part of these consolidated financial statements.

SOUNDHOUND, INC.
CONSOLIDATED STATEMENTS OF REDEEMABLE CONVERTIBLE PREFERRED STOCK AND STOCKHOLDERS’ DEFICIT
(In thousands, except share and par value data)

	Redeemable Convertible Preferred Stock		Common Stock		Additional Paid-in Capital	Accumulated Other Comprehensive Loss	Accumulated Deficit	Total
	Shares	Amount	Shares	Amount
Balance as of January 1, 2020	17,784,975	$223,641	11,750,082	$1	$25,936	$(6)	$(232,782)	$(206,851)
Issuance of redeemable convertible Series D3 preferred stock Preferred stock exchange at $33.00 per share	454,545	15,000	—	—	—	—	—	—
Issuance of redeemable convertible Series D3 preferred stock Preferred stock exchange at $40.00 per share	25,000	1,000	—	—	—	—	—	—
Conversion of convertible notes for redeemable convertible Series D-3 preferred stock	766,293	30,664	—	—	—	—	—	—
Preferred stock exchange (D-3 to D-3A)	—	3,182	—	—	(3,182)	—	—	(3,182)
Issuance of redeemable convertible Series B preferred stock upon net exercise of Series B Warrants	101,574	200	—	—	1,931	—	—	1,931
Issuance of common stock upon exercise of stock options	—	—	68,679	—	254	—	—	254
Other comprehensive gain, net of tax	—	—	—		—	5	—	5
Stock-based compensation	—	—	—	—	5,897	—	—	5,897
Net loss	—	—	—	—	—	—	(74,407)	(74,407)
Balance as of December 31, 2020	19,132,387	273,687	11,818,761	1	30,836	(1)	(307,189)	(276,353)
Issuance of common stock warrants	—	—	—	—	3,843	—	—	3,843
Issuance of common stock upon exercise of stock options	—	—	461,290	—	2,490	—	—	2,490
Other comprehensive gain, net of tax	—	—	—	—	—	1	—	1
Stock-based compensation	—	—	—	—	6,322	—	—	6,322
Issuance of redeemable convertible Series C preferred stock upon net exercise of Series C Warrants	116,150	5,816	—	—	—	—	—	—
Net loss	—	—	—	—	—	—	(79,540)	(79,540)
Balance as of December 31, 2021	19,248,537	$279,503	12,280,051	$1	$43,491	$—	$(386,729)	$(343,237)

The accompanying notes are an integral part of these consolidated financial statements.

SOUNDHOUND, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
For the Year Ended December 31, 2021 and 2020
(In thousands)

	Year Ended December 31,
	2021	2020
Cash flows from operating activities:
Net loss	$(79,540)	$(74,407)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	5,502	6,037
Stock-based compensation	6,322	5,897
Change in fair value of derivative and warrant liability	4,920	1,846
Amortization of debt issuance cost	4,746	1,068
Non-cash lease amortization	3,586	—
Loss upon extinguishment of debt	—	3,775
Deferred taxes	113	(2,282)
Changes in operating assets and liabilities:
Accounts receivable	1,515	(1,890)
Prepaid expenses and other current assets	(1,085)	(320)
Operating lease liabilities	(3,565)	—
Other assets, non-current	(1,470)	—
Accounts payable	424	1,174
Accrued liabilities	3,671	1,291
Deferred rent	—	640
Deferred revenue	(10,281)	10,341
Other liabilities, non-current	(1,035)	526
Net cash (used in) operating activities	(66,177)	(46,304)

Cash flows from investing activities:
Purchases of property and equipment	(636)	(2,162)
Maturities of short-term investments	—	13,610
Net cash (used in) provided by investing activities	(636)	11,448

Cash flows from financing activities:
Proceeds from issuance of convertible notes, net of issuance cost	14,905	40,000
Proceeds from note payable, net of issuance cost	29,833	—
Proceeds from issuance of preferred stock	—	16,000
Proceeds from the exercise of common stock options	2,490	254
Payment of finance and capital lease obligations	(2,575)	(3,000)
Proceeds from the exercise of warrants for redeemable convertible preferred stock	—	200
Net cash provided by financing activities	44,653	53,454
Net (decrease) increase in cash, cash equivalents, and restricted cash equivalents	(22,160)	18,598
Cash, cash equivalents, and restricted cash equivalents, beginning of period	44,982	26,384
Cash, cash equivalents, and restricted cash equivalents, end of period	$22,822	$44,982

SOUNDHOUND, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS — Continued
For the Year Ended December 31, 2021 and 2020
(In thousands)

	Year Ended December 31,
	2021	2020
Reconciliation to amounts on the consolidated balance sheets:
Cash and cash equivalents	$21,626	$43,692
Current portion of restricted cash equivalents	460	230
Non-current portion of restricted cash equivalents	736	1,060
Total cash, cash equivalents, and restricted cash equivalents shown in the consolidated statements of cash flows	$22,822	$44,982

Supplemental disclosures of cash flow information:
Cash paid during the year for:
Interest	$2,631	$412
Income taxes	$234	$738

Noncash investing and financing activities
Operating lease liabilities and right-of-use assets through adoption of Topic 842	$11,428	$—
Operating lease liabilities arising from obtaining right-of-use assets	$3,422	$—
Property and equipment acquired under capital leases or debt	$584	$257
Debt discount through issuance of common stock warrants	$3,843	$—
Debt discount through issuance of convertible note with derivative liability	$—	$6,520
Extinguishment of derivative liability	$—	$(5,377)
Non-cash debt discount	$525	$—
Issues of series C redeemable convertible preferred stock for exercise of warrants	$5,816	$—
Issues of series B redeemable convertible preferred stock for exercise of warrants	$—	$1,931
Deemed dividend from exchange of series D-3A redeemable convertible preferred stock for series D-3	$—	$3,182
Conversion of convertible notes to series D-3A redeemable convertible preferred stock	$—	$30,664

The accompanying notes are an integral part of these consolidated financial statements.

SOUNDHOUND, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
($ in thousands, except share and per share data)

1.      ORGANIZATION

Nature of Operations

SoundHound, Inc. and its subsidiaries (“SoundHound” or the “Company”) was incorporated in Delaware on September 2, 2005 and is headquartered in Santa Clara, California.

SoundHound turns sound into understanding and actionable meaning. SoundHound’s technology applications enable humans to interact with the things around them in the same way they interact with each other: by speaking naturally to mobile phones, cars, televisions, music speakers, coffee machines, and every other part of the emerging “connected” world. The conversation voice AI platform is called “Houndify”, where product creators can develop their own voice interfaces with their customers. Hound is primarily used as a prototyping tool to demonstrate what Houndify can deliver. Products and services built on the Houndify platform are referred to as Houndified Products and Houndified Services. The SoundHound music app allows customers to identify and play songs by singing or humming into the smartphone’s microphone, or by identifying the sound playing in the background from external sources.

Going Concern

Since inception, the Company has generated recurring losses as well as negative operating cash flows, which has resulted in a net loss attributable to common stockholders of $79,540 for the year ended December 31, 2021. As of December 31, 2021, the Company has an accumulated deficit of $386,729. Management expects to continue to incur additional substantial losses in the foreseeable future as a result of research and development activities. The Company has funded its operations primarily through equity or debt financings.

The Company plans to continue funding its operations and capital funding needs through a combination of private equity offerings, debt financing, revenue and other sources. Total cash and cash equivalents on hand as of December 31, 2021 was $21,626. The Company’s consolidated financial statements have been prepared on a going-concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. The Company has reviewed the relevant conditions and events surrounding its ability to continue as a going concern including among others: historical losses, projected future results, including the effects of COVID-19, cash requirements for the upcoming year, funding capacity, net working capital, total stockholders’ deficit and future access to capital.

On November 15, 2021, the Company entered into a definitive merger agreement with Archimedes Tech SPAC Partners Co. (the “Business Combination” or the “Merger”). The transaction is expected to deliver between $111,000 and $244,000 of gross proceeds with an expected closing date during the second quarter of 2022. Management believes the Company’s sources of liquidity will be sufficient to fund the Company’s planned operations and existing obligations within one year after the date that the consolidated financial statements are issued. In the event that the Company does not achieve profitability and financing objectives in its current operating plan, management has the ability and commitment to reduce operating expenses as necessary. The Company’s long-term success is dependent upon its ability to successfully raise additional capital, market its existing services, increase revenues, and, ultimately, to achieve profitable operations. The consolidated financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

Other Risk and Uncertainties

During the two-year period ended December 31, 2021, and subsequently afterward, the Company continued to experience the results of the worldwide COVID-19 pandemic. The COVID-19 outbreak in the United States has caused business disruption through mandated and voluntary closings of businesses and shelter in place orders. In response, the U.S. Government enacted the CARES Act, which includes significant provisions to provide

SOUNDHOUND, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
($ in thousands, except share and per share data)

1.      ORGANIZATION (cont.)

relief and assistance to affected organizations. While the disruption is currently expected to be temporary, there is considerable uncertainty around potential future closings, shelter in place orders, containment of the recent COVID-19 variants, and the ultimate impact of the CARES Act and other government initiatives.

The COVID-19 pandemic and its resulting economic and other effects could result in significant adverse effects on our customers’ cash flow and their ability to manufacture, distribute, and sell products incorporating our voice-enabling technologies. This in turn may cause customers to be less able to pay invoices for royalties, licensing fees and usage fees, or may result in a reduction in the royalties, licensing fees and usage fees that the Company earns which are often based on the number of units sold or distributed by customers. This reduction could cause adverse effects on the business, results of operations, financial condition, cash flows and ability to raise operating capital. In addition, any depression or recession resulting from the COVID-19 pandemic may adversely change consumer behavior and demand, including products sold by customers, which may result in a significant reduction in our revenue, results of operations and financial condition. To date, this matter has not negatively impacted the Company. However, the financial impact and duration cannot be reasonably estimated at this time.

2.      SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation and Significant Accounting Policies

The accompanying consolidated financial statements have been prepared in accordance with U.S. generally accepted accounting principles (“U.S. GAAP”) and applicable rules and regulations of the Securities and Exchange Commission (“SEC”) regarding annual financial reporting. Any reference in these notes to applicable accounting guidance is meant to refer to the authoritative U.S. GAAP included in the Accounting Standards Codification (“ASC”), and Accounting Standards Update (“ASU”) issued by the Financial Accounting Standards Board (“FASB”).

Principles of Consolidation

The Company’s consolidated financial statements include the accounts of the Company and its wholly-owned subsidiaries. All intercompany accounts and transactions have been eliminated in consolidation.

Reclassification

Certain prior period balances have been reclassified to conform to the current year presentation. Such changes include the presentation change on the consolidated statements of operations and comprehensive loss from a two-step presentation to a one-step presentation, as well as reclassifications or combinations of certain accounts on the consolidated balance sheets.

These reclassifications had no impact on total assets, total liabilities, net loss or comprehensive loss or accumulated deficit in the previously reported consolidated financial statements for the year ended December 31, 2020.

Foreign Currency

The functional currency of SoundHound, Inc. and its subsidiaries is the U.S. dollar. Foreign currency denominated transactions are converted into U.S. dollars at the average rates of exchange prevailing during the period. Assets and liabilities denominated in foreign currency are remeasured into U.S. dollars at current exchange rates at the balance sheet date for monetary assets and liabilities and at historical exchange rates for non-monetary assets and liabilities. During the years ended December 31, 2021 and 2020, the Company recognized net losses/(gains) related to foreign currency transactions and remeasurements of $501 and ($18), respectively, in the consolidated statements of operations as other expense, net.

SOUNDHOUND, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
($ in thousands, except share and per share data)

2.      SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

Use of Estimates

The preparation of consolidated financial statements in conformity with U.S. GAAP requires management to make estimates and judgments that affect the amounts reported and disclosures in the consolidated financial statements and accompanying notes. Such estimates include revenue recognition, allowance for doubtful accounts, accrued liabilities, derivative and warrant liabilities, calculation of the incremental borrowing rate, financial instruments recorded at fair value on a recurring basis, valuation of deferred tax assets and uncertain tax positions and the fair value of common stock and other assumptions used to measure stock-based compensation expense. The Company bases its estimates on historical experience, the current economic environment, and on assumptions it believes are reasonable under the circumstances. The Company adjusts such estimates and assumptions when facts and circumstances dictate. Changes in those estimates resulting from changes in the economic environment will be reflected in the financial statements in future periods. Actual results could differ materially from those estimates.

Cash and Cash Equivalents

The Company considers all highly liquid investments purchased with an original maturity of 90 days or less from the date of purchase to be cash equivalents. The Company’s cash equivalents consist of mutual funds, commercial paper and certificates of deposit. The deposits exceed federally insured limits.

Restricted Cash Equivalents

The Company’s restricted cash equivalents were established according to the requirements under the leases for the Company’s corporate headquarters, data center and sales office, and are subject to certain restrictions under the leases. All amounts in restricted cash equivalents as of December 31, 2021 and 2020 represent funds held in certificates of deposit, have original maturities of six months to one year and are recorded at cost plus accrued interest, which approximates fair value as of December 31, 2021 and 2020. Restricted cash equivalents are classified as current or non-current on the consolidated balance sheets based on the remaining term of the restriction.

Accounts Receivable, Net

Accounts receivable consist of current trade receivables due from customers recorded at invoiced amounts, net of allowance for doubtful accounts. Accounts receivable do not bear interest and the Company generally does not require collateral or other security in support of accounts receivable.

The Company has established an allowance for doubtful accounts and evaluates the collectability of its accounts receivable based on known collection risks and historical experience. Uncollectible receivables are written off when all efforts to collect have been exhausted and recoveries are recognized when received. The allowance for doubtful accounts as of December 31, 2021 and December 31, 2020 was $109.

Property and Equipment, Net

Property and equipment are stated at cost, less accumulated depreciation and amortization. Depreciation is provided using the straight-line method over the estimated useful lives of the respective assets.

The estimated useful lives of the Company’s property and equipment are as follows:

Computer equipment	3 – 4 years
Software	3 years
Furniture and fixtures	5 years
Leasehold improvements	Lesser of useful life or the term of the lease

Maintenance and repairs that do not extend the life or improve the asset are expensed as incurred.

SOUNDHOUND, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
($ in thousands, except share and per share data)

2.      SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

Impairment of Long-Lived Assets

The Company evaluates property and equipment for impairment whenever events or changes in circumstances indicate that the carrying amount of the assets may not be recoverable. An impairment loss is recognized when the total of estimated undiscounted future cash flows expected to result from the use of the asset and its eventual disposition is less than its carrying amount. Impairment, if any, would be assessed using discounted cash flows or other appropriate measures of fair value. Through December 31, 2021, there have been no such impairments.

Segment Information

The Company has determined that the Chief Executive Officer is its chief operating decision maker. The Company’s Chief Executive Officer reviews financial information on a consolidated basis for purposes of allocating resources and evaluating financial performance. Accordingly, the Company has determined that it operates as a single reportable segment.

The Company’s property and equipment is primarily located in the United States. As of December 31, 2021, the Company’s property and equipment is located in the United States, except for 11.7% of assets located in Canada and 1.7% in other foreign jurisdictions. As of December 31, 2020, all property and equipment were located in the United States.

Emerging Growth Company Status

The Company is an emerging growth company (“EGC”) as defined in the Jumpstart Our Business Startups Act of 2012 (“JOBS Act”) and may take advantage of reduced reporting requirements that are otherwise applicable to public companies. Section 107 of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies are required to comply with those standards. This means that when a standard is issued or revised and it has different application dates for public and nonpublic companies, the Company has the option to adopt the new or revised standard at the time nonpublic companies adopt the new or revised standard and can do so until such time that the Company either (i) irrevocably elects to “opt out” of such extended transition period or (ii) no longer qualifies as an emerging growth company. The Company has elected to use the extended transition period for complying with new or revised accounting standards unless the Company otherwise early adopts select standards.

Concentrations of Credit Risk and Other Risks and Uncertainties

Financial instruments that potentially subject the Company to potential significant concentrations of credit risk consist principally of cash and cash equivalents. The Company regularly monitors its credit risk exposure and takes steps to mitigate the likelihood of these exposures resulting in actual loss.

As of December 31, 2021, accounts receivable balances due from five customers collectively totaled 86% of the Company’s consolidated accounts receivable balance. As of December 31, 2020, accounts receivable balances due from two customers collectively totaled 87% of the Company’s consolidated accounts receivable balance.

For the year ended December 31, 2021, the Company had three customers that accounted for 61% of revenue and two customers that accounted for 43% of revenue for the year ended December 31, 2020.

Equity Issuance Costs

The Company capitalizes certain legal, professional, accounting and other third-party fees that are directly associated with in-process equity financings, including the Business Combination, as deferred offering costs until such financings are consummated. After consummation of the financing, these costs are recorded as

SOUNDHOUND, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
($ in thousands, except share and per share data)

2.      SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

a reduction of the proceeds received from the equity financing. If a planned equity financing is abandoned, the deferred offering costs are expensed immediately as a charge to operating expenses in the consolidated statements of operations and comprehensive loss.

Additionally, certain transaction costs incurred in connection with the pending merger agreement, which are direct and incremental to the proposed merger, will be deferred and recorded as a component of other non-current assets within the consolidated balance sheets and will offset cash proceeds from the Business Combination if successful. The Company had $1,264 of deferred offering costs recorded as of December 31, 2021. The Company had not incurred deferred offering costs as of December 31, 2020.

Revenue Recognition

The Company recognizes revenue under Accounting Standards Codification Topic 606 (“ASC 606”), Revenue from Contracts with Customers, when a customer obtains control of promised goods or services in an amount that reflects the consideration which the entity expects to receive in exchange for those goods or services. To determine revenue recognition for arrangements that an entity determines are within the scope of ASC 606, the Company performs the following five steps:

(i)     Identification of the contract(s) with a customer;

(ii)    Identification of the performance obligations in the contract;

(iii)   Determination of the transaction price, including the constraint on variable consideration;

(iv)   Allocation of the transaction price to the performance obligations in the contract;

(v)    Recognition of revenue when, or as, performance obligations are satisfied.

Contracts are accounted for when both parties have approved and committed to the contract, the rights of the parties and payment terms are identifiable, the contract has commercial substance and collectability of consideration is probable. Any payments received from customers that do not meet criteria for having a contract are recorded as deposit liabilities on the consolidated balance sheet.

Under ASC 606, assuming all other revenue recognition criteria have been met, the Company will recognize revenue for arrangements upon the transfer of control of the Company’s performance obligations to its customers. A performance obligation is a promise in a contract to transfer a distinct good or service to a customer and is the unit of account in ASC 606. Revenues are recognized when control of the promised goods or services are transferred to a customer in an amount that reflects the consideration that the Company expects to receive in exchange for those services. The Company currently generates its revenues through the following performance obligations: (1) hosted services, (2) professional services and (3) monetization.

Research and Development

The Company’s research and development costs are expensed as incurred. These costs include salaries and other personnel related expenses, contractor fees, facility costs, supplies, and depreciation of equipment associated with the design and development of new products prior to the establishment of their technological feasibility.

Warrants

The Company determines whether to classify contracts, such as warrants, that may be settled in its own stock as equity of the entity or as a liability. An equity-linked financial instrument must be considered indexed to the Company’s own stock to qualify for equity classification. The Company classifies warrants as liabilities for any contracts that may require a transfer of assets.

SOUNDHOUND, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
($ in thousands, except share and per share data)

2.      SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

The warrants are considered freestanding instruments that qualify as liabilities under ASC Topic 480, Distinguishing Liabilities from Equity, as the Company is committed to issuing an instrument that ultimately may require a transfer of assets. The warrant liability is accounted for at fair value and remeasured at each reporting date. Accordingly, the Company classifies the warrants as a liability at their fair value and adjusts the instruments to fair value at each balance sheet date until the warrants are exercised or expired. Any change in the fair value of the warrants is recognized as other expense, net in the consolidated statements of operations and comprehensive loss.

Income Taxes

The Company accounts for income taxes under the asset and liability method, whereby deferred tax assets and liabilities are determined based on the difference between the financial statement and tax basis of assets and liabilities using enacted tax rates in effect for the year in which the differences are expected to affect taxable income. A valuation allowance is established when, in management’s estimate, it is more-likely-than-not that the deferred tax asset will not be realized. The Company adopted a more-likely-than-not threshold for financial statement recognition and measurement of tax positions taken or expected to be taken in a tax return. The Company records a liability for the difference between the benefit recognized and measured and the tax position taken or expected to be taken on the Company’s tax return.

The Company classifies interest and penalties related to uncertain tax positions in income tax expense, if applicable. There were no interest expenses or penalties related to unrecognized tax benefits recorded through the years ended December 31, 2021 and 2020.

Stock-Based Compensation

The Company measures and records the expense related to stock-based payment awards based on the fair value of those awards as determined on the date of grant. The Company recognizes stock-based compensation expense over the requisite service period of the individual grant, generally equal to the vesting period, and uses the straight-line method to recognize stock-based compensation. The Company uses the Black-Scholes-Merton (“Black- Scholes”) option-pricing model to determine the fair value of stock options. The Black-Scholes option-pricing model requires the use of highly subjective and complex assumptions to determine the fair value of stock options, including the option’s expected term and the price volatility of the underlying stock. The Company calculates the fair value of options granted by using the Black-Scholes option-pricing model with the following assumptions:

Expected Volatility — The Company estimates volatility for option grants by evaluating the average historical volatility of a peer group of companies for the period immediately preceding the option grant for a term that is approximately equal to the option’s expected term.

Expected Term — The expected term of the Company’s options represents the period that the stock-based awards are expected to be outstanding. The Company has elected to use the midpoint between the stock options’ vesting term and contractual expiration period to compute the expected term, as the Company does not have sufficient historical information to develop reasonable expectations about future exercise patterns and post-vesting employment termination behavior.

Risk-Free Interest Rate — The risk-free interest rate is based on the implied yield currently available on U.S. Treasury zero-coupon issues with a term that is equal to the options’ expected term at the grant date.

Dividend Yield — The Company has not declared or paid dividends to date and does not anticipate declaring dividends. As such, the dividend yield has been estimated to be zero.

SOUNDHOUND, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
($ in thousands, except share and per share data)

2.      SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

Fair Value Measurements

The Company defines fair value as the exchange price that would be received from an asset or paid to transfer a liability (an exit price) in an orderly transaction between market participants at the measurement date. The Company follows a three-level valuation hierarchy for disclosure of fair value measurements as follows:

•        Level 1 — Inputs are unadjusted quoted prices in active markets for identical assets or liabilities at the measurement date.

•        Level 2 — Inputs (other than quoted market prices included in Level 1) are either directly or indirectly observable for the asset or liability through correlation with market data at the measurement date and for the duration of the instrument’s anticipated life.

•        Level 3 — Inputs reflect management’s best estimate of what market participants would use in pricing the asset or liability at the measurement date. Consideration is given to the risk inherent in the valuation technique and the risk inherent in the inputs to the model.

The Company’s derivative liabilities and warrants are measured at fair value on a recurring basis and are classified as Level 3 liabilities. The Company records subsequent adjustments to reflect the increase or decrease in estimated fair value at each reporting date on the consolidated statements of operations and comprehensive loss.

Redeemable Convertible Preferred Stock

The Company’s shares of redeemable convertible preferred stock (“Preferred Stock”) do not have a mandatory redemption date and are assessed at issuance for classification and redemption features requiring bifurcation. The Company presents as temporary equity any stock which (i) the Company undertakes to redeem at a fixed or determinable price on the fixed or determinable date or dates; (ii) is redeemable at the option of the holders, or (iii) has conditions for redemption which are not solely within the control of the Company. The Company’s Preferred Stock is redeemable upon a deemed liquidation event which the Company determined is not solely within its control and thus has classified shares of Preferred Stock as temporary equity until such time as the conditions are removed or lapse. Because the occurrence of a deemed liquidation event is not currently probable, the carrying values of the shares of Preferred Stock are not being accreted to their redemption values. Subsequent adjustments to the carrying values of the shares of Preferred Stock would be made only when a deemed liquidation event becomes probable.

Convertible Notes and Derivative Liabilities

The Company evaluates its convertible notes, and other contracts, if any, to determine if those contracts or embedded components of those contracts qualify as derivatives requiring bifurcation. The Company accounts for conversion features that meet the criteria for bifurcation as liabilities at fair value and adjusts the derivative instruments to fair value at each reporting period. The conversion features qualify as derivatives, as they continuously reset as the underlying stock price increases or decreases to provide a fixed value of equity to the holders at any conversion date. The conversion features are subject to remeasurement at each balance sheet date until exercised, and any change in fair value is recognized as a component of other expense, net in the consolidated statements of operations and comprehensive loss. The fair value of the conversion features has been estimated using a probability-weighted discount model with and without the conversion feature (see Note 9 for additional information).

The Company holds its convertible notes at amortized cost and amortizes the associated debt discount created from bifurcated derivatives and issuance costs under the effective interest or straight-line method until maturity or early conversion pursuant to the contractual terms of the arrangement.

SOUNDHOUND, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
($ in thousands, except share and per share data)

2.      SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

Net Loss Per Share

Basic net loss per share attributable to common stockholders is calculated by dividing the net loss attributable to common stockholders by the weighted-average number of shares of common stock outstanding during the period, without consideration for potentially dilutive securities.

Diluted net loss per share attributable to common stockholders is computed by dividing the net loss attributable to common stockholders by the weighted-average number of common stock and potentially dilutive securities outstanding for the period. For purposes of the diluted net loss per share calculation, Preferred Stock, stock options, warrants and convertible notes are considered to be potentially dilutive securities. See Note 15 for further information.

Accordingly, in periods in which the Company reports a net loss, diluted net loss per share is the same as basic net loss per share, since dilutive common stock is not assumed to have been issued if their effect is anti-dilutive.

Recent Accounting Pronouncement — Adopted

From time to time, new accounting pronouncements, or Accounting Standards Updates, are issued by the FASB or other standard setting bodies and adopted by the Company as of the specified effective date. Unless otherwise discussed, the impact of recently issued standards that are not yet effective will not have a material impact on the Company’s financial position or results of operations upon adoption.

Leases

In February 2016, the FASB issued Accounting Standards Update 2016-02, Leases (“Topic 842”) and subsequent amendments to the initial guidance: ASU 2017-13, ASU 2018-10, ASU 2018-11, ASU 2018-20 and ASU 2019-01 (collectively, “Topic 842”). Topic 842 aims to increase transparency and comparability among organizations by requiring lessees to recognize leases with a term greater than 12 months as a right-of-use (“ROU”) asset and corresponding lease liabilities on the balance sheet, regardless of lease classification, and requiring disclosure of key information about leasing arrangements. The lease liability should be initially measured at the present value of the remaining contractual lease payments. Subsequently, the ROU assets will be amortized generally on a straight-line basis over the lease term, and the lease liability will bear interest expense and be reduced for lease payments. Topic 842 is effective for the Company for fiscal years beginning after December 15, 2021, including interim periods within those fiscal years. A modified retrospective application is required with an option to not restate comparative periods in the period of adoption. The Company adopted Topic 842 on January 1, 2021 using the modified retrospective approach, and financial information for the comparative period was not updated.

In addition, the Company elected the transition package of three practical expedients which allow companies not to reassess (i) whether agreements contain leases, (ii) the classification of leases, and (iii) the capitalization of initial direct costs. Further, the Company elected to separate lease and non-lease components for the building asset class and elected to not separate lease and non-lease components for the equipment asset class. The Company also made an accounting policy election to recognize lease expense for leases with a term of 12 months or less on a straight-line basis over the lease term and recognize no ROU or lease liability for those leases.

The Company’s lease portfolio consists primarily of real estate assets and computer equipment. Some of these leases also require the Company to pay maintenance, utilities, taxes, insurance, and other operating expenses associated with the leased space. Based upon the nature of the items leased and the structure of the leases, the Company’s leases classified as operating leases continue to be classified as operating leases and capital leases will be accounted for as financing leases under the new accounting standard.

SOUNDHOUND, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
($ in thousands, except share and per share data)

2.      SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

As a result of the adoption of the new lease accounting guidance, the Company recognized on January 1, 2021:

•        Operating lease liabilities of approximately $11,428, which represent the present value of the remaining lease payments, as of the date of adoption, discounted using the Company’s incremental borrowing rate on a lease-by-lease basis, and

•        Operating lease ROU assets of approximately $9,848 which represent the operating lease liabilities of $11,428, adjusted for (1) deferred rent of approximately $827, (2) lease incentives or tenant improvement allowance of $1,098 and (3) prepaid rent of $345.

•        The Company additionally recharacterized its capital leases as finance leases. However, there was no quantitative impact to capital leases upon transitioning to the new standard.

The adoption of the new lease accounting standard did not have any other material impact on the Company’s consolidated balance sheet and did not impact the Company’s operating results and cash flows. See Leases in Note 13 for further information, including further discussion on the impact of adoption and changes in accounting policies relating to leases.

In August 2020, the FASB issued ASU 2020-06, Debt — Debt with Conversion and Other Options (Subtopic 470-20) and Derivatives and Hedging-Contracts in Entity’s Own Equity (Subtopic 815-40): Accounting for Convertible Instruments and Contracts in an Entity’s Own Equity (“ASU 2020-06”), which simplifies accounting for convertible instruments by removing major separation models required under current U.S. GAAP. ASU 2020-06 also removes certain settlement conditions that are required for equity-linked contracts to qualify for scope exception, and it simplifies the diluted earnings per share calculation in certain areas. The Company adopted ASU 2020-06 on January 1, 2021. Adoption of ASU 2020-06 did not impact the Company’s financial position, results of operations or cash flows as the Company does not have any instruments with cash or beneficial conversion features. Further, updates from ASU 2020-06 to Contracts in an Entity’s Own Equity does not impact the Company’s debt instruments as of December 31, 2021.

Recent Accounting Pronouncement — Not Yet Adopted

In October 2021, the FASB issued ASU 2021-08 Business Combinations (“ASC 805”) Accounting for Contract Assets and Contract Liabilities from Contracts with Customers guidance requiring entities to apply ASC 606 to recognize and measure contract assets and contract liabilities in a business combination. Under current U.S. GAAP, an acquirer generally recognizes assets acquired and liabilities assumed in a business combination, including contract assets and contract liabilities arising from revenue contracts with customers and other similar contracts that are accounted for in accordance with ASC 606, at fair value on the acquisition date. Under the new guidance the acquirer will recognize contract assets and contract liabilities at the same amounts recorded by the acquiree. The modifications improve comparability for both the recognition and measurement of acquired revenue contracts with customers at the date of, and after a business combination. The amendment is effective for the Company in fiscal years beginning after December 15, 2023. Early adoption of the amendment is permitted. The Company anticipates that it will not have a material impact on its consolidated financial statements and related disclosures.

In June 2016, the FASB issued ASU 2016-13 to update the methodology used to measure current expected credit losses (“CECL”). This ASU applies to financial assets measured at amortized cost, including loans, held-to-maturity debt securities, net investments in leases, and trade accounts receivable as well as certain off-balance sheet credit exposures, such as loan commitments. This ASU replaces the current incurred loss impairment methodology with a methodology to reflect CECL and requires consideration of a broader range of reasonable and supportable information to explain credit loss estimates. The guidance must be adopted using a modified retrospective transition method through a cumulative-effect adjustment to retained earnings/(deficit) in the period of adoption. In November 2019, the FASB issued ASU 2019-10, Financial Instruments — Credit Losses (“Topic 326”), Targeted Transition Relief, which amends the transition guidance for ASU 2016-13. The ASU provides entities with the option to irrevocably elect the fair value option in Subtopic 825-10 on

SOUNDHOUND, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
($ in thousands, except share and per share data)

2.      SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

an instrument-by-instrument basis. ASU 2019-10 and ASU 2016-13 are effective for years beginning after December 15, 2022, with early adoption permitted. The Company is currently evaluating the impact the standard will have on the Company’s consolidated financial statements.

In December 2019, the FASB issued ASU No. 2019-12, Simplifying the Accounting for Income Taxes (“Topic 740”) (“ASU 2019-12”). ASU 2019-12 eliminates the need for an organization to analyze whether the following apply in a given period (1) exception to the incremental approach for intra-period tax allocation (2) exceptions to accounting for basis differences when there are ownership changes in foreign investments and (3) exceptions in interim period income tax accounting for year-to-date losses that exceed anticipated losses. ASU 2019-12 also is designed to improve financial statement preparers’ application of income tax-related guidance and simplify U.S. GAAP for (1) franchise taxes that are partially based on income, (2) transactions with a government that result in a step-up in the tax basis of goodwill, (3) separate financial statements of legal entities that are not subject to tax, and (4) enacted changes in tax laws in interim periods. The amendments in ASU 2019-12 are effective for the Company in fiscal years beginning after December 15, 2021. Early adoption of the amendments is permitted. An entity that elects early adoption must adopt all the amendments in the same period. Adoption of ASU 2019-12 is not expected to result in any material changes to the way the tax provision is prepared and is not expected to have a material impact on the Company’s consolidated financial statements.

3.      REVENUE RECOGNITION

Revenue Recognition

The Company recognizes revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods or services. Revenues are generally recognized upon the transfer of control of promised products or services provided to customers, reflecting the amount of consideration the Company expects to receive for those products or services. The Company enters into contracts that can include various products or services, which are generally capable of being distinct and accounted for as separate performance obligations.

The Company derives its revenue primarily from the following performance obligations: (1) hosted services, (2) professional services and (3) monetization. Revenue is reported net of applicable sales and use taxes that are passed through to customers.

The Company’s arrangements with customers may contain multiple obligations. Individual services are accounted for separately if they are distinct — that is, if a service is separately identifiable from other items in the contract and a customer can benefit from it in its own or with other resources that are readily available to the customer.

The Company has the following performance obligations in contracts with customers:

Hosted Services

Hosted services, along with non-distinct customization, integration, maintenance and support professional services, allow customers to access the Houndify platform over the contract period without taking possession of the software. The contract terms of hosted services range from one year to twenty years.

The Company has determined that the hosted services arrangements are a single performance obligation comprised of a series of distinct services, since each day of providing access to hosted services is substantially the same and the customer simultaneously receives and consumes the benefits as access is provided. These services are provided either on a usage basis (i.e., variable consideration) or on a fixed fee subscription basis. The Company recognizes revenue as each distinct service period is performed (i.e., recognized as incurred).

Hosted services generally include up-front services to develop and/or customize the Houndify application to each customer’s specification. Judgement is required to determine whether these professional services are

SOUNDHOUND, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
($ in thousands, except share and per share data)

3.      REVENUE RECOGNITION (cont.)

distinct from the hosted services. In making this determination, factors such as the degree of integration, the customers’ ability to start using the software prior to customization, and the availability of these services from other independent vendors are considered.

In instances where the Company concluded that the up-front services are not distinct performance obligations, revenue for these activities is recognized over the period which the hosted services are provided and is included within hosted services revenue.

Professional Services

Revenue from distinct professional services, such as non-integrated development services, is either recognized over time based upon the progress towards completion of the project, or at a point in time at project completion. The Company assesses distinct professional services to determine whether the transfer of control is over-time or at a point in time. The Company considers three criteria in making their assessment including (1) the customer simultaneously receives and consumes the benefits; (2) the Company’s performance creates or enhances an asset that the customer controls as the asset is created or enhanced; or (3) the Company’s performance does not create an asset with an alternative use to the entity and the entity has an enforceable right to payment for performance completed to date. If none of the criteria are met, revenue is determined to be recognized at a point in time.

For distinct professional services determined to be recognized over-time, measuring the stage of completion of a project requires significant judgement and estimates, including actual efforts spent in relation to estimated total costs and percentage of completion based on input and output measures. During the year ended December 31, 2021, $2,446 of professional service revenue was recognized over time, with the remaining $4,696 recognized at a point in time when the performance obligation was completed and control of the service was transferred to the customer. During the year ended December 31, 2020, $2,194 of professional service revenue was recognized over time, with the remaining $886 recognized at a point in time when the performance obligation was completed and control of the service was transferred to the customer.

Monetization

Monetization revenues are primarily derived from advertising payments associated with ad impressions placed on the SoundHound music identification application. The Company derives an immaterial amount of revenue from, sales commissions earned from song purchases facilitated by the SoundHound app and App store fees paid for ads-free downloads of the SoundHound music identification app. The amount of revenue is based on actual monetization generated or usage, which represent a variable consideration with constrained estimates. Therefore, the Company recognizes the related revenues at a point in time when advertisements are placed, when commissions are paid or when the SoundHound application is downloaded. The determination of whether revenue should be reported on a gross or net basis is based on an assessment of whether the Company is acting as a principal or an agent in the transaction. The Company has determined that it does not act as the principal in monetization arrangements because it does not control the transfer of the service and it does not set the price. Based on these factors, the Company reports revenue on a net basis.

When a contract has multiple performance obligations, the transaction price is allocated to each performance obligation based on its relative estimated standalone selling price (“SSP”). Judgments are required to determine the SSP for each distinct performance obligation. SSP is determined by maximizing observable inputs from pricing of standalone sales, when possible. Since prices vary from customer to customer based on customer relationship, volume discount and contract type, in instances where the SSP is not directly observable, the Company estimates SSP by considering the following factors:

•        Costs of developing and supplying each performance obligation

•        Industry standards

SOUNDHOUND, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
($ in thousands, except share and per share data)

3.      REVENUE RECOGNITION (cont.)

•        Major product groupings

•        Gross margin objectives and pricing practices, such as contractually stated prices, discounts offered, and applicable price lists

These factors may vary over time, depending upon the unique facts and circumstances related to each deliverable. If the facts and circumstances underlying the factors considered change or should future facts and circumstances lead the Company to consider additional factors, the Company’s best estimate of SSP may also change.

For the years ended December 31, 2021 and 2020, revenues under each performance obligation were:
	December 31,
	2021	2020
Hosted services	$12,764	$8,563
Professional services	7,142	3,080
Monetization	1,291	1,374
Total	$21,197	$13,017

For the years ended December 31, 2021 and 2020, the disaggregated revenue by geographic location is as follows:
	December 31,
	2021	2020
Germany	$7,526	$3,339
United States	5,117	3,538
Japan	3,797	3,496
Korea	1,373	1,855
France	2,616	618
Other	768	171
Total	$21,197	$13,017

For the years ended December 31, 2021 and 2020, the disaggregated revenue by recognition pattern is as follows:
	December 31,
	2021	2020
Over time revenue	$15,210	$10,757
Point-in-time	5,987	2,260
Total	$21,197	$13,017

The Company also disaggregates revenue by service type. This disaggregation consists of Product Royalties, Service Subscriptions and Monetization. Product Royalties revenue is derived from Houndified Products, which are voice-enabled tangible products across the automotive and consumer electronics industries. Revenue from Product Royalties is based on volume, usage, or life of the products, which are driven by number of devices, users, or unit of time. Service Subscription revenue is generated through Houndified Services, which include customer services, food ordering, content, appointments, and voice commerce. Subscription revenue is derived from monthly fees based on usage-based revenue, revenue per query or revenue per user. Both Houndified Products and Houndified Services may include professional services that develop and customize the Houndify

SOUNDHOUND, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
($ in thousands, except share and per share data)

3.      REVENUE RECOGNITION (cont.)

platform to fit customers’ specific needs. Revenue from Monetization is generated from the SoundHound music identification app and is primarily attributable to user ad impression revenue. For the years ended December 31, 2021 and 2020, the disaggregated revenue by service type is as follows:
	December 31,
	2021	2020
Product Royalties	$18,356	$10,372
Service Subscriptions	1,550	1,271
Monetization	1,291	1,374
Total	$21,197	$13,017

Contract Balances

The Company performs its obligations under a contract with a customer by licensing access to software or providing services in exchange for consideration from the customer. The timing of the Company’s performance often differs from the timing of the customer’s payment, which results in the recognition of a receivable, a contract asset or a contract liability.

As of December 31, 2021 and 2020, the Company had contract assets included in prepaid expenses and other current assets of $54 and $43, respectively, in the consolidated balance sheets. The Company did not record any asset impairment charges related to contract assets during the year ended December 31, 2021.

Revenue recognized for the years ended December 31, 2021 and 2020 that was included in the deferred revenues balances at the beginning of the reporting period was $14,945 and $7,503, respectively. The significant decrease in deferred revenue as of December 31, 2021 compared to the beginning of the reporting period is primarily due to recognition of $4,346 revenue related to a one-time contract modification to reduce the scope of the Company’s performance obligation, in addition to satisfying its servicing performance obligations for other contracts. As of December 31, 2021, the aggregate amount of the transaction price allocated to the remaining performance obligations related to customer contracts that were unsatisfied or partially unsatisfied was $31,323. Given the applicable contract terms, $8,034 is expected to be recognized as revenue within one year and $14,858 is expected to be recognized between two to five years, with the remainder of $8,431 recognized after five years. This amount does not include contracts to which the customer is not committed, contracts for which the Company recognizes revenue equal to the amount the Company has the right to invoice for services performed, or future sales-based or usage-based royalty payments in exchange for access to the Company’s hosted services. This amount is subject to change due to future revaluations of variable consideration, terminations, other contract modifications or currency adjustments. The estimated timing of the recognition of remaining unsatisfied performance obligations is subject to change and is affected by changes to scope, changes in timing of delivery of products and services, or contract modifications.

The Company’s long-term contracts do not have significant financing components, as there is generally payment and performance in each year of the contract. If there is a period of one year or longer between the transfer of promised services and payment, it is generally for reasons other than financing and, thus, the Company does not adjust the transaction price for financing components.

The Company elected the practical expedient to not adjust promised amounts of consideration for the effects of a significant financing component if the Company expects, at contract inception, that the period between when the Company transfers a promised good or service to a customer and when the customer pays for that good or service will be one year or less.

SOUNDHOUND, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
($ in thousands, except share and per share data)

4.      PROPERTY AND EQUIPMENT, NET

Property and equipment, net consisted of the following:
	December 31, 2021	December 31, 2020
Computer equipment	$20,571	$19,867
Software and voice recordings	8,687	8,335
Leasehold improvements	3,567	3,560
Furniture and fixtures	729	720
Construction in progress	—	6
Total, at cost	33,554	32,488
Less: accumulated depreciation and amortization	(27,399)	(22,053)
Total property and equipment, net	$6,155	$10,435

The property and equipment account includes assets under finance lease obligations (see Note 13 for additional information) with an aggregate cost of approximately $16,622 and $16,278 and accumulated depreciation of approximately $13,938 and $11,673 as of December 31, 2021 and 2020, respectively. Depreciation and amortization expense totaled approximately $5,502 and $6,037 for the years ended December 31, 2021 and 2020, respectively.

5.      ACCRUED LIABILITIES

Accrued liabilities on the consolidated balance sheets are comprised of the following as of December 31, 2021 and 2020, respectively:
	December 31, 2021	December 31, 2020
Accrued compensation expenses	$3,802	$2,692
Accrued interest	1,369	—
Accrued vendor payables	1,109	509
Accrued professional services	934	149
Other accrued liabilities	84	61
	$7,298	$3,411

The Company recorded accrued interest of $395 as of December 31, 2020 under other liabilities, non-current on the Company’s consolidated balance sheet related to the promissory note issued in June 2020 (“SNAP June 2020 Note”). See Note 8 for further information.

6.      COMMITMENTS AND CONTINGENCIES

Contracts

In August 2021, the Company entered into an exclusive agreement with a cloud service provider to host its voice artificial intelligence platform pursuant to which the Company committed to pay $100,000 in cloud costs over a seven-year period contingent upon the successful completion of the Business Combination.

Letters of Credit

In conjunction with entering an 89-month lease in 2017 for the Santa Clara, California, facility, the Company agreed to issue a letter of credit for $1,656 to the landlord as a lease guarantee. The Company has cash equivalents deposited with a commercial bank as collateral against the letter of credit. The letter of credit was initially issued for a term of twelve months and is automatically renewed every twelve months for the entire term of the lease.

SOUNDHOUND, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
($ in thousands, except share and per share data)

6.      COMMITMENTS AND CONTINGENCIES (cont.)

If an event of default occurs, the landlord may draw upon the letter of credit. The letter of credit is reduced by $230 at the beginning of the 25th month of the lease, and annually thereafter, upon request of the Company. However, if during the period of the lease the Company’s tangible net worth is equal to or greater than $100,000, or the Company completes an initial public offering for the sale of its stock on a U.S. stock exchange for a total market capitalization of $300,000 or more, then the letter of credit will be reduced to $230. As of December 31, 2021, the Company’s letter of credit requirement was $1,196 with $460 recorded as current restricted cash equivalents as the Company did not request a $230 reduction during the year ended. As of December 31, 2020, the Company’s letter of credit requirement was $1,196 with $230 recorded as current restricted cash equivalents.

Additionally, in conjunction with entering a five-year lease in 2015 for the San Francisco, California, facility, the Company agreed to issue a letter of credit for $94 as security for the Company’s performance of the provisions of the lease agreement. As of December 31, 2021, the restriction on cash expired.

Legal Proceedings

From time to time, the Company may have certain contingent liabilities that arise in the ordinary course of its business activities. The Company accrues contingent liabilities when it is probable that future expenditures will be made, and such expenditures can be reasonably estimated. In the opinion of management, there are no pending claims for which the outcome is expected to result in a material adverse effect on the financial position, results of operations or cash flows of the Company.

Other Matters

The Company has not historically collected U.S. state or local sales and use tax, or other similar taxes, in any jurisdiction. On June 21, 2018, the U.S. Supreme Court decided, in South Dakota v. Wayfair, Inc., that state and local jurisdiction may, in certain circumstances, enforce sales and use tax collection obligations on remote vendors that have no physical presence in such jurisdiction. A number of states have already begun, or have positioned themselves to begin, requiring sales and use tax collection from remote vendors. The details and effective dates of these collection requirements vary from state to state. The Company continues to analyze potential sales tax exposure using a state-by-state assessment, and estimated and recorded a liability as of December 31, 2021 and 2020, in accordance with ASC 450, Contingencies, of $1,105 and $829, respectively.

7.      WARRANTS

In connection with the issuance of promissory notes in September 2010 and March 2011, the Company issued detachable warrants to purchase 76,180 and 25,394 shares of Series B Preferred Stock (“Series B Warrants”), respectively, at $1.97 per share to the lenders, which were immediately exercisable. The warrants have a ten-year expiration date from the applicable closing date of September 2020 and March 2021. The remaining warrants were exercised during the year ended December 31, 2020 and, therefore, were no longer outstanding as of December 31, 2020.

In connection with the issuance of the April 2013 Note and November 2013 Note, the Company issued detachable warrants to purchase 44,708 and 89,418 shares of Series C Preferred Stock (“Series C Warrants”), respectively, at $6.71 per share to the lenders, which were immediately exercisable. In December 2021, all outstanding 134,126 shares of warrants related to April 2013 Note and November 2013 were net exercised, leading to a net issuance of 116,150 shares of Series C Preferred Stock. This resulted into $3,812 recorded as other expense, net within the consolidated statements of operations and comprehensive loss for the change in the fair value of the warrant liability immediately before exercise. As of December 31, 2021 and 2020, the fair value of the warrant liability was $0 and $2,004, respectively.

SOUNDHOUND, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
($ in thousands, except share and per share data)

7.      WARRANTS (cont.)

In connection with the issuance of the Company’s 2021 note payable (“SVB March 2021 Note”) and 2021 Convertible Note (“SCI June 2021 Note”), the Company issued detachable warrants to purchase 127,570 and 63,785 shares of common stock, respectively, with an exercise price of $20.37 per share to the lenders, which were immediately exercisable. The Company recorded the warrants initially at fair value (see Note 9 for additional information) as paid-in-capital on the consolidated balance sheets based on the allocation of its relative fair value of the debt proceeds. See Note 9 for additional information on the fair value calculation. The fair value in relation to the SVB March 2021 Note was allocated to the notes as a discount. The fair value in relation to the SCI June 2021 Note was capitalized as an asset, as the underlying debt bears similarity to a revolving commitment. As the warrants were classified as equity, they are not subject to remeasurement at the end of each reporting period. The initial allocated fair value of the warrants as of March 31, 2021 and June 14, 2021 was $2,316 and $1,527, respectively. The warrants have a ten-year expiration date from the applicable closing date of March 2031 and June 2031, respectively.

8.      CONVERTIBLE NOTES AND NOTE PAYABLE

2020 Convertible Notes

In May 2020, the Company issued a convertible promissory note (“May Note”) to a Lender in exchange for $25,000 in cash proceeds. The May Note had an annual interest rate of 5% and a maturity date of May 15, 2022. All unpaid interest and principal are due and payable upon request of the Lender on or after the May Note’s maturity date.

In June 2020, the Company issued a promissory note, the SNAP June 2020 Note, to a Lender in exchange for $15,000 in cash proceeds. This note has an annual interest rate of 5% and a maturity date of June 26, 2022, if not converted earlier pursuant to conversion terms and change in control events as described below. All unpaid interest and principal are due and payable upon request of the Lender on or after the SNAP June 2020 Note’s maturity date.

The outstanding principal balance and unpaid accrued interest of the May Note and SNAP June 2020 Note are convertible pursuant to the following terms (“May Note Conversion Feature,” “SNAP June 2020 Note Conversion Feature,” collectively, “Conversion Features”): automatic conversion into equity shares in the next equity financing round (“May Note Qualified Financing,” “SNAP June 2020 Note Qualified Financing,” collectively, “Qualified Financing”) at a conversion price equal to either (a) the lowest cash price per share paid by investors in such qualified financing (which will reflect at least a 20% discount to the price per share paid by other investors purchasing securities in additional closings), or (b) if there are no additional closings, 0.80 times the price per share paid by investors purchasing equity securities in the Qualified Financing. The May Note Qualified Financing shall be at least $40,000, which includes the conversion of the May Note but excludes any other indebtedness. The SNAP June 2020 Note Qualified Financing shall be at least $30,000, which excludes the conversion of the SNAP June 2020 Note and any other indebtedness.

Furthermore, upon a change of control event, the Company shall settle both the May Note and SNAP June 2020 Note in cash, pursuant to the following terms (“Redemption Features”):

— 200% of the then outstanding principal amount of the respective note plus any unpaid accrued interest on the original principal of such note; and

— 100% of the then outstanding principal amount of the respective note plus any unpaid accrued interest on the original principal of such note, provided that if the change of control transaction closes between the Company and the Lender or an affiliate of the Lender.

The Company evaluated whether the Convertible Notes contain embedded features that meet the definition of derivatives under ASC 815, Derivatives and Hedging. The Conversion Features qualify as derivatives as they continuously reset as the underlying stock price increases or decreases so as to provide a variable number of shares for a fixed value of equity to the holders at any conversion date. As such, the Conversion Features were bifurcated and

SOUNDHOUND, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
($ in thousands, except share and per share data)

8.      CONVERTIBLE NOTES AND NOTE PAYABLE (cont.)

accounted for as a derivative liability to be remeasured at the end of each reporting period. The Company recorded the bifurcated Conversion Features initially at fair value with the residual value being allocated to the Convertible Notes as a debt discount. The fair value of the Conversion Features upon issuance in May 2020 and June 2020, were $4,060 and $2,460, respectively, and were recorded as a derivative liability on the Company’s Consolidated Balance Sheet. The Redemption Features of the Convertible Notes do not meet the definition of derivatives. Therefore, the Redemption Features are not bifurcated.

The Company evaluated whether the Convertible Notes contain embedded features that meet the definition of derivatives under ASC 815, Derivatives and Hedging. The Company determined that certain conversion features met criteria to be bifurcated as derivative liabilities to be remeasured at the end of each reporting period. The Company recorded the bifurcated conversion features initially at fair value with the residual value being allocated to the convertible notes as a debt discount. The redemption features of the May Note and SNAP June 2020 Note do not meet the definition of derivatives. Therefore, the redemption features are not bifurcated.

The total amount of debt discount at issuance for the May Note and SNAP June 2020 Note was $4,175 and $2,529, respectively. The Company amortized the aggregate debt discount using the effective interest method. The Company recognized total interest expense of $2,015 associated with the SNAP June 2020 Note for the year ended December 31, 2021, out of which $1,265 relates to the amortization of the debt discount. The Company recognized total interest expense of $1,724 associated with the May Note and SNAP June 2020 Note for the year ended December 31, 2020, out of which $1,050 relates to the amortization of the debt discount. The debt discount related to the SNAP June 2020 Note is amortized over the life of the instrument, beginning at note issuance and ending on June 26, 2022, the date of maturity.

The May Note contains a conversion feature in which outstanding principal and any unpaid accrued interest automatically converts into equity securities. This conversion occurs when the Company issues and sells equity securities in a bona fide equity financing with total proceeds to the Company totaling more than $40,000, including the face value of the May Note before the May Note’s maturity date (“May Note Qualified Financing”). The SNAP June 2020 Note contains a similar conversion feature, differing where total proceeds must exceed $30,000, excluding the face value of the SNAP June 2020 Note (“SNAP June 2020 Note Qualified Financing”).

In August 2020, the Company issued Series D-3A Preferred Stock (“Series D-3A”) for proceeds in aggregate of approximately $40,300. The Series D-3A financing meets the definition of the May Note Qualified Financing. As a result, the May Note, with then outstanding principal balance of $25,000 and accrued unpaid interest of $288, were automatically converted into 766,293 shares of Series D-3A resulting in an extinguishment of the outstanding principal balance and accrued net of unamortized discount of $21,268, extinguishing the derivative liability at fair value of $5,360 at the acquisition price of Series D-3A of $30,652. In connection with the extinguishment, the Company recognized a loss of $3,775 on the consolidated statements of operations and comprehensive loss. The Series D-3A financing did not meet the definition of the SNAP June 2020 Note Qualified Financing and, as such, the SNAP June 2020 Note remained outstanding as of December 31, 2021, and December 31, 2020.

The following table summarizes the unamortized debt discount, fair value of conversion feature, and accrued interest as of December 31, 2021 and 2020, and fair value remeasurement for the years ended December 31, 2021 and 2020:
	December 31, 2021	December 31, 2020
Unamortized debt discount	$657	$1,942
Fair value of conversion feature	$3,488	$2,380
Accrued interest	$1,136	$395
	December 31, 2021	December 31, 2020
Remeasurement of conversion feature – gain/(loss)	$(1,108)	$80

SOUNDHOUND, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
($ in thousands, except share and per share data)

8.      CONVERTIBLE NOTES AND NOTE PAYABLE (cont.)

Accrued interest is included in accrued liabilities as of December 31, 2021, and other non-current liabilities as of December 31, 2020, on the consolidated balance sheets to reflect the classification of the SNAP June 2020 Note as short-term in nature on December 31, 2021 and long-term in nature as of December 31, 2020. The Company recorded the remeasurement of derivative liabilities in other expense, net on the consolidated statements of operations and comprehensive loss.

SVB March 2021 Note

In March 2021, the Company entered into a loan and security agreement with a commercial bank to borrow $30,000 along with the issuance of warrants to purchase 127,570 shares of the Company’s common stock. The warrant’s allocated fair value was $2,316 at issuance. The SVB March 2021 Note also contains a final payment provision of $1,050. The warrants were recognized as a debt discount at issuance and recorded as a reduction of the debt balance under a relative fair value approach. The Company recorded the final payment as an increase to the principal balance and debt discount for the entire payment amount. The Company is amortizing the discounts on an effective interest basis over the period from issuance through the Early Maturity Date (as defined below).

The loan bears interest at an annual rate equal to the greater of 9% or 5.75% above the Prime Rate. As of December 31, 2021, the interest rate was 9%. Payments are interest-only for the first twelve months and are fully amortizable thereafter. The Company recorded interest expense in the consolidated statements of operations and comprehensive loss for the year ended December 31, 2021 of $4,508, of which $233 remained unpaid as accrued interest.

The term loan amortization date is April 1, 2022, with an opportunity for a six-month extension if certain performance milestones are met. The total amount of debt discount at issuance was $3,532. As of December 31, 2021, the unamortized debt discount totaled $1,086. The maturity date of the loan is April 26, 2022 (“Early Maturity Date”), with an opportunity for extension to September 2024 or March 2025 if certain performance milestones are met, including the conversion of the SNAP June 2020 Note. Accordingly, the Company has classified the entire note payable balance as short-term as of December 31, 2021.

SCI June 2021 Note

In June 2021, the Company entered into a loan and security agreement with a lender to obtain credit extensions to the Company. Extensions may be requested in $5,000 increments up to a total commitment amount of $15,000. The Company drew an initial $5,000 on June 14, 2021 and the remaining $10,000 on December 1, 2021. The SCI June 2021 Note also contains a final payment provision of 3.5% on each draw or $525 in total. Additionally, warrants were issued alongside the convertible note to purchase 63,785 shares of SoundHound’s common stock. The warrant’s allocated fair value was $1,527 at issuance. The Company recorded the final payment as an increase to the principal balance and debt discount for the entire payment amount upon each draw.

As the warrants and discounts of $2,150 are directly attributable to the total commitment of $15,000, the Company has presented its unamortized debt issuance cost associated with this convertible note as a current asset, recorded as debt issuance cost on the consolidated balance sheets. The Company is amortizing the cost on a straight-line basis from the issuance date through the early maturity date of June 26, 2022. The Company recorded $1,018 in interest expense related to the debt discounts during the year ended December 31, 2021. As of December 31, 2021, the unamortized debt discount totaled $1,132.

The loan bears interest at an annual rate equal to the greater of 9% or 5.75% above the Prime Rate. As of December 31, 2021, the interest rate is 9%. Payments are interest-only for the first twelve months and are fully amortizing thereafter. The Company incurred and paid $329 in stated interest in the consolidated statements of operations and comprehensive loss for the year ended December 31, 2021.

SOUNDHOUND, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
($ in thousands, except share and per share data)

8.      CONVERTIBLE NOTES AND NOTE PAYABLE (cont.)

The loan amortization date is June 1, 2022, with an opportunity for a six-month extension if certain performance milestones are met. The maturity date of the loan is the earlier of May 2025 or when the SNAP June 2020 Note is either paid in full or matures on June 26, 2022. Upon mutual consent of the Company and its Agent, the outstanding principal amount of term loan advances may be converted into equity securities that are issued by SoundHound in an Initial Public Offering (“IPO”) or by a Special Purpose Acquisition Company (“SPAC”) during a private placement sale of SoundHound’s equity securities that closes substantially concurrently with the closing of a SPAC acquisition. If conversion occurs in connection with an IPO, the conversion of the principal amount shall be into the same class and series of equity securities for the initial price per security to the public sold in the IPO. If conversion occurs in connection with a SPAC, the conversion of principal amount shall be into the equity securities purchased by other investors in the SPAC at the same share price and upon the same terms. As of December 31, 2021, the Company has classified the SCI June 2021 Note as a current liability on its consolidated balance sheet.

The below table summarizes the Company’s debt balances as of December 31, 2021 and 2020:
December 31, 2021
SVB March 2021 Note
Note payable, current portion	$31,050
Unamortized loan discount	(1,086)
Carrying value	$29,964
	December 31, 2021
	SNAP June 2020 Note	SCI June 2021 Note	Total
Convertible notes, current portion	$15,000	$15,525	$30,525
Unamortized loan discount	(657)	—	(657)
Total	$14,343	$15,525	$29,868
Unamortized debt issuance cost recorded as an asset	$—	$1,132	$1,132
December 31, 2020
SNAP June 2020 Note
Convertible notes, net of current portion	$15,000
Unamortized loan discount	(1,942)
Carrying value	$13,058

Additionally, interest expense on the consolidated statements of operations and comprehensive loss is inclusive of stated interest incurred on the Company’s debt instruments during the relevant periods, as well as the amortization of debt discounts and issuance costs. The life of each instrument may be shortened if a lender demands payment if certain events occur that are outside the control of the Company.

SOUNDHOUND, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
($ in thousands, except share and per share data)

9.      FAIR VALUE MEASUREMENTS

The following tables present the fair value of the Company’s financial instruments that are measured or disclosed at fair value on a recurring basis:
	Fair Value Measurements as of December 31, 2021
	Level 1	Level 2	Level 3
Assets:
Cash equivalents	$4,863	$—	$—
Liabilities:
Derivative liability	—	—	(3,488)
Warrant liability	—	—	—
Total	$4,863	$—	$(3,488)
	Fair Value Measurements as of December 31, 2020
	Level 1	Level 2	Level 3
Assets:
Cash equivalents	$35,856	$—	$—
Liabilities:
Derivative liability	—	—	(2,380)
Warrant liability	—	—	(2,004)
Total	$35,856	$—	$(4,384)

The fair values of the warrants were determined based on significant inputs not observable in the market, which represent Level 3 measurements within the fair value hierarchy.

In order to determine the fair value of the warrants, the Company utilized a Black-Scholes option-pricing model. Estimates and assumptions impacting the fair value measurement include the fair value of the underlying shares, the remaining contractual or expected term of the warrants, risk-free interest rate, expected dividend yield and expected volatility of the price of the underlying stock on an as-converted basis.

The Company considered the probability of a deemed liquidation event in determining the remaining expected term of the warrants, which was used as an input to the model. The Company lacks Company-specific historical and implied volatility information of its stock since there is currently no market. Therefore, it estimated its expected stock volatility based on the historical volatility of publicly traded guideline companies for a term equal to the remaining contractual or expected term of the warrants. The risk-free interest rate was determined by reference to the U.S. Treasury yield curve for time periods approximately equal to the remaining contractual or expected term of the warrants. The Company estimated no expected dividend yield based on the fact that the Company has never paid or declared dividends and does not intend to do so in the foreseeable future.

Series B Warrants (September 2010 and March 2011)

The Company revalued its Series B Warrants as of its exercise date in November 2020, resulting in an increase in fair value of approximately $269, which was recorded as a component of other expense, net, in the accompanying consolidated statements of operations and comprehensive loss, with a corresponding increase to the warrant liability on the consolidated balance sheets.

The Company determined the fair value per share of the underlying Series B Preferred Stock by taking into consideration the most recent sales of its Preferred Stock, results obtained from third party valuations and additional factors that are deemed relevant. As a private company, specific historical and implied volatility information of its stock is not available. Therefore, the Company estimates its expected stock price volatility based on the historical volatility of publicly traded peer companies for a term equal to the expected term of

SOUNDHOUND, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
($ in thousands, except share and per share data)

9.      FAIR VALUE MEASUREMENTS (cont.)

the Series B Warrants. This risk-free interest rate is determined by reference to the U.S. Treasury yield curve for time periods approximately equal to the expected term of the Series B Warrants. The Company estimated a 0% expected dividend yield based on the fact that the Company has never paid or declared dividends and does not intend to do so in the foreseeable future. In November 2020, the Series B Warrants were exercised in full resulting in the issuance of 101,574 Series B Preferred Stock at $1.97 per share in exchange for $200 and a decrease in the corresponding warrant liability of $1,931 representing its intrinsic value on the date of exercise. Therefore, the warrants were not subsequently revalued as of December 31, 2021 or 2020.

Series C Warrants (April 2013 and November 2013)

The Company revalued its Series C Warrants as of December 31, 2020 resulting in an increase in fair value of approximately $318, which was recorded as a component of other expense, net, in the accompanying consolidated statements of operations and comprehensive loss, with a corresponding increase to the warrant liability on the consolidated balance sheet.

In December 2021, Series C Warrants were fully exercised. Immediately prior to their exercise, the Company revalued the warrants to their intrinsic value, resulting in a change in fair value of $3,812. This change in fair value was recorded as a component of other expense, net, in the accompanying consolidated statements of operations and comprehensive loss. The warrants were recorded as Series C Preferred Stock at their fair value of $5,816 upon net share settlement.

The aggregate fair value of the Series C Warrants as of December 31, 2021 and 2020 was approximately $0 and $2,004, respectively.

The Company determined the fair value of the April 2013 Series C Warrants using the Black-Scholes option-pricing model using the following assumptions:
December 31, 2020
Expected dividend rate	0%
Risk-free interest rate	0.14%
Expected volatility	48%
Expected term (in years)	2.16

The Company determined the fair value of the November 2013 Series C Warrants using the Black-Scholes option-pricing model and the following assumptions:
December 31, 2020
Expected dividend rate	0%
Risk-free interest rate	0.16%
Expected volatility	47%
Expected term (in years)	2.87

Common Stock Warrants (SVB March 2021 Note and SCI June 2021 Note)

The Company issued common stock warrants in connection with the SVB March 2021 Note and SCI June 2021 Note (See Note 8 for additional information). The SVB March 2021 Note and SCI June 2021 Note warrants were recorded based on the allocation of its relative fair of the debt proceeds of $2,316 and $1,527, respectively. The warrants were classified as equity instruments at inception with a corresponding discount recorded at issuance

SOUNDHOUND, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
($ in thousands, except share and per share data)

9.      FAIR VALUE MEASUREMENTS (cont.)

against the outstanding notes in connection with the SVB March 2021 Note or as an asset in connection with the SCI June 2021 Note. The common stock warrants are not subject to remeasurement at each subsequent balance sheet date due to their classification as equity instruments as they are considered indexed to the Company’s stock. As of December 31, 2021, none of these warrants have been exercised. The SVB March 2021 Note warrants expire in March 2031 and the SCI June 2021 Note warrants expire in June 2031.

The Company determined the fair value of the SVB March 2021 Note and SCI June 2021 Note common stock warrants at issuance using the Black-Scholes option-pricing model using the following assumptions, respectively:
SVB March 2021 Note Common Stock Warrants
Expected dividend rate	0%
Risk-free interest rate	1.74%
Expected volatility	47%
Expected term (in years)	10.00
SCI June 2021 Note Common Stock Warrants
Expected dividend rate	0%
Risk-free interest rate	1.51%
Expected volatility	47%
Expected term (in years)	10.00

Derivative Liability (SNAP June 2020 Note)

To determine the fair value of the embedded derivative associated with the SNAP June 2020 Note, the Company utilized the income approach model using the With and Without method. Using the With and Without method, the Company modeled expected cash flows to the noteholder under Next Equity Financing, Change in Control, SPAC/Private Investment in Public Equity, and IPO scenarios. The value of the Embedded Derivatives was determined as the differential value from the perspective of the With and Without Method. The Company utilized the following assumptions at the valuation date:
	December 31, 2021	December 31, 2020
Probability of Next Equity Financing	3%	65%
Probability of SPAC/PIPE	95%	33%
Probability of IPO	2%	2%
	100%	100%
Weighted average term (years)	0.27	0.26
Weighted average discount rate	25.00%	8.63%

The significant unobservable inputs used in the fair value measurement of the derivative liability are the remaining expected term, the discount rate, and the probability of financing for each scenario. Significant increases (decreases) in the term would result in significantly lower (higher) fair value measurements. Significant increases (decreases) in the discount rate would result in significantly lower (higher) fair value measurements.

SOUNDHOUND, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
($ in thousands, except share and per share data)

9.      FAIR VALUE MEASUREMENTS (cont.)

The following table sets forth a summary of changes in fair value of the Company’s derivative liability and warrant liability for which fair value was determined by Level 3 inputs:
	Derivative Liability	Warrant Liability
Balance as of January 1, 2020	$—	$3,348
Initial fair value of derivative liability	6,481	—
Extinguishment of derivative liability	(5,360)	—
Exercise of warrants	—	(1,931)
Change in fair value	1,259	587
Balance as of December 31, 2020	2,380	2,004
Change in fair value	1,108	3,812
Exercise of warrants	—	(5,816)
Balance as of December 31, 2021	$3,488	$—

There were no transfers of financial instruments between the three levels of the fair value hierarchy for the years ended December 31, 2021 and 2020. The Company had no other financial assets or liabilities that were required to be measured at fair value on a recurring basis.

10.    PREFERRED STOCK

A summary of the Preferred Stock authorized, issued and outstanding as of December 31, 2021 is as follows:
	Shares Authorized	Shares Issued	Liquidation Preference	Carrying Value
Series A	3,438,670	3,438,670	$5,082	$4,967
Series B	6,065,646	6,065,646	11,943	11,038
Series C	1,041,607	1,023,631	6,869	11,837
Series C-1	798,399	798,399	16,072	16,061
Series D	3,646,050	3,646,050	95,027	85,648
Series D-1	1,515,152	1,515,152	50,000	49,957
Series D-2	1,515,151	1,515,151	50,000	49,949
Series D-3	3,750,000	1,245,838	49,834	50,046
Series D-3A	4,545,454	—	—	—
	26,316,129	19,248,537	$284,826	$279,503

In August 2020, the Company issued 454,545 shares of Series D-3A Preferred Stock at $33.00 per share for net cash proceeds of $15,000. Collectively, with the conversion of the May Note, the Company received total proceeds of approximately $40,300. This issuance met the condition of the May Note Qualified Financing. As a result, the May Note converted into 766,293 shares of Series D-3A Preferred Stock (Note 8).

In September 2020, the Company entered into a stock exchange agreement (“Exchange Agreement”) with the holders of Series D-3A Preferred Stock (the “D-3A Investors”) pursuant to which the D-3A investors exchanged all 1,220,838 shares of Series D-3A Preferred Stock for an equivalent number of shares of Series D-3 Preferred Stock. In connection with the Exchange Agreement, due to the difference in the fair value of Series D-3A and Series D-3 Preferred Stock, the Company recognized a deemed dividend of $3,182 during the year ended December 31, 2020.

In November 2020, the Company issued 25,000 shares of Series D-3 Preferred Stock for net cash proceeds of approximately $1,000.

SOUNDHOUND, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
($ in thousands, except share and per share data)

10.    PREFERRED STOCK (cont.)

In November 2020, the Series B Warrants were exercised in full resulting in the issuance of 101,574 shares of Series B Preferred Stock at $1.97 per share for net cash proceeds of approximately $200.

In December 2021, all outstanding 134,126 shares of Series C Warrants issued with April 2013 Note and November 2013 Note were net share settled, resulting in the issuance of 116,150 Series C Preferred Stock. Refer to Note 7 — Warrants for additional detail. As a result of the exercise, $5,816 was recorded in Preferred Stock.

The holders of the Company’s Series A, Series B, Series C, Series C-1, Series D, Series D-1, Series D-2, Series D-3 and Series D-3A Preferred Stock (collectively, “Preferred Stock”) have the following rights, preferences and privileges:

Dividends

The holders of shares of Series A, Series B, Series C, Series C-1, Series D, Series D-1, Series D-3 and Series D-3A Preferred Stock are entitled to receive dividends (“Senior Preferred Dividends”), on a pari passu basis, prior and in preference to any declaration or payment of any dividend on the common stock of the Company, at the rate of $0.11824, $0.15752, $0.5368, $1.6104, $2.08504, $2.64, $3.20 and $2.64 per share, respectively, per annum, on each outstanding share, adjusted for certain events, such as stock splits, stock dividends, reclassification and the like, payable quarterly when, as and if declared by the Board of Directors (“Board”) of the Company.

After the payment or setting aside of payment of the Senior Preferred Dividends, the holders of shares of Series D-2 Preferred Stock are entitled to receive dividends (“Junior Preferred Dividends”), prior and in preference to any declaration or payment of any dividend (other than dividends on common stock payable in common stock) on the common stock of the Company, at the rate of $2.64 per share, per annum, on each outstanding share, adjusted for certain events, such as stock splits, stock dividends, reclassification and the like, payable quarterly when, as and if declared by the Board. Such dividends shall not be cumulative.

After the payment or setting aside for payment of the Senior Preferred Dividends and the Junior Preferred Dividends, any additional dividends declared or paid in any fiscal year shall be distributed among the holders of Preferred Stock and common stock then outstanding pro rata based on the number of shares of common stock then held by each holder (assuming conversion of all such Preferred Stock into common stock at the then-effective conversion price as defined in the amended and restated certificate of incorporation). No dividends have been declared during the years ended December 31, 2021, and December 31, 2020.

Conversion

Each share of outstanding Preferred Stock is convertible, at the option of the holder thereof, at any time after the date of issuance of such share, into such number of fully-paid, non-assessable shares of common stock at a 1:1 ratio, subject to adjustment for certain dilutive issuance, splits and combinations as defined in the amended and restated certificate of incorporation.

Each share of outstanding Preferred Stock will automatically be converted into fully-paid, non-assessable shares of common stock upon the earlier of: (i) the Company’s sale of its common stock in a firm commitment underwritten public offering pursuant to a registration statement under the Securities Act of 1933, as amended, with a price per share of at least $40.00 (as adjusted for stock splits, stock dividends, reclassification and the like), which results in aggregate cash proceeds of at least $50,000, or (ii) the date specified by written consent or agreement of the holders of a majority of the then outstanding shares of Preferred Stock, voting together as a single class on an as-converted to common stock basis.

SOUNDHOUND, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
($ in thousands, except share and per share data)

10.    PREFERRED STOCK (cont.)

Liquidation Preference

In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Company:

Series D, D-1, D-3 and D-3A Preference

The holders of the Series D, Series D-1, Series D-3 and Series D-3A Preferred Stock will be entitled, on a pari passu basis, to receive, prior and in preference to any distribution of any of the assets of the Company to the holders of Series D-2, Series C-1, Series C, Series B, Series A Preferred Stock or common stock by reason of their ownership thereof, an amount per share equal to the greater of (i) $26.063, $33.00, $40.00 and $33.00 per share, respectively, adjustable for certain events, such as stock splits, stock dividends, reclassification and the like, for each share Preferred Stock then held by them, plus all declared but unpaid dividends, or (ii) such amount per share as would have been payable had all shares of Series D, Series D-1, Series D-3 and Series D-3A Preferred Stock, as applicable, been converted into common stock immediately prior to such liquidation, dissolution or winding up. If, in the event the assets and funds thus distributed among the holders of the Series D, Series D-1, Series D-3 and Series D-3A Preferred Stock are insufficient to permit the payment to such holders of the full aforesaid preferential amounts, the entire assets and funds of the Company legally available for distribution will be distributed ratably among the holders of the Series D, Series D-1, Series D-3 and Series D-3A Preferred Stock in proportion to the preferential amount each such holder is otherwise entitled to receive.

Series D-2 Preference

The holders of the Series D-2 Preferred Stock will be entitled to receive, prior and in preference to any distribution of any of the assets of the Company to the holders of Series C-1, Series C, Series B, Series A Preferred Stock or common stock by reason of their ownership thereof, an amount per share equal to the greater of (i) $33.00 per share, adjustable for certain events, such as stock splits, stock dividends, reclassification and the like, for each share of Series D-2 Preferred Stock then held by them, plus all declared but unpaid dividends, or (ii) such amount per share as would have been payable had all shares of Series D-2 Preferred Stock been converted into common stock immediately prior to such liquidation, dissolution or winding up. If, in the event the assets and funds thus distributed among the holders of the Series D-2 Preferred Stock are insufficient to permit the payment to such holders of the full aforesaid preferential amounts, the entire assets and funds of the Company legally available for distribution shall be distributed ratably among the holders of the Series D-2 Preferred Stock in proportion to the preferential amount each such holder is otherwise entitled to receive.

Series C-1 Preference

The holders of the Series C-1 Preferred Stock are entitled to receive, prior and in preference to any distribution of any of the assets of the Company to the holders of Series C, Series B, Series A Preferred Stock or common stock by reason of their ownership thereof, an amount per share equal to the greater of (i) $20.13 per share, adjustable for certain events, such as stock splits, stock dividends, reclassification and the like, for each share of Series C-1 Preferred Stock then held by them, plus all declared but unpaid dividends, or (ii) such amount per share as would have been payable had all shares of Series C-1 Preferred Stock been converted into common stock immediately prior to such liquidation, dissolution or winding up. If, in the event the assets and funds thus distributed among the holders of the Series C-1 Preferred Stock are insufficient to permit the payment to such holders of the full aforesaid preferential amounts, the entire assets and funds of the Company legally available for distribution shall be distributed ratably among the holders of the Series C-1 Preferred Stock in proportion to the preferential amount each such holder is otherwise entitled to receive.

SOUNDHOUND, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
($ in thousands, except share and per share data)

10.    PREFERRED STOCK (cont.)

Series C Preference

The holders of the Series C Preferred Stock are entitled to receive, prior and in preference to any distribution of any of the assets of the Company to the holders of Series B, Series A Preferred Stock or common stock by reason of their ownership thereof, an amount per share equal to the greater of (i) $6.71 per share, adjustable for certain events, such as stock splits, stock dividends, reclassification and the like, for each share of Series C Preferred Stock then held by them, plus all declared but unpaid dividends, or (ii) such amount per share as would have been payable had all shares of Series C Preferred Stock been converted into common stock immediately prior to such liquidation, dissolution or winding up. If, in the event the assets and funds thus distributed among the holders of the Series C Preferred Stock are insufficient to permit the payment to such holders of the full aforesaid preferential amounts, the entire assets and funds of the Company legally available for distribution shall be distributed ratably among the holders of the Series C Preferred Stock in proportion to the preferential amount each such holder is otherwise entitled to receive.

Series B Preference

The holders of the Series B Preferred Stock are entitled to receive, prior and in preference to any distribution of any of the assets of the Company to the holders of Series A Preferred Stock or common stock by reason of their ownership thereof, an amount per share equal to the greater of (i) $1.969 per share, adjustable for certain events, such as stock splits, stock dividends, reclassification and the like, for each share of Series B Preferred Stock then held by them, plus all declared but unpaid dividends, or (ii) such amount per share as would have been payable had all shares of Series B Preferred Stock been converted into common stock immediately prior to such liquidation, dissolution or winding up. If, in the event the assets and funds thus distributed among the holders of the Series B Preferred Stock are insufficient to permit the payment to such holders of the full aforesaid preferential amounts, the entire assets and funds of the Company legally available for distribution shall be distributed ratably among the holders of the Series B Preferred Stock in proportion to the preferential amount each such holder is otherwise entitled to receive.

Series A Preference

The holders of the Series A Preferred Stock are entitled to receive, prior and in preference to any distribution of any of the assets of the Company to the holders of common stock by reason of their ownership thereof, an amount per share equal to the greater of (i) $1.478 per share, adjustable for certain events, such as stock splits, stock dividends, reclassification and the like, for each share of Series A Preferred Stock then held by them, plus all declared but unpaid dividends, or (ii) such amount per share as would have been payable had all shares of Series A Preferred Stock been converted into common stock immediately prior to such liquidation, dissolution or winding up. If, in the event the assets and funds thus distributed among the holders of the Series A Preferred Stock are insufficient to permit the payment to such holders of the full aforesaid preferential amounts, the entire assets and funds of the Company legally available for distribution shall be distributed ratably among the holders of the Series A Preferred Stock in proportion to the preferential amount each such holder is otherwise entitled to receive.

Remaining Assets for Distribution

Upon the completion of the liquidation preferences above, the remaining assets of the Company available for distribution to stockholders will be distributed among the holders of the Preferred Stock and the common stock pro rata based on the number of shares of common stock held by each (assuming conversion of all such Preferred Stock into common stock) until the holders of Series D-3, Series D-1, Series D-2, Series D-3A, Series D, Series C-1, Series C, Series B and Series A Preferred Stock have received an aggregate of $40.00, $33.00, $33.00, $33.00, $26.063, $20.13, $6.71, $4.922 and $3.695 per share, respectively, adjustable for certain events, such as stock splits, stock dividends, reclassification and the like, for each share of respective Series of Preferred

SOUNDHOUND, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
($ in thousands, except share and per share data)

10.    PREFERRED STOCK (cont.)

Stock then held by them (including amounts paid pursuant to the liquidation preferences above). Thereafter, the holders of the common stock will receive all of the remaining assets of the Company pro rata based on the number of shares of common stock held by each.

Redemption

The Preferred Stock is not mandatorily redeemable. In the event that the Company agrees to redeem or repurchase any portion or all of the shares of Series A, Series B, Series C, Series C-1 and Series D Preferred Stock, or any shares of common stock issued on conversion of shares of such Preferred Stocks, (collectively, “Triggering Securities”) from any holder (“Triggering Redemption”), then, the Company will offer to redeem, on a pro-rata basis based on the number of shares of Series D-1, Series D-3 and Series D-3A Preferred Stock held by each holder, up to the same number of shares of such Series (or shares of common stock issued on conversion thereof) as the aggregate number of Triggering Securities that are subject to such Trigger Redemption, at a price per share of $33.00, $40.00 and $33.00, respectively, adjustable for certain events, such as stock splits, stock dividends and reclassifications.

Voting Rights

The holders of Preferred Stock have the same voting rights equivalent to the number of shares of common stock into which their shares of Preferred Stock convert. Holders of Preferred Stock shall vote together with holders of common stock as a single class and on an as-converted to common stock basis, on all matters.

The holders of Series A Preferred Stock, as a separate class, are entitled to elect one director of the Company. The holders of Series B Preferred Stock, as a separate class, are entitled to elect two directors of the Company. The holders of common stock, as separate class, are entitled to elect three directors of the Company. The holders of Preferred Stock and common stock , as a single class on an as-converted basis, are entitled to elect one director of the Company.

11.    COMMON STOCK

As of December 31, 2021, the Company has authorized the issuance of 45,000,000 shares of common stock.

The Company has reserved shares of common stock for future issuance on an as-if converted basis related to the following outstanding Preferred Stock, warrants, stock options and future grants as of December 31, 2021:

Series A Preferred Stock	3,438,670
Series B Preferred Stock	6,065,646
Series C Preferred Stock	1,023,631
Series C-1 Preferred Stock	798,399
Series D Preferred Stock	3,646,050
Series D-1 Preferred Stock	1,515,152
Series D-2 Preferred Stock	1,515,151
Series D-3 Preferred Stock	1,245,838
Common stock warrants	191,355
Stock options outstanding	5,475,283
Stock incentive plan shares reserved for future issuance	499,328
25,414,503

SOUNDHOUND, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
($ in thousands, except share and per share data)

12.    STOCK INCENTIVE PLAN

The Board of Directors has authorized and in April 2016 adopted the 2016 Equity Incentive Plan (the “2016 Plan”) as a successor and continuation of the 2006 Plan (collectively, the “Plans”). Under the Plans, the Board of Directors may grant awards of options and restricted stock, as well as stock appreciation rights and other stock awards. During the year ended December 31, 2021, the Company amended the 2016 Plan to increase the number of shares of common stock reserved for issuance under the Plans by 1,200,000 to an aggregate of 8,701,460.

The 2016 Plan provides for incentive stock options to be granted to employees at an exercise price not less than 100% of the fair value at the grant date as determined by the Board of Directors, unless the optionee is a 10% stockholder, in which case the option price will not be less than 110% of such fair market value. Options granted generally have a maximum term of 10 years from grant date, are exercisable upon vesting unless otherwise designated for early exercise by the Board of Directors at the time of grant, and generally vest over a four-year period, with a 25% cliff vesting after one year and then ratably on a monthly basis for the remaining three years.

Option Activity

Stock option activity under the Plans is as follows for the years ended December 31, 2021 and 2020:
	Shares Available for Grant	Outstanding Stock Options	Weighted Average Exercise Price Per Share	Weighted Average Remaining Contractual Term (Years)	Average Intrinsic Value
Outstanding, January 1, 2020	378,010	4,276,480	$10.35	6.44	$33,785
Authorized	650,000	—	—	—	—
Options granted	(1,446,350)	1,446,350	19.98	—	—
Options exercised	—	(68,679)	2.82	—	1,138
Awards forfeited or cancelled	475,875	(475,875)	13.76	—	—
Outstanding, December 31, 2020	57,535	5,178,276	13.23	6.75	36,987
Authorized	1,200,000	—	—	—	—
Options granted	(1,134,542)	1,134,542	40.10	—	—
Options exercised	—	(461,290)	5.34	—	9,667
Awards forfeited or cancelled	376,245	(376,245)	17.35	—	—
Outstanding, December 31, 2021	499,238	5,475,283	$19.19	6.78	$168,923
Options exercisable as of December 31, 2021		3,322,160	12.23	5.32	125,517

Options exercised early are subject to the vesting provisions mentioned above, and any unvested shares are subject to repurchase at the original price upon termination of employment, death, or disability. There were no option exercises during the year ended December 31, 2021 and 2020 that were subject to repurchase.

The total fair value of options vested was approximately $5,358 and $5,400, during the years ended December 31, 2021 and 2020, respectively.

SOUNDHOUND, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
($ in thousands, except share and per share data)

12.    STOCK INCENTIVE PLAN (cont.)

The following table summarizes information with respect to stock options outstanding and exercisable as of December 31, 2021:
	Options Outstanding		Options Exercisable
Range of Exercise Prices Per Share	Shares Outstanding	Weighted Average Remaining Contractual Life (Years)	Shares Outstanding	Weighted Average Remaining Contractual Life (Years)
$2.43 – $12.06	1,223,100	2.63	1,223,100	2.63
$12.07 – $15.34	1,223,673	5.91	1,154,889	5.87
$15.35 – $19.31	876,147	7.67	531,085	7.65
$19.32 – $24.17	1,156,561	8.84	404,605	8.78
$24.18 – $50.07	995,802	9.77	8,481	9.74
	5,475,283	6.78	3,322,160	5.32

During the years ended December 31, 2021 and 2020, the Company’s stock compensation expense was $6,322 and $5,897, respectively. As of December 31, 2021, the unamortized expense related to outstanding awards was $25,572. The weighted average remaining amortization period over which the balance as of December 31, 2021 is to be amortized is 3.12 years. No income tax benefit was recognized for this compensation expense in the Consolidated Statement of Operations and Comprehensive Loss, as the Company does not anticipate realizing any such benefit in the future.

Employee Stock-Based Compensation

For the purpose of determining the estimated fair value of share-based payment awards issued in the form of stock options, the Company uses the Black-Scholes option-pricing model as permitted under the provisions for share-based payment awards.

The assumptions under the Black-Scholes option-pricing model and the weighted average calculated fair value of the options granted to employees as of December 31, 2021 and 2020 are as follows:
	December 31, 2021	December 31, 2020
Fair value of common stock	$40.83	$20.37
Dividend yield	0%	0%
Expected volatility	42%	44%
Expected term (years)	6.01	5.92
Risk free interest rate	1.14%	0.64%

Stock-based compensation is classified in the following operating expense accounts on the consolidated statements of operations and comprehensive loss for the years ended December 31, 2021 and 2020:
	December 31, 2021	December 31, 2020
Research and development	$4,434	$3,605
Sales and marketing	509	414
General and administrative	1,379	1,878
Total	$6,322	$5,897

SOUNDHOUND, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
($ in thousands, except share and per share data)

12.    STOCK INCENTIVE PLAN (cont.)

Executive Options

The Company historically issued option awards to key personnel with contractual expirations of 5 to 10 years. Certain individuals had not exercised their options prior to expiration. As a result of the expiration of unexercised but fully vested options awards, the Company issued new options for the same quantity previously granted, but with an exercise price set to the then fair value of common stock determined in accordance with a board approved 409A.

Furthermore, in an effort to make the holders whole, the Company entered into a change in control bonus Letter Agreement with each individual. Pursuant to the agreement, each individual is entitled to an additional lump sum payment capped at the difference between the original aggregate exercise price and the new aggregate exercise price upon a change in control transaction as defined in the Company’s 2016 Equity Incentive Plan, provided that such a transaction also constitutes a “Liquidation Transaction” as defined in the Company’s Certificate of Incorporation.

The maximum change in control bonus for executive award holders is $5,837 and remains unamortized as of December 31, 2021.

13.    LEASES

The Company leases certain facilities under non-cancelable operating leases that expire at various dates through 2025. Some leases include renewal options, which would permit extensions of the expiration dates at rates approximating fair market rental values. The Company also enters into certain finance leases for computer equipment. The finance leases are collateralized by the financed assets.

Aggregate noncancelable future minimum lease payments under operating and finance leases are as follows:
	Operating Lease	Financing Lease
Year Ending December 31:
2022	$3,544	$1,383
2023	3,543	189
2024	3,288	122
2025	962	11
2026	505	—
Thereafter	1,785	—
Total	13,627	1,705
Less: imputed interest	(1,735)	(112)
Present value of lease liabilities	11,892	1,593
Less: current portion	(3,281)	(1,301)
Lease liabilities, net of current portion	$8,611	$292

Additional information related to the Company’s lease balances during the year ended and as of December 31, 2021 includes:
December 31, 2021
Operating lease cost	$3,654
Short-term lease cost	$524

Financing lease cost:
Amortization of finance leased assets	$2,575
Interest of lease liabilities	$472

SOUNDHOUND, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
($ in thousands, except share and per share data)

13.    LEASES (cont.)

	Operating Lease	Financing Lease
Weighted average remaining lease term (years)	4.51	1.22
Weighted average discount rate	5.94%	13.21%

The Company’s rent expense totaled approximately $4,178 and $3,514 during the years ended December 31, 2021 and 2020, respectively.

14.    OTHER EXPENSE, NET

Other expense, net on the consolidated statements of operations and comprehensive loss is comprised of the following for the years ended December 31, 2021 and 2020, respectively:
	December 31,
	2021	2020
Other expense, net:
Interest income	$7	$168
Change in fair value of derivative and warrant liability	(4,920)	(1,806)
Loss on extinguishment of convertible note	—	(3,775)
Other expense, net	(502)	17
Total other expense, net	$(5,415)	$(5,396)

15.    NET LOSS PER SHARE

The following table presents the calculation of basic and diluted net loss per share attributable to common stockholders for the years ended December 31, 2021 and 2020:
	December 31,
	2021	2020
Numerator:
Net loss	$(79,540)	$(74,407)
Less: deemed dividend related to the exchange of Preferred Stock Series D-3A for Preferred Stock Series D-3	—	(3,182)
Net loss attributable to common stockholders	$(79,540)	$(77,589)
Denominator:
Weighted average shares outstanding – Basic and Dilutive	12,104,523	11,780,078
Basic and Diluted Net Loss Per Share	$(6.57)	$(6.59)

For the years ended December 31, 2021 and 2020, the diluted earnings per share is equal to the basic earnings per share as the effect of potentially dilutive securities would have been antidilutive.

The following table summarizes the outstanding shares of potentially dilutive securities that were excluded from the calculation of diluted earnings per share because their inclusion would have been anti-dilutive for the years ended December 31, 2021 and 2020:
	December 31,
	2021	2020
Stock options	5,475,283	5,178,276
Series C Warrants	—	134,126
Common stock warrants	191,355	—
Preferred Stock	19,248,537	19,132,387
Total	24,915,175	24,444,789

SOUNDHOUND, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
($ in thousands, except share and per share data)

16.    INCOME TAXES

The Company’s income (loss) before provision for income taxes for the years ended December 31, 2021 and 2020 consist of the following:
	2021	2020
United States	$(79,962)	$(73,056)
International	878	(613)
	$(79,084)	$(73,669)

The components of the provision for income taxes for the years ended December 31, 2021 and 2020 consist of the following:
	2021	2020
Current:
Federal	$—	$—
State	5	3
International	339	594
	$344	$597
	2021	2020
Deferred:
Federal	$—	$—
State	—	—
International	112	141
	$112	$141
Total provision	$456	$738

The Company has incurred net pre-tax losses in the United States only for all periods presented. The Company recorded an income tax expense of $456 and $738 for the years ended December 31, 2021 and 2020, which reflects withholding tax paid on the U.S. books for sales in Korea and estimated 2021 income tax related to foreign subsidiaries.

The benefit from income taxes differs from the amount expected by applying the federal statutory rate to the loss before taxes as follows:
	2021	2020
Federal statutory income tax rate	21.00%	21.00%
State income tax rate, net of federal benefit	2.56%	1.63%
Foreign withholding and income tax	(0.49)%	(0.99)%
Research and development credits	2.03%	2.51%
Change in valuation allowance	(22.55)%	(20.44)%
Stock based compensation	(0.92)%	(0.00)%
Non-deductible permanent expenses	(1.26)%	(4.61)%
Other	(0.95)%	(0.09)%
	(0.58)%	(0.99)%

SOUNDHOUND, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
($ in thousands, except share and per share data)

16.    INCOME TAXES (cont.)

Deferred income tax reflects the tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. The categories that give rise to significant components of the deferred tax assets are as follows:
	2021	2020
Deferred tax assets:
Net operating loss carryforwards	$70,808	$54,527
Research and development credits	10,650	9,035
Property and equipment and intangible assets	91	—
Deferred revenue	3,662	2,752
Contract liability	1,154	2,282
Share-based compensation	1,235	1,036
Deferred rent	—	378
Operating lease liabilities	2,861	—
Debt issuance cost	—	121
Accruals and reserves	863	989
Gross deferred tax assets	91,324	71,120
Valuation allowance	(86,695)	(68,760)
Deferred tax liabilities:
Property and equipment and intangible assets	—	(78)
Right-of-use assets	(2,461)	—
Gross deferred tax liabilities	(2,461)	(78)
Net deferred tax assets	$2,168	$2,282

Based on available objective evidence, management believes it is more-likely-than-not that the federal and state deferred tax assets will not be fully realized due to the Company’s cumulative losses. Accordingly, the Company has provided a valuation allowance on deferred tax assets in excess of deferred tax liabilities against its federal and state deferred tax assets as of December 31, 2021 and 2020. The valuation allowance increased by $17,934 and by $15,265 for the year ended December 31, 2021 and 2020, respectively.

The Company is not asserting permanent reinvestment of its unrepatriated foreign earnings under APB23. Management has analyzed the unrepatriated foreign earnings balances and determined that the following balances exist according to U.S. GAAP as of December 31, 2021: $972 in Canada, $0 in China, $5,681 in Germany, $159 in Japan and $0 in Korea. Based on the U.S. income tax treaties with Japan and Germany, the Company is entitled to a reduced 0% withholding rate on dividends from the Japanese and German subsidiaries (respectively). Under the U.S. income tax treaty with Canada, the withholding tax rate on dividends is reduced to 5%. Based on the unrepatriated earnings balance of $972, the effective tax liability is approximately $49. Management deems this amount to be immaterial to the financials.

As of December 31, 2021, the Company had net operating loss carry forwards of approximately $301,503 and $102,925 available to reduce future taxable income, if any, for both federal and state income tax purposes, respectively. Additionally, as of December 31, 2021, the Company had Germany net operating loss carryforwards of $3,383. The federal and state net operating loss carry forwards will start to expire in 2025 and 2028, respectively, with the exception of $212,867 in federal net operating loss carryforwards, which can be carried forward indefinitely. The Germany net operating losses can be carried forward indefinitely.

The Company also had federal and state research and development credit carry forwards of approximately $8,900 and $7,993, respectively, at December 31, 2021. The federal credits will expire starting in 2029 if not utilized. State research and development tax credits will carry forward indefinitely.

SOUNDHOUND, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
($ in thousands, except share and per share data)

16.    INCOME TAXES (cont.)

Under Sections 382 and 383 of the Internal Revenue Code of 1986 and similar state tax laws, if a corporation undergoes an ownership change, the utilization of net operating loss carryforwards and other tax attributes could be subject to an annual limitation. The annual limitation may result in the expiration of the net operating loss carryforwards and credits carryforwards before utilization. The Company has not undertaken a study to determine if ownership change has occurred as defined under IRC Section 382. In the event the Company previously experienced an ownership change, or should experience an ownership change in the future, the amount of net operating losses and research and development credit carryovers, which are reserved by a full deferred tax asset valuation allowance, could be limited and may expire unutilized.

As of December 31, 2021, the Company has not filed its 2019 Germany income tax return. Accordingly, the Company has recognized $474 of interest and penalties expected to be owed with the late filing of the 2019 Germany income tax return, which have been included as other expense in the Company’s statement of operations with its consolidated financial statements.

The Company’s tax years 2006 to 2021 will remain open for examination by the federal and state authorities for three and four years, respectively, from the date of utilization of any net operating loss credits.

On March 27, 2020 and December 27, 2020, the United States enacted the Coronavirus Aid, Relief, and Economic Security (CARES) Act and the Consolidated Appropriation Act (CAA), respectively, as a result of the Coronavirus pandemic, which contain among other things, numerous income tax provisions. Some of these tax provisions are expected to be effective retroactively for years ending before the date of enactment. The company has evaluated the current legislation and at this time, does not anticipate the CARES Act or the CCA to have a material impact on its financial statements.

17.    RELATED PARTY TRANSACTIONS

The Company entered into revenue contracts to perform professional services for certain companies who are also investors in the Company. These companies are holders of either the Company’s common stock or Preferred Stock. The following is financial information on related party transactions as of and for the years ended December 31, 2021:
	For the Years Ended December 31,
	2021	2020
Revenue	$7,013	$6,668
	As of December 31, 2021	As of December 31, 2020
Accounts receivable	$583	$2,083
Deferred revenue	$15,238	$16,787

18.    SUBSEQUENT EVENTS

The Company has evaluated subsequent events through March 9, 2022, the date the consolidated financial statements were issued.

In January 2022, the Company entered into a new office lease agreement for office space in Tokyo, Japan. The lease commenced on January 1, 2022 and will expire on December 31, 2023.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution

The following is an estimate of the expenses (all of which are to be paid by the registrant) that we may incur in connection with the securities being registered hereby.

Amount
SEC registration fee		$62,383
Legal fees and expenses		*
Accounting fees and expenses		*
Miscellaneous		*
Total	$	*

____________

*        These fees are calculated based on the securities offered and the number of issuances and accordingly cannot be defined at this time.

Item 14. Indemnification of Directors and Officers

As permitted by Section 102 of the Delaware General Corporation Law, we have adopted provisions in our Amended and Restated Certificate of Incorporation and our Amended and Restated Bylaws that limit or eliminate the personal liability of our directors for a breach of their fiduciary duty of care as a director. The duty of care generally requires that, when acting on behalf of the corporation, directors exercise an informed business judgment based on all material information reasonably available to them. Consequently, a director will not be personally liable to us or our stockholders for monetary damages for breach of fiduciary duty as a director, except for liability for:

•        any breach of the director’s duty of loyalty to us or our stockholders;

•        any act or omission not in good faith or that involves intentional misconduct or a knowing violation of law;

•        any act related to unlawful stock repurchases, redemptions or other distributions or payment of dividends; or

•        any transaction from which the director derived an improper personal benefit.

These limitations of liability do not affect the availability of equitable remedies such as injunctive relief or rescission. Our Amended and Restated Certificate of Incorporation also authorizes us to indemnify our officers, directors and other agents to the fullest extent permitted under Delaware law.

As permitted by Section 145 of the Delaware General Corporation Law, our Amended and Restated Bylaws provide that:

•        we may indemnify our directors, officers and employees to the fullest extent permitted by the Delaware General Corporation Law, subject to limited exceptions;

•        we may advance expenses to our directors, officers and employees in connection with a legal proceeding to the fullest extent permitted by the Delaware General Corporation Law, subject to limited exceptions; and

•        the rights provided in our Amended Bylaws are not exclusive.

Our Amended and Restated Certificate of Incorporation and our Amended and Restated Bylaws provide for the indemnification provisions described above and elsewhere herein. We have entered or will enter into, and intend to continue to enter into, separate indemnification agreements with our directors and certain of our officers that may be broader than the specific indemnification provisions contained in the Delaware General Corporation Law. These indemnification agreements generally require us, among other things, to indemnify our officers and directors against certain liabilities that may arise by reason of their status or service as directors or officers, other than liabilities arising from willful misconduct. These indemnification agreements also generally require us to advance any expenses incurred by the directors or officers as a result of any proceeding against them as to which they could be indemnified. These indemnification provisions and the indemnification agreements may be sufficiently broad to permit indemnification of our officers and directors for liabilities, including reimbursement of expenses incurred, arising under the Securities Act of 1933, as amended, or the Securities Act.

The Registrant has purchased and currently intends to maintain insurance on behalf of each and every person who is or was a director or officer of the Registrant against any loss arising from any claim asserted against him or her and incurred by him or her in any such capacity, subject to certain exclusions.

The form of underwriting agreement for this initial public offering provides for indemnification by the underwriters of us and our officers and directors who sign this registration statement for specified liabilities, including matters arising under the Securities Act.

Item 15. Recent Sales of Unregistered Securities

During the past three years, we sold the following shares of common stock without registration under the Securities Act: On January 4, 2021, we issued 2,875,000 shares of common stock to Archimedes Tech SPAC Sponsors LLC, for $25,000 in cash, at a purchase price of approximately $0.009 per share, in connection with our organization, that include up to 375,000 shares subject to forfeiture to the extent that the underwriters’ over-allotment option is not exercised in full or in part, so that the initial stockholders will own 20% (not including the private placement shares and the 350,000 shares held by EarlyBirdCapital described below) of our issued and outstanding shares after this offering. Such shares were issued in connection with our organization pursuant to the exemption from registration contained in Section 4(a)(2) of the Securities Act as the shares were sold to an accredited investor. The shares issued were sold for an aggregate offering price of $25,000 at an average purchase price of approximately $0.009 per share.

On January 13, 2021, we also issued an aggregate of 350,000 shares at $0.0001 per share to EarlyBirdCapital and its designees pursuant to the exemption from registration contained in Section 4(a)(2) of the Securities Act as the shares were issued to accredited investors.

On March 15, 2021, simultaneously with the consummation of the IPO, we completed the Private Placement of an aggregate of 390,000 Private Units to the Sponsor and EarlyBirdCapital at a purchase price of $10.00 per Private Unit, generating gross proceeds to the Company of $3,900,000. On March 19, 2021, the underwriters partially exercised the over-allotment option to purchase 1,300,000 Public Units. Simultaneously with the exercise of the over-allotment option, we completed the sale of an aggregate of 26,000 Private Units to the Sponsor and EarlyBirdCapital, at a purchase price of $10.00 per Private Unit, generating gross proceeds to the Company of $260,000. These issuances were made pursuant to the exemption from registration contained in Section 4(a)(2) of the Securities Act.

On April 26, 2022, we consummated the sale of an aggregate of 11,300,000 shares of Class A Common Stock (“PIPE Shares”), for a purchase price of $10.00 per share and an aggregate purchase price of $113,000,000 (the “PIPE Investment”). The PIPE Shares are identical to the shares of Class A Common Stock that were held by the Company’s public stockholders at the time of the closing of our Business Combination, except that the PIPE Shares were not entitled to any redemption rights and were not yet registered with the SEC. The PIPE Shares were not registered under the Securities Act in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act and/or Regulation D promulgated thereunder as a transaction by an issuer not involving a public offering without any form of general solicitation or general advertising.

No underwriting discounts or commissions were paid with respect to such sales.

Item 16. Exhibits and Financial Statement Schedules

Exhibit Number	Description	Incorporated by Reference
		Form	Exhibit	Filing Date
2.1#	Merger Agreement dated as of November 15, 2021 by and among Archimedes Tech SPAC Partners Co., ATSPC Merger Sub, Inc. and SoundHound, Inc.	8-K	2.1	November 16, 2021
3.1	Second Amended and Restated Certificate of Incorporation of SoundHound AI, Inc.	8-K	3.1	May 2, 2022
3.2	Amended and Restated Bylaws of SoundHound AI, Inc.	8-K	3.2	May 2, 2022
4.1	Amended and Restated Warrant Agreement.	8-K	4.1	May 2, 2022
4.2*	Form of Specimen Class A Common Stock Certificate
4.3*	Form of Specimen Warrant Certificate
4.4	Amended and Restated Warrant Agreement	8-K	4.1	May 2, 2022
5.1**	Opinion of Ellenoff Grossman & Schole LLP
10.1	Form of PIPE Subscription Agreement.	8-K	10.3	November 16, 2021
10.2	Form of Lock-Up Agreement.	8-K	10.4	November 16, 2021
10.3*	Amended and Restated Registration Rights Agreement, dated April 26, 2022, by and between SoundHound AI, Inc. and certain stockholders of SoundHound AI, Inc.
10.4	SoundHound AI, Inc. 2022 Incentive Award Plan.	Proxy Statement	Annex D	April 8, 2022
10.5	SoundHound AI, Inc. 2022 Employee Stock Purchase Plan.	Proxy Statement	Annex E	April 8, 2022
10.6	Form of Restricted Stock Unit Agreement.	8-K	10.8	May 2, 2022
10.7	Form of Stock Option Award Agreement.	8-K	10.9	May 2, 2022
10.8	Form of Indemnity Agreement.	8-K	10.10	May 2, 2022
21.1	Subsidiaries of the Company.	8-K	21.1	May 2, 2022
23.1*	Consent of UHY LLP dated May 16, 2022.
23.2*	Consent of Armanino LLP dated May 16, 2022.
99.1	Press Release, dated April 27, 2022.	8-K	99.1	May 2, 2022
99.2	Unaudited Pro Forma Condensed Combined Financial Statements of the Company.	8-K	99.2	May 2, 2022
101.INS	Inline XBRL Instance Document.
101.SCH	Inline XBRL Taxonomy Extension Schema Document.
101.CAL	Inline XBRL Taxonomy Extension Calculation Linkbase Document.
101.DEF	Inline XBRL Taxonomy Extension Definition Linkbase Document.
101.LAB	Inline XBRL Taxonomy Extension Label Linkbase Document.
101.PRE	Inline XBRL Taxonomy Extension Presentation Linkbase Document.
104	Cover Page Interactive Data File (formatted as Inline XBRL and contained in Exhibit 101).
107*	Calculation of Filing Fees Table

____________

*        Filed or furnished herewith.

+        The Company agrees to furnish supplementally to the SEC a copy of any omitted schedule or exhibit upon the request of the SEC in accordance with Item 601(b)(2) of Regulation S-K.

#        Management contract or compensatory plan or arrangement.

**      To be filed by amendment.

Item 17. Undertakings

The undersigned registrant hereby undertakes:

1.      To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)     To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii)    To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii)   To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

2.      For the purposes of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3.      To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

4.      For the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)     If the registrant is relying on Rule 430B:

(a)     Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(b)    Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

(ii)    If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

5.      For the purposes of determining liability under the Securities Act of 1933 to any purchaser in the initial distributions of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)     Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)    Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)   The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)   Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

6.      The undersigned registrant hereby undertakes to provide to the underwriter at the closing specified in the underwriting agreements certificates in such denominations and registered in such names as required by the underwriter to permit prompt delivery to each purchaser.

7.      The undersigned registrant hereby undertakes that:

(i)     For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b) (1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(ii)    For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the provisions above, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by one of our directors, officers, or controlling persons in the successful defense of any action, suit or proceeding, is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification is against public policy as expressed in the Securities Act, and we will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Santa Clara, State of California, on the 16th day of May, 2022.

SoundHound AI, Inc.
/s/ Dr. Keyvan Mohajer
Name: Dr. Keyvan Mohajer
Title: Chief Executive Officer

KNOW ALL MEN BY THESE PRESENTS, that we, the undersigned officers and directors of SoundHound AI, Inc., a Delaware corporation, do hereby constitute and appoint Dr. Keyvan Mohajer, as his or her true and lawful attorney-in-fact and agent, with full power of substitution and re-substitution, for him and in his name, place, and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments, exhibits thereto and other documents in connection therewith) to this Registration Statement and any subsequent registration statement filed by the registrant pursuant to Rule 462(b) of the Securities Act of 1933, as amended, which relates to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Position	Date
/s/ Dr. Keyvan Mohajer	Chief Executive Officer and Director	May 16, 2022
Dr. Keyvan Mohajer	(Principal Executive Officer)
/s/ Nitesh Sharan	Chief Financial Officer	May 16, 2022
Nitesh Sharan	(Principal Financial and Accounting Officer)
/s/ James Hom	Director	May 16, 2022
James Hom
/s/ Dr. Eric Ball	Director	May 16, 2022
Dr. Eric Ball
/s/ Larry Marcus	Director	May 16, 2022
Larry Marcus
/s/ Diana Sroka	Director	May 16, 2022
Diana Sroka